2017 ANNUAL REPORT SO AR ING Free Writing Prospectus Dated March 27, 2018. Filed Pursuant to Rule 433 of the Securities Act of 1933. Registration Statement Nos. 333-214531, 333-211178 and 333-211924

COMPANY OVERVIEW LETTER TO STOCKHOLDERS FORM 10-K COMPANY INFORMATION PORTFOLIO HIGHLIGHTS TABLE OF CONTENTS

2 PREFERRED APARTMENT COMMUNITIES Preferred Apartment Communities, Inc. (NYSE: APTS) is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, membership or partnership interests in other income-producing property types as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

3 AS OF DECEMBER 31, 2017, OUR ASSETS GREW TO 3.3 BILLION AND REVENUES SOARED TO $294 MILLION

4 ith assets in 36 CITIES across 14 STATES, the PAC family of companies provides the full gamut of services for our core business, including Investment Management, Acquisition and Disposition, Asset Management and Property Level Management. Our guiding philosophy is to provide our residents and tenants with an EXCEPTIONAL EXPERIENCE by offering HIGH QUALITY APARTMENT HOMES, GROCERY-ANCHORED SHOPPING CENTERS AND OFFICE PROPERTIES, SUPERIOR RESIDENT and TENANT SERVICES and TOTAL CUSTOMER SATISFACTION. W

5 ADARA OVERLAND PARK KANSAS CITY, KS MULTIFAMILY

TO OUR STOCKHOLDERS

2017 was another outstanding year for Preferred Apartment Communities. We once again confirmed our commitment to our stockholders to produce consistent, predictable financial results. Compared to last year, we increased our Funds From Operations (FFO) approximately 47% per share and increased our Core FFO approximately 12% per share[1]. We also increased our common stock dividends approximately 15% per share year over year. Since June 30, 2011, the first quarter-end following our April 2011 IPO and commencement of operations, our common stock dividend has grown approximately 15.5% per share on an annualized basis. Moreover, our stockholders' annualized return on investment for this period is approximately 31% assuming automatic reinvestment of all dividends. These financial results have well exceeded our stated historical annual goals of a 10% per share increase in Core FFO and dividend growth. Overall, our performance remains among the best in the REIT industry, if not the best.



Going forward, we plan to report our financial results using the classic NAREIT definition of FFO, which is the standardized methodology adopted by NAREIT in 1992 and applicable to all real estate investment trusts. We have found that Core FFO, as well as Adjusted FFO, used by many REITs to report financial results, have no uniform definition within the REIT industry and consequently lead to inconsistent reporting of these metrics. To avoid this industry-wide inconsistency and to allow a better comparison of our financial performance to our peers, we will report our financial results going forward on an FFO basis.

CORE FFO PER SHARE


2011
$0.42
2012
$0.57
2013
$0.95
2014
$1.05
2015
$1.16
2016
$1.31
2017
$1.47

SOARING:

TO RISE OR ASPIRE TO A HIGHER LEVEL- BEING THE BEST OF THE BEST.

ANNUAL COMMON STOCK DIVIDENDS/SHARE


2017
$0.94
2016
$0.8175
2015
$0.7275
2014
$0.655
2013
$0.605
2012
$0.545
2011
$0.375

6

7 URSA WACO, TX STUDENT HOUSING

OPERATIONAL RESULTS AND CAPITAL MARKETS ACTIVITIES

Our operational results reflect the performance of our multifamily communities, including student housing, our grocery-anchored shopping centers, our office properties, and our real estate loan investment program. During 2017, we substantially increased our consolidated assets by $832 million to approximately $3.3 billion or 34% compared to 2016. This growth in assets, together with the strength of our property management operations and primarily fixed-rate acquisition financing, enabled us to increase our consolidated revenue for 2017 to approximately $294 million, a 47% increase over 2016. Geographically, we now own assets in 36 cities across 14 states. Our cash flow from operations increased approximately 40% to $86 million for 2017 compared to 2016. As a result, our Core FFO payout ratio to our common stockholders and unitholders for 2017 was approximately 67% and to our preferred stockholders was approximately 57%, reflecting our continued focus on covering our dividends from operations. We believe our payout ratio to our preferred stockholders remains the lowest ratio for securities sold through the independent broker-dealer and registered investment advisory channels.

Increased our consolidated assets by $832 MILLION to approximately $3.3 BILLION or 34% compared to 2016.

Our capital markets activities remain a driver for our continued growth across the board. Our real estate loan investment program as of the end of 2017 represented a total of 32 loans aggregating $455 million in commitments, of which $389 million had been deployed. This represents a pipeline of over $1.2 billion of multifamily communities for which we have options to acquire following the completion and stabilization of those communities, typically at a discount to the then fair market value of those assets.



TOTAL ASSETS (MILLIONS)
$92
$123
$342
$696
$1,296
$2,420
$3,257
2011
2012
2013
2014
2015
2016
2017

8

During 2017, we also issued an aggregate of 12,066,525 shares of our common stock through multiple avenues, including both an overnight offering and our at-the-market offering program under our omnibus shelf registration statement, redemptions of our Series A Redeemable Preferred Stock, and exercises of warrants previously issued along with shares of our Series A Redeemable Preferred Stock. As of the end of 2017, we had 38,564,722 shares of common stock issued and outstanding, representing an approximately 46% increase compared to 2016. In addition, in February 2017 we completed our capital raise of almost $1 billion through the sale of Series A Redeemable Preferred Stock and Warrants, and launched a new Series A Redeemable Preferred Stock and Warrant offering. This new preferred stock and warrant offering, together with our mShares Redeemable Preferred Stock offering launched a couple of months earlier, are both distributed through the independent broker-dealer and registered investment advisory channels. During 2017, we raised an aggregate of approximately $339 million under these preferred stock programs, before commissions and expenses. Last, we sold three of our oldest multifamily communities during 2017 for an aggregate of approximately $158 million in gross proceeds resulting in a GAAP gain of approximately $38 million, reinforcing our goal to continue to have one of the youngest, if not the youngest, multifamily portfolios in the industry. As we enter 2018, we are continuing to raise capital to fund our growth objectives through some or all of these activities in addition to other avenues that may arise from time-to-time.



TOTAL REVENUE (MILLIONS)
$7.2
$12.5
$32.1
$56.5
$109.3
$200.1
$294.0
2011
2012
2013
2014
2015
2016
2017

PAC has created a **FORTRESS-LIKE** balance sheet.

PAC

9 WEST TOWN MARKET CHARLOTTE, NCGROCERY-ANCHORED SHOPPING CENTERS

10 OUR ASSOCIATES Our success as an organization is driven largely by the depth and experience of our executive management team and our associates. We have prepared our executive management and leadership team to assume additional responsibilities when opportunities present themselves. We also focus intently on hiring exceptional people, training them well, recognizing their achievements, and rewarding them. When seeking to fill an open position within our company, we focus not only on the academic and business experience of the candidate, but also on intangible characteristics such as the candidate's personality and whether we believe the individual can successfully transition into the culture of our company that we have worked so hard to create. We designed our Soaring Series education program several years ago to train our associates on how they can become more effective at their roles and responsibilities. This includes our Soaring to Leadership program in which we identify associates who have management-level responsibilities within their respective business areas and help them to enhance their skills. We also implemented a Soaring to Success—Management Essentials program last year that is designed to assist junior associates in understanding and implementing management-level responsibilities. Moreover, we also emphasize the building of camaraderie and culture through these programs, which we believe underlie the essence of Preferred Apartment Communities' success. To date, we have had 56 associates successfully complete our Soaring to Leadership and Soaring to Success training programs. We firmly believe it is essential to reward our associates for their achievements. For us, this encompasses much more than just a monetary reward—it also encompasses recognizing our associates for their achievements. Each year we fly in all of our associates from around the country for an Awards Banquet during which we recognize and reward outstanding associates for their achievements and contributions to Preferred Apartment Communities during that year. At the 2017 Awards Banquet held this past December, we recognized the accomplishments of 104 associates. Our Eagle Club award represents the epitome of this recognition. Each year we identify a select group of associates who have demonstrated outstanding achievements throughout the year for this award. We also present an annual Commitment to Excellence award to recognize associates who have made significant contributions within their particular areas of responsibility. In addition, during 2017 we arranged a 401(k) employee benefits match program and organized a number of other programs for our associates like a monthly associate spotlight, associate luncheons and a PAC Perks program designed to promote our business philosophies, culture and working environment. We also formalized our community philanthropic efforts this past year through the creation of PAC Gives Back. PAC Gives Back was an outgrowth from last year's Soaring to Leadership program and has been a resounding success both with our associates and the communities where we conduct business. In fact, in 2017 Preferred Apartment Communities received the first place collection award from the Atlanta Apartment Association in connection with its Annual Atlanta Food-A-Thon—our first year of participation—collecting the equivalent of almost 610,000 food items. PAC Gives Back has become a tremendous vehicle for our company and associates to assist those in need. We take immense pride in having the privilege to help others. P RODUCT SSOCIATESA USTOMERSC We firmly believe it is essential to REWARD OUR ASSOCIATES for their achievements. PAC WINS 1ST PLACE 610,000 FOOD ITEMS ATLANTA FOOD-A-THON OUR ASSOCIATES ARE AMONG OUR MOST VALUABLE ASSETS.

11 ARMOUR YARDS ATLANTA, GA OFFICE PROPERTIES

12 1 See our Annual Report on Form 10-K included herein for a reconciliation of FFO and Core FFO to comparable GAAP measures. LOOKING AHEAD We look forward to the opportunities that 2018 holds for us. We will continue to focus on our Products, Associates and Customers (PAC); that is, our assets, our associates, and our residents, tenants, vendors and stockholders. We are committed to continuing to grow our FFO, to managing our financial risk, and to increasing our dividends for the benefit of all of our stockholders. We also are dedicated to hiring great associates, training them well, recognizing them for their accomplishments, and rewarding them for their achievements. Giving back to our communities will remain a hallmark of our efforts. In the end, all of these efforts form the foundation of our vision of growth. In closing, the successes Preferred Apartment Communities achieved for 2017 are the result of the efforts of many people, including our associates, residents and tenants. We wish to thank each of them and also, most importantly, you, our stockholders for your trust, confidence and support. John A. Williams Leonard A. Silverstein Daniel M. DuPree Pictured from left to right: Dan DuPree, John Williams, and Lenny Silverstein OUR PRODUCT Our steady capital raising activities have allowed Preferred Apartment Communities to remain focused on acquiring and managing newer Class A multifamily communities in targeted MSAs having a population of over one million residents, reinforcing our position of having one of the youngest, if not the youngest, portfolio in the REIT industry at only 6.3 years. Our student housing communities, which we view as a subset of our Class A multifamily focus, are located near large universities with growing enrollments. Student housing, at its core, is multifamily. We do recognize, however, the different needs of our student residents and as a result have a dedicated management team focused exclusively on student housing. Our multifamily focus also includes originating real estate loan investments designed to provide a portion of the capital needs for new multifamily development for which we receive options to acquire the properties upon completion and stabilization at a market discount. These capital raising activities also allow us to acquire well-leased grocery-anchored shopping centers and office properties. The grocery-anchored shopping centers are located principally in the Southeast and Texas, with expansion opportunities in the mid-Atlantic region. The centers typically are anchored by a market dominant grocer having a high and growing sales per square foot store. The office properties we have acquired and seek to acquire feature high quality rent rolls with multi-year leases and annual rental escalations, and represent a diverse roster of creditworthy corporate customers. Our office properties are located in major employment centers in the Southeast and Texas. Like with our multifamily acquisitions, we acquire our grocery-anchored shopping centers and office properties primarily with fixed-rate financing to mitigate the adverse impact of a rising interest rate environment. FROM THE OUTSET, WE HAVE SOUGHT TO CREATE STEADY, PREDICTABLE FINANCIAL RESULTS, MUCH LIKE THE OUTCOME IN THE ADAGE, THE TORTOISE AND THE HARE.

13 LUXE LAKEWOOD RANCH SARASOTA, FL MULTIFAMILY 34 ASSETS 10 STATES 19 CITIES 9,521 UNITS OWNS & OPERATES Preferred Apartment Communities is first and foremost a multifamily focused company. We acquire high quality assets located in major markets with one million or more residents, but not in “gateway” cities where we believe cap rates and returns are too low to generate accretive returns. We have built one of the best portfolios of multifamily assets in the country through investing in new, Class A assets in high quality markets. We seek to identify markets that have appropriate fundamentals, diverse economic drivers and long-term growth prospects. As a result, we have one of the youngest, if not the youngest, Class A multifamily portfolios among all publicly traded companies. ACQUIRED 10 CLASS A MULTIFAMILY COMMUNITIES REPRESENTING APPROXIMATELY $451 MILLION OF CAPITAL INVESTMENT AND OVER 2,500 UNITS. AVERAGE AGE OF OUR PORTFOLIO IS 6.3 YEARS.

14 We seek to invest capital in multifamily assets to generate BETTER THAN MARKET RETURNS by focusing on SUPERIOR PRODUCT, IRREPLACEABLE LOCATION and VALUE PROPOSITION.SOLD 3 ASSETS FOR AN AGGREGATE OF APPROXIMATELY $158 MILLION IN GROSS PROCEEDS, RESULTING IN A GAAP GAIN OF APPROXIMATELY $38 MILLION. GREW 2017 SAME STORE NET OPERATING INCOME BY 2.4% COMPARED TO 2016, WHILE EXPENSES ONLY INCREASED 0.5% FOR THE SAME PERIOD. AS OF DECEMBER 31, 2017, AVERAGE INTEREST RATE ON PROPERTY-LEVEL DEBT WAS 3.52% WITH AN AVERAGE TERM REMAINING OF 6.9 YEARS ACROSS THE PORTFOLIO. INCREASED SAME STORE AVERAGE PORTFOLIO OCCUPANCY TO 95.9% FOR THE QUARTER ENDED DECEMBER 31, 2017, A 1.6% INCREASE COMPARED TO THE QUARTER ENDED DECEMBER 31, 2016. GROWING THE PORTFOLIO TO A TOTAL OF 9,521UNITS

15 Preferred Campus Communities is a subset of our core Class A multifamily community focus. We acquire off-campus student housing communities located near top tier universities across the United States with growing enrollments. Preferred Campus Communities’ acquisition strategy is to target assets that are highly ammenitized, and that have built-in high-tech features which meet the fast paced demands of student life. Our portfolio provides each resident with his or her own modern living experience in a prime location that is quickly accessible to campus with an unparalleled five-star level of customer service. SOL TEMPE, AZ 4 ASSETS 4 STATES 2,951 BEDS 892 UNITS OWNS & OPERATES STUDENT HOUSING ACQUIRED 3 ASSETS IN 2017 BRINGING THE TOTAL PORTFOLIO TO 4 ASSETS. CREATED VALUE BY DRIVING OCCUPANCY AND STEADILY INCREASING RENT. EXPANDED OUR FOOTPRINT TO 4 STATES.

16 Preferred Apartment Communities has always targeted innovation in all aspects of our business. One of the ways we have revolutionized the multifamily industry is through our real estate loan investment program, which provides a portion of the capital needed to construct a new community. Under this program, we originate loans to multifamily developers who have proven track records of delivering the type of Class A quality product we seek to own. We also review and approve the sites where the new communities will be located and the plans and specifications to which they will be constructed. Finally, we typically manage the lease-up of the new community to instill PAC’s philosophy of best-in-class customer service, safety and security. These loans allow the developer to secure advantageous third-party construction financing for the development and allows PAC to earn an accretive return on its investment during the development process. When the community reaches stabilization, PAC has an option to acquire the asset generally at a discount to the then prevailing market price. Our innovative loan investment program provides us the opportunity to earn an accretive return during the development process, to monitor and control the quality of the product being built, and to purchase the finished community at a discount, creating value for both our company and stockholders. REAL ESTATE LOAN INVESTMENTS Originated 5 NEW REAL ESTATE LOAN INVESTMENTS representing over $94 MILLION of capital investment and over 1,400 CLASS A MULTIFAMILY UNITS. OVER $455 MILLION OF TOTAL LOAN COMMITMENTS OUTSTANDING We purchased 6 ASSETS OUT OF OUR LOAN INVESTMENT PROGRAM IN 2017. PALISADES AT MANASSAS PARK WASHINGTON, DC

Publix
FOOD & PHARMACY

17

CASTLEBERRY SOUTHARD
ATLANTA, GA

GROCERY-ANCHORED SHOPPING CENTERS

New Market Properties, as a wholly-owned indirect subsidiary of PAC, is exclusively dedicated to advancing the grocery-anchored, necessity based retail strategy of Preferred Apartment Communities. New Market's leadership team has extensive experience in the retail sector and deep retail industry relationships.

New Market acquires, owns and operates grocery-anchored necessity based centers in quality suburban markets in the Mid Atlantic, Southeast and throughout Texas. We target centers that have market dominant grocery-anchors holding significant market share in that particular market with high and growing sales volume stores. By way of example, 19 of our centers are anchored by Publix, 9 are anchored by Kroger, and 2 are anchored by Harris Teeter.



OWNS & OPERATES

39 GROCERY-ANCHORED SHOPPING CENTERS

18 MARKETS ACROSS

7 SUNBELT STATES

APPROXIMATELY

4.1 MILLION SQUARE FEET

ACQUIRED **8 GROCERY-ANCHORED CENTERS** TOTALING APPROXIMATELY **$173 MILLION** OF CAPITAL INVESTMENT.

INCREASED OUR PORTFOLIO'S LEASED PERCENTAGE BY **150 BASIS POINTS** OVER PRIOR YEAR TO **94.5%.**

CONTINUED TO ATTRACT **TALENTED ASSOCIATES** FOCUSED ON OUR GROCERY-ANCHORED STRATEGY.

18 Preferred Office Properties is a wholly-owned indirect subsidiary of PAC whose strategy is to invest in well-located, high quality office properties. We source these investments through the purchase of stabilized operating assets as well as by making structured finance investments in ground-up office development where we seek to be the ultimate property owner. Our stabilized property acquisitions provide predictable earnings while our investments in new development offer strategic opportunities for entry into top submarkets where near-term acquisition opportunities may be limited, while at the same time seeking to deliver highly accretive returns. We believe this strategy on a blended basis provides a compelling risk/reward as we grow our portfolio. THREE RAVINIA ATLANTA, GA We invest in CLASS A OFFICE PROPERTIES across the United States, seeking to identify and acquire attractive risk-adjusted opportunities to drive stockholder return. 1.35 million RENTABLE SQUARE FEET FOR 4 PROPERTIES ACROSS THE SOUTHEAST & TEXAS GREW OUR PORTFOLIO TO APPROXIMATELY 1.35 MILLION RENTABLE SQUARE FEET. CONTINUED TO EXERCISE DISCIPLINE IN OUR INVESTMENT STRATEGY. AT YEAR-END, OUR PORTFOLIO WAS 98% LEASED WITH 8.5 YEARS WEIGHTED AVERAGE REMAINING LEASE TERM. OFFICE PROPERTIES

19

20 PREFERRED APARTMENT ADVISORS, LLC is the operating arm of Preferred Apartment Communities and is responsible for the overall operations and controls of our company. Preferred Residential Management is a subsidiary of Preferred Apartment Advisors, LLC, the external manager for Preferred Apartment Communities, Inc. PRM manages PAC’s multifamily communities throughout the United States. Its goal is to provide residents an exceptional living experience by offering quality apartment homes, superior resident services and total satisfaction. From providing cutting-edge resident experiences, meticulously groomed landscaping and superior maintenance services to its well-trained staff, PRM is committed to creating a higher standard of living that sets our communities apart from all others. Preferred Campus Management is a subsidiary of Preferred Apartment Advisors, LLC. PCM is a student housing management company that provides turn-key property management services to student housing communities acquired by PAC. It also provides similar services to third party developers of student housing communities utilizing PAC’s loan investment program. PCM’s goal is to provide residents an extraordinary living experience through superior resident services, a committed management team and a well-maintained physical environment. Preferred Campus Communities is a wholly–owned indirect subsidiary of Preferred Apartment Communities, Inc. PCC was formed to acquire off-campus student communities in select targeted university markets with growing enrollments throughout the United States. New Market Properties is a wholly-owned indirect subsidiary of Preferred Apartment Communities, Inc. and is focused on the grocery-anchored, necessity based shopping center sector. New Market currently owns and operates a portfolio of grocery-anchored shopping centers in seven Sunbelt states. Its strategy is to prudently grow its existing portfolio throughout the Mid-Atlantic, the Southeast and Texas. New Market targets high-quality suburban markets with dominant grocers such as Publix, Kroger and Harris Teeter. Preferred Office Properties is a wholly–owned indirect subsidiary of Preferred Apartment Communities, Inc. formed to invest in Class A office properties across the United States. POP sources portfolio assets through acquisitions of operating properties as well as strategic, structured participation in new development. Preferred Capital Securities is an affiliated investment banking firm focused on the wholesale distribution of real-estate based securities offerings to broker-dealers and registered investment advisors across the United States. PCS is the distribution platform for Preferred Apartment Communities' preferred stock offerings. PCS is a registered Broker Dealer in all 50 states and a member of the Financial Industry Regulatory Authority (FINRA) and the Security Investment Protection Corporation (SIPC).

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 10-K ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2017 Commission File No. 001-34995 Preferred Apartment Communities, Inc. (Exact name of registrant as specified in its charter) MARYLAND 27-1712193 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (770) 818-4100 Securities registered pursuant to Section 12(b) of the Act: Title of each class Name of each exchange on which registered Common Stock, par value $.01 per share NYSE Securities registered pursuant to Section 12(g) of the Act: Title of each class Series A Redeemable Preferred Stock, par value $0.01 per share Warrant to Purchase Common Stock, par value $0.01 per share Series M Redeemable Preferred Stock, par value $0.01 per share Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes No Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes No Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes No Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes No Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in PART III of this Form 10-K or any amendment to this Form 10-K. Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company (as defined in Exchange Act Rule 12b-2). Large accelerated filer Accelerated filer Non-accelerated filer Smaller reporting company Emerging growth company If an emerging growth company, indicate by check mark if the filer has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act. Indicate by check mark whether the registrant is a shell company (as defined in Exchange Act Rule 12b-2). Yes No The aggregate market value of voting and non-voting common equity held by non-affiliates of the registrant as of June 30, 2017, the last business day of registrant's most recently completed second fiscal quarter, was $497,645,852 based on the closing price of the common stock on the NYSE on such date. The number of shares outstanding of the registrant’s Common Stock, as of February 20, 2018 was 39,159,237. DOCUMENTS INCORPORATED BY REFERENCE Certain information to be included in the registrant's definitive Proxy Statement, to be filed not later than 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K, for the registrant's 2018 Annual Meeting of Stockholders is incorporated by reference into PART III of this Annual Report on Form 10-K.

TABLE OF CONTENTS FINANCIAL INFORMATION Page No. PART I 1. Business 1 1A. Risk Factors 6 1B. Unresolved Staff Comments 35 2. Properties 36 3. Legal Proceedings 40 4. Mine Safety Disclosures 40 PART II 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities 40 6. Selected Financial Data 43 7. Management's Discussion and Analysis of Financial Condition and Results of Operations 43 7A. Quantitative and Qualitative Disclosures about Market Risk 77 8. Financial Statements and Supplementary Data 78 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure 78 9A. Controls and Procedures 78 9B. Other Information 79 PART III 10. Directors, Executive Officers and Corporate Governance 79 11. Executive Compensation 79 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters 79 13. Certain Relationships and Related Transactions, and Director Independence 79 14. Principal Accountant Fees and Services 79 PART IV 15. Exhibits and Financial Statement Schedules 80 16. Form 10-K Summary

1 PART I This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our actual results could differ materially from those set forth in each forward-looking statement. Certain factors that might cause such a difference are discussed in this report, including in the section entitled “Forward-Looking Statements” included elsewhere in this Annual Report on Form 10-K. You should also review the section entitled "Risk Factors" in Item 1A of this Annual Report on Form 10-K for a discussion of various risks that could adversely affect us. Unless the context otherwise requires or indicates, references to the "Company", "we", "our" or "us" refers to Preferred Apartment Communities, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Preferred Apartment Communities Operating Partnership, L.P., or our Operating Partnership. Item 1. Business Development of the Company Preferred Apartment Communities, Inc. was formed as a Maryland corporation on September 18, 2009 and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities, and we may make real estate related loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, membership or partnership interests in other income-producing property types as determined by Preferred Apartment Advisors, LLC, a Delaware limited liability company, or our Manager, as appropriate for us. Our investment guidelines limit our investment in these non-multifamily assets to 20% of our assets subject to increases unanimously approved by our board of directors. On December 12, 2016 our board of directors temporarily suspended this 20% limit. Our board of directors will review and discuss the reinstatement of the 20% limit following a spinoff, sale or distribution of our grocery-anchored shopping centers, if any such transaction occurs. Our consolidated financial statements include the accounts of the Company and the Operating Partnership. The Company controls the Operating Partnership through its sole general partnership interest and has and plans to continue to conduct substantially all its business through the Operating Partnership. For the year ended December 31, 2017, the company held an approximate 97.2% weighted average ownership percentage in the Operating Partnership. Pursuant to the First Amendment to the Fifth Amended and Restated Management Agreement, which was effective January 1, 2016, we replaced the acquisition fee owed to the Manager in connection with acquiring real property with a loan coordination fee that is payable in relation to the amount of new debt financed or outstanding debt assumed secured directly by any of our owned real estate asset or the additional amount of any supplemental financing secured directly any of our owned real estate assets. In addition, the First Amendment to the Management Agreement changes the name of the fee paid on loans originated by the Company from an "acquisition fee" to a "loan origination fee." As of July 1, 2017, the Manager reduced the loan coordination fee from 1.6% to 0.6% of the amount of assumed, new incremental or refinanced debt which leverages acquired real estate assets. In addition, the Manager reinstated a 1% acquisition fee charged on the cost of acquired real estate assets, which had historically been charged prior to its replacement effective January 1, 2016 by the 1.6% loan coordination fee. These changes were put in place to reflect a shift in the efforts of the Manager in property acquisitions. As referred to herein, the Sixth Amended and Restated Management Agreement, as it may be amended, effective as of June 3, 2016, among the Company, our Operating Partnership and our Manager is referred to as the Management Agreement. We have no employees of our own; our Manager provides all managerial and administrative personnel to us pursuant to the Management Agreement. We also pay asset management fees, general and administrative expense fees, property management fees, construction management fees, leasing fees related to the management of our real estate portfolio (which may be waived solely at our discretion and recognized at a later date upon certain conditions), and disposition fees on the sale of a real estate asset. In addition, our

Manager has no obligation to provide our board of directors with prior notice of a proposed investment transaction, but leaves intact our Manager's obligation to notify the board of directors within 30 days following completion of an investment transaction.

Both our Manager and our Operating Partnership are related parties to us.

At December 31, 2017, our portfolio of current and potential real estate assets consisted of:

	Owned as of December 31, 2017	Potential additions from real estate loan portfolio [1]	Total Potential
Multifamily communities:			
Properties	30	15	45
Units	9,521	4,656	14,177
New Market Properties:			
Properties	39	—	39
Gross leasable area (square feet)	4,055,461	— [2]	4,055,461
Student housing communities:			
Properties	4	6	10
Units	891	1,457	2,348
Beds	2,950	4,145	7,095
Preferred Office Properties:			
Properties	4	—	4
Rentable square feet	1,352,000	—	1,352,000

(1) In conjunction with extending a real estate loan in partial support of the development of a multifamily community or other real estate asset, we will typically receive an option to purchase the property at a fixed discount to our estimate of future market capitalization rates. We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan portfolio.

(2) Effective as of September 29, 2017, we negotiated the cancellation of the purchase option on our real estate investment loan supporting the Dawsonville grocery-anchored shopping center in exchange for a fee of $250,000.

We completed our initial public offering, or the IPO, on April 5, 2011. Our common stock, par value $.01 per share, or our Common Stock, is traded on the NYSE exchange under the symbol "APTS."

Financial Information About Segments

We evaluate the performance of our business operations and allocate financial and other resources by assessing the financial results and outlook for future performance across four distinct segments: multifamily communities, real estate related financing, New Market Properties, and Preferred Office Properties.

Multifamily Communities - consists of the Company's portfolio of owned residential multifamily communities, including its four owned student housing communities and the Lenox Portfolio, which includes 47,600 square feet of ground floor retail gross leasable area.

Financing - consists of the Company's portfolio of real estate loans, bridge loans, and other instruments deployed by the Company to partially finance the development, construction, and prestabilization carrying costs of new multifamily communities and other real estate and real estate related assets. Excluded from the financing segment are financial results of the Company's Dawson Marketplace retail real estate loan.

New Market Properties - consists of the Company's portfolio of grocery-anchored shopping centers, which are owned by New Market Properties, LLC, a wholly-owned subsidiary of the Company, as well as the financial results from the Company's retail real estate loans.

Preferred Office Properties - consists of the Company's office properties.

The financial measures required by Item 101 of Regulation S-K to be presented in Item 1 are included in the Company's consolidated financial statements and notes thereto in Item 15 of this Annual Report on Form 10-K.

2

3 Investment Strategy We seek to maximize returns for our stockholders by taking advantage of the current environment in the real estate market and the United States economy. As, and if, the real estate market and economy continues to stabilize and improve, we intend to employ efficient management techniques to grow income and create asset value. Our investment strategies may include, without limitation, the following: • Acquiring Class “A” multifamily assets in performing and stable markets throughout the United States; these properties, we believe, will generate sustainable and growing cash flow from operations sufficient to allow us to cover the dividends that we expect to declare and pay and which we believe will have the potential for capital appreciation. These multifamily assets will generally be located in metropolitan statistical areas, or MSAs, with at least one million people which we expect will generate job growth and where we believe new multifamily development of comparable properties is able to be absorbed at attractive rental rates. • Acquiring Class “A” multifamily assets that are intended to be financed with longer-term, assumable, fixed-rate debt typically provided by FHA/HUD programs. • Acquiring Class “A” multifamily assets that present an opportunity to implement a value-add program whereby the properties can be upgraded or improved physically to better take advantage of the market. • Acquiring grocery-anchored shopping centers, typically anchored by one of the market-dominant grocers in that particular market. • Acquiring leading Class “A” office properties in high-growth markets across the U.S. • Acquiring Class “A” student housing assets at major universities around the United States. These assets will be located proximate to campuses with demonstrated track records of occupancy and rental rates. The universities served by these assets should generally be larger institutions with stated policies of increased enrollment and market trends that indicate new development is being or should be absorbed at attractive rental rates. • Originating real estate investment loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties, other multifamily related assets, grocery-anchored shopping centers and office properties. • It is our policy to acquire any of our target assets primarily for income, and only secondarily for possible capital gain. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. • We also may invest in real estate related debt, including, but not limited to, newly or previously originated first mortgage loans on multifamily properties that meet our investment criteria, which are performing or non-performing, newly or previously originated real estate related loans on multifamily properties that meet our investment criteria (second or subsequent mortgages), which are performing or non-performing, and tranches of securitized loans (pools of collateralized mortgaged-backed securities) on multifamily properties that meet our investment criteria, which are performing or non- performing. In connection with our investments in real estate related debt, we may negotiate the inclusion of exclusive purchase options on the to-be-developed properties. These purchase options may include a fixed purchase price set at the time we enter into the loan, or a purchase price which is calculated as a certain discount from market capitalization rates at the date of exercise of such purchase option. Any asset acquisitions from affiliated third parties have been, and will continue to be, subject to approval by our conflicts committee comprised solely of independent directors. Our Manager's investment committee will periodically review our investment portfolio and its compliance with our investment guidelines and policies, and provide our board of directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. Our investment guidelines, the assets in our portfolio, the decision to utilize leverage, and the appropriate levels of leverage are periodically reviewed by our board of directors as part of their oversight of our Manager. Our board of directors may amend or revise our investment guidelines without a vote of the stockholders.

4 Financing Strategy We intend to finance the acquisition of investments using various sources of capital, as described in the section entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” included in this Annual Report on Form 10-K. Included in this discussion are details regarding (i) our offering of $1.5 billion Units, consisting of one share of series A redeemable preferred stock, or Series A Preferred Stock, and one warrant exercisable into 20 shares of Common Stock, or Series A Units, (ii) our offering of up to $150 million of Common Stock pursuant to our "at the market" offering, or the 2016 ATM Offering, which commenced with the first settlement in August 2016, and (iii) our offering of 500,000 shares of our series m preferred stock, or mShares, pursuant to our mShares Offering. Our mShares Offering was declared effective on December 2, 2016 and our offering of 1,500,000 Series A Units, or our $1.5 Billion Unit Offering, was declared effective on February 14, 2017. The Series A Preferred Stock and our mShares are collectively referred to as our Preferred Stock. We intend to utilize leverage in making our investments. The number of different investments we will acquire will be affected by numerous factors, including the amount of funds available to us. By operating on a leveraged basis, we will have more funds available for our investments. This will allow us to make more investments than would otherwise be possible, resulting in a larger and more diversified portfolio. See the section entitled "Risk Factors" in Item 1A of this Annual Report on Form 10-K for more information about the risks related to operating on a leveraged basis. We generally intend to target leverage levels (secured and unsecured) between 50% and 65% of the fair market value of our tangible assets (including our real estate assets, real estate loans, notes receivable, accounts receivable and cash and cash equivalents) on a portfolio basis. As of December 31, 2017, our outstanding debt (both secured and unsecured) was approximately 52.8% of the value of our tangible assets on a portfolio basis based on our estimates of fair market value at December 31, 2017. Neither our charter nor our by-laws contain any limitation on the amount of leverage we may use. Our investment guidelines, which can be amended by our board without stockholder approval, limit our borrowings (secured and unsecured) to 75% of the cost of our tangible assets at the time of any new borrowing. These targets, however, will not apply to individual real estate assets or investments. The amount of leverage we will place on particular investments will depend on our Manager's assessment of a variety of factors which may include the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in the portfolio, the availability and cost of financing the asset, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and the health of the commercial real estate market in general. In addition, factors such as our outlook on interest rates, changes in the yield curve slope, the level and volatility of interest rates and their associated credit spreads, the underlying collateral of our assets and our outlook on credit spreads relative to our outlook on interest rate and economic performance could all impact our decision and strategy for financing the target assets. At the date of acquisition of each asset, we anticipate that the investment cost for such asset will be substantially similar to its fair market value. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. Finally, we intend to acquire all our properties through separate single purpose entities and intend to finance each of these properties using debt financing techniques for that property alone, without any cross-collateralization to our other properties or any guarantees by us or our Operating Partnership. We have an Amended and Restated Credit Agreement, or Credit Facility, with Key Bank, N.A., or Key Bank. The Credit Facility provides for our $150.0 million revolving credit facility, or the Revolving Line of Credit. We also have a $11.0 million term loan, or Interim Term Loan. Other than with regard to our Credit Facility, as of December 31, 2017, we held no debt at the Company or operating partnership levels, had no cross-collateralization of our real estate mortgages, and had no contingent liabilities at the Company or operating partnership levels with regard to our secured mortgage debt on our communities. Leverage may be obtained from a variety of sources, including the Federal Home Loan Mortgage Corporation, or Freddie Mac; the Federal National Mortgage Association, or Fannie Mae; commercial banks; credit companies; the Federal Housing Administration, or FHA, a unit of the Department of Housing and Urban Development, or HUD; insurance companies; pension funds; endowments; financial services companies and other institutions who wish to provide debt financing for our assets. Our secured and unsecured aggregate borrowings are intended by us to be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. In determining whether our borrowings are reasonable in relation to our net assets, we expect that our board of directors will consider many factors, including the lending standards of government- sponsored enterprises, such as Fannie Mae, Freddie Mac and other companies for loans in connection with the financing of multifamily properties, the leverage ratios of publicly traded and non-traded REITs with similar investment strategies, whether we have positive leverage (in that, the board of directors will compare the capitalization rates of our properties to the interest rates on the indebtedness of such properties) and general market and economic conditions. There is no limitation on the amount that we may borrow for any single investment or the number of mortgages that may be placed on any one property.

5 Marketing and Branding Strategy Our Manager has branded, and intends to brand, all apartment communities owned by us as “A Preferred Apartment Community” which we believe signifies outstanding brand and management standards, and has obtained all rights to the trademarks, including federal registration of the trademarks with the United States Patent and Trademark Office, to secure such brand in connection with such branding. We believe these campaigns will enhance each individual property's presence in relation to other properties within that marketplace. On September 17, 2010, we entered into a trademark license and assignment agreement pursuant to which we granted an exclusive, worldwide, fully-paid, royalty-free license of all our trademarks to our Manager and agreed to assign all of our trademarks to our Manager upon the applications related to our trademarks being successfully converted to use based applications with the United States Patent and Trademark Office. Pursuant to this agreement, in March 2012, we assigned these trademarks to our Manager and concurrently entered into a royalty-free license agreement for these trademarks with us as licensee. Similarly, in March 2012, our Manager entered into a royalty-free license agreement with us as licensee with respect to all other intellectual property of the Manager. The license agreements will terminate automatically upon termination of the Management Agreement, or upon a material breach of a license agreement that remains uncured for more than 30 days after receipt of notice of such breach. Following such termination, we will be required to enter into a new arrangement with our Manager in order to continue our rights to use our Manager's intellectual property. There can be no assurance that we will be able to enter into such arrangements on terms acceptable to us. We have implemented what we believe to be an innovative and unique marketing and branding strategy at each multifamily community that we own by implementing the PAC Concierge, PAC Rewards and PAC Partners programs. We intend to implement this same marketing and branding strategy at each multifamily community we acquire. Our PAC Concierge Program is a complimentary service for residents designed to offer them the type of personal concierge services that one might expect at a high end resort. The concierge services are provided by a professionally trained third party team and is available to our residents 24/7 by telephone, email or web access through our unique resident web portal. Our PAC Rewards program, once communities are enrolled in the program, allows residents to accumulate and redeem reward points for services and upgrades. Residents may accumulate Preferred Rewards, for example, when they sign their lease, pay their rent online, renew their leases, or when a resident's referral signs a new lease. Our PAC Partners program establishes reciprocal relationships between a Preferred Apartment Community and neighborhood businesses to provide our residents with benefits such as discounts, perks and other incentives as an enticement to frequent those businesses and to support the local community. Environmental Regulation We are subject to regulation at the federal, state and municipal levels and are at risk for potential liability should conditions at our properties or our actions or inaction result in damage to the environment or to persons or properties. These conditions could include the potential presence or growth of mold, potential leaks from current or former underground or above-ground storage tanks, breakage or leaks from sewer lines and risks pertaining to the management or disposal of wastes and chemicals. We could be liable for the potential costs of compliance, property damage, restoration and other costs which could occur without regard to our fault or knowledge of such conditions. In the course of acquiring and owning real estate assets, we typically engage an independent environmental consulting firm to perform a phase I environmental assessment (and if appropriate, a phase II assessment) to identify and mitigate these risks as part of our due diligence process. We believe these assessment reports provide a reasonable basis for discovery of potential adverse environmental conditions prior to acquisition. If any potential environmental risks or conditions are discovered during our due diligence process, the potential costs of remediation are assessed carefully and factored into the cost of acquisition, assuming the identified risks and factors are deemed to be manageable and reasonable. Some risks or conditions may be identified that are significant enough to cause us to abandon the possibility of acquiring a given property. As of December 31, 2017, we have no knowledge of any material claims made or pending against us with regard to environmental matters for which we could be found liable, nor are we aware of any potential hazards to the environment related to any of our properties which could reasonably be expected to result in a material loss. Competition The multifamily housing industry is highly fragmented and we compete for residents with a large number of other quality apartment communities in our target markets which are owned by public and private companies, including other REITs, many of which are larger and have more resources than our Company. The number of competitive multifamily properties in a particular

6 market could adversely affect our ability to lease our multifamily communities, as well as the rents we are able to charge. In addition, other forms of residential properties, including single family housing and town homes, provide housing alternatives to potential residents of quality apartment communities. The factors on which we focus to compete for residents in our multifamily communities include our high level of resident service, the quality of our apartment communities (including our landscaping and amenity offerings), and the desirability of our locations. Resident leases at our apartment communities are priced competitively based on levels of supply and demand within our target markets and we believe our communities offer a compelling value to prospective residents. Similarly, competition for tenants and acquisition of existing centers in the grocery-anchored shopping center sector in our target markets is considerable, consisting of public and private companies, pension funds, high net worth individuals and family offices. In addition, a significant competitor in this sector are some of the grocery anchors themselves as they acquire land and build their own stores or acquire the entire center where they are the anchor. We are faced with the challenge of maintaining high occupancy rates with a financially stable tenant base. In order to attract quality prospective tenants and retain current tenants upon expiration of their leases, we focus on improving the design and visibility of our centers, building strong relationships with our tenants, and reducing excess operating costs and increasing tenant satisfaction through proactive asset and property management. We target acquisitions in markets with solid surrounding demographics, quality underlying real estate locations, and centers where our asset management approach can provide an environment conducive to creating sales productivity for our tenants. We compete with other primarily institutional-quality owners and investors in the business of acquiring, investing to develop, leasing and operating office properties. We leverage relationships, track record, and the high quality of our physical assets and locations to compete successfully. Additional principal factors of competition are the leasing terms (including rental rates and concessions or allowances offered) and the terms of any other investment activity such as mezzanine loan investments in new development. Additionally, our ability to compete depends upon, among other factors, trends of the national and local economies, investment alternatives, financial condition and operating results of current and prospective tenants, availability and cost of capital, construction and renovation costs, taxes, utilities, governmental regulations, legislation and population trends. Available Information The Company makes available all reports which are filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material has been filed with, or furnished to, the SEC for viewing or download free of charge at the Company's website: www.pacapts.com. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, or you may obtain information by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and information statements, and other information, which you may obtain free of charge. Item 1A. Risk Factors In addition to the other information contained in this Annual Report on Form 10-K, the following risk factors should be considered carefully in evaluating us and our business. Our business, operating results, prospects and financial condition could be materially adversely affected by any of these risks. The risks and uncertainties described below are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that, as of the date of this Annual Report on Form 10-K, we deem immaterial also may harm our business. This “Risk Factors” section contains references to our “capital stock” and to our “stockholders.” Unless expressly stated otherwise, the references to our “capital stock” represent our common stock and any class or series of our preferred stock, while the references to our “stockholders” represent holders of our common stock and any class or series of our preferred stock. Unless expressly stated otherwise, the references to our Preferred Stock refer to both our mShares and our Series A Preferred Stock.

7 Risks Related to an Investment in Our Company Our ability to grow the Company and execute our business strategy may be impaired if we are unable to secure adequate financing. Our ability to grow the Company and execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity. Currently, we do not have any agreements or letters of intent in place for any debt financing sources other than our Credit Facility and our Interim Term Loan. Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. Debt or equity financing may not be available in sufficient amounts, on favorable terms or at all. Returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all. Additionally, if we issue additional equity securities to finance our investments instead of incurring debt (through our $1.5 Billion Unit Offering, offerings through our registration statement on Form S-3 (File No. 333-211178), or the Shelf Registration Statement, our 2016 ATM Offering, our mShares Offering, or other offerings), the interests of our existing stockholders could be diluted. Distributions paid from sources other than our net cash provided by operating activities, particularly from proceeds of any offerings of our securities, will result in us having fewer funds available for the acquisition of properties and other real estate- related investments, which may adversely affect our ability to fund future distributions with net cash provided by operating activities and may adversely affect our stockholders' overall return. We have paid distributions from sources other than from net cash provided by operating activities. If we do not generate sufficient net cash provided by operating activities and other sources, such as from borrowings, the sale of additional securities, advances from our Manager, our Manager's deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from any offering of our securities. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time, except for distributions on our Preferred Stock, which would require approval by a supermajority vote of our Common Stockholders. Distributions made from offering proceeds may be a return of capital to stockholders, from which we will have already paid offering expenses in connection with the related offering. We have not established any limit on the amount of proceeds from our securities offerings that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. If we fund distributions from the proceeds of an offering of our securities, we will have less funds available for acquiring properties or real estate-related investments. As a result, the return our stockholders realize on their investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of an offering of our securities may affect our ability to generate net cash provided by operating activities. Funding distributions from the sale of our securities could dilute the interest of our common stockholders if we sell shares of our Common Stock or securities convertible or exercisable into shares of our Common Stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient net cash provided by operating activities, affect our profitability and/or affect the distributions payable to our stockholders upon a liquidity event, any or all of which may have an adverse effect on our stockholders. We may suffer from delays in locating suitable investments, which could adversely affect the return on our stockholders' investment. Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon our Manager's performance in the acquisition of, and arranging of financing for, investments, as well as our property managers' performance in the selection of residents and tenants and the negotiation of leases and our Manager's performance in the selection of retail tenants and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more proceeds we raise in current and future offerings of our securities, the greater our challenge will be to invest all the net offering proceeds on attractive terms. Our stockholders will not have the opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. Our stockholders must rely entirely on the oversight of our board of directors, the management ability of our Manager and the performance of our Manager and property managers. We cannot be sure that our Manager will be successful in obtaining suitable investments on financially attractive terms.

8 Additionally, as a public company, we are subject to ongoing reporting requirements under the Exchange Act. Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire and investments we make in real estate-related assets. To the extent any required financial statements are not available or cannot be obtained, we may not be able to acquire the investment. As a result, we may be unable to acquire certain properties or real estate-related assets that otherwise would be a suitable investment. We could suffer delays in our investment acquisitions due to these reporting requirements. Furthermore, if we acquire properties prior to, during, or upon completion of construction, it will typically take several months following completion of construction to lease available space. Therefore, our stockholders could experience delays in the receipt of distributions attributable to those particular properties. Delays we encounter in the selection and acquisition of investments could adversely affect our stockholders' returns. In addition, if we are unable to invest the proceeds of any offering of our securities in real properties and real estate-related assets in a timely manner, we will hold the proceeds of those offerings in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or pay down our Credit Facility, which generate lower returns than we anticipate with our target assets, or, ultimately, liquidate. In such an event, our ability to make distributions to our stockholders and the returns to our stockholders would be adversely affected. The cash distributions our stockholders receive may be less frequent or lower in amount than our stockholders expect. Our board of directors will determine the amount and timing of distributions. In making this determination, our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure our stockholders that we will continue to generate sufficient available cash flow to fund distributions nor can we assure our stockholders that sufficient cash will be available to make distributions to our stockholders. As we are a growing company, it is more difficult for us to predict the amount of distributions our stockholders may receive and we may be unable to pay, maintain or increase distributions over time. Our inability to acquire properties or real estate-related investments may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions. Further, if the aggregate amount of our distributions in any given year exceeds our earnings and profits (as determined for U.S. federal income tax purposes), the U.S. federal income tax treatment of the excess amount will be either (i) a return of capital or (ii) a gain from the sale or exchange of property to the extent that a stockholder's tax basis in our Common Stock equals or is reduced to zero as the result of our current or prior year distributions. Upon the sale of any individual property, holders of our Preferred Stock do not have a priority over holders of our Common Stock regarding return of capital. Holders of our Preferred Stock do not have a right to receive a return of capital prior to holders of our Common Stock upon the individual sale of a property. Depending on the price at which such property is sold, it is possible that holders of our Common Stock will receive a return of capital prior to the holders of our Preferred Stock, provided that any accrued but unpaid dividends have been paid in full to holders of Preferred Stock. It is also possible that holders of our Common Stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of Preferred Stock receive a return of their capital. Our stockholders' percentage of ownership may become diluted if we issue new shares of stock or other securities, and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our Common Stock. We may make redemptions of Series A Preferred Stock or mShares in shares of our Common Stock. Although the number of redemptions are unknown, the number of shares to be issued in connection with such redemptions will fluctuate based on the price of our Common Stock. Any sales or perceived sales in the public market of shares of our Common Stock issued upon such redemptions could adversely affect the prevailing market prices of shares of our Common Stock. The issuance of Common Stock upon such redemptions or from the exercise of outstanding Warrants also would have the effect of reducing our net income per share. In addition, the existence of Preferred Stock may encourage short selling by market participants because redemptions could depress the market price of our Common Stock. Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of our Preferred Stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock or our Common Stock), options, warrants and other rights, on such terms and for such consideration as our board of directors in its sole discretion may determine subject to the rules of NYSE. Any such issuance could result in dilution of the

9 equity of our stockholders. Our board of directors may, in its sole discretion, authorize us to issue Common Stock or other equity or debt securities (a) to persons from whom we purchase multifamily communities, as part or all of the purchase price of the community, or (b) to our Manager in lieu of cash payments required under the Management Agreement or other contract or obligation. Our board of directors, in its sole discretion, may determine the value of any Common Stock or other equity or debt securities issued in consideration of multifamily communities acquired or services provided, or to be provided, to us. Our charter also authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock in addition to the Preferred Stock (including equity or debt securities convertible into preferred stock) and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of shares so issued. If any additional preferred stock is publicly offered, the terms and conditions of such preferred stock (including any equity or debt securities convertible into preferred stock) will be set forth in a registration statement registering the issuance of such preferred stock or equity or debt securities convertible into preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of our Common Stock or the Preferred Stock. If we ever create and issue additional preferred stock or equity or debt securities convertible into Preferred Stock with a distribution preference over our Common Stock or the Preferred Stock, payment of any distribution preferences of such new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our Common Stock and our Preferred Stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Stockholders have no rights to buy additional shares of stock or other securities if we issue new shares of stock or other securities. We may issue common stock, convertible debt, preferred stock or warrants pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Stockholders who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, our stockholders also may experience dilution in the book value and fair market value of, and the amount of distributions paid on, their shares of our Common Stock or Preferred Stock. Our internal control over financial reporting is effective only at the reasonable assurance level, and undetected errors could adversely affect our reputation, results of operations and stock price. The accuracy of our financial reporting depends on the effectiveness of our internal control over financial reporting. Internal control over financial reporting can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements and may not prevent or detect misstatements because of its inherent limitations. These limitations include the possibility of human error, inadequacy or circumvention of internal controls and fraud. If we do not attain and maintain effective internal control over financial reporting or implement controls sufficient to provide reasonable assurance with respect to the preparation and fair presentation of our financial statements, we could be unable to file accurate financial reports on a timely basis, and our reputation, results of operations and stock price could be materially adversely affected. Breaches of our data security could materially harm our business and reputation. Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber attacks around the world. We collect and retain certain personal information provided by our residents and tenants. [In addition, we engage third party service providers that may have access to such personally identifiable information in connection with providing necessary information technology and security and other business services to us.]4 While we have implemented a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, there can be no assurance that we will be able to prevent unauthorized access to this information. Any breach of our data security measures and loss of this information may result in legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect our business and financial performance, and require significant management attention and resources to remedy the damages and penalties that result.

10 The properties we operate may not produce the cash flow required to meet our REIT minimum distribution requirements, and we may decide to borrow funds to satisfy such requirements, which could adversely affect our overall financial performance. We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of certain tax considerations. If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, any or all of which may decrease future distributions to our stockholders. To maintain our status as a REIT, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and may reduce our stockholders' overall return. To maintain our qualification as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, the nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders' investment. There is no public market for our Preferred Stock or Warrants and we do not expect one to develop. There is no public market for our Preferred Stock or Warrants, and we currently have no plan to list these securities on a securities exchange or to include these shares for quotation on any national securities market. We cannot assure our stockholders as to the liquidity of any trading market that may develop for our Preferred Stock or Warrants. Additionally, our charter contains restrictions on the ownership and transfer of our securities, and these restrictions may inhibit the ability to sell the Preferred Stock or Warrants promptly or at all. Furthermore, the Warrants will expire four years from the date of issuance. If a holder is able to sell the Preferred Stock or Warrants, they may only be able to sell them at a substantial discount from the price paid. Accordingly, our stockholders may be required to bear the financial risk of their investment in the shares of Preferred Stock indefinitely. We will be required to terminate the mShares Offering and the $1.5 Billion Unit Offering if our Common Stock is no longer listed on the NYSE or another national securities exchange. The classes of Preferred Stock are a "covered security" under the Securities Act and therefore are not subject to registration in the various states in which they may be sold due to their seniority to our Common Stock, which is listed on the NYSE. If our Common Stock is no longer listed on the NYSE or another appropriate exchange, we will be required to register the offering of our Units and mShares in any state in which we subsequently offer the Units and mShares. This would require the termination of the $1.5 Billion Unit offering and the mShares Offering and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering is sold. This would reduce our ability to purchase additional properties and limit the diversification of our portfolio. The Warrants in our $1.5 Billion Unit Offering are not "covered securities" under the Securities Act. The Warrants are subject to state registration in those states that do not have any exemption for securities convertible into a listed security and the offering must be declared effective in order to sell the Warrants in these states. Our ability to redeem shares of Preferred Stock for cash may be limited by Maryland law. Under Maryland law, a corporation may redeem stock as long as, after giving effect to the redemption, the corporation is able to pay its debts as they become due in the usual course (the equity solvency test) and its total assets exceed its total liabilities (the balance sheet solvency test). The Company may redeem its shares of Preferred Stock in its choice of either cash or Common Stock. If the Company is insolvent at any time when a redemption of shares of Preferred Stock is required to be made, the Company may not be able to effect such redemption for cash. The Preferred Stock are senior securities, and rank senior to our Common Stock with respect to dividends and payments upon liquidation. The rights of the holders of shares of our Preferred Stock rank senior to the rights of the holders of shares of our Common Stock as to dividends and payments upon liquidation. Unless full cumulative dividends on our shares of Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect

11 to any shares of our Common Stock for any period. Upon liquidation, dissolution or winding up of our Company, the holders of shares of our Preferred Stock are entitled to receive a liquidation preference of $1,000 per share, or the Stated Value, plus all accrued but unpaid dividends, prior and in preference to any distribution to the holders of shares of our Common Stock or any other class of our equity securities. The Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur in the future, therefore our stockholders' interests could be diluted by the issuance of additional preferred stock, and by other transactions. The Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur in the future. Future debt we incur may include restrictions on our ability to pay dividends on our Preferred Stock. The issuance of additional preferred stock on a parity with or senior to the Preferred Stock would dilute the interests of the holders of the Preferred Stock, and any issuance of preferred stock senior to the Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Preferred Stock. While the terms of the Preferred Stock limit our ability to issue shares of a class or series of preferred stock senior in ranking to the Preferred Stock, such terms do not restrict our ability to authorize or issue shares of a class or series of preferred stock with rights to distributions or upon liquidation that are on parity with the Preferred Stock or to incur additional indebtedness. The articles supplementary of the Preferred Stock do not contain any provision affording the holders of the Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Preferred Stock. We will be able to call our shares of Preferred Stock for redemption under certain circumstances without our stockholders' consent. We will have the ability to call the outstanding shares of Preferred Stock after ten years following the date of original issuance of such shares of Preferred Stock. At that time, we will have the right to redeem, at our option, the outstanding shares of Preferred Stock, in whole or in part, at 100% of the Stated Value, plus any accrued and unpaid dividends. We have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our Common Stock, based upon the volume weighted average price of our Common Stock for the 20 trading days prior to the redemption. Risks Related to Our Organization, Structure and Management We are dependent upon our Manager and its affiliates to conduct our operations, and therefore, any adverse changes in the financial health of our Manager or its affiliates, or our relationship with any of them, could hinder our operating performance and the return on our stockholders' investment. We are an externally advised REIT, which means that our Manager provides our management team and support personnel and administers our day-to-day business operations. We are dependent on our Manager and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Our Manager will make all decisions with respect to the management of our Company, subject to the oversight of our board of directors. Our Manager will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our investments to conduct its operations, as well as a line of credit we extended to our manager that is secured by fees we owe them. Any adverse changes in the financial condition of, or our relationship with our Manager or its affiliates could hinder their ability to successfully manage our operations and our portfolio of investments. Our success is dependent on the performance of our Manager. We rely on the management ability of our Manager, subject to the oversight and approval of our board of directors. Accordingly, if our Manager suffers or is distracted by adverse financial or operational problems in connection with its operations or operations unrelated to us, our Manager may be unable to allocate time and/or resources to our operations. If our Manager is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. If our Manager loses or is unable to retain or replace key personnel, our ability to implement our investment strategies could be hindered, which could adversely affect our ability to make distributions and the value of our stockholders' investment. Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our Manager. In particular, we depend on the skills and expertise of John A. Williams, our Chief Executive Officer,

12 Leonard A. Silverstein, our President and Chief Operating Officer and Daniel M. DuPree, our Chief Investment Officer. Neither we nor our Manager have an employment agreement with any of our or its key personnel, including Mr. Williams, Mr. Silverstein and Mr. DuPree, and we cannot guarantee that all, or any, of such personnel, will remain affiliated with us or our Manager. If any of our key personnel were to cease their affiliation with our Manager, our operating results could suffer. Our Manager maintains key person life insurance that would provide our Manager with proceeds in the event of the death or disability of Mr. Silverstein. We believe our future success depends upon our Manager's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure our stockholders that our Manager will be successful in attracting and retaining such skilled personnel. If our Manager loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of our stockholders' investment in our Company may decline. Furthermore, our Manager may retain independent contractors to provide various services for us, including administrative services, transfer agent services and professional services. Such contractors may have no fiduciary duty to our Manager or us and may not perform as expected or desired. Any such services provided by independent contractors will be paid for by us as an operating expense. Payment of fees and cost reimbursements to our Manager and its affiliates and third parties will reduce cash available for investment and payment of distributions. Our Manager and its affiliates and third parties will perform services for us in connection with, among other things, the offer and sale of our securities, including the performance of legal, accounting and financial reporting in connection therewith, the selection and acquisition of our investments; the management and leasing of our properties; the servicing of our mortgage, bridge, real estate or other loans; the administration of our other investments and the disposition of our assets. They will be paid substantial fees and cost reimbursements for these services. These fees and reimbursements will reduce the amount of cash available for investment or distributions to our stockholders. If our Manager or its affiliates waive certain fees due to them, our results of operations and distributions may be artificially high. From time to time, our Manager and/or its affiliates has agreed, and may agree in the future to waive all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to stockholders. If our Manager and/or its affiliates choose to no longer waive or defer such fees, compensation and incentives or to cease paying general administrative expenses or supplementing stockholder returns, our results of operations will be lower than in previous periods and our stockholders' return on their investment in our Company could be negatively affected. The Maryland General Corporation Law prohibits certain business combinations, which may make it more difficult for us to be acquired. Under the Maryland General Corporation Law, “business combinations” between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as: (i) any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation who, at any time within the two- year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

13 • 80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and • two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The Maryland General Corporation Law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with our Manager or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our Manager or any of its affiliates. As a result, our Manager or any of its affiliates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Stockholders have limited control over changes in our policies and operations. Our board of directors determines our major policies, including with regard to financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Holders of our Preferred Stock have limited to no voting rights. Under our charter and the Maryland General Corporation Law, holders of our Common Stock generally have a right to vote only on the following matters: • the election or removal of directors; • the amendment of our charter, except that our board of directors may amend our charter without stockholder approval to: change our name; change the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock; increase or decrease the aggregate number of shares of stock that we have the authority to issue; increase or decrease the number of shares of any class or series of stock that we have the authority to issue; and effect certain reverse stock splits; • our liquidation and dissolution; and • our being a party to a merger, consolidation, sale or other disposition of all or substantially all our assets or statutory share exchange. All other matters are subject to the discretion of our board of directors. Our authorized but unissued shares of Common Stock and Preferred Stock may prevent a change in our control. Our charter authorizes us to issue additional authorized but unissued shares of Common Stock or preferred stock, without stockholder approval, up to 415,066,666 shares. In addition, our board of directors may, without stockholder approval, amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of Common Stock or Preferred Stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a class or series of common stock or preferred stock that could delay or prevent a merger, third party tender offer or similar transaction or a change in incumbent management that might involve a premium price for our securities or otherwise be in the best interest of our stockholders. Because of our holding company structure, we depend on our Operating Partnership subsidiary and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of such Operating Partnership subsidiary and its subsidiaries. We are a holding company with no business operations of our own. Our only significant asset is and will be the general and limited partnership interests in our Operating Partnership. We conduct, and intend to conduct, all our business operations through our Operating Partnership. Accordingly, our only source of cash to pay our obligations is distributions from our Operating Partnership and its subsidiaries of their net earnings and cash flows. We cannot assure our stockholders that our Operating

14 Partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our Operating Partnership's subsidiaries is or will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our Operating Partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our Operating Partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all our and our Operating Partnership's and its subsidiaries' liabilities and obligations have been paid in full. Our rights and the rights of our stockholders to recover on claims against our directors and officers are limited, which could reduce our stockholders, and our recovery against them if they negligently cause us to incur losses. The Maryland General Corporation Law provides that a director has no liability in such capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his or her duties in accordance with the foregoing standards should not be liable to us or any other person for failure to discharge his or her obligations as a director. In addition, our charter provides that our directors and officers will not be liable to us or our stockholders for monetary damages unless the director or officer actually received an improper benefit or profit in money, property or services, or is adjudged to be liable to us or our stockholders based on a finding that his or her action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter also requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. With the approval of our board of directors, we may provide such indemnification and advance for expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company, including our Manager and its affiliates. We also are permitted to purchase and we currently maintain insurance or provide similar protection on behalf of any directors, officers, employees and agents, including our Manager and its affiliates, against any liability asserted which was incurred in any such capacity with us or arising out of such status. This may result in us having to expend significant funds, which will reduce the available cash for distribution to our stockholders. If we internalize our management functions, the holders of our previously outstanding Common Stock could be diluted, and we could incur other significant costs associated with internalizing and being self-managed. In the future, our board of directors may consider internalizing the functions performed for us by our Manager by acquiring our Manager's assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders. Such an acquisition could also result in dilution of our stockholders if common stock or securities convertible into common stock are issued in the internalization and could reduce earnings per share and funds from operations attributable to common stockholders and unitholders, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our Manager or its affiliates. Internalization transactions involving the acquisition of managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of time and money defending claims which would reduce the amount of time and funds available for us to invest in properties or other investments and to pay distributions. All these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions. Our stockholders' investment return may be reduced if we are required to register as an investment company under the Investment Company Act. We are not registered, and do not intend to register ourselves or any of our subsidiaries, as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If we become obligated to register the

15 company or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things, limitations on capital structure, restrictions on specified investments, prohibitions on transactions with affiliates and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations. We intend to conduct our operations, directly and through wholly owned and majority owned subsidiaries, so that we and each of our subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is not deemed to be an “investment company” if it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is not deemed to be an “investment company” if it neither is engaged, nor proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. We believe that we and most, if not all, of our wholly owned and majority owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If we or any of our wholly owned or majority owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act. Under Section 3(c)(5)(C), the SEC staff generally requires a company to maintain at least 55% of its assets directly in qualifying assets and at least 80% of qualifying assets in a broader category of real estate related assets to qualify for this exception. Mortgage-related securities may or may not constitute qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that we have with respect to the underlying loans. The Company's ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations. The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5) (C) of the Investment Company Act. A change in the value of any of our assets could cause us or one or more of our wholly owned or majority owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register us or any of our subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss- generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. As part of our Manager's obligations under the Management Agreement, our Manager will agree to refrain from taking any action which, in its sole judgment made in good faith, would subject us to regulation under the Investment Company Act. Failure to maintain an exclusion from registration under the Investment Company Act would require us to significantly restructure our business plan. For example, because affiliate transactions are generally prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we are required to register as an investment company, and we may be required to terminate our Management Agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business and pay distributions. If we were required to register us as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business. Risks Related to Conflicts of Interest Our Manager, our executive officers and their affiliates may face competing demands relating to their time, and if inadequate time is devoted to our business, our stockholders' investment may be negatively impacted.

16 We rely on our executive officers and the executive officers and employees of our Manager and its affiliates for the day- to-day operation of our business. These persons also conduct or may conduct in the future day-to-day operations of other programs and entities sponsored by or affiliated with our Manager. Because these persons have or may have such interests in other real estate programs and engage in other business activities, they may experience conflicts of interest in allocating their time and resources among our business and these other activities. The amount of time that our Manager and its affiliates spend on our business will vary from time to time and is expected to be greater while we are raising money and acquiring investments. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our Manager will attempt to hire additional employees who would devote substantially all their time to our business. There is no assurance that our Manager will devote adequate time to our business. If our Manager or any of its respective affiliates suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of the foregoing events occur, the returns on our investments, our ability to make distributions to stockholders and the value of our stockholders' investment may suffer. Our Manager, our executive officers and their affiliates may face conflicts of interest, and these conflicts may not be resolved in our favor, which could negatively impact our stockholders' investment. Our executive officers and the employees of our Manager and its respective affiliates on whom we rely could make substantial profits as a result of investment opportunities allocated to entities other than us. As a result, these individuals could pursue transactions that may not be in our best interest, which could have a material adverse effect on our operations and our stockholders' investment. Our Manager and its affiliates may be engaged in other activities that could result in potential conflicts of interest with the services that they provide to us. Our Manager and its affiliates will receive substantial fees from us, which could result in our Manager and its affiliates taking actions that are not necessarily in the best interest of our stockholders. Our Manager and its affiliates will receive substantial fees from us, including an asset management fee based on the total value of our assets, and its affiliates will receive fees based on our revenues, which, in each case, could incent our Manager to use higher levels of leverage to finance investments or accumulate assets to increase fees than would otherwise be in our best interests. These fees could influence our Manager's advice to us, as well as the judgment of the affiliates of our Manager who serve as our officers and directors. Therefore, considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our income and, as a result, our ability to make distributions to stockholders and/or lead to a decline in the value of our stockholders' investment. Properties acquired from affiliates of our Manager may be at a price higher than we would pay if the transaction were the result of arm's-length negotiations. The prices we pay to affiliates of our Manager for our properties may be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties, or if the price to us is in excess of such cost, substantial justification for such excess may exist and such excess may be reasonable and consistent with current market conditions as determined by independent members of the conflicts committee of our board of directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our Manager or increases in market value of the property during the period of time the property is owned by the affiliate as evidenced by an appraisal of the property. In the event we were to acquire properties from one of our affiliates, our proposed purchase prices will be based upon fair market values determined in good faith by our Manager, utilizing, for example, independent appraisals and competitive bidding if the assets are marketed to the public, with any actual or perceived conflicts of interest approved by independent members of the conflicts committee of our board of directors. These prices may not be the subject of arm's-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. When acquiring properties from our Manager and its affiliates, we may pay more for particular properties than we would have in an arm's-length transaction, which would reduce our cash available for other investments or distribution to our stockholders.

17 We may purchase real properties from persons with whom affiliates of our Manager have prior business relationships, which may impact the purchase terms, and as a result, affect our stockholders' investment. If we purchase properties from third parties who have sold, or may sell, properties to our Manager or its affiliates, our Manager may experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. As a result of this conflict, the terms of any transaction between us and such third parties may not reflect the terms that we could receive in the market on an arm's-length basis. If the terms we receive in a transaction are less favorable to us, our results from operations may be adversely affected. The absence of arm's-length bargaining may mean that our agreements may not be as favorable to our stockholders as they otherwise could have been. Any existing or future agreements between us and our Manager or any of its respective affiliates were not and will not be reached through arm's-length negotiations. Thus, such agreements may require us to pay more than we would if we were using unaffiliated third parties. The Management Agreement, the operating partnership agreement of our Operating Partnership and the terms of the compensation to our Manager and its affiliates or distributions to our Manager were not arrived at through arm's- length negotiations. The terms of the Management Agreement, the operating partnership agreement of our Operating Partnership and similar agreements may not solely reflect our stockholders' best interest and may be overly favorable to the other party to such agreements including in terms of the substantial compensation to be paid to or the potential substantial distributions to these parties under these agreements. Our Manager and its affiliates receive fees and other compensation based upon our investments, which may impact operating decisions, and as a result, affect our stockholders' investment. John A. Williams is our Chief Executive Officer and Chairman of the board of directors and the Chief Executive Officer of our Manager. Leonard A. Silverstein is the Company's President and Chief Operating Officer and a member of the board of directors and the Chief Operating Officer of our Manager. Daniel M. DuPree is our Chief Investment Officer and the Chief Investment Officer of our Manager. As a result, Mr. Williams, Mr. Silverstein and Mr. DuPree have a direct interest in all fees paid to our Manager and are in a position to make decisions about our investments in ways that could maximize fees payable to our Manager and its affiliates. Some compensation is payable to our Manager whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our Manager and its affiliates benefit from us retaining ownership and leveraging our assets, while our stockholders may be better served by the sale or disposition of, or lack of leverage on, the assets. For example, because asset management fees payable to our Manager are based on total assets under management, including assets purchased using debt, our Manager may have an incentive to incur a high level of leverage in order to increase the total amount of assets under management. In addition, our Manager's ability to receive fees and reimbursements depends on our revenues from continued investment in real properties and real estate-related investments. Therefore, the interest of our Manager and its affiliates in receiving fees may conflict with the interest of our stockholders in earning a return on an investment in our Common Stock or Preferred Stock. If we invest in joint ventures, the objectives of our partners may conflict with our objectives. In accordance with our acquisition strategies, we may make investments in joint ventures or other partnership arrangements between us and affiliates of our Manager or with unaffiliated third parties. We also may purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example: • joint venturers may share certain approval rights over major decisions; • a co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture; • a co-venturer, co-owner or partner in an investment might become insolvent or bankrupt; • we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner; • a co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT; • disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or

18 • under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture. These events could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Moreover, there is an additional risk neither co-venturer will have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to our stockholders. In addition, the fiduciary obligation that our Manager or our board of directors may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture. Risks Related to Investments in Real Estate Our real estate-related investments will be subject to the risks typically associated with real estate, which may have a material effect on our stockholders' investment. Our loans held for investment generally will be directly or indirectly secured by a lien on real property, or the equity interests in an entity that owns real property, that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at or above the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Any investments in mortgage-related securities, collateralized debt obligations and other real estate- related investments (including potential investments in real property) may be similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including: • natural disasters, such as hurricanes, earthquakes, floods and sea rise; • climate change; • acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001; • adverse changes in national and local economic and real estate conditions; • an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective residents or tenants; • changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws; • costs of complying with applicable environmental requirements and remediation and liabilities associated with environmental conditions affecting real properties; and • the potential for uninsured or underinsured property losses. The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of the borrowers to pay their loans, as well as on the value that we can realize from assets we own or acquire. Natural disasters could significantly reduce the value of our properties and our stockholders' investment. Natural disasters, including hurricanes, tornadoes, earthquakes, wildfires and floods could significantly reduce the value of our properties. While we will attempt to obtain adequate insurance coverage for natural disasters, insurance may be too expensive, may have significant deductibles, or may not properly compensate us for the long-term loss in value that a property may suffer if

19 the area around it suffers a significant natural disaster. As a result, we may not be compensated for the loss in value. Any diminution in the value of our properties or properties underlying an investment that is not fully reimbursed will reduce our profitability and adversely affect the value of our stockholders' investment. We face possible risks associated with the physical effects of climate change. The physical effects of climate change could have a material adverse effect on our properties, operations and business, particularly our properties along the East Coast and in Texas. To the extent climate change causes changes in weather patterns, our markets could experience increases in storm intensity and rising sea-levels. [For example, our Stone Creek multifamily community located in Port Arthur, Texas was significantly damaged by Hurricane Harvey in the third quarter 2017.] Over time, these conditions could result in declining demand for apartments or our inability to operate the affected properties at all. Climate change may also have indirect effects on our business by increasing the cost of (or making unavailable) property insurance on terms we find acceptable. There can be no assurance that climate change will not have a material adverse effect on our properties, operations or business. We may suffer losses that are not covered by insurance. If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to obtain comprehensive insurance for our properties, including casualty, liability, fire, extended coverage and rental loss customarily, that is of the type obtained for similar properties and in amounts which our Manager determines are sufficient to cover reasonably foreseeable losses, and with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to acts of war, earthquakes, floods, wind, pollution, environmental matters or terrorism which are either uninsurable, not economically insurable, or may be insured subject to material limitations, such as large deductibles or co-payments. Because of our inability to obtain specialized coverage at rates that correspond to our perceived level of risk, we may not obtain insurance for acts of terrorism. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us. Although we intend to adequately insure our properties, we cannot assure that we will successfully do so. Compliance with the governmental laws, regulations and covenants that are applicable to our properties, including permit, license and zoning requirements, may adversely affect our ability to make future acquisitions or renovations, result in significant costs or delays and adversely affect our growth strategy. Our properties are subject to various covenants and local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants (some of which may be imposed by community developers), may restrict the use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-containing materials abatement or management or hazardous material abatement requirements. We cannot assure our stockholders that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our growth strategy may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on our business, financial condition and results of operations.

20 Compliance or failure to comply with the Americans with Disabilities Act or other safety regulations and requirements could result in substantial costs. The Americans with Disabilities Act generally requires that public buildings, including “public accommodations," be made accessible to disabled persons. Noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants. If, under the Americans with Disabilities Act, we are required to make substantial alterations and capital expenditures in one or more of our properties or in properties we acquire, including the removal of access barriers, it could adversely affect our financial condition and results of operations, as well as the amount of cash available for distribution to our stockholders. Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these requirements, we could incur fines or private damage awards. We do not know whether existing requirements will change or whether compliance with future requirements will require significant unanticipated expenditures that will affect our cash flow and results of operations. Rising expenses could reduce cash flow and funds available for future acquisitions, which may materially affect cash available for distributions. Our real estate assets may be subject to increases in tax rates, assessed property values, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. Some of the leases on our properties may require the resident or tenant to pay all or a portion of utility costs; however, significant utility costs are borne by us. Such increased expenses could adversely affect funds available for future acquisitions or cash available for distributions. Failure to generate sufficient cash flows from operations may reduce distributions to stockholders. We intend to rely primarily on our cash flow from operations to make distributions to our stockholders. The cash flow from equity investments in our real estate assets depends on the amount of revenue generated and expenses incurred in operating our assets. The revenue generated and expenses incurred in operating our assets depends on many factors, some of which are beyond our control. For instance, rents from our properties may not increase as expected or the real estate-related investments we purchase may not generate the anticipated returns. If our investments do not generate revenue sufficient to meet our operating expenses, debt service and capital expenditures, our cash flows and ability to make distributions to our stockholders will be adversely affected. If we purchase assets at a time when the real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value. The real estate market may experience substantial influxes of capital from investors. This substantial flow of capital, combined with significant competition for the acquisition of real estate, may result in inflated purchase prices for such assets and compression of capitalization rates. To the extent we purchase real estate in such an environment, we are subject to the risk that, if the real estate market subsequently ceases to attract the same level of capital investment, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make distributions to our stockholders. In connection with the acquisition of a property, we may agree on restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. Even absent such restrictions, the real estate market is affected by many factors that are beyond our control, including general economic conditions, availability of financing, interest rates and supply and demand. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property or real estate-related asset. If we are unable to sell a property or real estate-related asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations. As a result, we may not have funds to make distributions to our stockholders.

21 We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited. Real estate investments are relatively illiquid, and as a result, we will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We also will have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may elect not to distribute any proceeds from the sale of properties to our stockholders and we may use such proceeds to: • purchase additional properties; • repay debt, if any; • buy out the interests of any co-venturers or other partners in any joint venture in which we are a party; • create working capital reserves; or • make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties. We may not make a profit if we sell a property, which could adversely impact our ability to make cash distributions to our stockholders. The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the property's operating performance, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not recover all or a portion of our investment in a property. Accordingly, our stockholders' ability to recover all or any portion of their investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. Our ability to sell our properties also may be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Code, or possibly hold some properties through taxable REIT subsidiaries, or TRSs, that must pay full corporate-level income taxes. We may incur foreseen or unforeseen liabilities in connection with properties we acquire. Our anticipated acquisition activities are subject to many risks. We may acquire properties that are subject to liabilities or that have problems relating to their environmental condition, state of title, physical condition or compliance with zoning laws, building codes or other legal requirements. In each case, our acquisition may be without any, or with only limited, recourse with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, we typically perform customary due diligence regarding each property or entity we acquire. We also attempt to obtain appropriate representations and undertakings (including, where appropriate, indemnification) from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy any applicable undertakings or indemnification obligations if a claim is made. Unknown liabilities to third parties with respect to properties or entities acquired might include, without limitation: • liabilities for property damage and remediation of undisclosed environmental contamination; • claims by residents or other persons dealing with the former owners of the properties; • liabilities incurred in the ordinary course of business; and • claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties. Such liabilities could cause losses that adversely affect our ability to make distributions to our stockholders. The costs of compliance with environmental laws and regulations and other governmental laws and regulations may adversely affect our income and the cash available for any distributions. All real property and the operations conducted on real property are subject to certain federal, state and local laws and regulations relating to environmental protection and human health and safety. Such federal laws might include: the National Environmental Policy Act; the Comprehensive Environmental Response, Compensation, and Liability Act; the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act; the Federal Water Pollution Control Act; the Federal

22 Clean Air Act; the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act; and the Hazard Communication Act. These laws and regulations generally govern wastewater discharges, air emissions, the regulation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination, including of off-site third party owned disposal sites. As is the case with community and neighborhood shopping centers, some of our centers had on-site dry cleaning and/or on-site gasoline retail facilities and these prior uses could potentially increase our environmental liability exposure. Some of these laws and regulations may impose joint and several liability on residents, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of certain regulated substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing. Indoor air quality issues, including the presence of mold, have been highlighted in the media and the industry is seeing claims from lessees rising. Due to the recent increase in the prevalence of mold claims and given that the law relating to the regulation of mold is unsettled and subject to change, we could incur losses from claims relating to the presence of, or exposure to, mold or other microbial organisms, particularly if we are unable to maintain adequate insurance to cover such losses. We also may incur unexpected expenses relating to the abatement of mold on properties that we acquire. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure our stockholders that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the activities of residents, existing conditions of the land, operations in the vicinity of the properties, or the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel of our Manager and/or other sanctions. Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or regulated substances on, under, in or about such property. The costs of investigation, removal or remediation of such substances could be substantial. Those laws may impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and compliance with those restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles govern the presence, maintenance, removal and disposal of certain building materials, including mold, asbestos and lead-based paint. The cost of defending against such claims of liability, of compliance with environmental requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, the amounts available for distribution to our stockholders. We cannot assure our stockholders that properties which we acquire will not have any material environmental conditions, liabilities or compliance concerns. Accordingly, we have no way of determining at this time the magnitude of any potential liability to which we may be subject arising out of environmental conditions or violations with respect to the properties we may purchase. We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make distributions to our stockholders. When residents or tenants do not renew their leases or otherwise vacate their space, in order to attract replacement residents or tenants, we may be required to expend funds for capital improvements to the vacated apartment units or leased spaces and common areas. In addition, we may require substantial funds to renovate a property in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We typically establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves separately maintained from any reserves we establish. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be

23 designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing will increase our interest expense; therefore, our financial condition and our ability to make distributions to our stockholders may be adversely affected. We may not have control over costs arising from rehabilitation of properties. We may elect to acquire properties which require rehabilitation. In particular, we have acquired, and may continue to acquire, “affordable” properties that we will rehabilitate and convert to market rate properties. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor's ability to control the rehabilitation costs, the timing of completion of rehabilitation, and a contractor's ability to build and rehabilitate in conformity with plans and specifications. The profitability of our acquisitions is uncertain. We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to our standards may prove inaccurate. Competition with third parties in acquiring properties and other assets may reduce our profitability and the returns to our stockholders. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may be able to accept more risk than we can effectively manage. In addition, those competitors that are not REITs may be at an advantage to the extent they can utilize working capital to finance projects, while we (and our competitors that are REITs) will be required by the annual distribution provisions under the Code to distribute significant amounts of cash from operations to our stockholders. Some or all of our properties have incurred, and will incur, vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return to our stockholders. Our properties have incurred, and will incur, vacancies. If vacancies of a significant level continue for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. We are dependent on a significant portion of our investments in a single asset class, making our profitability more vulnerable to a downturn or slowdown in the sector or other economic factors. We expect to concentrate the largest portion of our investments in the multifamily sector. As a result, we will be subject to risks inherent in investments in a single type of property. A downturn or slowdown in the demand for multifamily housing may have more pronounced effects on our cash available for distribution or on the value of our assets than if we had more fully diversified our investments. We may rely significantly on repayment guarantors of our real estate loan investments and, therefore, could be subject to credit concentration that makes us more susceptible to adverse events with respect to such guarantors. The repayment of amounts owed to us under certain of our real estate loan investments may be partially guaranteed by the principals of the borrowers. If it were necessary to enforce a guaranty of completion or a guaranty of repayment, our rights under such enforcement are limited by rights held by the senior lender pursuant to intercreditor agreements we have in place. Therefore, the failure to perform by the borrowers and such guarantors is likely to have a material adverse effect on our results of operations and financial condition.

24 We are subject to geographic concentrations that make us more susceptible to adverse events with respect to certain geographic areas. We are subject to geographic concentrations, the carrying values of which are as follows as of December 31, 2017: Carrying value of real estate assets and real estate related loans, in millions: Percentage Georgia $ 805.8 27.3% Florida 734.9 24.9% Texas 493.0 16.7% Tennessee 186.0 6.3% North Carolina 127.9 4.3% Alabama 122.6 4.2% Virginia 105.3 3.6% California 88.9 3.0% South Carolina 82.2 2.8% Pennsylvania 65.5 2.2% Arizona 49.7 1.7% Kansas 44.1 1.5% Kentucky 37.7 1.3% Mississippi 5.8 0.2% Total $ 2,949.4 100.0% Any economic downturn or other adverse condition in one or more of these states, or in any other state in which we may have a significant concentration in the future, could result in a material reduction of our cash flows or material losses to us. Failure to succeed in new markets or sectors may have adverse consequences on our performance. We may make acquisitions outside of our existing market areas if appropriate opportunities arise. Our Manager's or any of its affiliates' historical experience in their existing markets does not ensure that we will be able to operate successfully in new markets, should we choose to enter them. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to accurately evaluate local market conditions, to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred. Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations. We are likely to acquire multiple properties in a single transaction. Such portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions also may result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate, or attempt to dispose of, these properties. We may be required to accumulate a large amount of cash in order to acquire multiple properties in a single transaction. We would expect that the returns that we can earn on such cash will be less than the ultimate returns on real property, and therefore, accumulating such cash could reduce our funds available for distributions. Any of the foregoing events may have an adverse effect on our operations. Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions. We may make investments in opportunity-oriented properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period

25 to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income likely will decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of investments, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project. Further, our net income and stockholders' equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods. We may obtain properties with lock-out provisions, or agree to such provisions in connection with obtaining financing, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties. We may agree to obtain certain properties from contributors who contribute their direct or indirect interest in such properties to our Operating Partnership in exchange for operating partnership units and agree to restrictions on sales or refinancing, called “lock-out” provisions, that are intended to preserve favorable tax treatment for the contributors of such properties and otherwise agree to provide the indemnities to contributions. Additionally, we may agree to lock-out provisions in connection with obtaining financing for the acquisition of properties. Furthermore, we may agree to make a certain amount of debt available for these contributors to guarantee in order to preserve their favorable tax treatment. Lock-out provisions and the consequences of related tax indemnities could materially restrict us from selling, conveying, transferring otherwise disposing of all or any portion of the interest in these properties in a taxable transaction or from refinancing properties. This would affect our ability to turn our investments into cash and thus affect cash available to make distributions to our stockholders. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders, and therefore, might have an adverse impact on the value of our Common Stock. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders. Risks Associated with Debt Financing We have significant debt, which could have important adverse consequences. As of December 31, 2017, we had outstanding debt of approximately $1.8 billion. This indebtedness could have important consequences, including: • if a property is mortgaged to secure payment of indebtedness, and if we are unable to meet our mortgage obligations, we could sustain a loss as a result of foreclosure on the mortgaged property; • our vulnerability to general adverse economic and industry conditions is increased; and • our flexibility in planning for, or reacting to, changes in business and industry conditions is limited. The mortgages on our properties subject to secured debt, our Revolving Credit Facility and our Interim Term Loan contain customary restrictions, requirements and other limitations, as well as certain financial and operating covenants, including maintenance of certain financial ratios. Maintaining compliance with these provisions could limit our financial flexibility. A default in these provisions, if uncured, could require us to repay the indebtedness before the scheduled maturity date, which could adversely affect our liquidity and increase our financing costs. We may be unable to renew, repay, or refinance our outstanding debt. We are subject to the risk that indebtedness on our properties or our unsecured indebtedness will not be renewed, repaid, or refinanced when due or the terms of any renewal or refinancing will not be as favorable as the existing terms of such indebtedness. If we are unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of the properties on disadvantageous terms, which might result in losses to us. Such losses could have a material adverse effect on us and our ability to make distributions to our stockholders and pay amounts due on our debt. Furthermore, if a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the mortgagee could foreclose on the property, appoint a receiver and exercise rights under an assignment of rents and leases, or pursue other remedies, all with a consequent loss of our revenues and asset value. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering our ability to meet the REIT distribution requirements of the Code.

26 We plan to incur additional mortgage indebtedness and other borrowings, which may increase our business risks. We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by selected, or by all of our, real properties to obtain funds to acquire additional real properties and/or make capital improvements to properties. We also may borrow funds, if necessary, to satisfy the requirement that we generally distribute to stockholders as dividends at least 90% of our annual REIT taxable income (excluding net capital gain), or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT. We intend to incur mortgage debt on a particular property only if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns one or more of our properties. In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one property may be affected by a default. Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. We may incur additional indebtedness, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on the Preferred Stock and our Common Stock. Our governing documents do not have limitations on the amount of leverage we may use. As of December 31, 2017, we and our subsidiaries had outstanding approximately $1.8 billion of indebtedness. We may incur additional indebtedness and become more highly leveraged, which could harm our financial position and potentially limit our cash available to pay dividends due to debt covenant restrictions and/or resulting lower amounts of cash from operating activities. As a result, we may not have sufficient funds remaining to satisfy our dividend obligations relating to the Preferred Stock and our Common Stock if we incur additional indebtedness. Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distributions to our stockholders. We also may finance our property acquisitions using interest-only mortgage indebtedness for all or a portion of the term. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments or prepayment penalties will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans. While our intention and practice has been to place interest rate caps on our floating rate mortgages, these caps will be at rates above current rates. We may change our operational policies (including our investment guidelines, strategies and policies and the targeted assets in which we invest) with the approval of our board of directors but without stockholder consent or notice at any time, which may adversely affect the market value of our Common Stock, our results of operations and cash flows and our ability to pay dividends to our stockholders. Our board of directors determines our operational policies and may amend or revise our policies (including our policies with respect to the targeted assets in which we invest, dispositions, growth, operations, indebtedness, capitalization and dividends) or approve transactions that deviate from these policies at any time, without a vote of, or notice to, our stockholders. We may

27 change our investment guidelines and our strategy at any time with the approval of our board of directors, but without the consent of, or notice to, our stockholders, which could result in us making investments that are different in type from, and possibly riskier than, the investments we currently invest in. For example, on December 12, 2016, our board of directors suspended the 20% limit on non-multifamily assets in our investment guidelines. If mortgage debt is unavailable at reasonable rates, it may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. As such, we may find it difficult, costly or impossible to refinance indebtedness which is maturing. If any of these events occur, our interest cost would increase as a result, which would reduce our cash flow. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more stock or borrowing more money. If we are unable to refinance maturing indebtedness with respect to a particular property and are unable to pay the same, then the lender may foreclose on such property. Financial and real estate market disruptions could adversely affect the multifamily property sector's ability to obtain financing from Freddie Mac and Fannie Mae, which could adversely impact us. Fannie Mae, Freddie Mac and HUD/FHA are major sources of financing for the multifamily sector and both have historically experienced losses due to credit-related expenses, securities impairments and fair value losses. If new U.S. government regulations (i) heighten these agencies' underwriting standards, (ii) adversely affect interest rates, or (iii) reduce the amount of capital they can make available to the multifamily sector, it could reduce or remove entirely a vital resource for multifamily financing. Any potential reduction in loans, guarantees and credit-enhancement arrangements from these agencies could jeopardize the effectiveness of the multifamily sector's available financing and decrease the amount of available liquidity and credit that could be used to acquire and diversify our portfolio of multifamily assets. Volatility in and regulation of the commercial mortgage-backed securities market has limited and may continue to impact the pricing of secured debt. As a result of the past crisis in the residential mortgage-backed securities markets, the most recent global recession and some concerns over the ability to refinance or repay existing commercial mortgage-backed securities as they come due, liquidity previously provided by the commercial mortgage-backed securities and collateralized debt obligations markets has significantly decreased. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act imposes significant new regulations related to the mortgage backed securities industry and market participants, which has contributed to uncertainty in the market. The lack of volume in the commercial mortgage-backed securities market could result in the following adverse effects on our incurrence of secured debt, which could have a materially negative impact on our financial condition, results of operations, cash flow and cash available for distribution: • General availability of loans proceeds/originators: • higher loan spreads; • tighter loan covenants; • reduced loan to value ratios and resulting borrower proceeds; and • higher amortization and reserve requirements. The Company could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for multi-family housing. Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. The Company utilizes loan programs sponsored by these entities as a key source of capital to finance its growth and its operations. In September 2008, the U.S. government assumed control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. In June 2013, a bipartisan group of senators proposed an overhaul of the housing finance system which would wind down Fannie Mae and Freddie Mac within five years; in August 2013, President

28 Obama announced his support for this legislation. This legislation was ultimately abandoned. Any decision or action by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily residential real estate and, as a result, may adversely affect the Company and its growth and operations. High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders. As mentioned above, we incur and expect to continue to incur debt. Higher debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. Interest we pay could reduce cash available for distribution to stockholders. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flow and our ability to make distributions to our stockholders. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss. Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders. In providing financing to us, a lender may impose restrictions on us that affect our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our stockholders and otherwise affect our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Such loan documents may contain other negative covenants that may limit our ability to discontinue insurance coverage, replace our Manager or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to our stockholders. Further, such restrictions could make it difficult for us to satisfy the requirements necessary to maintain our qualification as a REIT. Risks Related to Our Real Estate-Related Investments Our investments in, or originations of, senior debt or subordinate debt and our investments in membership or partnership interests in entities that own real estate assets will be subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses. We may invest in, or originate, senior debt or subordinate debt and invest in membership or partnership interests in entities that own real estate assets. These investments will involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities may not be collateralized and also may be subordinated to the entity's other obligations. We are likely to invest in debt securities of companies that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses to us. We have not adopted any limit on such investments. These investments also will subject us to the risks inherent with real estate investments referred to previously, including the risks described with respect to multifamily and retail properties and other real estate-related investments and similar risks, including: • risks of delinquency and foreclosure, and risks of loss in the event thereof; • the dependence upon the successful operation of, and net income from, real property; • risks generally incident to interests in real property; and • risks specific to the type and use of a particular property. These risks may adversely affect the value of our investments in entities that own real estate assets and the ability of our borrowers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses. Our real estate loan assets will involve greater risks of loss than senior loans secured by income-producing properties. We may originate (in connection with a forward purchase or option to purchase contract or otherwise) or acquire real estate loans in entities that own or are developing multifamily properties or other real estate-related investments which take the

29 form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the loan may become unsecured as a result of foreclosure by the senior lender and because it is in second position and there may not be adequate equity in the property. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our real estate loan. If a borrower defaults on our real estate loan or debt senior to our loan, or in the event of a borrower bankruptcy, our real estate loan will be satisfied only after the senior debt. We may be unable to enforce guaranties of payment and/or performance given as security for some real estate loans. As a result, we may not recover some or all of our initial expenditure. Our real estate loans partially finance the construction of real estate projects and so involve additional risks inherent in the construction process, such as adherence to budgets and construction schedules. In addition, subordinate loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to our real estate loans would result in operating losses for us and may limit our ability to make distributions to our stockholders. Risks Related to our Investments in Multifamily Communities Economic conditions may adversely affect the multifamily real estate market and our income. A multifamily property's income and value may be adversely affected by international, national and regional economic conditions. Currently, the U.S. real estate market is enjoying a relatively strong market with generally positive conditions in most sectors. International markets are experiencing increased levels of volatility due to a combination of many factors, including decreased economic growth, especially in China, limited access to credit markets, tremendous volatility in the equity markets both domestically and internationally. If such conditions persist, the real estate industry may experience a significant decline in business caused by a reduction in overall renters. The current economy and improved unemployment rates also may also deteriorate due to these and other economic factors. If the economy domestically or abroad does experience a meaningful downturn it could have an adverse effect on our operations if they cause the residents occupying the multifamily properties we acquire to cease making rent payments to us. In addition, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates may adversely affect a property's income and value. The continued rise in energy costs could result in higher operating costs, which may adversely affect our results from operations. In addition, local conditions in the markets in which we own or intend to own properties may significantly affect occupancy or rental rates at such properties. The risks that may adversely affect conditions in those markets include: layoffs, business closings, relocations of significant local employers and other events negatively impacting local employment rates and the local economy; an oversupply of, or a lack of demand for, apartments; a decline in household formation; the inability or unwillingness of residents to pay rent increases; and rent control, rent stabilization and other housing laws, which could prevent us from raising rents. We cannot predict if the current strength in the multifamily real estate market will continue. Therefore, to the extent that there are adverse economic conditions in the multifamily market, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to our stockholders. We must comply with the Fair Housing Amendments Act of 1988, or the FHAA, and failure to comply may affect cash available for distributions. We must comply with the FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and the ADA and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys' fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

30 Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make distributions to our stockholders. We expect that most of our apartment leases will be for terms of thirteen months or less. Because these leases generally permit the residents to leave at the end of the lease term without any penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms. We will face competition from other apartment communities and the affordability of single-family homes, which may limit our profitability and the returns to our stockholders. The multifamily apartment industry is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily communities, which would adversely affect our operations. Our competitors include those in other apartment communities both in the immediate vicinity where our multifamily communities will be located and the broader geographic market. Such competition also may result in overbuilding of apartment communities, causing an increase in the number of apartment units available and potentially decreasing our occupancy and apartment rental rates. We also may be required to expend substantial sums to attract new residents. The resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates. Further, costs associated with real estate investment, such as utilities and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment. These events would cause a significant decrease in cash flow and could cause us to reduce the amount of distributions to our stockholders. Furthermore, apartment communities we acquire most likely compete, or will compete, with numerous housing alternatives in attracting residents, including single- and multi-family homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of single- and multi-family homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates. The foregoing factors may encourage potential renters to purchase residences rather than renting an apartment, thereby causing a decline in the pool of available renters for our properties. Risks Related to our Retail Investments Downturns in the retail industry likely will have a direct adverse impact on our grocery-anchored revenues and cash flow. Our retail properties currently owned and planned for acquisition consist primarily of grocery-anchored shopping centers. Our retail performance therefore is generally linked to economic conditions in the market for retail space. The market for retail space could be adversely affected by any of the following: • weakness in the national, regional and local economies, and declines in consumer confidence which could adversely impact consumer spending and retail sales and in turn tenant demand for space and could lead to increased store closings; • changes in market rental rates; • changes in demographics (including the number of households and average household income) surrounding our shopping centers; • adverse financial conditions for grocery anchors and other retail, service, medical or restaurant tenants; • continued consolidation in the retail and grocery sector; • excess amount of retail space in our markets; • reduction in the demand by tenants to occupy our shopping centers as a result of reduced consumer demand for certain retail formats; • increased diversification of product offerings by grocery anchors can lead to increased competition, declining same store sales and store closings; • increase in e-commerce and alternative distribution channels may negatively affect out tenant sales or decrease the square footage our tenants require and could lead to margin pressure on our grocery anchors, which could lead to store closures; • the impact of an increase in energy costs on consumers and its consequential effect on the number of shopping visits to our centers; and • consequences of any armed conflict involving, or terrorist attack against, the United States. To the extent that any of these conditions occur, they are likely to impact market rents for retail space, occupancy in our retail properties, our ability to sell, acquire or develop retail properties, and our cash available for distributions to stockholders.

31 Competition may impede our ability to renew leases or re-let spaces as leases expire, which could harm our business and operating results. We face competition from similar centers and other types of shopping venues within our market areas that may affect our ability to renew leases or re-let space as leases expire at our grocery-anchored shopping centers. Certain national retail chain bankruptcies and resulting store closings/lease disaffirmations have generally resulted in increased available retail space which, in turn, has resulted in increased competitive pressure to renew tenant leases upon expiration and to find new retail tenants for vacant space at such properties. In addition, any new competitive retail properties that are developed within the market areas of our existing grocery-anchored shopping centers may result in increased competition for customer traffic and creditworthy retail tenants. Increased competition for retail tenants may require us to make tenant and/or capital improvements to retail properties beyond those that we would otherwise have planned to make. Any unbudgeted tenant and/or capital improvements we undertake may reduce cash that would otherwise be available for distributions to our stockholders. Ultimately, if we are unable to renew leases or re-let space as retail leases expire or renew or re-let such spaces at lower rental rates, our business and operations could be negatively impacted. Loss of revenues from significant tenants and our in-line tenants could reduce distributions to our stockholders. For our currently owned and planned acquisitions of grocery-anchored shopping centers, we derive or will derive significant revenues from anchor tenants such as Publix, Kroger, Wal-Mart, Safeway, Sprouts, BJ's Wholesale Club, The Fresh Market and Bi-Lo, in addition to our in-line tenants. Distributions to our stockholders could be adversely affected by the loss of revenues in the event our tenants: • become bankrupt or insolvent; • experience a downturn in their business; • materially default on their leases; • do not renew their leases as they expire; or • renew at lower rental rates. Vacated anchor space, including space owned by the anchor, can also reduce rental revenues generated by the shopping center because of the loss of the departed anchor tenant's customer drawing power. The closing of one or more anchor stores at a center or occupancy falling below a certain percentage could adversely affect the financial performance of the center, adversely affect the operations of other tenants and result in lease terminations by, or reductions in rent from, other tenants whose leases may permit such actions. We may be unable to collect balances due from retail tenants in bankruptcy. Although minimum rent is supported by lease contracts of varying term, retail tenants who file bankruptcy have the legal right to reject any or all of their leases and close related stores. In the event that a retail tenant with a significant number of leases in our shopping centers files bankruptcy and rejects its leases, we could experience a significant reduction in our retail revenues and may not be able to collect all pre-petition amounts owed by that party. Our Common Area Maintenance (“CAM”) contributions may not allow us to recover the majority of our operating expenses from retail tenants. CAM costs typically include allocable energy costs, repairs, maintenance and capital improvements to common areas, janitorial services, administrative, property and liability insurance costs and security costs. The amount of CAM charges we bill to our retail tenants may not allow us to recover or pass on all these operating expenses to tenants, which may reduce operating cash flow from our retail properties. Operating expenses may remain constant or increase even if occupancy and income at our centers may decrease, negatively affecting our financial performance. Costs associated with our operations, such as real estate and personal property taxes, insurance, and mortgage payments, generally are not reduced even as occupancy or rental rates decrease, tenants fail to pay base and additional rent or other circumstances cause a reduction in income from the center. As a result, our financial performance, cash flow from operations from the center and our ability to make distributions to our stockholders may be adversely affected. In addition, inflation could result

32 in increased operating costs for us and our tenants, which may adversely affect our financial performance and ability to make distributions to our stockholders. Increased competition to traditional grocery chains from new market participants, Amazon, online supermarket retailers and food delivery services could adversely affect our grocery-anchored revenues and cash flow. As a result of consumers' growing desire to shop online, traditional grocery chains are subject to increasing competition from new market participants and food retailers who have incorporated the internet as a direct-to-consumer channel and internet- only retailers that sell grocery products. For example, Amazon, a leading online retailer, acquired Whole Foods on August 28, 2017. Additionally, online food delivery services are increasingly competing with traditional grocery chains in the food sales market. Competition from these new market participants and selling channels could negatively impact traditional grocery chains, which could adversely affect our grocery-anchored revenues and cash flow. In addition, changing dynamics in the food sales space could result in increased competition, declining same-store sales and store closings in the retail and grocery sector. Risks Related to our Preferred Office Properties Investments Our performance is subject to risks associated with our office properties and the office property industry. Our economic performance from our office properties is subject to the risk that if our office properties do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to pay distributions to our stockholders will be adversely affected. The following factors, among others, may adversely affect the income generated by our properties: • downturns in the national, regional and local economic conditions (particularly increases in unemployment); • competition from other office properties; • local real estate market conditions, such as oversupply or reduction in demand for office space; • vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let office space; • changes in space utilization by our office tenants due to technology, economic conditions and business culture; • increased operating costs, including insurance expense, utilities, real estate taxes, state and local taxes and heightened security costs; and • declines in the financial condition of our office tenants and our ability to collect rents from our office tenants. We face considerable competition in the office leasing market and may be unable to renew existing office leases or re-let office space on terms similar to the existing leases, or we may expend significant capital in our efforts to re-let office space, which may adversely affect our operating results. Every year, we compete with a number of other developers, owners, and operators of office and office-oriented properties to renew office leases with our existing tenants and to attract new office tenants. To the extent that we are able to renew office leases that are scheduled to expire in the short-term or re-let such office space to new tenants, heightened competition resulting from adverse market conditions may require us to utilize rent concessions and tenant improvements to a greater extent than we historically have. In addition, competition for credit worthy office tenants is intense and we may have difficulty competing with competitors, especially those who have purchased office properties at discounted prices allowing them to offer office space at reduced rental rates. If our competitors offer office accommodations at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose potential tenants, and we may be pressured to reduce our rental rates below those we currently charge in order to retain tenants upon expiration of their existing office leases. Even if our tenants renew their leases or we are able to re-let the office space, the terms and other costs of renewal or re-letting, including the cost of required renovations, increased tenant improvement allowances, leasing commissions, declining rental rates, and other potential concessions, may be less favorable than the terms of our current leases and could require significant capital expenditures. If we are unable to renew office leases or re-let office space in a reasonable time, or if rental rates decline or tenant improvement, leasing commissions, or other costs increase, our financial condition, cash flows, ability to pay distributions to our stockholders, and ability to satisfy our debt service obligations could be adversely affected. We face potential adverse effects from major office tenants’ bankruptcies or insolvencies.

33 The bankruptcy or insolvency of a major office tenant may adversely affect the income produced by our office properties. Our office tenants could file for bankruptcy protection or become insolvent in the future. We cannot evict an office tenant solely because of its bankruptcy. On the other hand, a bankrupt office tenant may reject and terminate its lease with us. In such case, our claim against the bankrupt office tenant for unpaid and future rent would be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the office lease, and, even so, our claim for unpaid rent would likely not be paid in full. This shortfall could adversely affect our cash flow and results of operations. In order to maintain and/or increase the quality of our office properties and successfully compete against other office properties, we regularly must spend money to maintain, repair, renovate and improve our office properties, which could negatively impact our financial condition and results of operations. If our office properties are not as attractive to customers due to physical condition as office properties owned by our competitors, we could lose customers or suffer lower rental rates. As a result, we may from time to time be required to make significant capital expenditures to maintain or enhance the competitiveness of our office properties. There can be no assurances that any such expenditures would result in higher occupancy or higher rental rates or deter existing customers from relocating to office properties owned by our competitors. Material U.S. Federal Income Tax Considerations If we fail to maintain our qualification as a REIT, we will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less. We elected to be taxed as a REIT, commencing with our tax year ended December 31, 2011. A REIT generally is not taxed at the corporate level on income and gains it distributes to its stockholders on a timely basis. If we were to fail to qualify as a REIT in any taxable year: • we would not be allowed to deduct our distributions to our stockholders when computing our taxable income; • we would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates and possibly increased state and local taxes; • we could be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions; • we would have less cash to make distributions to our stockholders; and • we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification. Although we intend to operate in a manner intended to qualify as a REIT, it is possible that we may inadvertently terminate our REIT election or that future economic, market, legal, tax or other considerations may cause our board of directors to determine to revoke our REIT election. Even if we qualify as a REIT, we expect to incur some taxes, such as state and local taxes, taxes imposed on certain subsidiaries and potential U.S. federal excise taxes. We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our Common Stock. In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to REITs. Additional changes to the tax laws are likely to continue to occur. Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a regular corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate the REIT election we have made and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders. If the Operating Partnership fails to maintain its status as a partnership, its income may be subject to taxation. We intend to maintain the status of the Operating Partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the Operating Partnership as a partnership for such purposes, it

34 would be taxable as a corporation. In such event, this would reduce the amount of distributions that the Operating Partnership could make to us. This also would result in our losing REIT status, and becoming subject to a corporate level tax on our own income, and would substantially reduce our cash available to pay distributions and the yield to our stockholders. In addition, if any of the partnerships or limited liability companies through which the Operating Partnership owns its properties, in whole or in part, loses its characterization as a partnership and is not otherwise disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the Operating Partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification. Our investments in certain debt instruments may cause us to recognize income for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification. Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. We may also be required under the terms of the indebtedness that we incur to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (4) make a taxable distribution of our shares of Common Stock as part of a distribution in which stockholders may elect to receive shares of Common Stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. The failure of a subordinate loan to qualify as a real estate asset could adversely affect our ability to maintain our qualification as a REIT. In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may originate (in connection with a forward purchase or option to purchase contract) or acquire subordinate loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a subordinate loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any subordinate loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT. Furthermore, if we participate in any appreciation in value of real property securing a mortgage loan and the IRS characterizes such “shared appreciation mortgage” as equity rather than debt, for example, because of a large interest in cash flow of the borrower, we may be required to recognize income, gains and other items with respect to the real property for U.S. federal income tax purposes. This could affect our ability to maintain our qualification as a REIT. The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities. In order to maintain our qualification as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

35 Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of our shares of stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our stock or otherwise be in the best interest of our stockholders. Certain Employee Benefit Plan Risks If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to liability and penalties. Special considerations apply to the purchase or holding of securities by employee benefit plans subject to the fiduciary rules of Title I of ERISA (“ERISA Plans”), including pension or profit sharing plans and entities that hold assets of such ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans”). If you are investing the assets of any Benefit Plan, you should satisfy yourself that: • your investment is consistent with your fiduciary obligations under ERISA and the Code; • your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan’s investment policy; • your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code; • in making such investment decision, you have considered the effect the investment will have on the liquidity of the Benefit Plan and whether or not the investment will produce UBTI for the Benefit Plan; • you will be able to value the assets of the Benefit Plan annually in accordance with any applicable ERISA or Code requirements and applicable provisions of the Benefit Plan; and • your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in, or holding of, our securities constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in the stock may lose its tax exempt status. Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. Such plans should satisfy themselves that the investment satisfies applicable law. We have not, and will not, evaluate whether an investment in, or holding of, our securities is suitable for any particular plan. Item 1B. Unresolved Staff Comments None.

Item 2. Properties

At December 31, 2017, we were the owner of the following 30 multifamily communities and four student housing communities, which comprise our multifamily communities segment:

Property	Location	Year constructed	Number of Units	Average Unit Size (sq. ft.)	Average Rent [1]
Summit Crossing [2]	Atlanta, GA	2007	657	1,040	1,234
Stone Rise	Philadelphia, PA	2008	216	1,078	1,463
McNeil Ranch	Austin, TX	1999	192	1,071	1,254
Lake Cameron	Raleigh, NC	1997	328	940	978
Stoneridge Farms at the Hunt Club	Nashville, TN	2002	364	1,153	1,100
Vineyards	Houston, TX	2003	369	1,122	1,141
Aster at Lely Resort	Naples, FL	2015	308	1,071	1,439
CityPark View	Charlotte, NC	2014	284	948	1,089
Avenues at Cypress	Houston, TX	2014	240	1,170	1,418
Venue at Lakewood Ranch	Sarasota, FL	2015	237	1,001	1,543
Avenues at Creekside	San Antonio, TX	2014	395	974	1,148
Citi Lakes	Orlando, FL	2014	346	984	1,384
Avenues at Northpointe	Houston, TX	2013	280	1,167	1,349
Lenox Portfolio	Nashville, TN	[3]	474	861	1,206
Stone Creek	Houston, TX	2009	246	852	1,010
Overton Rise	Atlanta, GA	2015	294	1,018	1,479
Village at Baldwin Park	Orlando, FL	2008	528	1,069	1,547
Crosstown Walk	Tampa, FL	2014	342	981	1,268
525 Avalon Park	Orlando, FL	2008	487	1,394	1,400
Sorrel	Jacksonville, FL	2015	290	1,048	1,265
Retreat at Greystone	Birmingham, AL	2015	312	1,100	1,219
Broadstone At Citrus Village	Tampa, FL	2011	296	980	1,252
Founders Village	Williamsburg, VA	2014	247	1,070	1,366
Claiborne Crossing	Louisville, KY	2014	242	1,204	1,330
Luxe at Lakewood Ranch	Sarasota, FL	2016	280	1,105	1,521
Adara Overland Park	Kansas City, KS	2016	260	1,116	1,308
Aldridge at Town Village	Atlanta, GA	2016	300	969	1,298
Overlook at Crosstown Walk	Tampa, FL	2016	180	986	—
Colony at Centerpointe	Richmond, VA	2016	255	1,149	—
City Vista [4]	Pittsburgh, PA	2014	272	1,023	1,352
			9,521		
Student housing communities:					
North by Northwest	Tallahassee, FL	2012	219	1,250	725
SoL	Tempe, AZ	2010	224	1,296	715
Stadium Village [5]	Atlanta, GA	2015	198	1,466	670
Ursa [5]	Waco, TX	2017	250	1,634	—
			891		
			10,412		

[1] Average rent per unit, except for student housing properties, which are average rent per bed.

[2] The second phase of our Summit Crossing community (140 units) was completed in 2013 and the third phase was completed in 2017. The combined three phases are managed as a single property.

[3] The Lenox Portfolio consists of three properties, two of which were completed in 2009 (291 units) and the third in 2015 (183 units).

[4] We own approximately 96% of the joint venture that controls the City Vista multifamily community.

[5] We own approximately 99% of the joint venture that controls the Stadium Village and Ursa student housing properties.

36

Our communities are equipped with an array of amenities believed to be sufficient to position Preferred Apartment Communities as attractive residential rental options within each local market. Such amenities can include, but are not limited to, one or more swimming pools, a clubhouse with a business center, tennis courts and laundry facilities. Unit-specific amenities can include high-end appliances, tile kitchen backsplashes, washer and dryers or washer and dryer hookups and ceiling fans. Resident lease terms are generally twelve months in duration.

At December 31, 2017, we were the sole owner of the following 39 grocery-anchored shopping centers, which comprise our New Market Properties segment:

Property name	Location	Year built	GLA [1]	Percent leased [2]	Grocery anchor tenant
Castleberry-Southard	Atlanta, GA	2006	80,018	100.0%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864	100.0%	Kroger
Lakeland Plaza	Atlanta, GA	1990	301,711	95.3%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853	95.1%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432	95.5%	Kroger
Roswell Wieuca Shopping Center	Atlanta, GA	2007	74,370	100.0%	The Fresh Market
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	84.4%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	93.2%	Publix
Summit Point	Atlanta, GA	2004	111,970	82.7%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	96.1%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978	93.2%	Publix
Woodmont Village	Atlanta, GA	2002	85,639	98.4%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122	92.6%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716	89.5%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	98.6%	Publix
Parkway Centre	Columbus, GA	1999	53,088	97.4%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	100.0%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	100.0%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720	100.0%	BJ's Wholesale Club
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	100.0%	Publix
University Palms	Orlando, FL	1993	99,172	100.0%	Publix
Crossroads Market	Naples, FL	1993	126,895	98.1%	Publix
Champions Village	Houston, TX	1973	383,093	79.3%	Randalls
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218	83.0%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,855	100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124	100.0%	Bi-Lo
Irmo Station	Columbia, SC	1980	99,384	92.3%	Kroger
Anderson Central	Greenville Spartanburg, SC	1999	223,211	96.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	100.0%	Publix
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
West Town Market	Charlotte, NC	2004	67,883	100.0%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946	100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781	96.3%	Kroger
Southgate Village	Birmingham, AL	1988	75,092	100.0%	Publix
TOTAL			4,055,461	94.5%	

[1] Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants. The total excludes approximately 47,600 square feet of ground floor retail GLA in the Lenox Portfolio.

[2] Percent leased represents the percentage of GLA that is leased, including noncancelable lease agreements that have been signed but which have not yet commenced.

Our retail leases have original lease terms which generally range from three to seven years for spaces under 5,000 square feet and from 10 to 20 years for spaces over 10,000 square feet. Anchor leases generally contain renewal options for one or more

37

additional periods whereas in-line tenant leases may or may not have renewal options. With the exception of anchor leases, the leases generally contain contractual increases in base rent rates over the lease term and the base rent rates for renewal periods are generally based upon the rental rate for the primary term, which may be adjusted for inflation or market conditions. Anchor leases generally do not contain contractual increases in base rent rates over the lease term and the renewal periods. Our leases generally provide for the payment of fixed monthly rentals and may also provide for the payment of additional rent based upon a percentage of the tenant's gross sales above a certain threshold level ("percentage rent"). Our leases also generally include tenant reimbursements for common area expenses, insurance, and real estate taxes. Utilities are generally paid by tenants either directly through separate meters or through payment of tenant reimbursements. The foregoing general description of the characteristics of the leases in our centers is not intended to describe all leases and material variations in lease terms may exist.

Our grocery anchor tenants comprised 52.4% of our portfolio GLA at December 31, 2017. Our small in-line tenants generally consist of retail, consumer services, healthcare providers, and restaurants; none of our small in-line tenants individually constitute more than 1.0% of our portfolio GLA as of December 31, 2017. The following table summarizes our grocery anchor tenants by GLA as of December 31, 2017:

Grocery Anchor Tenant	GLA	% of GLA within retail portfolio
Publix [(1)]	860,301	21.2%
Kroger	574,167	14.2%
Wal-Mart	183,211	4.5%
BJ's Wholesale Club	108,532	2.7%
Harris Teeter	105,943	2.6%
Randall's	61,604	1.5%
Bi-Lo	59,824	1.5%
H.E.B	54,844	1.4%
Tom Thumb	43,600	1.1%
Sprouts	29,855	0.7%
The Fresh Market	43,321	1.1%
Total	2,125,202	52.4%

[(1)] Publix at our Fairview Market center expires in February 2018. The Company has executed a lease, subject to contingencies, to replace approximately 62% of the Publix space.

The following table summarizes New Market Properties' contractual lease expirations for the next ten years and thereafter, assuming no tenants exercise their renewal options:

	Total grocery-anchored shopping center portfolio		
	Number of leases	Leased GLA	Percent of leased GLA
Month to month	10	17,141	0.4%
2018	94	377,237	9.9%
2019	97	561,832	14.7%
2020	107	467,902	12.2%
2021	92	437,532	11.4%
2022	90	313,629	8.2%
2023	31	127,694	3.3%
2024	18	551,844	14.4%
2025	17	293,154	7.7%
2026	9	127,071	3.3%
2027	16	112,101	2.9%
2028+	16	434,426	11.6%
Total	597	3,821,563	100.0%

38

At December 31, 2017, we were the sole owner of the following four office properties, which comprise our Preferred Office Properties segment:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	97%
Westridge at La Cantera	San Antonio, TX	258,000	100%
Brookwood Center	Birmingham, AL	169,000	100%
Galleria 75	Atlanta, GA	111,000	94%
		1,352,000	98%

Our office building leases have original lease terms which generally range from 5 to 15 years and generally contain contractual, annual base rental rate escalations ranging from 2% to 3%. These leases may be structured as "gross" where the tenant's base rental rate is all inclusive and there is no additional obligation to reimburse building operating expenses, "net" or "NNN" where in addition to base rent the tenant is also responsible for its pro rata share of reimbursable building operating expenses, or "modified gross" where in addition to base rent the tenant is also responsible for its pro rata share of reimbursable building operating expense increases over a base year amount (typically calculated as the actual reimbursable operating expenses in year one of the original lease term).

As of December 31, 2017, our significant tenants within our Preferred Office Properties segment consisted of:

	Square footage	Percentage of total SF	Annual Base Rent
InterContinental Hotels Group	495,409	36.6%	$ 11,200,200
State Farm Mutual Automobile Insurance Company	183,168	13.5%	3,232,086
Harland Clarke Corporation	129,016	9.5%	2,742,125
United Services Automobile Association	129,015	9.5%	2,967,345
Access Insurance Holdings, Inc.	77,518	5.7%	1,042,629
	1,014,126	74.8%	$ 21,184,385

The following table summarizes contractual lease expirations within our Preferred Office Properties segment for the next ten years and thereafter, assuming no tenants exercise their renewal options:

Preferred Office Properties segment		
Year of lease expiration	Rentable square feet	Percent of rented square feet
2018	6,270	0.5%
2019	15,745	1.2%
2020	95,656	7.3%
2021	217,000	16.5%
2022	13,891	1.1%
2023	80,272	6.1%
2024	19,147	1.5%
2025	47,870	3.6%
2026	—	—%
2027	258,031	19.7%
2028+	558,522	42.5%
Total	1,312,404	100.0%

Details regarding the mortgage debt on our properties may be found in the consolidated financial statements within this Annual Report on Form 10-K.

Our corporate headquarters is located at 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

39

Item 3. Legal Proceedings

Neither we nor our subsidiaries nor, to our knowledge, our Manager is currently subject to any legal proceedings that we or our Manager consider to be material. To our knowledge, none of our communities are currently subject to any legal proceeding that we consider material.

Item 4. Mine Safety Disclosures

Not applicable.

PART II

Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our Common Stock (symbol "APTS") has been listed on the New York Stock Exchange since July 17, 2015. The following table sets forth the historical quarterly price data pertaining to our Common Stock, and per-share dividend distributions declared on our Common Stock for 2016 and 2017:

Quarter ended:	High	Low	Close	Dividends
3/31/2016	$ 12.83	$ 12.58	$ 12.68	$ 0.1925
6/30/2016	$ 14.74	$ 14.31	$ 14.72	$ 0.2025
9/30/2016	$ 13.59	$ 13.34	$ 13.51	$ 0.2025
12/31/2016	$ 14.96	$ 14.57	$ 14.91	$ 0.22

Quarter ended:	High	Low	Close	Dividends
3/31/2017	$ 14.98	$ 12.42	$ 13.21	$ 0.22
6/30/2017	$ 16.40	$ 13.17	$ 15.75	$ 0.235
9/30/2017	$ 19.19	$ 15.09	$ 18.88	$ 0.235
12/31/2017	$ 22.71	$ 18.73	$ 20.25	$ 0.25

As of December 31, 2017, there were approximately 23,900 holders of record of our Common Stock. This total excludes an unknown number of holders of 6.7 million shares of Common Stock in street name at non-responding brokerage firms.

Dividends

We have declared and subsequently paid cash dividends on shares of our Common Stock for each quarter since our IPO in 2011. Since we have elected to be taxed as a REIT effective with our tax year ended December 31, 2011, we are required to, and intend to, distribute at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP and determined without regard for the deduction for dividends paid and excluding net capital gains) to maintain such status. Dividends are declared with the action and approval of our board of directors and any future distributions are made at our board of director's discretion. Our dividend paying capacity is primarily dependent upon cash generated from our multifamily communities, grocery-anchored shopping centers and office properties, interest income on our real estate loans and cash needs for capital expenditures, both foreseen and unforeseen, among other factors. Risks inherent in our ability to pay dividends are further described in the section entitled "Risk Factors" in Item 1A of this Annual Report on Form 10-K.

40

41 Equity Compensation Plan The following table sets forth information as of December 31, 2017 regarding our equity compensation plans and our Common Stock authorized for issuance under the plans. Plan Category Number of securities to be issued upon exercise of outstanding options, warrants and rights Weighted-average exercise price of outstanding options, warrants and rights Number of securities remaining available for future issuance under equity compensation plans Equity compensation plans approved by stockholders (1) 488,307 (2) N/A 907,882 Equity compensation plans not approved by stockholders — N/A — Total 488,307 N/A 907,882 (1) Includes our 2011 Stock Incentive Plan, as amended, or the 2011 Plan, that authorized a maximum of 2,617,500 shares of our Common Stock for issue under the 2011 Plan. Awards may be made in the form of issuances of Common Stock, restricted stock, stock appreciation rights, performance shares, incentive stock options, non-qualified stock options, or other forms. Eligibility criteria, amounts and all terms governing awards pursuant to the 2011 Plan, such as vesting periods and voting and dividend rights on unvested awards, are determined by our the compensation committee of our board of directors. (2) Represents 465,507 Class A Units of our Operating Partnership, or Class A Units, which are exchangeable for shares of our Common Stock on a one-for-one basis, or cash, as elected by our Operating Partnership, and 22,800 Restricted Stock units. Excluded are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center.

Shareholder Return Performance Graph

The following stock performance graph and related information shall not be deemed "soliciting material" or "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.


Total Return of $1,000 Investment
$3,500
$3,250
$3,000
$2,750
$2,500
$2,250
$2,000
$1,750
$1,500
$1,250
$1,000
01/01/13
12/31/13
12/31/14
12/31/15
12/31/16
12/31/17
APTS Common Stock
MSCI US REIT INDEX
S&P Small Cap 600

The chart above presents comparative investment results of a hypothetical initial investment of $1,000 on January 1, 2013 in: (i) our Common Stock, ticker symbol "APTS;" (ii) the MSCI U. S. REIT Index, an index of equity REIT constituent companies that derive the majority of their revenue from real estate rental activities; and (iii) the S&P Small Cap 600 Index, a broad equity index comprised of constituent companies with capitalization levels that approximate ours. The total return results assume automatic reinvestment of dividends and no transaction costs.

	Value of initial investment on:					
	1/1/2013	**12/31/2013**	**12/31/2014**	**12/31/2015**	**12/31/2016**	**12/31/2017**
APTS Common Stock	$ 1,000	$ 1,101	$ 1,347	$ 1,783	$ 2,157	$ 3,100
MSCI U. S. REIT Index	$ 1,000	$ 1,025	$ 1,336	$ 1,370	$ 1,487	$ 1,563
S&P Small Cap 600 Index	$ 1,000	$ 1,397	$ 1,459	$ 1,410	$ 1,758	$ 1,965

Sales of Unregistered Securities

There were no previously unreported sales of unregistered securities by the Company during the fiscal year ended 2017.

42

Item 6. Selected Financial Data

The following table sets forth selected financial and operating data on a historical basis and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes thereto appearing elsewhere in this Annual Report on Form 10-K.

	Year Ended December 31,				
	2017	2016	2015	2014	2013
Total revenues	$ 294,004,615	$ 200,118,915	109,305,512	$ 56,536,370	$ 32,133,491
Net income (loss)	$ 28,666,601	$ (9,843,414)	$ (2,425,989)	$ 2,127,203	$ (4,205,492)
Net loss per share of Common Stock available to common stockholders, basic and diluted	$ (1.13)	$ (2.11)	$ (0.95)	$ (0.31)	$ (1.59)
Weighted average number of shares of Common Stock outstanding, basic and diluted	31,926,472	23,969,494	22,182,971	17,399,147	9,456,228
Cash dividends declared per share of Common Stock	$ 0.94	$ 0.8175	$ 0.7275	$ 0.655	$ 0.605
Total assets	$3,252,369,625	$ 2,420,832,602	$ 1,295,529,033	$ 691,382,907	$ 340,119,848
Long term debt	$1,812,048,774	$ 1,327,878,112	$ 696,945,291	$ 354,418,668	$ 140,516,000
Revolving credit facility	$ 41,800,000	$ 127,500,000	$ 34,500,000	$ 24,500,000	$ 29,390,000
Total liabilities	$1,971,603,932	$ 1,535,571,440	$ 770,075,243	$ 399,801,033	$ 174,067,129
Preferred Stock (par value outstanding)	$ 12,373	$ 9,144	$ 4,830	$ 1,928	$ 893
Total equity	$1,280,765,693	$ 885,261,162	$ 525,453,790	$ 291,581,874	$ 166,052,719
Cash flows provided by (used in):					
Operating activities	$ 86,289,071	$ 61,661,469	$ 35,221,423	$ 15,436,062	$ 8,686,070
Investing activities	$ (723,752,904)	$(1,126,583,594)	$ (533,510,211)	$ (356,423,742)	$ (137,725,734)
Financing activities	$ 646,184,908	$ 1,074,804,307	$ 497,615,123	$ 334,920,519	$ 135,246,586
Funds from operations ("FFO")[(1)]	$ 43,344,253	$ 22,385,563	$ 16,701,905	$ 10,967,373	$ (33,080)
Core funds from operations ("Core FFO")[(1)]	$ 48,111,760	$ 32,390,826	$ 25,952,326	$ 18,373,674	$ 9,128,980
Adjusted funds from operations ("AFFO")[(1)]	$ 38,376,539	$ 26,594,910	$ 21,783,083	$ 14,771,490	$ 7,809,761

[(1)] See "Reconciliation of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders" and "Definitions of Non-GAAP Measures" in the Results of Operations section within "Management's Discussion and Analysis of Financial Condition and Results of Operations," in this Annual Report on Form 10-K.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Significant Developments

During the year ended December 31, 2017, we acquired ten multifamily communities, eight grocery-anchored shopping centers, three student housing properties and one office building.

During the year ended December 31, 2017, we sold our Sandstone Creek, Ashford Park and Enclave at Vista Ridge multifamily communities located in Kansas City, Kansas, Atlanta, Georgia and Dallas, Texas respectively, and collected aggregate

43

44 gross proceeds of $157.6 million. We realized an aggregate gain on the sale of these properties of approximately $37.6 million and an average total return on these properties of approximately 26.5%. As of December 31, 2017, we had cumulatively issued 989,408 units and collected net proceeds of approximately $891.2 million from our primary Series A Offering and Follow-On Series A Offering. As of December 31, 2017, we had cumulatively issued 260,871 units and collected net proceeds of approximately $234.4 million from our current $1.5 Billion Unit Offering. As of December 31, 2017, we had cumulatively issued 15,275 shares of Series M Preferred Stock and and collected net proceeds of approximately $14.5 million from our mShares Offering. Our offering for 900,000 units of Series A Redeemable Preferred Stock sold its entire allotment of units and was closed on February 14, 2017. Our Preferred Stock offerings and our other equity offerings are discussed in detail in the Liquidity and Capital Resources section of this Management's Discussion and Analysis of Financial Condition and Results of Operations. On May 12, 2017, we issued 2,750,000 shares of our common stock, par value $0.01 per share, or Common Stock, at a public offering price of $15.25 per share pursuant to an underwritten public offering. On May 30, 2017, we sold an additional 412,500 shares of Common Stock at $15.25 per share pursuant to the underwriters' exercise in full of an option granted to the underwriters in connection with the public offering. The combined gross proceeds of the two sales was approximately $48.2 million before deducting underwriting discounts and commissions and other estimated offering expenses. During the year ended December 31, 2017, we sold 1.7 million shares of Common Stock pursuant to our "at the market" offering (the "2016 ATM Offering"), resulting in aggregate gross proceeds of approximately $28.6 million. In addition, during the year ended December 31, 2017, we issued approximately 6.2 million shares of Common Stock upon the exercise of Warrants issued in our offerings of our Series A Redeemable Preferred Stock and collected net proceeds of approximately $84.4 million from those exercises. Forward-looking Statements Certain statements contained in this Annual Report on Form 10-K, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "assumes," "goals," "guidance," "trends" and similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are based upon our current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: • our business and investment strategy; • our projected operating results; • actions and initiatives of the U.S. Government and changes to U.S. Government policies and the execution and impact of these actions, initiatives and policies; • the state of the U.S. economy generally or in specific geographic areas; • economic trends and economic recoveries; • our ability to obtain and maintain financing arrangements, including through the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac; • financing and advance rates for our target assets; • our expected leverage; • changes in the values of our assets; • our expected portfolio of assets; • our expected investments; • interest rate mismatches between our target assets and our borrowings used to fund such investments; • changes in interest rates and the market value of our target assets; • changes in prepayment rates on our target assets; • effects of hedging instruments on our target assets; • rates of default or decreased recovery rates on our target assets; • changes in our operating costs, including real estate taxes, utilities and insurance costs; • the degree to which our hedging strategies may or may not protect us from interest rate volatility; • impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; • our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes;

45 • our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; • the availability of investment opportunities in mortgage-related and real estate-related investments and securities; • the availability of qualified personnel; • estimates relating to our ability to make distributions to our stockholders in the future; • our understanding of our competition; • market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy; • weakness in the national, regional and local economies, which could adversely impact consumer spending and retail sales and in turn tenant demand for space and could lead to increased store closings; • changes in market rental rates; • changes in demographics (including the number of households and average household income) surrounding our shopping centers; • adverse financial conditions for grocery anchors and other retail, service, medical or restaurant tenants; • continued consolidation in the grocery-anchored shopping center sector; • excess amount of retail space in our markets; • reduction in the demand by tenants to occupy our shopping centers as a result of reduced consumer demand for certain retail formats; • the growth of super-centers and warehouse club retailers, such as those operated by Wal-Mart and Costco, and their adverse effect on traditional grocery chains; • the entry of new market participants into the food sales business, such as Amazon's acquisition of Whole Foods, the growth of online food delivery services and online supermarket retailers and their collective adverse effect on traditional grocery chains; • our ability to aggregate a critical mass of grocery-anchored shopping centers or to spin-off, sell or distribute them; • the impact of an increase in energy costs on consumers and its consequential effect on the number of shopping visits to our centers; and • consequences of any armed conflict involving, or terrorist attack against, the United States. Forward-looking statements are found throughout this "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Annual Report on Form 10-K. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, or SEC, we do not have any intention or obligation to publicly release any revisions to forward-looking statements to reflect unforeseen or other events after the date of this report. The forward-looking statements should be read in light of the risk factors indicated in the section entitled "Risk Factors" in Item 1A of this Annual Report on Form 10-K for the year ended December 31, 2017 and as may be supplemented by any amendments to our risk factors in our subsequent quarterly reports on Form 10-Q and other reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. General The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operations and financial position. This discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Annual Report on Form 10-K. Overview We are an externally managed Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or real estate loan investments secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, or membership or partnership interests in other income-producing property types as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. Our investment guidelines limit our investment in these non-multifamily assets to 20% of our assets, subject to increases unanimously approved by our board of directors. On December 12, 2016, our board of directors temporarily suspended this 20% limit. Our board of directors will review and discuss the reinstatement of the 20% limit following a spin-off, sale or distribution of our grocery-anchored shopping centers,

46 if any such transaction occurs. We seek to generate returns for our stockholders by taking advantage of the current environment in the real estate market and the United States economy by acquiring multifamily assets and shopping centers in our targeted markets. The current economic environment still provides many challenges for new development, which provides opportunity for current multifamily product to potentially enjoy stable occupancy rates and rising rental rates as the overall economy continues to grow. As the real estate market and economy stabilize, we intend to employ efficient management techniques to grow income and create asset value. As market conditions change over time, we intend to adjust our investment strategy to adapt to such changes as appropriate. We continue to believe there are abundant opportunities among our target assets that currently present attractive risk-return profiles. However, in order to capitalize on the investment opportunities that may be present in the various other points of an economic cycle, we may expand or change our investment strategy and target assets. We believe that the diversification of the portfolio of assets that we intend to acquire, our ability to acquire and manage our target assets, and the flexibility of our strategy will position us to generate attractive total returns for our stockholders in a variety of market conditions. We elected to be taxed as a REIT under the Code effective with our tax year ended December 31, 2011. We also intend to operate our business in a manner that will permit us to maintain our status as a REIT and our exemption from registration under the Investment Company Act. We have and will continue to conduct substantially all of our operations through our Operating Partnership in which we owned an approximate 97.8% interest as of December 31, 2017. New Market Properties, LLC owns and conducts the business of our portfolio of grocery-anchored shopping centers. Preferred Office Properties, LLC owns and conducts the business of our portfolio of office buildings. Preferred Campus Communities, LLC owns and conducts the business of our portfolio of off-campus student housing communities. Each of these entities are wholly-owned subsidiaries of the Operating Partnership. Industry Outlook We believe continued, albeit potentially sporadic, improvement in the United States' economy will continue for 2018, with continued, albeit potentially slower, job growth and improvements in consumer confidence. The presidential administration certainly creates more uncertainty in the direction and trajectory of economic growth. We believe a growing economy, improved job market and increased consumer confidence should help create favorable conditions for the multifamily sector. If the economy continues to improve, we expect current occupancy rates generally to remain stable, on an annual basis, as the current level of occupancy nationwide will be difficult to measurably improve upon. Multifamily Communities The pipeline of new multifamily construction, although increasing nationwide in recent years, may be showing signs of declining going forward. The new supply coming on line to date has been generally in line with demand in most of our markets. Nationally, new multifamily construction is currently at or above average historical levels in most markets. Even with the increase in new supply of multifamily properties, recent job growth and demographic trends have led to reasonable levels of absorption in most of our markets, which in many of our markets has offset or exceeded the new supply coming online. The absorption rate has led to generally stable occupancy rates with increases in rental rates in most of our markets. We believe the supply of new multifamily construction will not increase dramatically as the constraints in the market (including availability of quality sites and the difficult permitting and entitlement process) will constrain further increases in multifamily supply. It may even be the case that new supply peaks in 2017 and these constraints cause a decline in new multifamily “starts” in 2018 and 2019. As an offset, the presidential administration may loosen banking regulation standards, which could cause an increase in available capital for new construction. Any relaxing of these regulations could lead to more capital for new multifamily development and an increase in supply. We believe that a potential reversal in the recent trend of declining cap rates in the multifamily sector may be in the offing. The rising cost of private capital, less debt capital available from traditional commercial banks for real estate loans and a softening of the market in some “Gateway” cities have all put pressure on the pricing dynamic in multifamily transactions. This could lead to an increase in capitalization rates and a softening price environment, and if this were to occur, then our pipeline of candidate multifamily property acquisitions with returns meeting our investment objectives may expand. Favorable U.S. Treasury yields and competitive lender spreads have created a generally favorable borrowing environment for multifamily owners and developers. Given the uncertainty around the world's financial markets, fueled in part by the new US President and how his policies may affect domestic and international markets, investors have been wary in their approach to debt markets. Recent US bond market movements have seen rates rise and spreads from the government-sponsored entity, or GSE,

47 lenders have been relatively stable to slightly lower. Other lenders in the market have had generally stable rates as well. In 2018, we may well see a decline in spreads as the investment community becomes more comfortable with the direction of the market and the US economy. Even with the recent volatility in U.S. Treasury rates, we expect the market to continue to remain favorable for financing multifamily communities, as the equity and debt markets have generally continued to view the U.S. multifamily sector as a desirable investment. Lending by GSEs could be limited by caps imposed by the Federal Housing and Finance Association, which could lead to higher lending costs, although we expect such higher costs to be offset by increased lending activity by other market participants; however, such other market participants may have increased costs and stricter underwriting criteria. We believe the combination of a difficult regulatory environment and high underwriting standards for commercial banks will continue to create a choppy market for new construction financing. In addition, we believe the continued hesitance among many prospective homebuyers to believe the net benefits of home ownership are greater than the benefit of the flexibility offered through renting will continue to work in the existing multifamily sector's favor. We also believe there will be a continued boost to demand for multifamily rental housing due to the ongoing entry of the “millennial” generation, the sons and daughters of the baby-boom generation, into the workforce. This generation has a higher statistical propensity to rent their home and stay a renter deeper into their life-cycle, resulting in an increase in demand for rental housing. This combination of factors should generally result in gradual increases in market rents, lower concessions and opportunities for increases in ancillary fee income. Grocery-Anchored Shopping Centers We believe that the grocery-anchored shopping center sector benefits from many of the same improving metrics as the multifamily sector, namely improved economy and job and wage growth. More specifically, the types of centers we own and plan to acquire are primarily occupied by grocery stores, service uses, medical providers and restaurants. We believe that these businesses are significantly less impacted by e-commerce than some other retail businesses, and that grocery anchors typically generate repeat trips to the center. We expect that improving macroeconomic conditions, coupled with continued population growth in the suburban markets where our retail properties are located, will create favorable conditions for grocery shopping and other uses provided by grocery-anchored shopping centers. With moderate supply growth following a period of historically low retail construction starts, we believe our centers, which are all generally located in Sun Belt markets, are well positioned to have solid operating fundamentals. The debt market for our grocery-anchored shopping center assets remains strong. Life insurance companies have continued to demonstrate a specific interest in our strategy and we continue to see new participants in the market. Spreads and rates are generally comparable or even more favorable to those for multifamily properties, however, the leverage levels on the retail assets may be lower than the levels on our multifamily assets. During the fourth quarter we have seen cap rate compression on acquisitions we have been pursuing inside our grocery-anchored strategy. We believe, notwithstanding the increase in longer- term U.S. Treasury yields since the 2016 election, that the overall capital markets are pricing in stronger rent growth and higher long term occupancy levels, especially so in the grocery-anchored sector. In addition, due to some investor concern over retail in general, that allocation of capital into retail has been largely focused away from other retail product types and into the grocery- anchored sector. The result of this is that increased capital flows moving into the grocery-anchored sector has investors willing to accept lower yields to do so, thus putting upward pressure on prices for attractive acquisition opportunities inside our grocery- anchored strategy. On August 28, 2017, Amazon acquired Whole Foods for $13.7 billion. We believe this to be a net positive to our grocery- anchored strategy in that it demonstrates the importance of the “brick and mortar” delivery model for the grocery sector. Amazon is widely regarded as one of the most technically advanced and savvy retailers and its $13.7 billion cash investment in a brick and mortar distribution network we believe validates the unique challenges of trying to execute a pure on-line strategy for grocery delivery. Most of the growth in e-commerce around grocers is focused on “the last mile” or getting the goods in the stores to the homes of the customer. Some of our grocers have partnered with third parties (Publix/Instacart) or formulated internal solutions (Walmart/in-store pickup and Kroger/ClickList) to help advance this segment of their business. We believe that the traditional grocers must be proactive in pursuing on-line solutions in combination with their bricks and mortar physical stores. We do believe that this transaction, and the impacts from it, could result in increased margin pressure on grocers and will likely accelerate the difficulties of the weaker grocery chains. Furthermore this could lead to increased mergers and acquisitions activity in the grocery sector which could also result in store closings or store downsizings due to store trade area overlap. Preferred Office Properties The office investment market continues to post healthy fundamentals across our current and target footprint, where we are primarily focused on high growth, non-“Gateway” markets. This extended cycle has been characterized by an historically low level new office construction as lenders and developers alike practice restraint in the wake of the Great Recession. The office

48 developments that can be financed must have substantial preleasing, keeping higher risk projects sidelined and avoiding oversaturation of the market with delivery of speculative supply. All of this portends positively for office landlords and we expect to see continued rent growth in our markets. Rising interest rates combined with large capital allocations for office investment may challenge pro forma returns in the near-term, but we believe the same lender discipline that has constrained new construction will also keep investors conservative on the buy side. In other words, if cap rates don’t expand naturally with higher borrowing costs, lenders will cap out at lower leverage and investors will either seek to reprice property purchases or invest at lower returns. With more options for reasonable yield in fixed income today, we think it more likely that capital reprices real estate or reallocates elsewhere versus tolerating lower returns, which would create buying opportunities for the company. Further, given the stable profile of our current office portfolio with very few vacancies, limited near-term lease rollover and long-term fixed rate mortgage financing, we believe any such marginal repricing would have de minimis impact on the office properties we already own. Critical Accounting Policies Below is a discussion of the accounting policies that management believes are critical. We consider these policies critical because they involve significant management judgments, assumptions and estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. Real Estate Cost Capitalization. Investments in real estate properties are carried at cost and depreciated using the straight-line method over the estimated useful lives of 30 to 50 years for buildings, 5 to 20 years for building and land improvements and 5 to 10 years for computers, furniture, fixtures and equipment. Acquisition costs are generally expensed as incurred for transactions that are deemed to be business combinations. ASU 2017-01, which was released in January 2017, clarifies the definition of a business and provides further guidance for evaluating whether a transaction will be accounted for as an acquisition of an asset or a business. We adopted ASU 2017-01 as of January 1, 2017 and believe our future acquisitions of multifamily communities, office buildings, grocery-anchored shopping centers, and student housing communities will generally qualify as asset acquisitions. Pursuant to ASU 2017-01, certain qualifying acquisition costs will be capitalized and amortized rather than expensed as incurred. Repairs, maintenance and resident turnover costs are charged to expense as incurred and significant replacements and betterments are capitalized and depreciated over the items' estimated useful lives. Repairs, maintenance and resident turnover costs include all costs that do not extend the useful life of the real estate property. We consider the period of future benefit of an asset to determine its appropriate useful life. Real Estate Acquisition Valuation. We generally recorded the acquisition of income-producing real estate as a business combination. In conjunction with our adoption of ASU 2017-01, future acquisitions will require judgment to properly classify these acquisitions as asset acquisitions or business acquisitions. All assets acquired and liabilities assumed in a business combination are measured at their acquisition-date fair values. We assess the acquisition-date fair values of all tangible assets, identifiable intangibles and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors, including historical operating results, known and anticipated trends and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant. We record above-market and below-market in-place lease values for acquired properties based on the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining average non-cancelable term of the leases. We amortize any recorded above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining average non-cancelable term of the respective leases. Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. These estimates include estimated carrying costs, such as real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the hypothetical expected lease-up periods. Acquired

49 in-place lease values for multifamily communities are amortized to operating expense over the average remaining non-cancelable term of the respective in-place leases. The fair values of in-place leases for retail shopping centers and office properties represent the value of direct costs associated with leasing, including opportunity costs associated with lost rentals that are avoided by acquiring in-place leases. Direct costs associated with obtaining a new tenant include commissions, legal and marketing costs, incentives such as tenant improvement allowances and other direct costs. Such direct costs are estimated based on our consideration of current market costs to execute a similar lease. The value of opportunity costs is estimated using the estimated market lease rates and the estimated absorption period of the space. These direct costs and opportunity costs are included in the accompanying consolidated balance sheets as acquired intangible assets and are amortized to expense over the remaining term of the respective leases. The fair values of above-market and below-market in-place leases for retail shopping centers and office properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining term of the leases, taking into consideration the probability of renewals for any below-market leases. The capitalized above-market leases and in place leases are included in the acquired intangible assets line of the consolidated balance sheets. Both above-market and below-market lease values are amortized as adjustments to rental revenue over the remaining term of the respective leases for office properties. The amortization period for retail shopping center leases is the remaining lease term plus any below market probable renewal options. Estimating the fair values of the tangible assets, identifiable intangibles and assumed liabilities requires us to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, the number of years the property will be held for investment and market interest rates. The use of different assumptions would result in variations of the values of our acquired tangible assets, identifiable intangibles and assumed liabilities, which would impact their subsequent amortization and ultimately our net income. Impairment of Real Estate and Related Intangible Assets. We monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable or realized. When conditions suggest that an asset group may be impaired, we compare its carrying value to its estimated undiscounted future cash flows, including proceeds from its eventual disposition. If, based on this analysis, we do not believe that we will be able to recover the carrying value of an asset group, we record an impairment to the extent that the carrying value exceeds the estimated fair value of the asset group. Fair market value is determined based on a discounted cash flow analysis. This analysis requires us to use future estimates of net operating income, expected hold period, capitalization rates and discount rates. The use of different assumptions would result in variations of the values of the assets which could impact the amount of our net income and our assets on our balance sheet. Real Estate Loans We extend loans for purposes such as to to acquire land and to provide partial financing for the development of multifamily residential communities, student housing communities, grocery-anchored shopping centers and office properties and for other real estate or real estate related projects. Certain of these loans we extend include characteristics such as exclusive options to purchase the project within a specific time window following expected project completion and stabilization, the rights to incremental exit fees over and above the amount of periodic interest paid during the life of the loans, or both. These characteristics can cause the loans to contain variable interests and the potential of consolidation of the underlying project as a variable interest entity, or VIE. We consider the facts and circumstances pertinent to each loan, including the relative amount of financing we are contributing to the overall project cost, decision making rights or control we hold and our rights to expected residual gains or our obligations to absorb expected residual losses from the project. If we are deemed to be the primary beneficiary of a VIE due to holding a controlling financial interest, the majority of decision making control, or by other means, consolidation of the VIE would be required. Arriving at these conclusions requires us to make significant assumptions and judgments concerning each project, especially with regard to our estimates of future market capitalization rates and property net operating income projections. Additionally, we analyze each loan arrangement and utilize these same assumptions and judgments for consideration of whether the loan qualifies for accounting as a loan or as an investment in a real estate development project. Impairment of Loans and Notes Receivable. We monitor the progress of underlying real estate development projects which are partially financed by our real estate loans and certain of our notes receivable. Draws of interest included in these loans and notes are monitored versus the budgeted amounts, and the progress of projects are monitored versus the estimates in the project timeline. Changes in circumstances could indicate that the carrying amounts of our loans and notes receivable may not be recoverable or realized. A loan is impaired when, based upon current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. If, based on this analysis, we do not believe that we will be able to collect the amounts due from a loan or note, we record an impairment via a valuation allowance to the extent

50 that the carrying value of the loan or note exceeds its estimated fair value. Fair market value is determined based on a discounted cash flow analysis and is substantiated by an independent appraisal of the collateral if necessary. This analysis requires us to use future estimates of progress of a project versus its budget, local and national economic conditions and discount rates. The use of different assumptions would result in variations of the values of the loans and notes which could impact the amount of our net income and our assets on our consolidated balance sheets. Revenue Recognition We generally lease apartment units under leases with terms of thirteen months or less. We generally lease retail properties and office building suites for rental terms of several years. Rental revenue, net of concessions, is recognized on a straight-line basis over the term of the lease. Differences from the straight-line method, which recognize the effect of any up-front concessions and other adjustments ratably over the lease term, are recorded in the appropriate period, to the extent that adjustments to the straight-line method are material. Revenue from reimbursements of retail and office building tenants' share of real estate taxes, insurance and common area maintenance, or CAM, costs are recognized as the respective costs are incurred in accordance with the lease agreements. We estimate the collectability of the receivable related to rental and reimbursement billings due from tenants and straight-line rent receivables, which represent the cumulative amount of future adjustments necessary to present rental income on a straight-line basis, by taking into consideration our historical write-off experience, tenant credit-worthiness, current economic trends, and remaining lease terms. We recognize gains on sales of real estate either in total or deferred for a period of time, depending on whether a sale has been consummated, the extent of the buyer’s investment in the property being sold, whether our receivable, if any, is subject to future subordination, and the degree of our continuing involvement with the property after the sale, if any. If the criteria for profit recognition under the full-accrual method are not met, we defer gain recognition and account for the continued operations of the property by applying the reduced profit, deposit, installment or cost recovery method, as appropriate, until the appropriate criteria are met. Other income, including interest earned on our cash, is recognized as it is earned. We recognize interest income on real estate loans on an accrual basis over the life of the loan using the effective interest method. Loan origination fees received from borrowers as incentive to extend the real estate loans, (excluding the amounts paid to the Manager) are amortized over the life of the loan as an additive adjustment to interest income. We stop accruing interest on loans when circumstances indicate that it is probable that the ultimate collection of all principal and interest due according to the loan agreement will not be realized, which is generally a delinquency of 30 days in required payments of interest or principal. Any payments received on such non-accrual loans are recorded as interest income when the payments are received. Interest accrual on real estate loan investments is resumed once interest and principal payments become current. Equity Compensation We calculate the fair value of equity compensation instruments such as Class B Units based upon estimates of their expected term, the expected volatility of and dividend yield on our Common Stock over this expected term period and the market risk-free rate of return utilizing a Monte Carlo simulation model, which is performed by an independent third party. The compensation expense is recognized on a straight-line basis over the vesting period(s) and forfeitures are recognized as they occur. New Accounting Pronouncements For a discussion of our adoption of new accounting pronouncements, please see note 2 of our consolidated financial statements.

Results of Operations

Certain financial highlights of our results of operations for the three-month and twelve-month periods ended December 31, 2017 were:

	Three months ended December 31,			Twelve months ended December 31,		
	2017	2016	% change	2017	2016	% change
Revenues	$ 81,652,168	$ 58,991,853	38.4%	$ 294,004,615	$ 200,118,915	46.9%
Per share data:						
Net income (loss) [(1)]	$ (0.60)	$ (0.66)	—%	$ (1.13)	$ (2.11)	—%
FFO [(2)]	$ 0.31	$ 0.24	29.2%	$ 1.32	$ 0.90	46.7%
Core FFO [(2)]	$ 0.36	$ 0.32	12.5%	$ 1.47	$ 1.31	12.2%
Dividends [(3)]	$ 0.25	$ 0.22	13.6%	$ 0.94	$ 0.8175	15.0%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.

(2) FFO and Core FFO are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated.

(3) Per share of Common Stock and Class A Unit outstanding.

Funds from operations ("FFO") for the three months and for the year ended December 31, 2016 reflect acquisition-related costs, which were recognized in full when incurred. Beginning January 1, 2017, the majority of these types of costs are capitalized and amortized over the lives of the acquired assets (see "2017 Guidance" section). Core Funds From Operations Attributable to Common Stockholders and Unitholders ("Core FFO") excludes acquisition costs and certain other costs not representative of our ongoing operations. Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders ("AFFO") removes significant non-cash revenues and expenses from our Core FFO results.

- For the year 2017, our Core FFO payout ratio to our Common Stockholders and Unitholders was approximately 66.7% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 83.6%. For the fourth quarter 2017, our Core FFO payout ratio to our Common Stockholders and Unitholders was approximately 71.1% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 81.9%. [(1)]

- For the year 2017, our Core FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 57.0% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 62.4%. For the fourth quarter 2017, our Core FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 56.1% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 59.5%. [(1)]

- We issued approximately 3.0 million shares of Common Stock during the fourth quarter 2017 and approximately 12.1 million shares of Common Stock during the year ended December 31, 2017.

- As of December 31, 2017, our total assets were approximately $3.3 billion compared to approximately $2.4 billion as of December 31, 2016, an increase of approximately $0.8 billion, or approximately 34.3%. This growth was driven primarily by the acquisition of 22 real estate properties (less the sale of 3 properties) and an increase of approximately $53.9 million of the funded amount of our real estate loan investment portfolio since December 31, 2016.

- As of December 31, 2017, the average age of our multifamily communities was approximately 6.3 years, which we believe is among the youngest in the multifamily REIT industry.

- At December 31, 2017, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 54.9%.

- Cash flow from operations for the year ended December 31, 2017 was approximately $86.3 million, an increase of approximately $24.6 million, or 39.9%, compared to approximately $61.7 million for the year ended December 31, 2016.

51

52 Cash flow from operations for the quarter ended December 31, 2017 was approximately $15.8 million, an increase of approximately $8.0 million, or 103.0%, compared to approximately $7.8 million for the quarter ended December 31, 2016. • For the quarter ended December 31, 2017, our physical occupancy for established multifamily communities was 95.9%. • Hurricane Harvey caused property damage at our Stone Creek multifamily community located in Port Arthur, Texas which required us to write off real estate assets with a net book value of approximately $6.9 million. Property damage and lost rental income for this asset are covered under the National Flood Insurance Program (NFIP) and, residually, under various provisions of our master policy. Therefore, we simultaneously recorded an insurance receivable of the same amount, resulting in no loss being recorded in the Income Statement from the write-off. At December 31, 2017, we had received approximately $4.7 million of insurance proceeds and expect to receive the remainder during the first quarter 2018. Remediation and restoration is progressing very well, and we anticipate full completion by May of 2018. Together with Hurricane Irma, we sustained other smaller property damages, lost revenues and higher miscellaneous operating expenses at certain of our other multifamily communities and grocery-anchored shopping centers in Texas and Florida. For the three-month period and year ended December 31, 2017, rental revenues decreased $273,000 and $387,000, respectively due to lost rents. We expect to record a full recovery of these lost revenues upon settlement with our insurance carrier and receipt of funds in 2018. In addition to lost rents, our Income Statement reflects other related costs such as insurance deductibles, smaller property damages that did not exceed our property insurance deductibles, and other storm remediation expenses from the two storms. These costs combined totaled $408,000 and $511,000 for the three-month and twelve-month periods ended December 31, 2017, respectively. (1) We calculate the Core FFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to Core FFO or AFFO, respectively. We calculate the Core FFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and Core FFO or AFFO, respectively. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures later within this Results of Operations discussion.

During the year ended December 31, 2017, we acquired the following properties:

Property	Location	Units	Beds	Leasable square feet
Multifamily communities:				
Broadstone at Citrus Village	Tampa, FL	296	n/a	n/a
Retreat at Greystone	Birmingham, AL	312	n/a	n/a
Founders Village	Williamsburg, VA	247	n/a	n/a
Claiborne Crossing	Louisville, KY	242	n/a	n/a
Luxe at Lakewood Ranch	Sarasota, FL	280	n/a	n/a
Adara Overland Park	Kansas City, KS	260	n/a	n/a
Aldridge at Town Village	Atlanta, GA	300	n/a	n/a
The Reserve at Summit Crossing	Atlanta, GA	172	n/a	n/a
Overlook at Crosstown Walk	Tampa, FL	180	n/a	n/a
Colony at Centerpointe	Richmond, VA	255	n/a	n/a
Grocery-anchored shopping centers:				
Castleberry-Southard	Atlanta, GA	n/a	n/a	80,018
Rockbridge Village	Atlanta, GA	n/a	n/a	102,432
Irmo Station	Columbia, SC	n/a	n/a	99,384
Maynard Crossing	Raleigh, NC	n/a	n/a	122,781
Woodmont Village	Atlanta, GA	n/a	n/a	85,639
West Town Market	Charlotte, NC	n/a	n/a	67,883
Crossroads Market	Naples, FL	n/a	n/a	126,895
Roswell Wieuca Shopping Center	Atlanta, GA	n/a	n/a	74,370
Student housing properties:				
SoL	Tempe, AZ	224	639	n/a
Stadium Village [(1)]	Atlanta, GA	198	792	n/a
Ursa [(1)]	Waco, TX	250	840	n/a
Office property:				
Westridge at La Cantera	San Antonio, TX	n/a	n/a	258,000
		3,216	2,271	1,017,402

[(1)] The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.

- During the year ended December 31, 2017, we sold our Sandstone Creek, Ashford Park and Enclave at Vista Ridge multifamily communities located in Kansas City, Kansas, Atlanta, Georgia and Dallas, Texas respectively, which included an aggregate number of 1,072 units.

53

Real Estate Loan Investments

Certain real estate loan investments include limited purchase options and additional amounts of accrued interest, which becomes due in cash to us on the earliest to occur of: (i) the maturity of the loan, (ii) any uncured event of default as defined in the associated loan agreement, (iii) the sale of the project or the refinancing of the loan (other than a refinancing loan by us or one of our affiliates) and (iv) any other repayment of the loan. There are no contingent events that are necessary to occur for us to realize the additional interest amounts. We hold options, but not obligations, to purchase certain of the properties which are partially financed by our real estate loans, as shown in the table below. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, with discounts ranging from between 15 and 60 basis points, depending on the loan. As of December 31, 2017, our actual and potential purchase option portfolio consisted of:

Project/Property	Location	Total units upon completion [(1)]	Purchase option window Begin	Purchase option window End
Multifamily communities:				
Encore	Atlanta, GA	339	4/2/2018	7/9/2018
Palisades	Northern VA	304	1/1/2019	5/31/2019
Fusion	Irvine, CA	280	10/1/2018	1/1/2019
Green Park	Atlanta, GA	310	3/1/2018	6/30/2018 [(2)]
Bishop Street	Atlanta, GA	232	10/1/2018	12/31/2018
Hidden River	Tampa, FL	300	9/1/2018	12/31/2018
CityPark II	Charlotte, NC	200	5/1/2018	8/31/2018
Park 35 on Clairmont	Birmingham, AL	271	S + 90 days [(3)]	S + 150 days [(3)]
Fort Myers	Fort Myers, FL	224	S + 90 days [(3)]	S + 150 days [(3)]
Wiregrass	Tampa, FL	392	S + 90 days [(3)]	S + 150 days [(3)]
360 Forsyth	Atlanta, GA	356	S + 90 days [(3)]	S + 150 days [(3)]
Morosgo	Atlanta, GA	258	S + 90 days [(3)]	S + 150 days [(3)]
University City Gateway	Charlotte, NC	338	S + 90 days [(3)]	S + 150 days [(3)]
Berryessa	San Jose, CA	551	N/A	N/A
Brentwood	Nashville, TN	301	N/A	N/A
Student housing properties:				
Haven 12	Starkville, MS	152	4/1/2018	6/30/2018
Haven46	Tampa, FL	158	11/1/2018	1/31/2019
Haven Northgate	College Station, TX	427	10/1/2018	12/31/2018
Lubbock II	Lubbock, TX	140	11/1/2018	1/31/2019
Haven Charlotte	Charlotte, NC	332	12/1/2019 [(4)]	2/28/2020 [(4)]
Solis Kennesaw	Atlanta, GA	248		
		6,113		

[(1)] We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

[(2)] Effective as of October 26, 2017, the purchase option window on the property was amended as shown.

[(3)] The option period window begins and ends at the number of days indicated beyond the achievement of a 93% stabilization rate by the underlying property.

[(4)] The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2019 and end on December 31, 2019.

54

Year Ended December 31, 2017 compared to 2016 and Year Ended December 31, 2016 compared to 2015

The following discussion and tabular presentations highlight the major drivers behind the line item changes in our results of operations for the year ended December 31, 2017 versus 2016 and the year ended December 31, 2016 versus 2015:

Preferred Apartment Communities, Inc.	Year Ended December 31,		Change inc (dec)	
	2017	2016	Amount	Percentage
Revenues:				
Rental revenues	$ 200,461,750	$ 137,330,774	$ 63,130,976	46.0 %
Other property revenues	36,641,006	19,302,548	17,338,458	89.8 %
Interest income on loans and notes receivable	35,697,982	28,840,857	6,857,125	23.8 %
Interest income from related parties	21,203,877	14,644,736	6,559,141	44.8 %
Total revenues	294,004,615	200,118,915	93,885,700	46.9 %
Operating expenses:				
Property operating and maintenance	29,903,092	19,981,640	9,921,452	49.7 %
Property salary and benefits	13,271,603	10,398,711	2,872,892	27.6 %
Property management fees	8,329,182	5,980,735	2,348,447	39.3 %
Real estate taxes	31,281,156	21,594,369	9,686,787	44.9 %
General and administrative	6,489,736	4,557,990	1,931,746	42.4 %
Equity compensation to directors and executives	3,470,284	2,524,042	946,242	37.5 %
Depreciation and amortization	116,776,809	78,139,798	38,637,011	49.4 %
Acquisition and pursuit costs	14,002	8,547,543	(8,533,541)	(99.8)%
Asset management and general and administrative expense fees to related parties	20,226,396	13,637,458	6,588,938	48.3 %
Insurance, professional fees and other expenses	6,583,918	6,172,972	410,946	6.7 %
Total operating expenses	236,346,178	171,535,258	64,810,920	37.8 %
Contingent asset management and general and administrative expense fees	(1,729,620)	(1,585,567)	(144,053)	9.1 %
Net operating expenses	234,616,558	169,949,691	64,666,867	38.1 %
Operating income	59,388,057	30,169,224	29,218,833	96.8 %
Interest expense	67,468,042	44,284,144	23,183,898	52.4 %
Loss on debt extinguishment	888,428	—	—	—
Net loss	(8,968,413)	(14,114,920)	5,146,507	—
Gain on sale of real estate	37,635,014	4,271,506	33,363,508	781.1 %
Net income (loss)	$ 28,666,601	$ (9,843,414)	$ 38,510,015	—

55

Preferred Apartment Communities, Inc.	Year Ended December 31,		Change inc (dec)	
	2016	2015	Amount	Percentage
Revenues:				
Rental revenues	$ 137,330,774	$ 69,128,280	$ 68,202,494	98.7 %
Other property revenues	19,302,548	9,495,522	9,807,026	103.3 %
Interest income on loans and notes receivable	28,840,857	23,207,610	5,633,247	24.3 %
Interest income from related parties	14,644,736	7,474,100	7,170,636	95.9 %
Total revenues	200,118,915	109,305,512	90,813,403	83.1 %
Operating expenses:				
Property operating and maintenance	19,981,640	10,878,872	9,102,768	83.7 %
Property salary and benefits	10,398,711	5,885,242	4,513,469	76.7 %
Property management fees	5,980,735	3,014,801	2,965,934	98.4 %
Real estate taxes	21,594,369	9,934,412	11,659,957	117.4 %
General and administrative	4,557,990	2,285,789	2,272,201	99.4 %
Equity compensation to directors and executives	2,524,042	2,362,453	161,589	6.8 %
Depreciation and amortization	78,139,798	38,096,334	40,043,464	105.1 %
Acquisition and pursuit costs	8,547,543	9,153,763	(606,220)	(6.6)%
Asset management and general and administrative expense fees to related parties	13,637,458	7,041,226	6,596,232	93.7 %
Insurance, professional fees and other expenses	6,172,972	3,568,356	2,604,616	73.0 %
Total operating expenses	171,535,258	92,221,248	79,314,010	86.0 %
Contingent asset management and general and administrative expense fees	(1,585,567)	(1,805,478)	219,911	—
Net operating expenses	169,949,691	90,415,770	79,533,921	88.0 %
Operating income	30,169,224	18,889,742	11,279,482	59.7 %
Interest expense	44,284,144	21,315,731	22,968,413	107.8 %
Net loss	(14,114,920)	(2,425,989)	(11,688,931)	481.8 %
Gain on sale of real estate	4,271,506	—	4,271,506	—
Net loss	$ (9,843,414)	$ (2,425,989)	$ (7,417,425)	305.7 %

56

New Market Properties, LLC

Our New Market Properties, LLC business consists of our portfolio of grocery-anchored shopping centers and our Dawson Marketplace real estate loan supporting a shopping center in the Atlanta, Georgia market. Comparative statements of operations of New Market Properties, LLC for the years ended (i) December 31, 2017 versus 2016 and (ii) December 31, 2016 versus 2015 are presented below. These statements of operations include no allocations of corporate overhead or other expenses.

New Market Properties, LLC	**Year Ended December 31,**		**Change inc (dec)**	
	2017	**2016**	**Amount**	**Percentage**
Revenues:				
Rental revenues	$ 43,167,546	$ 26,312,961	$ 16,854,585	64.1 %
Other property revenues	13,724,120	7,409,648	6,314,472	85.2 %
Interest income on loans and notes receivable	1,758,220	1,767,943	(9,723)	(0.5)%
Total revenues	58,649,886	35,490,552	23,159,334	65.3 %
Operating expenses:				
Property operating and maintenance	5,759,448	3,547,255	2,212,193	62.4 %
Property management fees	1,924,792	1,158,832	765,960	66.1 %
Real estate taxes	7,733,668	3,725,024	4,008,644	107.6 %
General and administrative	688,376	540,495	147,881	27.4 %
Equity compensation to directors and executives	425,003	81,534	343,469	421.3 %
Depreciation and amortization	30,087,597	19,245,688	10,841,909	56.3 %
Acquisition and pursuit costs	25,402	2,103,112	(2,077,710)	(98.8)%
Asset management and general and administrative expense fees to related parties	4,435,681	2,665,771	1,769,910	66.4 %
Insurance, professional fees and other expenses	656,952	546,056	110,896	20.3 %
Total operating expenses	51,736,919	33,613,767	18,123,152	53.9 %
Contingent asset management and general and administrative expense fees	(108,364)	(272,966)	164,602	(60.3)%
Net operating expenses	51,628,555	33,340,801	18,287,754	54.9 %
Operating income	7,021,331	2,149,751	4,871,580	226.6 %
Interest expense	14,895,107	8,870,094	6,025,013	67.9 %
Net loss	$ (7,873,776)	$ (6,720,343)	$ (1,153,433)	17.2 %

57

New Market Properties, LLC	Year Ended December 31,		Change inc (dec)	
	2016	2015	Amount	Percentage
Revenues:				
Rental revenues	$ 26,312,961	$ 10,297,908	$ 16,015,053	155.5 %
Other property revenues	7,409,648	3,093,809	4,315,839	139.5 %
Interest income on loans and notes receivable	1,767,943	681,055	1,086,888	159.6 %
Total revenues	35,490,552	14,072,772	21,417,780	152.2 %
Operating expenses:				
Property operating and maintenance	3,547,255	1,696,331	1,850,924	109.1 %
Property management fees	1,158,832	456,315	702,517	154.0 %
Real estate taxes	3,725,024	1,331,485	2,393,539	179.8 %
General and administrative	540,495	210,816	329,679	156.4 %
Equity compensation to directors and executives	81,534	284,450	(202,916)	(71.3)%
Depreciation and amortization	19,245,688	7,125,989	12,119,699	170.1 %
Acquisition and pursuit costs	2,103,112	1,656,965	446,147	26.9 %
Asset management and general and administrative expense fees to related parties	2,665,771	1,002,397	1,663,374	165.9 %
Insurance, professional fees and other expenses	546,056	315,535	230,521	73.1 %
Total operating expenses	33,613,767	14,080,283	19,533,484	138.7 %
Contingent asset management and general and administrative expense fees	(272,966)	(356,834)	83,868	(23.5)%
Net operating expenses	33,340,801	13,723,449	19,617,352	142.9 %
Operating income	2,149,751	349,323	1,800,428	515.4 %
Interest expense	8,870,094	3,479,879	5,390,215	154.9 %
Net loss	$ (6,720,343)	$ (3,130,556)	$ (3,589,787)	114.7 %

Recent acquisitions

Our acquisitions of real estate assets during 2017 and 2016 (described previously) were the primary drivers behind our increases in rental and property revenues and property operating expenses for the year ended December 31, 2017 versus 2016 and December 31, 2016 versus 2015.

Rental Revenues

Rental revenue increased due primarily to properties acquired during 2017 and 2016, as shown in the following table:

	Year Ended December 31,			
	2017 versus 2016 Increase		2016 versus 2015 Increase	
Rental revenues	Amount (rounded to 000s):	Percent of increase	Amount (rounded to 000s):	Percent of increase
Multifamily and student housing communities:				
Acquired during 2017	$ 22,492,000	35.6 %	$ —	— %
Acquired during 2016	10,543,000	16.7 %	28,737,000	42.1 %
Acquired during 2011-2015	595,000	0.9 %	23,196,000	34.0 %
Properties sold	(12,312,000)	(19.4)%	(1,894,000)	(2.7)%
New Market Properties	16,855,000	26.7 %	16,015,000	23.5 %
Preferred Office Properties	24,958,000	39.5 %	2,148,000	3.1 %
Total	$ 63,131,000	100.0 %	$ 68,202,000	100.0 %

58

Increases in occupancy rates and in percentages of leased space and rent growth are the primary drivers of increases in rental revenue from our owned properties. Factors which we believe affect market rents include vacant unit inventory in local markets, local and national economic growth and resultant employment stability, income levels and growth, the ease of obtaining credit for home purchases, and changes in demand due to consumer confidence in the above factors.

We also collect revenue from residents and tenants for items such as utilities, application fees, lease termination fees, common area maintenance reimbursements and late charges. The increases in other property revenues for the year ended December 31, 2017 versus 2016 were primarily due to the acquisitions listed above.

Interest income from our real estate loan investments increased substantially for the year ended December 31, 2017 versus 2016 and December 31, 2016 versus 2015, primarily due to the addition of 9 real estate loans and bridge loans during 2017 and twelve real estate loans and bridge loans during 2016. Also contributing to the increases in interest income were higher loan balances on real estate loans, from accumulating draws and loan balances as the underlying projects progressed toward completion. The principal amount outstanding on our portfolio of real estate loans and bridge loans increased from approximately $239.0 million at December 31, 2015 to $334.6 million at December 31, 2016 and $388.5 million at December 31, 2017.

We recorded interest income and other revenue from these instruments as presented in Note 4 to the Company's Consolidated Financial Statements.

Property operating and maintenance expense

Expenses to operate and maintain our properties rose primarily due to the incremental costs brought on by property acquisitions during 2017 and 2016, as shown in the following table. The primary components of operating and maintenance expense are utilities, property repairs, and landscaping costs. The expenses incurred for property repairs and, to a lesser extent, utilities could generally be expected to increase gradually over time as the buildings and properties age. Utility costs may generally be expected to increase in future periods as rate increases from providing carriers are passed on to our residents and tenants.

	Year Ended December 31,			
	2017 versus 2016 Increase		2016 versus 2015 Increase	
Property operating and maintenance expense	**Amount (rounded to 000s):**	**Percent of increase**	**Amount (rounded to 000s):**	**Percent of increase**
Multifamily and student housing communities:				
Acquired during 2017	$ 4,170,000	42.0 %	$ —	— %
Acquired during 2016	1,880,000	18.9 %	4,003,000	44.0 %
Acquired during 2011-2015	105,000	1.1 %	3,091,000	34.0 %
Properties sold	(2,181,000)	(22.0)%	(195,000)	(2.2)%
New Market Properties	2,212,000	22.3 %	1,851,000	20.3 %
Preferred Office Properties	3,735,000	37.6 %	353,000	3.9 %
Total	$ 9,921,000	100.0 %	$ 9,103,000	100.0 %

Property salary and benefits

We recorded property salary and benefits expense for individuals who handle the on-site management, operations and maintenance of our properties. These costs increased primarily due to the incremental costs brought on by additional personnel necessary to manage and operate properties acquired during 2017 and 2016, as shown in the following table.

59

Property salary and benefits	Year Ended December 31, 2017 versus 2016 Increase Amount (rounded to 000s):	Percent of increase	2016 versus 2015 Increase Amount (rounded to 000s):	Percent of increase
Multifamily and student housing communities:				
Acquired during 2017	$ 2,206,000	76.8 %	$ —	— %
Acquired during 2016	998,000	34.7 %	2,487,000	55.1 %
Acquired during 2011-2015	90,000	3.1 %	2,044,000	45.3 %
Properties sold	(1,294,000)	(45.0)%	(87,000)	(1.9)%
New Market Properties	—	— %	—	— %
Preferred Office Properties	873,000	30.4 %	69,000	1.5 %
Total	$ 2,873,000	100.0 %	$ 4,513,000	100.0 %

Property management fees

We pay a fee for property management services to our Manager in an amount of 4% of gross property revenues as compensation for services such as rental, leasing, operation and management of our multifamily communities and the supervision of any subcontractors; for grocery-anchored shopping center assets, property management fees are generally 4% of gross property revenues, of which generally 3.5% is paid to a third party management company. Property management fees for office building assets are within the range of 2.0% to 2.75% of gross property revenues, of which 1.5% to 2.25% is paid to a third party management company. The increases were primarily due to properties acquired during 2017 and 2016, as shown in the following table:

Property management fees	Year Ended December 31, 2017 versus 2016 Increase Amount (rounded to 000s):	Percent of increase	2016 versus 2015 Increase Amount (rounded to 000s):	Percent of increase
Multifamily and student housing communities:				
Acquired during 2017	$ 953,000	40.6 %	$ —	— %
Acquired during 2016	531,000	22.6 %	1,203,000	40.6 %
Acquired during 2011-2015	(148,000)	(6.3)%	1,279,000	43.1 %
Properties sold	(343,000)	(14.6)%	(265,000)	(8.9)%
New Market Properties	766,000	32.6 %	703,000	23.7 %
Preferred Office Properties	589,000	25.1 %	46,000	1.5 %
Total	$ 2,348,000	100.0 %	$ 2,966,000	100.0 %

Real estate taxes

We are liable for property taxes due to the various counties and municipalities that levy such taxes on real property for each of our properties. Real estate taxes rose primarily due to the incremental costs brought on by properties acquired during 2017 and 2016, as shown in the following table:

60

61 Year Ended December 31, 2017 versus 2016 2016 versus 2015 Increase Increase Real estate taxes Amount (rounded to 000s): Percent of increase Amount (rounded to 000s): Percent of increase Multifamily and student housing communities: Acquired during 2017 $ 2,372,000 24.5% $ — —% Acquired during 2016 1,905,000 19.7% 4,772,000 40.9% Acquired during 2011-2015 24,000 0.1% 4,240,000 36.4% Properties sold (1,999,000) (20.6)% 58,000 0.5% New Market Properties 4,009,000 41.4% 2,394,000 20.5% Preferred Office Properties 3,376,000 34.9% 196,000 1.7% Total $ 9,687,000 100.0% $ 11,660,000 100.0% We generally expect the assessed values of our properties to rise over time, owing to our expectation of improving market conditions, as well as pressure on municipalities to raise revenues. General and Administrative The increase was primarily due to higher franchise and net worth taxes, and administrative expenses related to the properties acquired during 2017 and 2016, as shown in the following table: Year Ended December 31, 2017 versus 2016 2016 versus 2015 Increase Increase General and administrative expense Amount (rounded to 000s): Percent of increase Amount (rounded to 000s): Percent of increase Multifamily and student housing communities: Acquired during 2017 $ 693,000 35.9% $ — —% Acquired during 2016 270,000 14.0% 782,000 34.4% Acquired during 2011-2015 210,000 10.9% 744,000 32.7% Properties sold (318,000) (16.6)% 39,000 1.8% Taxes, licenses & fees (15,000) (0.8)% 376,000 16.5% New Market Properties 148,000 7.7% 329,000 14.5% Preferred Office Properties 944,000 48.9% 2,000 0.1% Total $ 1,932,000 100.0% $ 2,272,000 100.0% Equity compensation to directors and executives Expenses recorded for equity compensation awards increased primarily due to expansions of Class B Unit awards in 2017 and 2016, the details of which are presented in Note 8 to the Consolidated Financial Statements.

Depreciation and amortization

The net increases in depreciation and amortization were driven by:

	Year Ended December 31,			
	2017 versus 2016 Increase		2016 versus 2015 Increase	
Depreciation and amortization	Amount (rounded to 000s):	Percent of increase	Amount (rounded to 000s):	Percent of increase
Multifamily and student housing communities:				
Acquired during 2017	$ 25,089,000	64.9 %	$ —	— %
Acquired during 2016	(2,389,000)	(6.2)%	23,117,000	57.7 %
Acquired during 2011-2015	(2,787,000)	(7.2)%	5,982,000	14.9 %
Properties sold	(4,360,000)	(11.3)%	(2,406,000)	(6.0)%
New Market Properties	10,842,000	28.1 %	12,120,000	30.3 %
Preferred Office Properties	12,242,000	31.7 %	1,230,000	3.1 %
Total	$ 38,637,000	100.0 %	$ 40,043,000	100.0 %

Acquisition and pursuit costs and acquisition fees to related parties

The decrease in acquisition fees during the year ended December 31, 2017 versus 2016 was due to the adoption of ASU 2017-01 on January 1, 2017, pursuant to which we began capitalizing and amortizing asset acquisition costs. The decrease in acquisition fees during the year ended December 31, 2016 versus 2015 was due to our adoption of the loan coordination fee policy effective January 1, 2016, which replaced the acquisition fee.

Asset management fees and general and administrative fees to related party

Monthly asset management fees are equal to one-twelfth of 0.50% of the total book value of assets, as adjusted. General and administrative expense fees are equal to 2% of the monthly gross revenues of the Company. Both are calculated as prescribed by the Management Agreement and are paid monthly to our Manager. These fees rose primarily due to the incremental assets and revenues brought on by office properties, grocery-anchored shopping centers and multifamily communities acquired and real estate loan investments originated during 2017 and 2016, as shown in the following tables:

	Year Ended December 31,			
	2017 versus 2016 Increase		2016 versus 2015 Increase	
Revenues	Amount (rounded to 000s):	Percent of increase	Amount (rounded to 000s):	Percent of increase
Multifamily and student housing communities:				
Acquired during 2017	$ 24,748,000	26.4 %	$ —	— %
Acquired during 2016	11,692,000	12.5 %	31,287,000	34.5 %
Acquired during 2011-2015	572,000	0.6 %	26,127,000	28.8 %
Properties sold	(13,652,000)	(14.7)%	(2,093,000)	(2.4)%
New Market Properties	23,159,000	24.7 %	21,418,000	23.6 %
Preferred Office Properties	33,941,000	36.2 %	2,357,000	2.6 %
Real Estate Loan Investments	13,426,000	14.3 %	11,717,000	12.9 %
Total	$ 93,886,000	100.0 %	$ 90,813,000	100.0 %

62

63 Year Ended December 31, 2017 versus 2016 2016 versus 2015 Increase Increase Gross real estate and real estate loans Amount (rounded to 000s): Percent of increase Amount (rounded to 000s): Percent of increase Multifamily and student housing communities: Acquired during 2017 $ 615,188,000 74.7% — % Acquired during 2016 4,715,000 0.6% 442,643,000 42.0 % Acquired during 2011-2015 (3,519,000) (0.4)% 3,318,000 0.3 % Properties sold (126,144,000) (15.4)% (38,355,000) (3.6)% New Market Properties 171,270,000 20.8% 320,495,000 30.4 % Preferred Office Properties 108,588,000 13.2% 224,892,000 21.3 % Real Estate Loan Investments 53,693,000 6.5% 100,813,000 9.6 % Total $ 823,791,000 100.0% $ 1,053,806,000 100.0 % Insurance, professional fees and other expenses The increases consisted of: Year Ended December 31, 2017 versus 2016 2016 versus 2015 Increase Increase Insurance, professional fees, and other expenses Amount (rounded to 000s): Percent of increase Amount (rounded to 000s): Percent of increase Audit and tax fees $ (77,000) (18.7)% $ 571,000 21.9% Insurance premiums 868,000 211.2% 1,339,000 51.4% Software implementation fees (216,000) (52.6)% 216,000 8.3% Board of directors fees 170,000 41.4% — — Legal and other professional fees (334,000) (81.3)% 479,000 18.4% Total $ 411,000 100.0% $ 2,605,000 100.0%

Contingent asset management and general and administrative expense fees

The Manager may, in its discretion, forfeit some or all of the asset management, property management, or general and administrative fees for properties owned by the Company. The forfeited fees are converted at the time of forfeiture into contingent fees, which are earned by the Manger only in the event of a sales transaction, and whereby the Company's capital contributions for the property being sold exceed a 7% annual rate of return. The Company will recognize in future periods to the extent, if any, it determines that the sales transaction is probable, and that the estimated net sale proceeds would exceed the annual rate of return hurdle.

On May 25, 2017,we closed on the sale of our Enclave at Vista Ridge multifamily community to an unrelated third party. At such date, the Manager collected a cumulative total of approximately $390,000 of contingent fees. The sales transaction, and the fact that the Company's capital contributions for the Enclave at Vista Ridge property achieved a greater than 7% annual rate of return, triggered the fees to become immediately due and payable to the Manager at the closing of the sale transaction.

Interest expense

The increases consisted of:

	Year Ended December 31,			
	2017 versus 2016 Increase		2016 versus 2015 Increase	
Interest expense	Amount (rounded to 000s):	Percent of increase	Amount (rounded to 000s):	Percent of increase
Multifamily and student housing communities:				
Acquired during 2017	$ 7,522,000	32.4 %	$ —	— %
Acquired during 2016	4,232,000	18.3 %	9,162,000	39.9 %
Acquired during 2011-2015	691,000	3.0 %	5,692,000	24.8 %
Properties sold	(2,989,000)	(12.9)%	(817,000)	(3.6)%
New Market Properties	6,025,000	26.0 %	5,390,000	23.5 %
Preferred Office Properties	6,532,000	28.2 %	474,000	2.1 %
KeyBank operating LOC and Term notes	884,000	3.8 %	2,556,000	11.1 %
Loan participants	287,000	1.2 %	511,000	2.2 %
Total	$ 23,184,000	100.0 %	$ 22,968,000	100.0 %

See Contractual Obligations and Item 7A Quantitative and Qualitative Disclosures About Market Risk located elsewhere in this Annual Report on Form 10-K.

Definitions of Non-GAAP Measures

We disclose FFO, Core FFO, and AFFO, each of which meet the definition of "non-GAAP financial measure" set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this filing a statement of why the Company believes that presentation of these measures provides useful information to investors. None of FFO, Core FFO, or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further FFO, Core FFO and AFFO should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements. FFO, Core FFO, and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Funds From Operations Attributable to Common Stockholders and Unitholders ("FFO")

FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 *"White Paper on Funds From Operations,"* which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. We have adopted the NAREIT definition for computing FFO as a meaningful supplemental gauge of our operating results, and as is most often presented by other REIT industry participants.

64

65 The NAREIT definition of FFO (and the one reported by the Company) is: Net income/loss: • excluding impairment charges on and gains/losses from sales of depreciable property; • plus depreciation and amortization of real estate assets and deferred leasing costs; and • after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures. Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Core Funds From Operations Attributable to Common Stockholders and Unitholders (“Core FFO”) Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, the Company incurs substantial costs related to property acquisitions, which, prior to 2017, were required to be recognized as expenses when they were incurred. The Company added back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions, subsequent refinancing of these assets, and beginning January 1, 2016, amortization of loan coordination fees to FFO in its calculation of Core FFO since such costs are not representative of our operating results. The Company also adds back any costs incurred related to the extension of our management agreement in June 2016 with our Manager, contingent fees paid to our Manager at the time of a property's sale, realized losses on debt extinguishment or refinancing, weather-related property operating losses and any non-cash dividends in this calculation. Core FFO figures reported by us may not be comparable to those Core FFO figures reported by other companies. We utilize Core FFO as a measure of the operating performance of our portfolio of real estate assets. We believe Core FFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities, though caution should be taken in comparing Core FFO results as other companies may calculate Core FFO differently. Core FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”) AFFO makes further adjustments to Core FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as: Core FFO, plus: • non-cash equity compensation to directors and executives; • amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions; • depreciation and amortization of non-real estate assets; • net loan fees received; • accrued interest income received; • non-cash dividends on Series M Preferred Stock; and • amortization of lease inducements; Less: • non-cash loan interest income; • cash paid for loan closing costs; • amortization of acquired real estate intangible liabilities; • amortization of straight line rent adjustments and deferred revenues; and • normally-recurring capital expenditures and capitalized retail direct leasing costs. AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss

66 available to common stockholders. FFO, Core FFO, and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Reconciliation of FFO, Core FFO, and AFFO
to Net Income (Loss) Attributable to Common Stockholders (A)

	Three months ended December 31, 2017	2016	2015
Net loss attributable to common stockholders (See note 1)	$ (22,242,592)	$ (16,589,868)	$ (6,756,775)
Add Depreciation of real estate assets	24,940,998	16,890,027	8,545,481
Amortization of acquired real estate intangible assets and deferred leasing costs	9,385,732	6,123,722	3,058,298
Income attributable to non-controlling interests (See note 2)	(111,403)	(135,246)	(4,609)
FFO	11,972,735	6,288,635	4,842,395
Add Acquisition and pursuit costs	—	1,661,679	2,877,100
: Loan cost amortization on acquisition term note (See note 3)	29,193	26,938	—
Amortization of loan coordination fees paid to the Manager (See note 4)	420,660	317,997	—
Weather-related property operating losses (See note 5)	681,136	—	—
Payment of costs related to property refinancing (See note 6)	683,518	—	—
Core FFO	13,787,242	8,295,249	7,719,495
Add Non-cash equity compensation to directors and executives	862,617	656,336	601,185
Amortization of loan closing costs (See note 7)	793,306	818,685	404,315
Depreciation/amortization of non-real estate assets	263,119	144,985	82,792
Net loan fees received (See note 8)	17,810	497,277	348,317
Accrued interest income received (See note 9)	4,696,934	—	130,072
Non-cash dividends on Series M Preferred Stock	29,785	—	
Amortization of lease inducements (See note 10)	200,344	—	
Less Non-cash loan interest income (See note 8)	(4,556,558)	(4,227,953)	(3,328,607)
Cash paid for loan closing costs	(27,917)	(215,258)	(42,023)
Amortization of acquired above and below market lease intangibles and straight-line rental revenues (See note 11)	(2,678,503)	(743,550)	(379,025)
Amortization of deferred revenues (See note 12)	(398,507)	—	—
Normally recurring capital expenditures and leasing costs (See note 13)	(1,026,037)	(617,237)	(250,976)
AFFO	$ 11,963,635	$ 4,608,534	$ 5,285,545
Common Stock dividends and distributions to Unitholders declared:			
Common Stock dividends	$ 9,575,975	$ 5,740,616	$ 4,314,999
Distributions to Unitholders (See note 2)	221,184	194,957	53,238
Total	$ 9,797,159	$ 5,935,573	$ 4,368,237
Common Stock dividends and Unitholder distributions per share	$ 0.25	$ 0.22	$ 0.1925
FFO per weighted average basic share of Common Stock and Unit outstanding	$ 0.31	$ 0.24	$ 0.21
Core FFO per weighted average basic share of Common Stock and Unit	$ 0.36	$ 0.32	$ 0.34
AFFO per weighted average basic share of Common Stock and Unit outstanding	$ 0.31	$ 0.18	$ 0.23
Weighted average shares of Common Stock and Units outstanding: (A)			
Basic:			
Common Stock	37,205,390	25,210,069	22,402,366
Class A Units	895,112	886,168	276,560
Common Stock and Class A Units	38,100,502	26,096,237	22,678,926
Diluted Common Stock and Class A Units (B)	43,355,215	27,009,119	23,443,082
Actual shares of Common Stock outstanding, including 12,204, 15,498 and 15,067 unvested shares of restricted Common Stock at December 31, 2017, 2016 and 2015, respectively	38,576,926	26,513,690	22,776,618
Actual Class A Units outstanding	884,735	886,168	276,560
Total	39,461,661	27,399,858	23,053,178

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.35% weighted average non-controlling interest in the Operating Partnership for the three-month period ended December 31, 2017.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders.

67

Reconciliation of FFO, Core FFO, and AFFO
to Net Income (Loss) Attributable to Common Stockholders [(A)]

		Year Ended December 31,		
		2017	2016	2015
Net loss attributable to common stockholders (See note 1)		$ (35,985,063)	$ (50,629,611)	$ (21,171,858)
Add:	Depreciation of real estate assets	85,285,385	55,896,381	27,497,386
	Amortization of acquired real estate intangible assets and deferred leasing costs	30,693,340	21,700,590	10,401,698
Less:	Gain on sale of real estate	(37,635,014)	(4,271,506)	—
	Income (loss) attributable to non-controlling interests (See note 2)	985,605	(310,291)	(25,321)
FFO		**43,344,253**	**22,385,563**	**16,701,905**
Add:	Acquisition and pursuit costs	14,002	8,547,543	9,153,763
	Loan cost amortization on acquisition term note (See note 3)	128,339	166,682	96,658
	Amortization of loan coordination fees paid to the Manager (See note 4)	1,599,151	869,651	—
	Mortgage loan refinancing and extinguishment costs (See note 6)	1,741,573	—	—
	Costs incurred from extension of management agreement with advisor (See note 14)	—	421,387	—
	Weather-related property operating losses (See note 5)	897,872	—	—
	Contingent fees paid on sale of real estate (See note 15)	386,570	—	—
Core FFO		**48,111,760**	**32,390,826**	**25,952,326**
Add:	Non-cash equity compensation to directors and executives	3,470,284	2,524,042	2,362,453
	Amortization of loan closing costs (See note 7)	3,549,825	2,559,096	1,377,618
	Depreciation/amortization of non-real estate assets	798,084	542,827	197,250
	Net loan fees received (See note 8)	1,314,194	1,872,105	1,387,109
	Accrued interest income received (See note 9)	11,812,531	6,875,957	3,380,451
	Non-cash dividends on Series M Preferred Stock	62,878	—	
	Amortization of lease inducements (See note 10)	437,381	—	
Less:	Non-cash loan interest income (See note 8)	(18,063,613)	(14,685,707)	(9,924,973)
	Abandoned pursuit costs	—	—	(39,657)
	Cash paid for loan closing costs	(27,917)	(228,534)	(571,876)
	Amortization of acquired above and below market lease intangibles and straight-line rental revenues (See note 11)	(8,175,688)	(2,458,342)	(1,074,202)
	Amortization of deferred revenues (See note 12)	(855,323)	—	
	Normally recurring capital expenditures and leasing costs (See note 13)	(4,057,857)	(2,797,360)	(1,263,416)
AFFO		**$ 38,376,539**	**$ 26,594,910**	**$ 21,783,083**
Common Stock dividends and distributions to Unitholders declared:				
	Common Stock dividends	$ 31,244,265	$ 19,940,730	$ 16,196,324
	Distributions to Unitholders (See note 2)	843,488	671,250	202,545
	Total	$ 32,087,753	$ 20,611,980	$ 16,398,869
Common Stock dividends and Unitholder distributions per share		$ 0.94	$ 0.8175	$ 0.7275
FFO per weighted average basic share of Common Stock and Unit outstanding		$ 1.32	$ 0.90	$ 0.74
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$ 1.47	$ 1.31	$ 1.16
AFFO per weighted average basic share of Common Stock and Unit outstanding		$ 1.17	$ 1.07	$ 0.97
Weighted average shares of Common Stock and Units outstanding: [(A)]				
	Basic:			
	Common Stock	31,926,472	23,969,494	22,182,971
	Class A Units	906,076	819,197	278,745
	Common Stock and Class A Units	32,832,548	24,788,691	22,461,716
	Diluted Common Stock and Class A Units [(B)]	36,938,961	26,502,136	22,982,002
Actual shares of Common Stock outstanding, including 12,204, 15,498 and 15,067 unvested shares of restricted Common Stock at December 31, 2017, 2016 and 2015, respectively		38,576,926	26,513,690	22,776,618
Actual Class A Units outstanding		884,735	886,168	276,560
	Total	39,461,661	27,399,858	23,053,178

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.76% weighted average non-controlling interest in the Operating Partnership for the year ended December 31, 2017.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders.

68

69 Notes to Reconciliations of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders 1) Rental and other property revenues and expenses for the quarter and year ended December 31, 2017 include activity for the 10 multifamily communities, three student housing properties, one office building and eight grocery-anchored shopping centers acquired during 2017 only from their respective dates of acquisition. In addition, the fourth quarter and year of 2017 periods include a full quarter of activity for the six multifamily communities, 17 grocery-anchored shopping centers, one student housing property and three office building acquired during 2016. Rental and other property revenues and expenses for the quarter and year ended December 31, 2016 include activity for the 2016 acquisitions only from their respective dates of acquisition during 2016. 2) Non-controlling interests in our Operating Partnership consisted of a total of 884,735 Class A Units as of December 31, 2017. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 2.35% and 3.40% for the three-month periods ended December 31, 2017 and 2016, respectively and 2.76% and 3.30% for the years ended December 31, 2017 and 2016, respectively. 3) We incurred loan closing costs for the acquisition of the Village at Baldwin Park multifamily community during the first quarter 2016, which were funded by our $35 million acquisition term loan facility, or 2016 Term Loan, and on our $11 million term note, which we used to finance the acquisition of our Anderson Central grocery-anchored shopping center, and on our $200 million acquisition revolving credit facility, or Acquisition Facility, which is used to finance acquisitions of multifamily communities and student housing communities. The 2016 Term Loan was repaid in full on August 5, 2016, while the $11 million term note and Acquisition Facility remain outstanding. The costs to establish these instruments were deferred and amortized over the lives of the instruments. The amortization expense of these deferred costs is an additive adjustment in the calculation of Core FFO. 4) As of January 1, 2016, we pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. Loan coordination fees were introduced to more accurately reflect the administrative effort involved in arranging debt financing for acquired properties. The portion of the loan coordination fees paid up until July 1, 2017 attributable to the financing were amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of Core FFO. Beginning effective July 1, 2017, the loan coordination fee was lowered from 1.6% to 0.6% of the amount of any mortgage indebtedness on newly-acquired properties or refinancing. All of the loan coordination fees paid to our Manager subsequent to July 1, 2017 are amortized over the life of the debt. At December 31, 2017, aggregate unamortized loan coordination fees were approximately $12.1 million, which will be amortized over a weighted average remaining loan life of approximately 10.6 years. 5) We sustained weather-related operating losses at certain of our properties during the third and fourth quarters of 2017; these costs are added back to FFO in our calculation of Core FFO. Included in these adjustments are lost rental revenues that totaled $386,531 for the year ended December 31, 2017 and $272,835 for the fourth quarter. Any insurance reimbursement for lost rent cannot be reflected in our statements of operations until the funds are received from the insurance carrier. 6) For the three months ended December 31, 2017, the adjustment consists of charges related to the refinancing of our Aldridge at Town Village, Summit Crossing and Retreat at Greystone multifamily communities. For the year ended December 31, 2017, the adjustment also includes a loan prepayment penalty and other charges related to the refinancing of our Stone Creek and 525 Avalon multifamily communities. 7) We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our $150 million syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to Core FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross- collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At December 31, 2017, aggregate unamortized loan costs were approximately $19.2 million, which will be amortized over a weighted average remaining loan life of approximately 8.0 years. 8) We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received after the payment of loan origination fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold. This non-cash interest income is subtracted from Core FFO in our calculation of AFFO.

70 9) This adjustment reflects the receipt during the periods presented of interest income which was earned and accrued prior to those periods presented on various real estate loans. 10) This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery- anchored shopping centers. 11) This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery- anchored shopping center assets and office buildings. At December 31, 2017, the balance of unamortized below-market lease intangibles was approximately $38.9 million, which will be recognized over a weighted average remaining lease period of approximately 9.7 years. 12) This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned tenant improvements in our office buildings which are funded by lesses. 13) We deduct from Core FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from Core FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures. 14) We incurred legal costs pertaining to the extension of our management agreement with our Manager. The three-year evergreen extension was effective as of June 3, 2016. 15) On May 25, 2017,we closed on the sale of our Enclave at Vista Ridge multifamily community to an unrelated third party. At such date, our Manager collected a cumulative total of approximately $390,000 of contingent fees. The sales transaction, and the fact that the Company’s capital contributions for the Enclave at Vista Ridge property achieved an annual rate of return which exceeded 7%, which triggered the fees to become immediately due and payable to the Manager at the closing of the sale transaction. The recognition of these fees are added to FFO in the calculation of Core FFO as they are not likely to occur on a regular basis. Liquidity and Capital Resources Short-Term Liquidity We believe our principal short-term liquidity needs are to fund: • operating expenses directly related to our portfolio of multifamily communities, grocery-anchored shopping centers and office properties (including regular maintenance items); • capital expenditures incurred to lease our multifamily communities, grocery-anchored shopping centers and office properties; • interest expense on our outstanding property level debt; • amounts due on our Credit Facility; • distributions that we pay to our preferred stockholders, common stockholders, and unitholders; • cash redemptions that we may pay to our preferred stockholders, and • committed investments. Our Credit Facility with KeyBank provides for a syndicated revolving line of credit, or Revolving Line of Credit, which is used to fund investments, capital expenditures, dividends (with consent of KeyBank), working capital and other general corporate purposes on an as needed basis. The maximum borrowing capacity on the Revolving Line of Credit is $150.0 million pursuant to the Fourth Amended and Restated Credit Agreement, as amended effective December 27, 2016, or the Amended and Restated Credit Agreement. The Revolving Line of Credit accrues interest at a variable rate of one month LIBOR plus 3.25% per annum and matures on August 5, 2019, with an option to extend the maturity date to August 5, 2020, subject to certain conditions described therein. At December 31, 2017, we had a balance owed of $41.8 million under the Revolving Line of Credit. Interest expense on the Revolving Line of Credit was approximately $3.3 million (excluding deferred loan cost amortization of approximately $666,000) and the weighted average interest rate was 4.52% for the year ended December 31, 2017. On May 26, 2016, we utilized proceeds from the Interim Term Loan to partially finance the acquisition of Anderson Central, a grocery-anchored shopping center located in Anderson, South Carolina. The Interim Term Loan accrues interest at a rate of LIBOR plus 2.5% per annum and the maturity date was extended to May 21, 2018 during the fourth quarter.

71 The Amended and Restated Credit Agreement contains certain affirmative and negative covenants including negative covenants that limit or restrict secured and unsecured indebtedness, mergers and fundamental changes, investments and acquisitions, liens and encumbrances, dividends, transactions with affiliates, burdensome agreements, changes in fiscal year and other matters customarily restricted in such agreements. The material financial covenants include minimum net worth and debt service coverage ratios and maximum leverage and dividend payout ratios. As of December 31, 2017, we were in compliance with all covenants related to the Fourth Amended and Restated Credit Agreement. Our results with respect to such compliance are presented in Note 9 to the Company's Consolidated Financial Statements. On February 28, 2017, we entered into a revolving acquisition credit agreement, or Acquisition Credit Agreement, with KeyBank to obtain an acquisition revolving credit facility, or Acquisition Facility, with a maximum borrowing capacity of $200 million. The sole purpose of the Acquisition Credit Agreement is to finance our acquisitions of multifamily communities and student housing communities prior to obtaining permanent conventional mortgage financing on the acquired assets. The maximum borrowing capacity on the Acquisition Facility may be increased at our request up to $300 million at any time prior to March 1, 2021. The Acquisition Facility accrues interest at a variable rate of one month LIBOR plus a margin of between 1.75% per annum and 2.20% per annum, depending on the type of assets acquired and the resulting property debt service coverage ratio. The Acquisition Facility has a maturity date of March 1, 2022 and has two one-year extension options, subject to certain conditions described therein. Our net cash provided by operating activities for the years ended December 31, 2017, 2016 and 2015 was approximately $86.3 million, $61.7 million, and $35.2 million, respectively. The increases in net cash provided by operating activities was primarily due to the incremental cash generated by property income provided by the real estate assets acquired during 2017 and 2016 and increased cash collections of interest income from our larger portfolio of real estate loans and notes. The majority of our revenue is derived from residents and tenants under existing leases at our multifamily communities, grocery-anchored shopping centers and office properties. Therefore, our operating cash flow is principally dependent on: (1) the number of multifamily communities, student housing properties, grocery-anchored shopping centers and office properties in our portfolio; (2) rental rates; (3) occupancy rates; (4) operating expenses associated with these properties; and (5) the ability of our residents and tenants to make their rental payments. We believe we are well positioned to take advantage of the recent improvements in real estate fundamentals, such as higher occupancy rates, positive new and renewal rates over expiring leases, a declining home ownership rate and a decline in turnover, which we believe are all positive developments in the real estate industry. We also earn interest revenue from the issuance of real estate-related loans and may receive fees at the inception of these loans for committing and originating them. Interest revenue we receive on these loans is influenced by (1) market interest rates on similar loans; (2) the availability of credit from alternative financing sources; (3) the desire of borrowers to finance new real estate projects; and (4) unique characteristics attached to these loans, such as exclusive purchase options. Our net cash used in investing activities was approximately $723.8 million, $1.1 billion and $533.5 million for the years ended December 31, 2017, 2016 and 2015, respectively. Disbursements for property acquisitions rose from approximately $420.7 million during 2015 to approximately $1.0 billion in 2016 and $781.8 million for 2017. Net proceeds from our sale of Ashford Park, Sandstone Creek and Enclave at Vista Ridge during 2017 totaled approximately $118.2 million. Disbursements for real estate loans and notes receivable, net of repayments, were approximately $55.7 million, $111.3 million and $99.2 million for the years ended December 31, 2017, 2016 and 2015, respectively. Cash used in investing activities is primarily driven by acquisitions and dispositions of multifamily properties, office properties and retail shopping centers and acquisitions and maturities or other dispositions of real estate loans and other real estate and real estate-related assets, and secondarily by capital expenditures related to our owned properties. We will seek to acquire more multifamily communities, office properties and grocery-anchored shopping centers at costs that we expect will be accretive to our financial results. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating power, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operational cash flows for funding. For the year ended December 31, 2017, our capital expenditures for our multifamily communities and student housing properties, not including changes in related payables were as follows:

	Capital Expenditures					
	Recurring		Non-recurring		Total	
	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$ 342,398	$ 33	$ —	$ —	342,398	33
Carpets	1,331,089	126			1,331,089	126
Wood flooring / vinyl	243,936	23			243,936	23
Fire safety			100,214	10	100,214	10
Furnace, air (HVAC)	293,922	28			293,922	28
Computers, equipment, misc.	80,530	8	257,781	24	338,311	32
Elevators			31,162	3	31,162	3
Exterior painting			538,657	51	538,657	51
Leasing office / common	217,988	21	1,018,560	97	1,236,548	118
Major structural			3,366,271	320	3,366,271	320
Cabinets & countertop			1,883,518	179	1,883,518	179
Landscaping & fencing			686,643	65	686,643	65
Parking lot			132,650	13	132,650	13
Common area items			194,448	18	194,448	18
	$ 2,509,863	$ 239	$ 8,209,904	$ 780	$ 10,719,767	$ 1,019

In addition, second-generation capital expenditures within our grocery-anchored shopping center portfolio for the years ended December 31, 2017 and 2016 totaled $1,280,444 and $581,028, respectively. In Q1 2017, the Company defined second-generation capital expenditures to exclude those expenditures made in our grocery-anchored shopping center portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property re-developments and repositioning. Before Q1 2017, the Company defined capital expenditures as recurring/ non-recurring expenditures.

Second-generation capital expenditures within our office properties portfolio for the years ended December 31, 2017 and 2016 totaled $267,549 and $0, respectively. Second-generation capital expenditures exclude those expenditures made in our office properties portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition) and (iii) for property re-developments and repositionings.

72

For the year ended December 31, 2016, our capital expenditures not including changes in related payables were:

	Capital Expenditures					
	Recurring		Non-recurring		Total	
	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$ 265,793	$ 36	$ 1,760	—	267,553	36
Carpets	1,288,572	172	—	—	1,288,572	172
Wood flooring / vinyl	106,231	14	—	—	106,231	14
Fire safety	5,328	1	155,604	21	160,932	22
Furnace, air (HVAC)	283,441	38	74,900	10	358,341	48
Computers, equipment, misc.	71,274	10	235,837	32	307,111	42
Elevators	—	—	11,677	2	11,677	2
Exterior painting	—	—	406,103	54	406,103	54
Leasing office / common	180,346	24	344,434	46	524,780	70
Major structural	1,517	—	833,571	111	835,088	111
Cabinets & countertop	11,905	2	1,252,734	167	1,264,639	169
Landscaping & fencing	—	—	281,106	38	281,106	38
Parking lot	1,925	—	743,982	99	745,907	99
Common area items	—	—	178,352	24	178,352	24
	$ 2,216,332	$ 297	$ 4,520,060	$ 604	$ 6,736,392	$ 901

Net cash provided by financing activities was approximately $646.2 million, $1.1 billion and $497.6 million for the years ended December 31, 2017, 2016 and 2015, respectively. Our significant financing cash sources were approximately $517.5 million, $622.4 million and $256.9 million of net proceeds from the mortgage financing transactions for the years ended December 31, 2017, 2016 and 2015, respectively and approximately $302.5 million, $390.9 million and $262.5 million of net proceeds from our offerings of our Preferred Stock Units for the years ended December 31, 2017, 2016 and 2015, respectively.

Distributions

In order to maintain our status as a REIT for U.S. federal income tax purposes, we must comply with a number of organizational and operating requirements, including a requirement to distribute 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP and determined without regard for the deduction for dividends paid and excluding net capital gains) to our stockholders. As a REIT, we generally will not be subject to federal income taxes on the taxable income we distribute to our stockholders. Generally, our objective is to meet our short-term liquidity requirement of funding the payment of our quarterly Common Stock dividends, as well as monthly dividends to holders of our Series A Redeemable Preferred Stock and our mShares, through net cash generated from operating results.

Our board of directors reviews the Series A Redeemable Preferred Stock and our mShares dividends monthly to determine whether we have funds legally available for payment of such dividends in cash, and there can be no assurance that the Series A Redeemable Preferred Stock and our mShares dividends will consistently be paid in cash. Dividends may be paid as a combination of cash and stock in order to satisfy the annual distribution requirements applicable to REITs. We expect the aggregate dollar amount of monthly Series A Redeemable Preferred Stock and our mShares dividend payments to increase at a rate that approximates the rate at which we issue new Units from our $1.5 Billion Unit Offering and our mShares Offering.

Our fourth quarter 2017 Common Stock dividend declaration of $0.25 per share represented an overall increase of 100% from our initial Common Stock dividend per share of $0.125 following our IPO, or an annualized dividend growth rate of approximately 15.5% over the same period. Our board of directors reviews the proposed Common Stock dividend declarations quarterly, and there can be no assurance that the current dividend level will be maintained.

We believe that our short-term liquidity needs are and will continue to be adequately funded.

For the year ended December 31, 2017, our aggregate dividends and distributions totaled approximately $95.7 million and our cash flows from operating activities were approximately $86.3 million. We expect our cash flow from operations over time to be sufficient to fund our quarterly Common Stock dividends, Class A Unit distributions and our monthly Series A Redeemable Preferred Stock and mShares dividends.

73

74 Long-Term Liquidity Needs We believe our principal long-term liquidity needs are to fund: • the principal amount of our long-term debt as it becomes due or matures; • capital expenditures needed for our multifamily communities, grocery-anchored shopping centers and office properties; • costs associated with current and future capital raising activities; • costs to acquire additional multifamily communities, grocery-anchored shopping centers, office properties or other real estate and enter into new and fund existing lending opportunities; and • our minimum distributions necessary to maintain our REIT status. We intend to finance our future investments with the net proceeds from additional issuances of our securities, including our $1.5 Billion Unit Offering, our mShares Offering (both as defined below), Common Stock, and units of limited partnership interest in our Operating Partnership, and/or borrowings. The success of our acquisition strategy may depend, in part, on our ability to access further capital through issuances of additional securities, especially our $1.5 Billion Unit Offering, details of which are described below. If we are unsuccessful in raising additional funds, we may not be able to obtain any assets in addition to those we have acquired. On October 11, 2013, the SEC declared effective our registration statement on Form S-3 (File No. 333-183355) for our offering of up to 900,000 Units, with each Unit consisting of one share of our Series A Redeemable Preferred Stock, stated value $1,000 per share and one Warrant to purchase 20 shares of our Common Stock, to be offered from time to time on a “reasonable best efforts” basis. This offering is referred to as the Follow-On Series A Offering. We commenced sales for the Follow-On Series A Offering on January 1, 2014. As of February 14, 2017, we had issued all 900,000 Units from and terminated our Follow-On Series A Offering. On February 14, 2017, the SEC declared effective out registration statement on Form S-3 (Registration No. 333-211924) for our offering for up to 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock, referred to as our $1.5 Billion Unit Offering. The price per Unit is $1,000, subject to adjustment if a participating broker-dealer reduces its commission. We intend to invest substantially all the net proceeds of the $1.5 Billion Unit Offering in connection with the acquisition of multifamily communities, grocery-anchored shopping centers, office buildings and other real estate-related investments and general working capital purposes. Aggregate offering expenses, including selling commissions and dealer manager fees, will be capped at 11.5% of the aggregate gross proceeds of the $1.5 Billion Unit Offering, of which we will reimburse our Manager up to 1.5% of the gross proceeds of these offerings for all organization and offering expenses incurred, excluding selling commissions and dealer manager fees; however, upon approval by the conflicts committee of our board of directors, we may reimburse our Manager for any such expenses incurred above the 1.5% amount as permitted by the Financial Industry Regulatory Authority. On December 2, 2016, the SEC declared effective our registration statement on Form S-3 (Registration No. 333-214531), for our offering of up to 500,000 shares of Series M Redeemable Preferred Stock, or mShares, par value $0.01 per share, or the mShares Offering. The price per mShare is $1,000. We intend to invest substantially all the net proceeds of the mShares Offering in connection with the acquisition of multifamily communities, other real estate-related investments and general working capital purposes. Pursuant to FINRA Rule 2310(b)(5), which became effective April 11, 2016, and as described in Regulatory Notice 15-02, we have prepared for our stockholders an estimate of the per share value of our Preferred Stock as of December 31, 2017. This estimate is based on dividing (i) the value of our assets less contractual liabilities as of December 31, 2017, by (ii) the number of shares of Preferred Stock outstanding as of that date. We used a direct capitalization appraised value analysis for this purpose. This methodology was prepared with the material assistance and confirmation of a third party valuation expert pursuant to FINRA Rule 2310(b)(5) and NASD Rule 2340(c). We believe this methodology conforms to standard industry practices. Based on the foregoing, we have determined that the estimated value as of December 31, 2017 of our Preferred Stock is $1,000 per share (unaudited). Under the direct capitalization appraised value analysis, we determined our potential gross income that could be expected from rents and other income received from the properties that we owned as of December 31, 2017. We then estimated for vacancies and collection losses, which amount we then subtracted from potential gross income to arrive at effective gross income. We

75 subtracted estimated operating expenses from effective gross income to arrive at net operating income, and current market capitalization rates were determined for each of the properties. The capitalization rate of each property was then divided by its net operating income to determine a fair market value for each property. For any property owned for less than 12 months, we used the market value of that property as reflected in the third party appraisal we had received at the time of acquisition of that property. The fair market value of all the properties was then added to the value of our other assets (i.e., the value of our cash on hand and other financial assets as reflected on our audited consolidated financial statements for the year ended December 31, 2017) to determine the aggregate market value of our assets. We then subtracted our contractual liabilities from the aggregate market value of our assets, and divided the difference by the number of shares of our Preferred Stock outstanding as of December 31, 2017 to determine our estimated per share value of our Preferred Stock as of that date. On May 12, 2017, we sold 2,750,000 shares of our Common Stock at a public offering price of $15.25 per share pursuant to an underwritten public offering. On May 30, 2017, we sold an additional 412,500 shares of Common Stock at $15.25 per share pursuant to the exercise in full of an option received in connection with the public offering. The combined gross proceeds of the two sales was approximately $48.2 million before deducting underwriting discounts and commissions and other estimated offering expenses. The Company has filed a prospectus to issue and sell up to $150 million of Common Stock from time to time in an "at the market" offering, or the 2016 ATM Offering, through the sales agents identified in the prospectus. The Company intends to use any proceeds from the 2016 ATM Offering (a) to repay outstanding amounts under our Revolving Line of Credit and (b) for other general corporate purposes, which includes making investments in accordance with the Company's investment objectives. For the year ended December 31, 2017, we issued and sold approximately 1.7 million shares of our Common Stock for gross proceeds of approximately $28.6 million via our 2016 ATM Offering. For the year ended December 31, 2017, we issued approximately 6.2 million shares of our Common Stock pursuant to exercises of warrants from our Series A offerings and collected gross proceeds of approximately $84.4 million. Our ability to raise funds through the issuance of our securities is dependent on, among other things, general market conditions for REITs, market perceptions about us, and the current trading price of our Common Stock. We will continue to analyze which source of capital is most advantageous to us at any particular point in time, but the equity and credit markets may not consistently be available on terms that are attractive to us or at all. The sources to fulfill our long-term liquidity in the future may include borrowings from a number of sources, including repurchase agreements, securitizations, resecuritizations, warehouse facilities and credit facilities (including term loans and revolving facilities), in addition to our Revolving Line of Credit. We have utilized, and we intend to continue to utilize, leverage in making our investments in multifamily communities and retail shopping centers. The number of different multifamily communities, retail shopping centers and other investments we will acquire will be affected by numerous factors, including the amount of funds available to us. By operating on a leveraged basis, we will have more funds available for our investments. This will allow us to make more investments than would otherwise be possible, resulting in a larger and more diversified portfolio. We intend to target leverage levels (secured and unsecured) between 50% and 65% of the fair market value of our tangible assets (including our real estate assets, real estate loans, notes receivable, accounts receivable and cash and cash equivalents) on a portfolio basis. As of December 31, 2017, our outstanding debt (both secured and unsecured) was approximately 52.8% of the value of our tangible assets on a portfolio basis based on our estimates of fair market value at December 31, 2017. Neither our charter nor our by-laws contain any limitation on the amount of leverage we may use. Our investment guidelines, which can be amended by our board without stockholder approval, limit our borrowings (secured and unsecured) to 75% of the cost of our tangible assets at the time of any new borrowing. These targets, however, will not apply to individual real estate assets or investments. The amount of leverage we will place on particular investments will depend on our Manager's assessment of a variety of factors which may include the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in the portfolio, the availability and cost of financing the asset, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and the health of the commercial real estate market in general. In addition, factors such as our outlook on interest rates, changes in the yield curve slope, the level and volatility of interest rates and their associated credit spreads, the underlying collateral of our assets and our outlook on credit spreads relative to our outlook on interest rate and economic performance could all impact our decision and strategy for financing the target assets. At the date of acquisition of each asset, we anticipate that the investment cost for such asset will be substantially similar to its fair market value. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. Finally, we intend to acquire all our real estate assets through separate single purpose entities and we intend to finance each of these assets using debt financing techniques for that asset alone without any cross-collateralization to our other real estate assets or any guarantees

76 by us or our Operating Partnership. We intend to have no long-term unsecured debt at the Company or Operating Partnership levels, except for our Revolving Line of Credit. Our secured and unsecured aggregate borrowings are intended by us to be reasonable in relation to our tangible assets and will be reviewed by our board of directors at least quarterly. In determining whether our borrowings are reasonable in relation to our tangible assets, we expect that our board of directors will consider many factors, including without limitation the lending standards of government-sponsored enterprises, such as Fannie Mae and Freddie Mac, for loans in connection with the financing of multifamily properties, the leverage ratios of publicly traded and non-traded REITs with similar investment strategies, and general market conditions. There is no limitation on the amount that we may borrow for any single investment. Our ability to incur additional debt is dependent on a number of factors, including our credit ratings (if any), the value of our assets, our degree of leverage and borrowing restrictions imposed by lenders. We will continue to monitor the debt markets, including Fannie Mae and/or Freddie Mac (from both of whom we have obtained single asset secured financing on all of our multifamily communities), and as market conditions permit, access borrowings that are advantageous to us. If we are unable to obtain financing on favorable terms or at all, we may have to curtail our investment activities, including acquisitions and improvements to real properties, which could limit our growth prospects. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more securities or borrowing more money. We may be forced to dispose of assets at inopportune times in order to maintain our REIT qualification and Investment Company Act exemption. Our ability to generate cash from asset sales is limited by market conditions and certain rules applicable to REITs. We may not be able to sell a property or properties as quickly as we would like or on terms as favorable as we would like. Furthermore, if interest rates or other factors at the time of financing result in higher costs of financing, then the interest expense relating to that financed indebtedness would be higher. Higher interest rates on newly incurred debt may negatively impact us as well. If interest rates increase, our interest costs and overall costs of capital will increase, which could adversely affect our transaction and development activity, financial condition, results of operations, cash flow, our ability to pay principal and interest on our debt and our ability to pay distributions to our stockholders. Finally, sellers may be less inclined to offer to sell to us if they believe we may be unable to obtain financing. As of December 31, 2017, we had long term mortgage indebtedness of approximately $1.8 billion, all of which was incurred by us in connection with the acquisition or refinancing of our real estate properties. As of December 31, 2017, we had approximately $21.0 million in unrestricted cash and cash equivalents available to meet our short-term and long-term liquidity needs. We believe that our long-term liquidity needs are and will continue to be adequately funded through the sources discussed above. Off-Balance Sheet Arrangements As of December 31, 2017, we had 812,659 outstanding Warrants from our sales of Units. The Warrants are exercisable by the holder at an exercise price of 120% of the current market price per share of the Common Stock on the date of issuance of such Warrant, with a minimum exercise price of $19.50 per share for Units issued from our $1.5 Billion Unit Offering. The current market price per share is determined using the closing market price of the Common Stock immediately preceding the issuance of the Warrant. The Warrants are not exercisable until one year following the date of issuance and expire four years following the date of issuance. As of December 31, 2017, a total of 424,659 Warrants had been exercised into 8,493,180 shares of Common stock and a remaining 487,235 Warrants had passed the initial exercise date and so became potentially exercisable into a total of 9,774,700 shares of Common Stock. The remainder of the Warrants outstanding at December 31, 2017 become potentially exercisable between January 13, 2018 and December 28, 2018 and have exercise prices that range between $16.64 and $26.34 per share. If all the Warrants outstanding at December 31, 2017 became exercisable and were exercised, gross proceeds to us would be approximately $282.9 million and we would as a result issue an additional 16,253,180 shares of Common Stock.

Contractual Obligations

As of December 31, 2017, our contractual obligations consisted of the mortgage notes secured by our acquired properties and the Revolving Credit Facility. Based on a LIBOR rate of 1.56% at December 31, 2017, our estimated future required payments on these instruments were:

	Total	Less than one year	1-3 years	3-5 years	More than five years
Mortgage debt obligations:					
Interest	$ 492,865,774	$ 69,124,680	$ 121,517,320	$ 101,847,555	$ 200,376,219
Principal	1,812,048,774	30,220,908	345,454,331	367,146,501	1,069,227,034
Line of Credit:					
Interest	70,056	70,056	—	—	—
Principal	41,800,000	41,800,000	—	—	—
Term note:					
Interest	15,125	15,125	—	—	—
Principal	11,000,000	11,000,000	—	—	—
Total	$ 2,357,799,729	$ 152,230,769	$ 466,971,651	$ 468,994,056	$ 1,269,603,253

In addition, we had unfunded real estate loan balances totaling approximately $67.1 million at December 31, 2017.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Our primary market risk exposure is interest rate risk. All our floating-rate debt is tied to the 30-day LIBOR. As of December 31, 2017, we have variable rate mortgages on eight of our properties with a principal amount of approximately $292.0 million. Two of these mortgages have LIBOR effectively capped at 5.0% and 4.33% (all-in rates of 6.6% and 6.5%) under Freddie Mac's capped adjustable-rate mortgage program. The Royal Lakes Marketplace, Cherokee Plaza and Champions Village mortgages of $9.7 million, $25.3 million and $27.4 million, respectively, are uncapped. Our Revolving Line of Credit accrued interest at a spread of 3.25% over LIBOR as of December 31, 2017; this combined rate is uncapped. In addition, we partially financed the acquisitions of the Retreat at Greystone multifamily community in the amount of $35.2 million at LIBOR plus 180 basis points, the SoL student housing property in the amount of $37.5 million at LIBOR plus 200 basis points and the Aldridge at Town Village multifamily community in the amount of $38.0 million at LIBOR plus 185 basis points under our Acquisition Credit Facility. The Retreat at Greystone and Aldridge at Town Village multifamily communities were subsequently refinanced with permanent fixed-rate mortgages during 2017. Because of the short term nature of the Revolving Line of Credit and Acquisition Credit Facility instruments, we believe our interest rate risk is minimal. We have no business operations which subject us to trading risk.

We have and will continue to manage interest rate risk as follows:

- maintain a reasonable ratio of fixed-rate, long-term debt to total debt so that floating-rate exposure is kept at an acceptable level;
- place interest rate caps on floating-rate debt where appropriate; and
- take advantage of favorable market conditions for long-term debt and/or equity financings.

We use various financial models and advisors to achieve our objectives.

If interest rates under our floating-rate LIBOR-based indebtedness fluctuated by 100 basis points, our interest costs, based on outstanding borrowings at December 31, 2017, would increase by approximately $2.89 million on an annualized basis, or decrease by approximately $2.89 million on an annualized basis. The difference between the interest expense amounts related to an increase or decrease in our floating-rate interest cost is because LIBOR was 1.56% at December 31, 2017, therefore we have limited the estimate of how much our interest costs may decrease because we use a floor of 0% for LIBOR.

77

78 Item 8. Financial Statements and Supplementary Data The following documents are located in Part IV, Item 15 of this Annual Report on Form 10-K: Consolidated Balance Sheets as of December 31, 2017 and 2016 Consolidated Statements of Operations for the years ended December 31, 2017, 2016 and 2015 Consolidated Statements of Stockholders' Equity for the years ended December 31, 2017, 2016 and 2015 Consolidated Statements of Cash Flows for the years ended December 31, 2017, 2016 and 2015 Notes to Consolidated Financial Statements Schedule III- Real Estate Investments and Accumulated Depreciation as of December 31, 2017 with reconciliations for the years ended December 31, 2017, 2016 and 2015 Schedule IV- Mortgage Loans on Real Estate as of December 31, 2017 Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure None. Item 9A. Controls and Procedures Management's Report on Internal Control over Financial Reporting The Company's management is responsible for establishing and maintaining adequate internal control over financial reporting, defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act of 1934 (Exchange Act) as a process designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the Company's board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: • Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; • Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or the board of directors of the Company; and • Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies and procedures may deteriorate. Management of the Company assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017. In making this assessment, management used the criteria described in Internal Control - Integrated Framework (2013) set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, management concluded the Company’s internal control over financial reporting was effective as of December 31, 2017. The effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in its report included in this Annual Report on Form 10-K.

79 Evaluation of disclosure controls and procedures. Management of the Company evaluated, under the supervision and with the participation of the Company's Chief Executive Officer and Chief Accounting Officer, the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in the Exchange Act Rule 13a-15(e)) as of December 31, 2017, the end of the period covered by this report. Based on that evaluation, the Company's Chief Executive Officer and Chief Accounting Officer have concluded that the Company's disclosure controls and procedures were effective as of the end of such period to provide reasonable assurance that that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms and such information is accumulated and communicated to the Company’s management, including the Chief Executive Officer and Chief Accounting Officer, as appropriate to allow timely decisions regarding required disclosures. Changes in internal control over financial reporting. As required by the Exchange Act Rule 13a-15(d), the Company's Chief Executive Officer and Chief Accounting Officer evaluated the Company's internal control over financial reporting to determine whether any change occurred during the quarter ended December 31, 2017 that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. Based on that evaluation, there has been no such change during such period. Item 9B. Other Information None. PART III Item 10. Directors, Executive Officers and Corporate Governance Information required by this item regarding our directors and officers is incorporated herein by reference to our proxy statement, or our 2018 Proxy Statement, to be filed with the SEC with regard to our 2018 Annual Meeting of Shareholders. Item 11. Executive Compensation Information required by this item regarding our officers is incorporated herein by reference to our 2018 Proxy Statement to be filed with the SEC. Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters Information required by this item regarding our officers is incorporated herein by reference to our 2018 Proxy Statement to be filed with the SEC. Item 13. Certain Relationships and Related Transactions and Director Independence Information required by this item regarding our officers and directors is incorporated herein by reference to our 2018 Proxy Statement to be filed with the SEC. Item 14. Principal Accounting Fees and Services Information required by this item is incorporated herein by reference to our 2018 Proxy Statement to be filed with the SEC.

80 PART IV Item 15. Exhibits and Financial Statement Schedules (1) Financial Statements Report of Independent Registered Public Accounting Firm 80 Consolidated Balance Sheets as of December 31, 2017 and 2016 F-1 Consolidated Statements of Operations for the years ended December 31, 2017, 2016, and 2015 F-2 Consolidated Statements of Stockholders' Equity for the years ended December 31, 2017, 2016, and 2015 F-3 Consolidated Statements of Cash Flows for the years ended December 31, 2017, 2016 and 2015 F-6 Notes to Consolidated Financial Statements F-8 (2) Financial Statement Schedules Schedule III- Real Estate Investments and Accumulated Depreciation as of December 31, 2017 with reconciliations for the years ended December 31, 2017, 2016 and 2015 F-51 Schedule IV - Mortgage Loans on Real Estate as of December 31, 2017 F-56 (3) Exhibits The exhibits listed on the accompanying Index to Exhibits are filed as a part of this report. Report of Independent Registered Public Accounting Firm To the Board of Directors and Stockholders of Preferred Apartment Communities, Inc.: Opinions on the Financial Statements and Internal Control over Financial Reporting We have audited the accompanying consolidated balance sheets of Preferred Apartment Communities Inc. and its subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, of stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2017, including the related notes and financial statement schedules listed in the accompanying index (collectively referred to as the “consolidated financial statements”). We also have audited the Company's internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control - Integrated Framework (2013) issued by the COSO. Basis for Opinions The Company's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on the Company’s consolidated financial statements and on the Company's internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

81 We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions. Definition and Limitations of Internal Control over Financial Reporting A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. /s/ PricewaterhouseCoopers LLP Atlanta, GA March 1, 2018 We have served as the Company’s auditor since 2010.

The accompanying notes are an integral part of these consolidated financial statements. F-1 Preferred Apartment Communities, Inc. Consolidated Balance Sheets December 31, 2017 December 31, 2016 Assets Real estate Land $ 406,794,429 $ 299,547,501 Building and improvements 2,043,853,105 1,513,293,760 Tenant improvements 63,424,729 23,642,361 Furniture, fixtures, and equipment 210,778,838 126,357,742 Construction in progress 10,490,769 2,645,634 Gross real estate 2,735,341,870 1,965,486,998 Less: accumulated depreciation (172,755,498) (103,814,894) Net real estate 2,562,586,372 1,861,672,104 Real estate loans, net of deferred fee income 255,344,584 201,855,604 Real estate loans to related parties, net 131,451,359 130,905,464 Total real estate and real estate loan investments, net 2,949,382,315 2,194,433,172 Cash and cash equivalents 21,042,862 12,321,787 Restricted cash 51,968,519 55,392,984 Notes receivable 17,317,743 15,499,699 Note receivable and revolving line of credit due from related party 22,739,022 22,115,976 Accrued interest receivable on real estate loans 26,864,905 21,894,549 Acquired intangible assets, net of amortization of $73,521,456 and $46,396,254 102,743,389 79,156,400 Deferred loan costs on Revolving Line of Credit, net of amortization of $1,153,441 and $422,873 1,385,208 1,768,779 Deferred offering costs 6,544,310 2,677,023 Tenant lease inducements, net of amortization of $452,284 and $14,904 14,424,398 261,492 Tenant receivables (net of allowance of $714,722 and $663,912) and other assets 37,956,954 15,310,741 Total assets $ 3,252,369,625 $ 2,420,832,602 Liabilities and equity Liabilities Mortgage notes payable, net of deferred loan costs and mark-to-market adjustment of $35,396,603 and $22,007,641 $ 1,776,652,171 $ 1,305,870,471 Revolving line of credit 41,800,000 127,500,000 Term note payable, net of deferred loan costs of $5,806 and $40,095 10,994,194 10,959,905 Real estate loan participation obligation 13,985,978 20,761,819 Deferred revenue 27,947,352 — Accounts payable and accrued expenses 31,252,705 20,814,910 Accrued interest payable 5,028,161 3,541,640 Dividends and partnership distributions payable 15,679,940 10,159,629 Acquired below market lease intangibles, net of amortization of $8,094,883 and $3,771,393 38,856,615 29,774,033 Security deposits and other liabilities 9,406,816 6,189,033 Total liabilities 1,971,603,932 1,535,571,440 Commitments and contingencies (Note 11) Equity Stockholders' equity Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050,000 shares authorized; 1,250,279 and 924,855 shares issued; 1,222,013 and 914,422 shares outstanding at December 31, 2017 and December 31, 2016, respectively 12,220 9,144 Series M Redeemable Preferred Stock, $0.01 par value per share; 500,000 shares authorized; 15,275 and 0 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively 153 — Common Stock, $0.01 par value per share; 400,066,666 shares authorized; 38,564,722 and 26,498,192 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively 385,647 264,982 Additional paid-in capital 1,271,039,723 906,737,470 Accumulated earnings (deficit) 4,449,353 (23,231,643) Total stockholders' equity 1,275,887,096 883,779,953 Non-controlling interest 4,878,597 1,481,209 Total equity 1,280,765,693 885,261,162 Total liabilities and equity $ 3,252,369,625 $ 2,420,832,602

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations

	Year Ended December 31,		
	2017	2016	2015
Revenues:			
Rental revenues	$ 200,461,750	$ 137,330,774	$ 69,128,280
Other property revenues	36,641,006	19,302,548	9,495,522
Interest income on loans and notes receivable	35,697,982	28,840,857	23,207,610
Interest income from related parties	21,203,877	14,644,736	7,474,100
Total revenues	294,004,615	200,118,915	109,305,512
Operating expenses:			
Property operating and maintenance	29,903,092	19,981,640	10,878,872
Property salary and benefits (including reimbursements of $12,329,295, $10,398,711 and $5,885,242 to related party)	13,271,603	10,398,711	5,885,242
Property management fees (including $6,417,491, $4,978,142 and $2,608,364 to related parties)	8,329,182	5,980,735	3,014,801
Real estate taxes	31,281,156	21,594,369	9,934,412
General and administrative	6,489,736	4,557,990	2,285,789
Equity compensation to directors and executives	3,470,284	2,524,042	2,362,453
Depreciation and amortization	116,776,809	78,139,798	38,096,334
Acquisition and pursuit costs (including $7,310 $198,024 and $189,115 to related party)	14,002	8,547,543	9,153,763
Asset management and general and administrative expense fees to related party	20,226,396	13,637,458	7,041,226
Insurance, professional fees and other expenses	6,583,918	6,172,972	3,568,356
Total operating expenses	236,346,178	171,535,258	92,221,248
Contingent asset management and general and administrative expense fees	(1,729,620)	(1,585,567)	(1,805,478)
Net operating expenses	234,616,558	169,949,691	90,415,770
Operating income	59,388,057	30,169,224	18,889,742
Interest expense	67,468,042	44,284,144	21,315,731
Loss on extinguishment of debt	888,428	—	—
Net (loss) before gain on sale of real estate	(8,968,413)	(14,114,920)	(2,425,989)
Gain on sale of real estate, net of disposition expenses	37,635,014	4,271,506	—
Net income (loss)	28,666,601	(9,843,414)	(2,425,989)
Consolidated net (income) loss attributable to non-controlling interests	(985,605)	310,291	25,321
Net income (loss) attributable to the Company	27,680,996	(9,533,123)	(2,400,668)
Dividends declared to preferred stockholders	(63,651,265)	(41,080,645)	(18,751,934)
Earnings attributable to unvested restricted stock	(14,794)	(15,843)	(19,256)
Net loss attributable to common stockholders	$ (35,985,063)	$ (50,629,611)	$ (21,171,858)
Net loss per share of Common Stock available to common stockholders, basic and diluted	$ (1.13)	$ (2.11)	$ (0.95)
Weighted average number of shares of Common Stock outstanding, Basic and diluted	31,926,472	23,969,494	22,182,971

The accompanying notes are an integral part of these consolidated financial statements.

F-2

The accompanying notes are an integral part of these consolidated financial statements . F- 3 Pr efer red Apartment Communities, Inc . Consolidated Statements of Stockholders' Equit y, continue d Fo r the years ended Decembe r 31, 2017, 2016 and 201 5 Series A an d Series M Redeemabl e Preferre d Stoc k Commo n Stoc k Additiona l Paid in Capita l Accumulate d Earnings(Deficit ) Tota l Stockholders ' Equit y Non - Controllin g Interes t Total Equit y Balance at January 1, 201 7 $ 9,14 4 $ 264,98 2 $ 906,737,47 0 $ (23,231,64 3) $ 883,779,95 3 $ 1,481,20 9 $ 885,261,16 2 Issuance of Unit s 3,40 7 — 339,312,87 8 — 339,316,28 5 — 339,316,28 5 Redemptions of Series A Preferred Stoc k (17 8) 7, 11 1 (4,506,77 0) — (4,499,83 7) — (4,499,83 7) Issuance of Common Stoc k — 49,06 7 76,755,41 2 — 76,804,47 9 — 76,804,47 9 Exercises of warrant s — 62,13 0 84,388,62 0 — 84,450,75 0 — 84,450,75 0 Syndication and o ffering cost s — — (37,505,01 4) — (37,505,01 4) — (37,505,01 4) Equity compensation to executives and director s — — 467,27 0 — 467,27 0 — 467,27 0 V esting of restricted stoc k — 27 7 (27 7) — — — — Conversion of Class A Units to Common Stoc k — 2,08 0 1,750,23 7 — 1,752,31 7 (1,752,31 7) — Current period amortization of Class B Unit s — — — — — 3,003,01 4 3,003,01 4 Net incom e — — — 27,680,99 6 27,680,99 6 985,60 5 28,666,60 1 Reallocation adjustment to non-controlling interest s — — (1,464,57 3) — (1,464,57 3) 1,464,57 3 — Distributions to non-controlling interest s — — — — — (843,48 7) (843,48 7) Dividends to series A preferred stockholder s ($5.00 per share per month ) — — (63,176,25 2) — (63,176,25 2) — (63,176,25 2) Dividends to mShares preferred stockholder s — — (475,01 3) — (475,01 3) — (475,01 3) Dividends to common stockholders ($0.94 per share ) — — (31,244,26 5) — (31,244,26 5) — (31,244,26 5) Balance at December 31, 201 7 $ 12,37 3 $ 385,64 7 $1,271,039,72 3 $ 4,449,35 3 $1,275,887,09 6 $ 4,878,59 7 $1,280,765,69 3

The accompanying notes are an integral part of these consolidated financial statements . F- 4 Pr efer red Apartment Communities, Inc . Consolidated Statements of Stockholders' Equit y Fo r the years ended Decembe r 31, 2017, 2016 and 201 5 Series A Redeemabl e Preferre d Stoc k Commo n Stoc k Additiona l Paid i n Capita l Accumulate d (Deficit ) Tota l Stockholders ' Equit y Non - Controllin g Interes t Total Equit y Balance at January 1, 201 6 $ 4,83 0 $ 227,61 6 $ 536,450,87 7 $ (13,698,52 0) $ 522,984,80 3 $ 2,468,98 7 $ 525,453,79 0 Issuance of Unit s 4,38 7 — 438,109,24 3 — 438, 113,63 0 — 438, 113,63 0 Redemptions of Series A Preferred Stoc k (7 3) 2,09 0 (3,759,34 5) — (3,757,32 8) — (3,757,32 8) Issuance of Common Stoc k — 16,95 4 23,349,08 9 — 23,366,04 3 — 23,366,04 3 Exercises of W arrant s — 16,97 7 18,150,63 2 — 18,167,60 9 — 18,167,60 9 Syndication and o ffering cost s — — (52,620,24 8) — (52,620,24 8) — (52,620,24 8) Equity compensation to executives and director s — 83 490,89 7 — 490,98 0 — 490,98 0 V esting of restricted stoc k — 30 6 (30 6) — — — — Conversion of Class A Units to Common Stoc k — 95 6 647,64 2 — 648,59 8 (648,59 8) — Current period amortization of Class B Unit s — — — — — 2,060,06 6 2,060,06 6 Net los s — — — (9,533,12 3) (9,533,12 3) (310,29 1) (9,843,41 4) Class A Units issued for property acquisitio n — — — — — 5,072,65 9 5,072,65 9 Minority interest in joint ventur e — — — — — 450,00 0 450,00 0 Reallocation adjustment to non-controlling interest s — — 6,940,36 4 — 6,940,36 4 (6,940,36 4) — Distributions to non-controlling interest s — — — — — (671,25 0) (671,25 0) Dividends to Series A preferred stockholder s ($5.00 per share per month ) — — (41,080,64 5) — (41,080,64 5) — (41,080,64 5) Dividends to common stockholders ($0.8175 per share ) — — (19,940,73 0) — (19,940,73 0) — (19,940,73 0) Balance at December 31, 201 6 $ 9,14 4 $ 264,98 2 $ 906,737,47 0 $ (23,231,64 3) $ 883,779,95 3 $ 1,481,20 9 $ 885,261,16 2

The accompanying notes are an integral part of these consolidated financial statements . F- 5 Pr efer red Apartment Communities, Inc . Consolidated Statements of Stockholders' Equit y, continue d Fo r the years ended Decembe r 31, 2017, 2016 and 201 5 Series A Redeemabl e Preferre d Stoc k Common Stoc k Additional Paid i n Capita l Accumulate d (Deficit ) Tota l Stockholders ' Equit y Non - Controllin g Interes t Total Equit y Balance at January 1, 201 5 $ 1,92 8 $ 214,03 9 $ 300,576,34 9 $ (1 1,297,85 2) $ 289,494,46 4 $ 2,087,41 0 $ 291,581,87 4 Issuance of Unit s 2,92 9 — 292,681,38 0 — 292,684,30 9 — 292,684,30 9 Redemptions of Series A Preferred Stoc k (2 7) 59 9 (1,899,61 6) — (1,899,04 4) — (1,899,04 4) Issuance of Common Stoc k — 5,47 9 5,487,82 9 — 5,493,30 8 — 5,493,30 8 Exercises of W arrant s — 5,82 5 6,165,21 9 — 6,171,04 4 — 6,171,04 4 Syndication and o ffering cost s — — (33,363,36 2) — (33,363,36 2) — (33,363,36 2) Equity compensation to executives and director s — 51 374,52 5 — 374,57 6 — 374,57 6 V esting of restricted stoc k — 54 3 (54 3) — — — — Conversion of Class A Units to Common Stoc k — 1,08 0 717,58 2 — 718,66 2 (718,66 2) — Current period amortization of Class B Unit s — — — — — 1,987,87 7 1,987,87 7 Net los s — — — (2,400,66 8) (2,400,66 8) (25,32 1) (2,425,98 9) Reallocation adjustment to non-controlling interest s — — 659,77 2 — 659,77 2 (659,77 2) — Distributions to non-controlling interest s — — — — — (202,54 5) (202,54 5) Dividends to Series A preferred stockholder s ($5.00 per share per month ) — — (18,751,93 4) — (18,751,93 4) — (18,751,93 4) Dividends to common stockholders ($0.7275 pe r share ) — — (16,196,32 4) — (16,196,32 4) — (16,196,32 4) Balance at December 31, 201 5 $ 4,83 0 $ 227,61 6 $ 536,450,87 7 $ (13,698,52 0) $ 522,984,80 3 $ 2,468,98 7 $ 525,453,79 0

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31, 2017	2016	2015
Operating activities:			
Net income (loss)	$ 28,666,601	$ (9,843,414)	$ (2,425,989)
Reconciliation of net income (loss) to net cash provided by operating activities:			
Depreciation expense	86,017,560	56,415,608	27,672,387
Amortization expense	30,759,249	21,724,190	10,423,947
Amortization of above and below market leases	(3,335,303)	(1,653,016)	(816,509)
Deferred revenues and fee income amortization	(2,346,579)	(994,809)	(868,615)
Amortization of market discount on assumed debt and lease incentives	630,503	—	—
Deferred loan cost amortization	5,084,193	3,595,429	1,474,276
(Increase) in accrued interest income on real estate loans	(4,970,356)	(7,599,901)	(6,256,200)
Equity compensation to executives and directors	3,470,284	2,524,042	2,362,453
Gain on sale of real estate	(37,635,014)	(4,271,506)	—
Loss on extinguishment of debt	888,428	—	—
Other	189,400	48,126	(19,743)
Changes in operating assets and liabilities:			
(Increase) in tenant receivables and other assets	(12,105,325)	(4,331,216)	(2,341,649)
(Increase) in tenant lease incentives	(14,260,180)	—	—
Increase in accounts payable and accrued expenses	2,382,465	3,112,553	4,866,996
Increase in accrued interest and other liabilities	2,853,145	2,935,383	1,150,069
Net cash provided by operating activities	86,289,071	61,661,469	35,221,423
Investing activities:			
Investments in real estate loans	(148,345,526)	(151,027,549)	(114,026,945)
Repayments of real estate loans	94,409,668	36,672,482	18,772,024
Notes receivable issued	(7,863,998)	(9,887,486)	(19,339,695)
Notes receivable repaid	6,099,653	12,895,101	15,350,624
Note receivable issued to and draws on line of credit by related party	(35,281,195)	(34,206,553)	(18,634,237)
Repayments of line of credit by related party	34,228,970	31,096,618	12,502,579
Origination fees received on real estate loans	2,633,592	3,703,514	2,761,047
Origination fees paid to Manager on real estate loans	(1,319,399)	(1,886,105)	(1,349,273)
Origination fees paid to real estate loan participants	—	—	(24,665)
Acquisition of properties	(781,828,497)	(1,010,111,945)	(420,700,550)
Disposition of properties, net	118,237,697	10,616,386	—
Receipt of insurance proceeds for capital improvements	4,719,009	—	—
Additions to real estate assets - improvements	(17,787,037)	(10,263,736)	(4,239,725)
Deposits refunded (paid) on acquisitions	(2,034,398)	(839,600)	(660,400)
Decrease (increase) in restricted cash	10,378,557	(3,344,721)	(3,920,995)
Net cash used in investing activities	(723,752,904)	(1,126,583,594)	(533,510,211)
Financing activities:			
Proceeds from mortgage notes payable	517,488,647	622,394,000	256,865,500
Repayments of mortgage notes payable	(124,039,890)	(12,035,587)	(4,175,271)
Payments for deposits and other mortgage loan costs	(14,772,295)	(19,130,246)	(4,481,004)
Payments for mortgage prepayment costs	(817,313)	—	—
Proceeds from real estate loan participants	224,188	6,432,700	4,996,680
Payments to real estate loan participants	(7,882,643)	—	—
Proceeds from lines of credit	275,000,000	470,136,020	295,800,000
Payments on lines of credit	(360,700,000)	(377,136,020)	(285,800,000)
Proceeds from Term Loan	—	46,000,000	32,000,000
Repayment of the Term Loan	—	(35,000,000)	(32,000,000)
Proceeds from sales of Units, net of offering costs and redemptions	302,467,332	390,904,255	262,456,354
Proceeds from sales of Common Stock	74,213,118	22,956,604	5,381,848
Proceeds from exercises of Warrants	80,970,365	21,503,490	1,998,414
Common Stock dividends paid	(27,408,905)	(18,515,113)	(15,578,760)
Preferred stock dividends paid	(61,966,313)	(38,940,901)	(17,373,097)
Distributions to non-controlling interests	(817,260)	(529,528)	(174,686)
Payments for deferred offering costs	(6,314,123)	(4,685,367)	(2,300,855)
Contribution from non-controlling interests	540,000	450,000	—
Net cash provided by financing activities	646,184,908	1,074,804,307	497,615,123
Net increase in cash and cash equivalents	8,721,075	9,882,182	(673,665)
Cash and cash equivalents, beginning of year	12,321,787	2,439,605	3,113,270
Cash and cash equivalents, end of year	$ 21,042,862	$ 12,321,787	$ 2,439,605

The accompanying notes are an integral part of these consolidated financial statements.

F-6

The accompanying notes are an integral part of these consolidated financial statements. F-7 Preferred Apartment Communities, Inc. Consolidated Statements of Cash Flows - continued Year Ended December 31, 2017 2016 2015 Supplemental cash flow information: Cash paid for interest $ 59,851,062 $ 38,950,463 $ 19,154,375 Supplemental disclosure of non-cash investing and financing activities: Accrued capital expenditures $ 2,305,034 $ 353,401 $ 226,892 Writeoff of fully depreciated or amortized assets and liabilities $ 836,014 $ 975,647 $ 566,941 Writeoff of fully amortized deferred loan costs $ 411,348 $ — $ — Writeoff of assets due to hurricane damages $ 6,879,368 $ — $ — Lessee-funded tenant improvements, capitalized as landlord assets $ 28,802,675 $ — $ — Dividends payable - Common Stock $ 9,575,975 $ 5,740,616 $ 4,314,999 Dividends payable - Series A Preferred Stock $ 5,971,214 $ 4,419,014 $ 2,279,270 Dividends payable - mShares Preferred Stock $ 69,873 $ — $ — Dividends declared but not yet due and payable $ 62,878 $ — $ — Partnership distributions payable to non-controlling interests $ 221,184 $ 194,957 $ 53,238 Accrued and payable deferred offering costs $ 322,711 $ 683,612 $ 571,786 Offering cost reimbursement to related party $ 1,512,254 $ 452,853 $ — Reclass of offering costs from deferred asset to equity $ 2,515,115 $ 8,748,762 $ 3,994,184 Fair value of OP units issued for property $ — $ 5,072,659 $ — Bridge and land acquisition loans converted to real estate loans $ — $ — $ 49,188,665 Extinguishment of land loan for property $ — $ 6,250,000 $ — Proceeds of like-kind exchange funds for dispositions $ 31,288,252 $ — $ — Use of like-kind exchange funds for acquisitions $ 31,288,252 $ — $ — Fair value issuances of equity compensation $ 4,088,499 $ 3,188,263 $ 2,321,578 Mortgage loans assumed on acquisitions $ 90,721,905 $ 49,033,530 $ — Real estate loan investment balance applied to purchase of property $ — $ 12,500,000 $ 10,000,000

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements December 31, 2017 F- 8 1. Organization and Basis of Presentation Preferred Apartment Communities, Inc. was formed as a Maryland corporation on September 18, 2009, and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. Unless the context otherwise requires, references to the "Company", "we", "us", or "our" refer to Preferred Apartment Communities, Inc., together with its consolidated subsidiaries, including Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or real estate loan investments secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of its assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loan investments secured by interests in other income-producing property types, or membership or partnership interests in other income-producing property types as determined by its Manager (as defined below) as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and related party (see Note 6). As of December 31, 2017, the Company had 38,564,722 shares of common stock, par value $0.01 per share, or Common Stock, issued and outstanding and was the approximate 97.8% owner of the Operating Partnership at that date. The number of partnership units not owned by the Company totaled 884,735 at December 31, 2017 and represented Class A OP Units of the Operating Partnership, or Class A OP Units. The Class A OP Units are convertible at any time at the option of the holder into the Operating Partnership's choice of either cash or Common Stock. In the case of cash, the value is determined based upon the trailing 20-day volume weighted average price of the Company's Common Stock. The Company controls the Operating Partnership through its sole general partner interest and conducts substantially all of its business through the Operating Partnership. The Company has determined the Operating Partnership is a variable interest entity, or VIE, of which the Company is the primary beneficiary. New Market Properties, LLC owns and conducts the business of our portfolio of grocery-anchored shopping centers. Preferred Office Properties, LLC owns and conducts the business of our portfolio of office buildings. Preferred Campus Communities, LLC owns and conducts the business of our portfolio of off-campus student housing communities. Each of these entities are wholly-owned subsidiaries of the Operating Partnership. Basis of Presentation These consolidated financial statements include all of the accounts of the Company and the Operating Partnership presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. All significant intercompany transactions have been eliminated in consolidation. Certain adjustments have been made consisting of normal recurring accruals, which, in the opinion of management, are necessary for a fair presentation of the Company's financial condition and results of operations. The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. 2. Summary of Significant Accounting Policies Acquisitions and Impairments of Real Estate Assets When the Company acquires a property, it allocates the aggregate purchase price to tangible assets, consisting of land, building, site improvements and furniture, fixtures and equipment, and identifiable intangible assets, consisting of the value of in-place leases and above-market and below-market leases as described further below, using estimated fair values of each component at the time of purchase. The Company follows the guidance as outlined in ASC 805-10, Business Combinations, as amended by ASU 2017-01. As described below in the section entitled New Accounting Pronouncements, Accounting Standards Update 2017-01 was adopted by the Company effective January 1, 2017, which changed the definition of a business. Under this new guidance,

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 9 most property acquisitions made by the Company will fall within the category of acquired assets rather than acquired businesses. This distinction will cause the Company to capitalize its costs for acquisitions (including, effective July 1, 2017, a 1% acquisition fee), allocate them to the fair value of acquired assets and liabilities and amortize these costs over the remaining useful lives of those assets and liabilities. Should the Company complete any acquisitions in the future which qualify as acquisitions of businesses, associated acquisition costs would be expensed as incurred. Tangible assets The fair values of land acquired is calculated under the highest and best use model, using formal appraisals and comparable land sales, among other inputs. Building value is determined by valuing the property on a “go-dark” basis as if it were vacant, and also using a replacement cost approach, which two results are then reconciled. Site improvements are valued using replacement cost. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease- up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. The values of furniture, fixtures, and equipment are estimated by calculating their replacement cost and reducing that value by factors based upon estimates of their remaining useful lives. Identifiable intangible assets In-place leases Multifamily communities and student housing properties The fair value of in-place leases are estimated by calculating the estimated time to fill a hypothetically empty apartment complex to its stabilization level (estimated to be 93% occupancy) based on historical observed move-in rates for each property, and which approximate market rates. Carrying costs during these hypothetical expected lease-up periods are estimated, considering current market conditions and include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates. The intangible assets are calculated by estimating the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. The acquired in-place lease values are amortized over the average remaining non-cancelable term of the respective in-place leases in the depreciation and amortization line of the statements of operations. Grocery-anchored shopping centers and office properties The fair value of in-place leases represent the value of direct costs associated with leasing, including opportunity costs associated with lost rentals that are avoided by acquiring in-place leases. Direct costs associated with obtaining a new tenant include commissions, legal and marketing costs, incentives such as tenant improvement allowances and other direct costs. Such direct costs are estimated based on our consideration of current market costs to execute a similar lease. The value of opportunity costs is calculated using the estimated market lease rates and the estimated absorption period of the space. These direct costs and opportunity costs are included in the accompanying consolidated balance sheets as acquired intangible assets and are amortized over the remaining term of the respective leases in the depreciation and amortization line of the statements of operations. Above-market and below-market lease values Multifamily communities and student housing properties These values are usually not significant or are not applicable for these properties. Grocery-anchored shopping centers and office properties The values of above-market and below-market leases are developed by comparing the Company's estimate of the average market rents and expense reimbursements to the average contract rent at the property acquisition date. The amount by which contract rent and expense reimbursements exceed estimated market rent are summed for each individual lease and discounted for a singular aggregate above-market lease intangible asset for the property. The amount by which estimated market rent exceeds contract rent and expense reimbursements are summed for each individual lease and discounted for a singular aggregate below-market lease intangible liability. The above-market or below-market lease values are recorded as a reduction or increase, respectively, to rental revenue over the remaining noncancelable term of the respective leases, plus any below-market probable renewal options.

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 10 Impairment Assessment The Company evaluates its tangible and identifiable intangible real estate assets for impairment when events such as declines in a property’s operating performance, deteriorating market conditions, or environmental or legal concerns bring recoverability of the carrying value of one or more assets into question. When qualitative factors indicate the possibility of impairment, the total undiscounted cash flows of the asset group, including proceeds from disposition, are compared to the net book value of the asset group. If this test indicates that impairment exists, an impairment loss is recorded in earnings equal to the shortage of the book value to fair value, calculated as the discounted net cash flows of the property. Deferred Leasing Costs Costs incurred to obtain tenant leases are amortized using the straight-line method over the term of the related lease agreement. Such costs include lease incentives, leasing commissions and legal costs. If the lease is terminated early, the remaining unamortized deferred leasing cost is written off. Real Estate Loans and Notes Receivable The Company carries its investments in real estate loans at amortized cost with assessments made for impairment in the event recoverability of the principal amount becomes doubtful. If, upon testing for impairment, the fair value result of the loan is lower than the carrying amount of the loan, a valuation allowance is recorded to lower the carrying amount to fair value, with a loss recorded in earnings. Recoveries of valuation allowances are only recognized in the event of maturity or a sale or disposition in an amount above carrying value. The balances of real estate loans presented on the consolidated balance sheets consist of drawn amounts on the loans, net of unamortized deferred loan origination fees. These loan balances are presented in the asset section of the consolidated balance sheets inclusive of loan balances from third party participant lenders, with the participant amount presented within the liabilities section. See the "Revenue Recognition" section of this Note for other loan-related policy disclosures required by ASC 310-10-50-6. Cash and Cash Equivalents and Restricted Cash The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Restricted cash includes cash restricted by state law or contractual requirement and relates primarily to real estate tax and insurance escrows, capital improvement reserves and resident security deposits. Fair Value Measurements Certain assets and liabilities are required to be carried at fair value, or if they are deemed impaired, to be adjusted to reflect this condition. The Company follows the guidance provided by ASC 820, Fair Value Measurements and Disclosures, in accounting and reporting for real estate assets where appropriate, as well as debt instruments both held for investment and as liabilities. The standard requires disclosure of fair values calculated utilizing each of the following input type within the following hierarchy: • Level 1 – Quoted prices in active markets for identical assets or liabilities at the measurement date. • Level 2 – Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. • Level 3 – Unobservable inputs for the asset or liability. Deferred Loan Costs Deferred loan costs are amortized using the straight-line method, which approximates the effective interest rate method, over the terms of the related indebtedness. Non-controlling Interest Non-controlling interest represents the equity interest of the Operating Partnership that is not owned by the Company. Non- controlling interest is adjusted for contributions, distributions and earnings or loss attributable to the non-controlling interest in the consolidated entity in accordance with the Agreement of Limited Partnership of the Operating Partnership, as amended.

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 11 Redeemable Preferred Stock Shares of the Series A Redeemable Preferred Stock, stated value $1,000 per share, or Series A Preferred Stock, and Series M Redeemable Preferred Stock, stated value $1,000 per share, or mShares, are both redeemable at the option of the holder, subject to a declining redemption fee schedule. Redemptions are therefore outside the control of the Company. However, the Company retains the right to fund any redemptions of Series A Preferred Stock or mShares in either Common Stock or cash at its option. Therefore, the Company records the Series A Preferred Stock and mShares as components of permanent stockholders’ equity. Deferred Offering Costs Deferred offering costs represent direct costs incurred by the Company related to current equity offerings, excluding costs specifically identifiable to a closing, such as commissions, dealer-manager fees, and other registration fees. For issuances of equity that occur on one specific date, associated offering costs are reclassified as a reduction of proceeds raised on the date of issue. Our ongoing offering of up to a maximum of 1,500,000 Units, consisting of one share of Series A Redeemable Preferred Stock and one warrant, or Warrant, to purchase 20 shares of Common Stock, or Units, generally closes on a bimonthly basis in variable amounts. Such offering is referred to herein as the $1.5 Billion Unit Offering, pursuant to our registration statement on Form S-3 (registration number 333-211924), as may be amended from time to time. Deferred offering costs related to the $1.5 Billion Unit Offering, Shelf Offering and mShares Offering (the latter two as defined in Note 5) are reclassified to the stockholders’ equity section of the consolidated balance sheet as a reduction of proceeds raised on a pro-rata basis equal to the ratio of total Units or value of shares issued to the maximum number of Units, or the value of shares, as applicable, that are expected to be issued. Revenue Recognition Multifamily communities and student housing properties Rental revenue is recognized when earned from residents of the Company's multifamily communities, which is over the terms of rental agreements, typically of 12 months’ duration. The Company evaluates the collectability of amounts due from residents and maintains an allowance for doubtful accounts for estimated losses resulting from the inability of residents to make required payments then due under lease agreements. The balance of amounts due from residents are generally deemed uncollectible 30 days beyond the due date, at which point they are fully reserved. Grocery-anchored shopping centers and office properties Rental revenue from tenants' operating leases in the Company's grocery-anchored shopping centers and office properties is recognized on a straight-line basis over the term of the lease. Revenue based on "percentage rent" provisions that provide for additional rents that become due upon achievement of specified sales revenue targets (as specified in each lease agreement) is recognized only after the tenant exceeds its specified sales revenue target. Revenue from reimbursements of the tenants' share of real estate taxes, insurance and common area maintenance, or CAM, costs are recognized in the period in which the related expenses are incurred. Lease termination revenues are recognized ratably over the revised remaining lease term after giving effect to the termination notice or when tenant vacates and the Company has no further obligations under the lease. Rents and tenant reimbursements collected in advance are recorded as prepaid rent within other liabilities in the accompanying consolidated balance sheets. The Company estimates the collectability of the tenant receivable related to rental and reimbursement billings due from tenants and straight-line rent receivables, which represent the cumulative amount of future adjustments necessary to present rental revenue on a straight-line basis, by taking into consideration the Company's historical write-off experience, tenant credit-worthiness, current economic trends, and remaining lease terms. The Company may provide grocery-anchored shopping center and office building tenants an allowance for the construction of leasehold improvements. These leasehold improvements are capitalized and depreciated over the shorter of the useful life of the improvements or the remaining lease term. If the allowance represents a payment for a purpose other than funding leasehold improvements, or in the event the Company is not considered the owner of the improvements, the allowance is considered to be a lease incentive and is recognized over the lease term as a reduction of rental revenue. Determination of the appropriate accounting for the payment of a tenant allowance is made on a lease-by-lease basis, considering the facts and circumstances of the individual tenant lease. When the Company is the owner of the leasehold improvements, recognition of rental revenue commences when the lessee is given possession of the leased space upon completion of tenant improvements. However, when the leasehold improvements are owned by the tenant, the lease inception date is the date the tenant obtains possession of the leased space for purposes of constructing its leasehold improvements. For our office properties, if the improvement is deemed to be a “landlord asset,” and the tenant funded the tenant improvements, the cost is amortized over the term of the underlying lease with a corresponding recognition

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 12 of rental revenues. In order to qualify as a landlord asset, the specifics of the tenant’s assets are reviewed, including the Company's approval of the tenant’s detailed expenditures, whether such assets may be usable by other future tenants, whether the Company has consent to alter or remove the assets from the premises and generally remain the Company's property at the end of the lease. Real Estate Loans Interest income on real estate loans and notes receivable is recognized on an accrual basis over the lives of the loans or notes using the effective interest rate method. In the event that a loan or note is refinanced with the proceeds of another loan issued by the Company, any unamortized loan fee revenue from the first loan will be recognized as interest revenue at the date of refinancing. Direct loan origination fees applicable to real estate loans are amortized over the lives of the loans as adjustments to interest income. The accrual of interest on all these instruments ceases when there is concern as to the ultimate collection of principal or interest, which is generally a delinquency of 30 days in required payments of interest or principal. Any payments received on such non-accrual loans are recorded as interest income when the payments are received. Real estate loan assets are reclassified as accrual-basis once interest and principal payments become current. Certain real estate loan assets include limited purchase options and either exit fees or additional amounts of accrued interest. Exit fees or accrued interest due will be treated as additional consideration for the acquired project if the Company purchases the subject property. Additional accrued interest becomes due in cash to the Company on the earliest to occur of: (i) the maturity of the loan, (ii) any uncured event of default as defined in the associated loan agreement, (iii) the sale of the project or the refinancing of the loan (other than a refinancing loan by the Company or one of its affiliates) and (iv) any other repayment of the loan. Stock-Based Compensation The Company accounts for stock-based compensation in accordance with guidance provided by ASC 505-50, Equity-Based Payments to Non-Employees and ASC 718, Stock Compensation. We calculate the fair value of Class B Unit grants at the date of grant utilizing a Monte Carlo simulation model based upon estimates of their expected term, the expected volatility of and dividend yield on our Common Stock over this expected term period and the market risk-free rate of return. The compensation expense is accrued on a straight-line basis over the vesting period(s). We record the fair value of restricted stock awards based upon the closing stock price on the trading day immediately preceding the date of grant. Acquisition Costs Through December 31, 2016, the Company expensed property acquisition costs as incurred, which include costs such as due diligence, legal, certain accounting, environmental and consulting, when the acquisitions constituted business combinations. As described below in the section entitled New Accounting Pronouncements, Accounting Standards Update 2017-01 was adopted by the Company effective January 1, 2017, which changed the definition of a business. Under this new guidance, most property acquisitions made by the Company will fall within the category of acquired assets rather than acquired businesses. This distinction will cause the Company to capitalize its costs for acquisitions (including, effective July 1, 2017, a 1% acquisition fee), allocate them to the fair value of acquired assets and liabilities and amortize these costs over the remaining useful lives of those assets and liabilities. Should the Company complete any acquisitions in the future which qualify as acquisitions of businesses, associated acquisition costs would be expensed as incurred. Capitalization and Depreciation The Company capitalizes tenant improvements, replacements of furniture, fixtures and equipment, as well as carpet, appliances, air conditioning units, certain common area items and other assets. Significant repair and renovation costs that improve the usefulness or extend the useful life of the properties are also capitalized. These assets are then depreciated on a straight-line basis over their estimated useful lives, as follows: • Buildings: 30 - 50 years • Furniture, fixtures & equipment: 5 - 10 years • Improvements to buildings and land: 5 - 20 years • Tenant improvements: shorter of economic life or lease term Operating expenses related to unit turnover costs, such as carpet cleaning, mini-blind replacements and minor repairs are expensed as incurred.

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 13 Income Taxes The Company has elected to be taxed as a REIT under the Code. To continue to qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company's annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 100% of the Company's annual REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could have a material adverse affect on the Company's net income and net cash available for distribution to stockholders. The Company intends to operate in such a manner as to maintain its election for treatment as a REIT. The Company recognizes a liability for uncertain tax positions. An uncertain tax position is defined as a position taken or expected to be taken in a tax return that is not based on clear and unambiguous tax law and which is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company recognizes interest and penalties related to unrecognized tax benefits in its provision for income taxes. Earnings (Loss) Per Share Basic earnings (loss) per share is computed by dividing net income or loss available to common stockholders by the weighted average number of shares of Common Stock outstanding for the period. Net income or loss attributable to common stockholders is calculated by deducting dividends due to preferred stockholders, including deemed non-cash dividends emanating from beneficial conversion features within convertible preferred stock, as well as nonforfeitable dividends due to holders of unvested restricted stock, which are participating securities under the two-class method of calculating earnings per share. Diluted earnings (loss) per share is computed by dividing net income or net loss available to common stockholders by the weighted average number of shares of Common Stock outstanding adjusted for the effect of dilutive securities such as share grants or warrants. No adjustment is made for potential common stock equivalents that are anti-dilutive during the period. New Accounting Pronouncements In May 2014, the FASB issued Accounting Standards Update 2014-09 ("ASU 2014-09"), Revenue from Contracts with Customers (Topic 606). ASU 2014-09 provides a single comprehensive revenue recognition model for contracts with customers (excluding certain contracts, such as lease contracts) to improve comparability within industries. ASU 2014-09 requires an entity to recognize revenue to reflect the transfer of goods or services to customers at an amount the entity expects to be paid in exchange for those goods and services and provide enhanced disclosures, all to provide more comprehensive guidance for transactions such as service revenue and contract modifications. The new standard may be applied retrospectively to each prior period presented or prospectively with the cumulative effect, if any, recognized as of the date of adoption. The Company will adopt the new standard on January 1, 2018,when effective, utilizing the modified retrospective transition method with a cumulative effect recognized as of the date of adoption. In addition, the evaluation of non-lease components under ASU 2014-09 will not be effective until Accounting Standards Update No. 2016-02, Leases (Topic 842), ("ASU 2016-02") becomes effective (see further discussion below), which will be January 1, 2019 for the Company. The Company has determined that approximately 90% of its consolidated revenues are derived from either long-term leases with its tenants and reimbursement of related property tax and insurance expenses (considered executory costs of leases) or its mezzanine loan interest income, which are excluded from the scope of the ASU 2014-09. Of the remaining approximately 10% of the Company’s revenues, the majority is comprised of common area maintenance (“CAM”) reimbursements and utility reimbursements, which are non-lease components under ASU 2014-09 and therefore within its scope of adoption. The Company has concluded that the adoption of ASU 2014-09 will have no material effect upon the timing of the recognition of reimbursement revenue and other miscellaneous income. The Company also evaluated its amenity and ancillary services to its multifamily and student housing residents and does not expect the timing and recognition of revenue to change as a result of implementing ASU 2014-09. Additional required disclosures regarding the nature and timing of the Company's revenue transactions will be provided upon adoption of the new standard.

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 14 In January 2016, the FASB issued Accounting Standards Update 2016-01 ("ASU 2016-01"), Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Liabilities. The new standard's applicable provisions to the Company include an elimination of the disclosure requirement of the significant inputs and assumptions underlying the fair value calculations of its financial instruments which are carried at amortized cost. The standard is effective on January 1, 2018, and early adoption is not permitted. The adoption of ASU 2016-01 will not impact the Company's results of operations or financial condition, but will reduce the content of required disclosure concerning the fair value of its financial instruments. In February 2016, the FASB issued Accounting Standards Update 2016-02 ("ASU 2016-02"), Leases (ASC 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors). The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases and supersedes the previous standard, ASC 840 Leases. The standard is effective on January 1, 2019, with early adoption permitted. The new lease guidance requires an entity to separate lease components from non-lease components, such as maintenance services or other activities that transfer a good or service to our residents and tenants in a contract; it also considers the reimbursement of real estate taxes and insurance as executory costs of the lease and requires that such amounts be consolidated with the base rent revenue. For lessors, the consideration in the contract is allocated to the lease and non-lease components on a relative standalone price basis in accordance with the allocation guidance in the new revenue standard. The Company concluded that adoption of ASU 2016-02 does not change the timing of revenue recognition over the lease component, which remains over a straight line method, though the reimbursement of property tax and insurance, considered executory costs of leasing, will be combined with the base rent revenue and presented within rental income instead of other income within the Company’s income statement. Non-lease components are evaluated under ASU 2014-09, Revenue from Contracts with Customers (Topic 606), discussed above. On January 5, 2018, the FASB issued an Exposure Draft on ASC 842. The amendments in this proposed update would address stakeholders’ concerns about the requirement for lessors to separate components of a contract by providing lessors with a practical expedient, by class of underlying assets, to not separate non-lease components from the related lease components, similar to that provided for lessees. However, the lessor practical expedient would be limited to circumstances in which both (1) the timing and pattern of revenue recognition are the same for the non-lease component(s) and related lease component and (2) the combined single lease component would be classified as an operating lease. If the Exposure Draft is approved, the Company anticipates adopting ASC 842 utilizing the practical expedient. In June 2016, the FASB issued Accounting Standards Update 2016-13 ("ASU 2016-13"), Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The new standard requires financial instruments carried at amortized cost to be presented at the net amount expected to be collected, utilizing a valuation account which reflects the cumulative net adjustments from the gross amortized cost value. Under existing GAAP, entities would not record a valuation allowance until a loss was probable of occurring. The standard is effective for the Company on January 1, 2020. The Company is currently evaluating methods of deriving initial valuation accounts to be applied to its real estate loan portfolio. The Company is continuing to evaluate the pending guidance but does not believe the adoption of ASU 2016-13 will have a material impact on its results of operations or financial condition, since the Company has not yet experienced a credit loss related to any of its financial instruments. In August 2016, the FASB issued Accounting Standards Update 2016-15 ("ASU 2016-15"), Statement of Cash Flows—(Topic 326): Classification of Certain Cash Receipts and Cash Payments. The new standard clarifies or establishes guidance for the presentation of various cash transactions on the statement of cash flows. The portion of the guidance applicable to the Company's business activities include the requirement that cash payments for debt prepayment or debt extinguishment costs be presented as cash out flows for financing activities. The standard is effective for the Company on January 1, 2018. The adoption of ASU 2016-15 will not impact the Company’s consolidated financial statements, since its current policy is to classify such costs as cash out flows for financing activities. In November 2016, the FASB issued Accounting Standards Update 2016-18 ("ASU 2016-18"), Statement of Cash Flows—(Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents when reconciling the beginning and ending amounts in the statements of cash flows. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, and early adoption is permitted. The Company will adopt ASU 2016-18 on January 1, 2018 utilizing the retrospective transition method. The Company currently reports changes in restricted cash within the investing activities section of its consolidated statements of cash flows and does not expect the adoption of ASU 2016-18 to impact its results of operations and financial condition. In January 2017, the FASB issued Accounting Standards Update 2017-01 ("ASU 2017-01"), Business Combinations - (Topic 805): Clarifying the Definition of a Business. ASU 2017-01 clarifies the definition of a business and provides further guidance for evaluating whether a transaction will be accounted for as an acquisition of an asset or a business. ASU 2017-01 is effective for

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 15 interim and annual periods beginning after December 15, 2017, and early adoption is permitted. The Company adopted ASU 2017-01 as of January 1, 2017. The Company believes its future acquisitions of multifamily communities, office buildings, grocery- anchored shopping centers, and student housing properties will generally qualify as asset acquisitions. To the extent acquisitions are deemed to be asset acquisitions, acquisition costs have been and will be capitalized and amortized rather than expensed as incurred. The impact of the adoption of ASU 2017-01 for the year ended December 31, 2017 was a decrease of approximately $10.0 million of acquisition costs which were capitalized but which would have been expensed in full as incurred under previous guidance. In February 2017, the FASB issued Accounting Standards Update 2017-05 (“ASU 2017-05”), Other Income - Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets, which provides guidance for recognizing gains and losses from the transfer of nonfinancial assets and for partial sales of nonfinancial assets, and is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2017. The new standard clarifies that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it. The amendments also clarify that an entity should allocate consideration to each distinct asset by applying the guidance in Topic 606 on allocating the transaction price to performance obligations for sales to customers. The Company’s sales of nonfinancial real estate assets are generally made to non-customers, which is a scope exception under Topic 606. The Company expects that proceeds from real estate sales will continue to be recognized as gain or loss on sale of real estate in the Consolidated Statement of Operations. 3. Real Estate Assets The Company's real estate assets consisted of: As of December 31, 2017 2016 (Unaudited) Multifamily communities: Properties (1) 30 24 Units 9,521 8,049 New Market Properties (2) Properties 39 31 Gross leasable area (square feet) (3) 4,055,461 3,295,491 Student housing properties: Properties 4 1 Units 891 219 Beds 2,950 679 Preferred Office Properties: Properties 4 3 Rentable square feet 1,352,000 1,096,834 (1) The acquired second and third phases of the Summit Crossing community are managed in combination with the initial phase and so together are considered a single property, as are the three assets that comprise the Lenox Portfolio. (2) See note 13, Segment Information. (3) The Company also owns approximately 47,600 square feet of gross leasable area of ground floor retail space which is embedded within the Lenox Portfolio and not included in the totals above. Storm-related costs Hurricane Harvey caused property damage at our Stone Creek multifamily community located in Port Arthur, Texas which required us to write off real estate assets with a net book value of approximately $6.9 million. Property damage and lost rental income for

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

this asset are covered under the National Flood Insurance Program (NFIP) and, residually, under various provisions of our master policy. Therefore, we simultaneously recorded an insurance receivable of the same amount, resulting in no loss being recorded in the Consolidated Statement of Operations from the write-off. At December 31, 2017, we had received approximately $4.7 million of insurance proceeds and expect to receive the remainder during the first quarter 2018. Remediation and restoration is progressing very well, and we anticipate full completion by May of 2018. Together with Hurricane Irma, we sustained other smaller property damages, lost revenues and higher miscellaneous operating expenses at certain of our other multifamily communities and grocery-anchored shopping centers in Texas and Florida. For the three-month period and year ended December 31, 2017, rental revenues decreased $283,000 and $387,000, respectively due to lost rents. We expect to record a full recovery of these lost revenues upon settlement with our insurance carrier and receipt of funds in 2018. In addition to lost rents, our Consolidated Statement of Operations reflects other related costs such as insurance deductibles, smaller property damages that did not exceed our property insurance deductibles, and other storm remediation expenses from the two storms. These costs combined totaled $408,000 and $511,000 for the three-month and twelve-month periods ended December 31, 2017, respectively.

Multifamily communities sold

On January 20, 2017, the Company closed on the sale of its 364-unit multifamily community in Kansas City, Kansas, or Sandstone Creek, to an unrelated third party for a purchase price of $48.1 million, exclusive of closing costs and resulting in a gain of approximately $0.3 million, which is net of disposition expenses including $1.4 million of debt defeasance related costs. Sandstone Creek contributed approximately $1.2 million and $(0.9) million of net income (loss) to the consolidated operating results of the Company for the years ended December 31, 2017 and 2016, respectively.

On March 7, 2017, the Company closed on the sale of its 408-unit multifamily community in Atlanta, Georgia, or Ashford Park, to an unrelated third party for a purchase price of $65.5 million, exclusive of closing costs and resulting in a gain of $30.4 million, which is net of disposition expenses including $1.1 million of debt defeasance related costs plus a prepayment premium of approximately $0.4 million. Ashford Park contributed approximately $2.3 million and $0.6 million of net income to the consolidated operating results of the Company for the years ended December 31, 2017 and 2016, respectively.

On May 25, 2017, the Company closed on the sale of its 300-unit multifamily community in Dallas, Texas, or Enclave at Vista Ridge, to an unrelated third party for a purchase price of $44.0 million, exclusive of closing costs and resulting in a gain of $6.9 million, net of disposition expenses including $2.1 million of debt defeasance related costs. Enclave at Vista Ridge contributed approximately $9.8 million and $(0.2) million of net income (loss) to the consolidated operating results of the Company for the years ended December 31, 2017 and 2016, respectively.

Had ASU 2014-09, Revenue from Contracts with Customers (Topic 606), been effective during 2017, none of these sales of multifamily communities would have been subject to the accounting and disclosure requirements of the new standard since the transactions did not meet the definition of a contract with a customer, as defined by the new guidance.

The carrying amounts of the significant assets and liabilities of the disposed properties at the dates of sale were:

	Sandstone Creek 1/20/2017	Ashford Park 3/7/2017	Enclave at Vista Ridge 5/25/2017
Real estate assets:			
Land	$ 2,846,197	$ 10,600,000	$ 4,704,917
Building and improvements	41,859,684	24,075,263	29,915,903
Furniture, fixtures and equipment	5,278,268	4,222,858	2,874,403
Accumulated depreciation	(4,808,539)	(6,816,193)	(3,556,362)
Total assets	$ 45,175,610	$ 32,081,928	$ 33,938,861
Liabilities:			
Mortgage note payable	$ 30,840,135	$ 25,626,000	$ 24,862,000
Supplemental mortgage note	—	6,373,717	—
Total liabilities	$ 30,840,135	$ 31,999,717	$ 24,862,000

F- 16

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

Multifamily communities and student housing properties acquired

During the years ended December 31, 2017, and 2016, the Company completed the acquisition of the multifamily communities and student housing properties in the table below. The multifamily communities acquired during 2016, prior to the Company's adoption of ASU 2017-01, were accounted for as acquisitions of businesses, which required acquisition costs to be expensed when incurred. Beginning January 1, 2017, the Company's acquisitions qualified as acquired assets and the associated acquisition costs were capitalized, allocated to the fair values of the acquired assets and liabilities on the balance sheet and amortized over the remaining expected useful lives.

Acquisition date	Property	Location		Approximate purchase price (millions) [1]	Units
2/28/2017	SoL [2]	Tempe, Arizona	$	53.3	225
3/3/2017	Broadstone at Citrus Village	Tampa, Florida	$	47.4	296
3/24/2017	Retreat at Greystone	Birmingham, Alabama	$	50.0	312
3/31/2017	Founders Village	Williamsburg, Virginia	$	44.4	247
4/26/2017	Claiborne Crossing	Louisville, Kentucky	$	45.2	242
7/26/2017	Luxe at Lakewood Ranch	Sarasota, Florida	$	56.1	280
9/27/2017	Adara Overland Park	Kansas City, Kansas	$	45.5	260
9/29/2017	Aldridge at Town Village	Atlanta, Georgia	$	54.2	300
9/29/2017	The Reserve at Summit Crossing	Atlanta, Georgia	$	30.9	172
10/27/2017	Stadium Village [3] [4]	Atlanta, Georgia	$	72.6	198
11/21/2017	Overlook at Crosstown Walk	Tampa, Florida	$	31.4	180
12/18/2017	Ursa [4] [5]	Waco, Texas	$	58.2	250
12/20/2017	Colony at Centerpointe	Richmond, Virginia	$	45.8	255
					3,217
1/5/2016	Baldwin Park	Orlando, Florida	$	110.8	528
1/15/2016	Crosstown Walk	Tampa, Florida	$	45.8	342
2/1/2016	Overton Rise	Atlanta, Georgia	$	61.1	294
5/31/2016	Avalon Park	Orlando, Florida	$	92.5	487
6/1/2016	North by Northwest [7]	Tallahassee, Florida	$	46.1	219
7/1/2016	City Vista	Pittsburgh, Pennsylvania		[6]	272
8/24/2016	Sorrel	Jacksonville, Florida	$	48.1	290
					2,432

[1] Purchase prices shown are exclusive of acquired escrows, security deposits, prepaids, capitalized acquisition costs and other miscellaneous assets and liabilities.
[2] A 640-bed student housing community located adjacent to the campus of Arizona State University in Tempe, Arizona.
[3] A 792-bed student housing community located adjacent to the campus of Kennesaw State University in Atlanta, Georgia.

[4] The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.
[5] A 840-bed student housing community located adjacent to the campus of Baylor University in Waco, Texas.
[6] The Company converted $12,500,000 of its City Vista real estate loan into an approximate 96% ownership interest in a joint venture which owns the underlying property.
[7] A 679-bed student housing community located adjacent to the campus of Florida State University in Tallahassee, Florida.

F- 17

Preferred Apartment Communities, Inc . Notes to Consolidated Financial Statements – (continued) December 31, 201 7 F- 1 8 The Company allocated the purchase prices and, for acquisitions that closed subsequent to January 1, 2017, capitalized acquisition costs, to the acquired assets and liabilities based upon their fair values, as shown in the following table. The purchase price allocations were based upon the Company's best estimates of the fair values of the acquired assets and liabilities . 2017 Multifamily Communities an d student housing acqui re d B roadston e at Citru s V illag e So L Ret reat a t G reyston e Founder s V illag e Claiborn e C rossin g Luxe a t Lakewoo d Ranc h Adar a Overlan d Par k Aldridge a t Tow n V illag e Th e Reserve a t Summi t C rossin g Lan d $ 4,809, 11 3 $ 7,440,93 4 $ 4,077,26 2 $ 5,314,86 3 $ 2,147,21 7 $ 4,851,84 4 $ 2,854,46 6 $ 7,122,41 3 $ 4,374,72 1 Buildings and improvement s 34,180,98 3 40,058,72 8 35,336,27 7 32,791,6 11 30,551,64 6 43,694,57 5 31,005,40 3 34,683,05 6 20,968,23 6 Furniture, fixtures and equipmen t 6,299,64 5 3,771,43 2 9,125,30 2 5,969,49 8 7,027,25 7 7,338,15 1 11,024,14 4 10,735,23 1 4,970,89 3 Lease intangible s 1,624,75 2 2,344,40 4 1,844,47 6 1,421,19 6 1,268,81 0 1,014,15 0 1,279,58 9 2,270,91 5 925,17 6 Prepaids & other asset s 132,61 9 50,81 7 78,43 0 112,99 9 641,45 6 540,24 1 86,79 1 243,49 6 76,63 5 Escrow s 67,87 6 — 101,50 3 — — — — — — Accrued taxe s (108,28 6) (71,85 6) (139,04 6) — (1 15,72 8) (404,69 0) (308,29 9) — — Security deposits, prepaid rents, an d other liabilitie s (24,88 7) (377,73 5) (108,57 3) (103,20 4) (130,85 0) (57,93 3) (31,94 1) (143,02 4) (43,24 6) Net assets acquire d $ 46,981,81 5 $53,216,72 4 $ 50,315,63 1 $ 45,506,96 3 $41,389,80 8 $56,976,33 8 $ 45,910,15 3 $54,912,08 7 $31,272,41 5 Cash pai d $ 17,625,20 0 $15,731,72 4 $ 15,105,63 1 $ 13,901,96 3 $18,763,33 3 $17,688,83 8 $ 14,060,15 3 $ 5,927,08 6 $ 3,951,01 5 Use of like-kind proceed s — — — — — — — Mezzanine loan conversio n — — — — — — — 10,975,00 0 7,246,40 0 Mortgage debt, ne t 29,356,61 5 37,485,00 0 35,210,00 0 31,605,00 0 22,626,47 6 39,287,50 0 31,850,00 0 38,010,00 0 20,075,00 0 Total consideratio n $ 46,981,81 5 $53,216,72 4 $ 50,315,63 1 $ 45,506,96 3 $41,389,80 9 $56,976,33 8 $ 45,910,15 3 $54,912,08 6 $31,272,41 5 Y ear ended December 31, 2017 : Revenu e $ 3,806,00 0 $ 4,606,00 0 $ 3,736,00 0 $ 3,051,00 0 $ 2,734,00 0 $ 2,144,00 0 $ 1,037,00 0 $ 1,147,00 0 $ 661,00 0 Net income (loss ) $ (2,022,00 0) $ (3,473,00 0) $ (2,747,00 0) $ (1,699,00 0) $(2,617,00 0) $ (1,232,00 0) $ (1,048,00 0) $ (1,265,00 0) $ (499,00 0) Capitalized acquisition costs incurre d by the Compan y $ 458,00 0 $ 290,00 0 $ 383,00 0 $ 1,103,00 0 $ 293,00 0 $ 759,00 0 $ 646,00 0 $ 602,00 0 $ 354,00 0 Capitalized acquisition costs paid t o related party (included above ) $ 24,00 0 $ 60,00 0 $ 56,00 0 $ 8,00 0 $ 22,00 0 $ 561,00 0 $ 455,00 0 $ 542,00 0 $ 309,00 0 Remaining amortization period o f intangibl e assets and liabilities (months ) 2. 5 0 2. 5 2. 5 1. 5 3. 5 6. 5 10. 5 8. 5 (1) The Company's real estate loan investment in support of Founders V illage was repaid in full at the closing of the acquisition of the propert y.

Preferred Apartment Communities, Inc . Notes to Consolidated Financial Statements – (continued) December 31, 201 7 F- 1 9 2017 Multifamily Communities and student housin g acqui red (continued ) Stadium V illage (1) Overlook a t C rosstow n W al k Ursa (1) Colony a t Centerpoint e Lan d $ 7,929,54 0 $ 3,309,03 2 $ 7,059,73 6 $ 7,258,94 7 Buildings and improvement s 54,998,47 6 22,843,65 2 41,148,17 1 30,714,59 7 Furniture, fixtures and equipmen t 5,794,66 4 5,170,34 9 6,858,02 8 7,508,72 3 Lease intangible s 4,676,39 6 475,25 7 3,933,28 1 1,079,97 7 Prepaids & other asset s 220,35 7 109,41 7 287,10 4 (137,14 8) Escrow s — — — — Accrued taxe s — — — — Security deposits, prepaid rents, and other liabilitie s (227,21 0) (61,09 3) (1 11,87 0) (209,89 9) Net assets acquire d $ 73,392,22 3 $31,846,61 4 $ 59,174,45 0 $ 46,215,19 7 Cash pai d $ 15,854,82 2 $ 3,037,74 5 $ 12,351,92 9 $ 12,817,51 9 Mezzanine loan conversio n 9,997,40 1 6,577,86 9 15,422,52 1 — Contribution from joint venture partne r 540,00 0 — — — Mortgage deb t 47,000,00 0 22,231,00 0 31,400,00 0 33,397,67 8 Total consideratio n $ 73,392,22 3 $31,846,61 4 $ 59,174,45 0 $ 46,215,19 7 Y ear ended December 31, 2017 : Revenu e $ 1,156,00 0 $ 346,00 0 $ 191,00 0 $ 133,00 0 Net income (loss ) $ (1,492,00 0) $ (215,00 0) $ (263,00 0) $ (139,00 0) Capitalized acquisition costs incurred by the Compan y $ 799,00 0 $ 430,00 0 $ 799,00 0 $ 704,00 0 Capitalized acquisition costs paid to related part y (included above ) $ 71 1,00 0 $ 314,00 0 $ 576,00 0 $ 458,00 0 Remaining amortization period of intangibl e assets and liabilities (months ) 6. 5 4. 5 8. 5 4. 5 (1) See note 6 .

Preferred Apartment Communities, Inc . Notes to Consolidated Financial Statements – (continued) December 31, 201 7 F- 2 0 2016 Multifamily Communities acqui re d North b y Northwes t A valon Par k Overton Ris e Baldwi n Par k C rosstow n W al k City V ist a Sor re l Lan d $ 8,281,05 4 $ 7,410,04 8 $ 8,5 11,37 0 $ 17,402,88 2 $ 5,178,37 5 $ 4,081,68 3 $ 4,412,16 4 Buildings and improvement s 34,355,92 2 80,558,63 6 44,710,03 4 87,105,75 7 33,605,83 1 36,084,00 7 35,512,25 7 Furniture, fixtures and equipmen t 2,623,91 6 1,790,25 6 6,286,10 5 3,358,58 9 5,726,58 3 5,402,22 8 6,705,04 0 Lease intangible s 799,10 9 2,741,06 0 1,6 11,31 4 2,882,77 2 1,323,5 11 2,100,86 6 1,495,53 9 Prepaids & other asset s 79,62 6 99,29 7 73,75 4 229,97 2 125,70 6 167,79 7 — Escrow s 1,026,41 9 3,477,15 7 354,64 0 2,555,75 3 291,86 8 599,98 3 623,79 1 Accrued taxe s (321,43 7) (394,73 1) (66,42 2) (17,42 1) (25,98 3) (245,32 6) (437,51 0) Security deposits, prepaid rents, and othe r (159,46 2) (207,62 3) (90,21 3) (226,16 0) (53,86 1) (141,23 8) (68,82 8) Net assets acquire d $ 46,685,14 7 $ 95,474,10 0 $ 61,390,58 2 $1 13,292,14 4 $ 46,172,03 0 $48,050,00 0 $ 48,242,45 3 Cash pai d $ 12,831,87 2 $ 30,474,10 0 $ 20,090,58 2 $ 35,492,14 4 $ 13,632,03 0 $ — $ 14,642,45 3 Real estate loan settle d — — — — — 12,500,00 0 — Contribution from joint venture partne r — — — — — (450,00 0) — Mortgage deb t 33,853,27 5 65,000,00 0 41,300,00 0 77,800,00 0 32,540,00 0 36,000,00 0 33,600,00 0 Total consideratio n $ 46,685,14 7 $ 95,474,10 0 $ 61,390,58 2 $1 13,292,14 4 $ 46,172,03 0 $48,050,00 0 $ 48,242,45 3 Y ear ended December 31, 2017 : Revenu e $ 5,898,00 0 $ 8,132,00 0 $ 5,210,00 0 $ 9,591,00 0 $ 5,244,00 0 $ 4,465,00 0 $ 4,440,00 0 Net income (loss ) $ (106,00 0) $ (3,456,00 0) $ (460,00 0) $ (2,596,00 0) $ (306,00 0) $ (2,178,00 0) $ (1,878,00 0) Y ear ended December 31, 2016 : Revenu e $ 3,389,00 0 $ 4,684,00 0 $ 4,968,00 0 $ 9,349,00 0 $ 4,886,00 0 $ 2,341,00 0 $ 1,670,00 0 Net income (loss ) $ (1,041,00 0) $ (2,891,00 0) $ (1,894,00 0) $ (4,883,00 0) $ (1,614,00 0) $ (1,689,00 0) $ (854,00 0) Acquisition costs incurred by the Compan y $ 40,00 0 $ 1,314,00 0 $ 116,00 0 $ 1,847,00 0 $ 320,00 0 $ 18,00 0 $ 529,00 0 Remaining amortization period of intangibl e assets and liabilities (months ) — — — — — — —

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

Grocery-anchored shopping centers acquired

During the years ended December 31, 2017, and 2016, the Company completed the acquisition of the following grocery-anchored shopping centers:

Acquisition date	Property	Location	Approximate purchase price (millions) (1)	Gross leasable area (square feet)
4/21/2017	Castleberry-Southard	Atlanta, Georgia	$ 17.6	80,018
6/6/2017	Rockbridge Village	Atlanta, Georgia	$ 20.3	102,432
7/26/2017	Irmo Station	Columbia, South Carolina	$ 16.0	99,384
8/25/2017	Maynard Crossing	Raleigh, North Carolina	$ 29.9	122,781
9/8/2017	Woodmont Village	Atlanta, Georgia	$ 13.5	85,639
9/22/2017	West Town Market	Charlotte, North Carolina	$ 14.3	67,883
11/30/2017	Roswell Wieuca Shopping Center	Atlanta, Georgia	$ 32.5	74,370
12/5/2017	Crossroads Market	Naples, Florida	$ 29.3	126,895
				759,402
2/29/16	Wade Green Village (2)	Atlanta, Georgia	$ 11.0	74,978
4/29/16	Southeastern Six Portfolio	(3)	$ 68.7	535,252
5/16/16	The Market at Victory Village	Nashville, Tennessee	$ 15.6	71,300
7/15/16	Lakeland Plaza	Atlanta, Georgia	$ 45.3	301,711
8/8/16	Sunbelt Seven Portfolio	(4) , (5)	$ 159.5	650,360
10/18/16	Champions Village	Houston, Texas	$ 50.0	383,093
				2,016,694

(1) Purchase prices shown are exclusive of acquired escrows, security deposits, prepaids, capitalized acquisition costs and other miscellaneous assets and assumed liabilities.

(2) See Note 6 - Related party Transactions.

(3) The six grocery-anchored shopping centers located in Georgia, South Carolina and Alabama are referred to collectively as the Southeastern Six Portfolio.

(4) The seven grocery-anchored shopping centers located in Florida, Georgia, Texas, and North Carolina are referred to collectively as the Sunbelt Seven Portfolio.

(5) Includes the purchase of an approximate 0.95 acre outparcel for $1.5 million on December 21, 2016.

The Company allocated the purchase prices to the acquired assets and liabilities based upon their fair values, as shown in the following table. The purchase price allocation was based upon the Company's best estimates of the fair values of the acquired assets and liabilities.

F- 21

Preferred Apartment Communities, Inc . Notes to Consolidated Financial Statements – (continued) December 31, 201 7 F- 2 2 New Market P roperties 2017 acquisition s Castleberry - Southar d Rockbridg e V illag e Irm o Statio n Maynar d C rossin g W oodmon t V illag e W es t Tow n Marke t Roswel l W ieuc a Shoppin g Cente r C ross road s Marke t Lan d $ 3,023,73 1 $ 3,141,32 5 $ 3,602,46 6 $ 6,303,78 7 $ 2,712,90 7 $ 1,936,57 2 $ 12,006,47 5 $ 7,044,19 7 Buildings and improvement s 13,471,24 0 15,666,09 1 11,555,94 2 21,773,90 0 9,836,79 9 12,092,82 3 18,061,91 3 22,168,50 4 Tenant improvement s 670,37 6 278,34 0 303,44 9 791,79 2 193,34 7 205,55 7 422,62 7 458,25 0 In-place lease s 990,66 3 1,249,69 4 773,53 0 1,479,50 7 1,721,42 5 1,042,63 1 1,671,20 9 2,181,30 2 Above market lease s 123,08 4 59,26 7 12,8 11 338,00 2 — — — — Leasing cost s 464,54 4 301,76 1 214,34 0 465,41 4 413,23 7 315,62 4 880,09 1 633,23 2 Below market lease s (1,081,14 5) (332,72 5) (225,22 8) (866,38 0) (1,521,30 5) (1,142,44 6) (85,33 0) (2,988,65 9) Other asset s 67,89 9 7,13 6 132,62 2 258,65 8 — 146,86 4 27,32 0 44,41 0 Other liabilitie s (162,49 9) (89,21 2) (59,39 5) (95, 11 9) (82,04 1) (76,32 3) (223,28 4) (72,75 2) Net assets acquire d $ 17,567,89 3 $ 20,281,67 7 $ 16,310,53 7 $30,449,56 1 $ 13,274,36 9 $ 14,521,30 2 $ 32,761,02 1 $ 29,468,48 4 Cash pai d $ 2,306,70 3 $ 6,031,67 7 $ 5,660,53 7 $1 1,949,56 1 $ 4,499,36 9 $ 5,521,30 2 $ 32,761,02 1 $ 10,468,48 4 Use of 1031 proceed s 3,761,19 0 — — — — — — — Mortgage deb t 11,500,00 0 14,250,00 0 10,650,00 0 18,500,00 0 8,775,00 0 9,000,00 0 — 19,000,00 0 Total consideratio n $ 17,567,89 3 $ 20,281,67 7 $ 16,310,53 7 $30,449,56 1 $ 13,274,36 9 $ 14,521,30 2 $ 32,761,02 1 $ 29,468,48 4 Y ear ended December 31, 2017 : Revenu e $ 1,006,00 0 $ 948,00 0 $ 646,00 0 $ 841,00 0 $ 453,00 0 $ 346,00 0 $ 209,00 0 $ 189,00 0 Net income (loss ) $ (1 15,00 0) $ (99,00 0) $ (174,00 0) $ (189,00 0) $ (42,00 0) $ (51,00 0) $ 13,00 0 $ (18,00 0) Capitalized acquisition costs incurred by th e Compan y $ 78,00 0 $ 123,00 0 $ 226,00 0 $ 379,00 0 $ 200,00 0 $ 201,00 0 $ 463,00 0 $ 354,00 0 Capitalized acquisition costs paid to related part y (included above ) $ 19,00 0 $ 23,00 0 $ 161,00 0 $ 307,00 0 $ 135,00 0 $ 144,00 0 325,00 0 297,00 0 Remaining amortization period of intangibl e assets and liabilities (years ) 9. 6 7. 5 2. 7 5. 0 7. 8 8. 5 5. 8 11. 6

Preferred Apartment Communities, Inc . Notes to Consolidated Financial Statements – (continued) December 31, 201 7 F- 2 3 New Market P roperties 2016 acquisition s The Marke t at V ictor y V illag e Southeastern Si x Portfoli o W ade G ree n V illag e Lakelan d Plaz a Sunbelt Seve n Portfoli o Champion s V illag e Lan d $ 2,271,22 4 $ 14,081,64 7 $ 1,840,28 4 $ 7,079,40 8 $ 37,719,81 2 $ 12,812,54 6 Buildings and improvement s 11,872,22 2 48,598,73 1 8,159,14 7 32,258,33 5 109,373,93 8 30,647,60 9 Tenant improvement s 402,97 3 993,53 0 251,25 0 828,96 6 2,143,40 4 2,751,79 6 In-place lease s 847,93 9 4,906,39 8 841,78 5 2,947,17 5 11,005,66 2 4,283,76 0 Above-market lease s 100,21 6 86,23 4 107,07 4 1,349,62 4 458,35 3 765,8 11 Leasing cost s 253,64 0 992,14 3 167,54 1 1,287,82 5 4, 116,56 0 1,026,34 7 Below-market lease s (198,21 4) (1,069,87 7) — (797,72 9) (7,617,48 5) (3,017,96 0) Other asset s 157,77 5 600,06 9 10,52 5 — 3,409,83 8 2,017,94 7 Other liabilitie s (179,54 6) (437,00 8) (59,26 4) (180,33 1) (1,196,57 9) (1,413,72 6) Net assets acquire d $ 15,528,22 9 $ 68,751,86 7 $ 11,318,34 2 $ 44,773,27 3 $ 159,413,50 3 $ 49,874,13 0 Cash pai d $ 6,278,22 9 $ 43,751,86 7 $ 6,245,68 3 ( 1 $ 14,773,27 3 $ 61,759,50 3 $ 22,474,13 0 Class A O P Units grante d — — 5,072,65 9 ( 2 — — — Mortgage deb t 9,250,00 0 ( 3 25,000,00 0 — ( 4 30,000,00 0 97,654,00 0 27,400,00 0 Total consideratio n $ 15,528,22 9 $ 68,751,86 7 $ 11,318,34 2 $ 44,773,27 3 $ 159,413,50 3 $ 49,874,13 0 Y ear ended December 31, 2017 : Revenu e $ 1,384,00 0 $ 6,340,00 0 $ 1,053,00 0 $ 3,731,00 0 $ 13,315,00 0 $ 6,152,00 0 Net los s $ (92,00 0) $ (260,00 0) $ (332,00 0) $ (418,00 0) $ (1,395,00 0) $ (1,494,00 0) Cumulative acquisition costs incurred by the Compan y $ 11 1,00 0 $ 633,00 0 $ 297,00 0 $ 255,00 0 $ 691,00 0 $ 145,00 0 Remaining amortization period of intangibl e assets and liabilities (years ) 7. 8 3. 9 1. 5 6. 8 9. 0 5. 3 (1) The contributor had an outstanding $6.25 millio n bridge loan secured by the property issued by Madison W ade Green Lending, LLC, an indirect wholly owned entity of the Compan y. Upon contribution of the propert y, the Company assumed the loan and concurrently extinguished the obligation . (2) As partial consideration for the property contribution, the Company granted 419,22 8 Class A O P Units to the contributo r, net of contribution adjustments at closing. The value and number of Class A O P Units to be granted at closing was determined during the contract process and remeasured at fair value as of the contribution date of February 29, 2016. Class A O P Units are exchangeable for shares of Common Stock on a one-fo r-one basis, or cash, at the election of the Operating Partnership. Therefore, the Company determined the fair value of the Units to be equivalent to the price of its common stock on the closing date of the acquisition . (3) The Company assumed the existing mortgage in conjunction with its acquisition of The Market at V ictory V illage . (4) Subsequent to the closing of the acquisition, the Company closed on a mortgage loan on W ade Green V illage in the amount of $8.2 millio n.

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

Office Buildings acquired

During the years ended December 31, 2017 and 2016, the Company completed the acquisitions of the following office buildings:

Acquisition date	Property	Market	Approximate purchase price (millions)	Leasable square feet
11/13/2017	Westridge at La Cantera	San Antonio, Texas	$ 83.8	258,000
8/29/2016	Brookwood Office	Birmingham, Alabama	$ 49.9	169,000
11/4/2016	Galleria 75	Atlanta, Georgia	17.6	111,000
12/30/2016	Three Ravinia	Atlanta, Georgia	210.1	817,000
			$ 277.6	1,097,000

The Company allocated the purchase prices to the acquired assets and liabilities based upon their fair values, as shown in the following table.

Preferred Office Properties acquisitions	Westridge at La Cantera	Brookwood Office	Galleria 75	Three Ravinia
Land	$ 15,778,102	$ 1,744,828	$ 15,156,267	$ 9,784,645
Buildings and improvements	48,700,797	39,099,395	1,285,856	147,487,769
Tenant improvements	9,794,826	3,561,805	225,811	6,534,782
In-place leases	10,023,304	3,728,049	712,718	17,954,978
Above market leases	—	146,941	47,947	812,879
Leasing costs	5,711,721	2,402,958	309,513	7,468,128
Below market leases	(5,327,553)	(1,737,158)	(168,179)	(8,245,122)
Other assets	797,354	1,466,906	454,931	25,281,764
Other liabilities	(98,780)	(580,668)	(218,923)	(766,335)
Net assets acquired	$ 85,379,771	$ 49,833,056	$ 17,805,941	$ 206,313,488
Cash paid	$ 30,939,771	$ 17,433,056	$ 11,875,686	$ 90,813,488
Mortgage debt	54,440,000	32,400,000	5,930,255	115,500,000
Total consideration	$ 85,379,771	$ 49,833,056	$ 17,805,941	$ 206,313,488
Year ended December 31, 2017:				
Revenue	$ 1,294,000	$ 6,043,000	$ 1,570,000	$ 27,391,000
Net income (loss)	$ 111,000	$ 1,173,000	$ 101,000	$ 4,115,000
Cumulative acquisition costs incurred by the Company	$ 943,000	$ 387,000	$ 659,000	$ 685,000
Acquisition costs paid to related party (included above)	843,000	71,000	5,000	185,000
Remaining amortization period of intangible assets and liabilities (years)	9.0	10.1	2.0	13.3

In the Company's Annual Report on Form 10-K for the year ended December 31, 2016, the Company reported a misclassified amount of tenant improvements in connection with the purchase price allocation for its acquisition of the Three Ravinia office building. The impact on the Company's Consolidated Balance Sheet for the year ended December 31, 2016 was an understatement of buildings and improvements of approximately $14.2 million and an overstatement of tenant improvements of the same amount, as shown in the table below. The Company assessed the impact of the error, both quantitatively and qualitatively, in accordance with the SEC's Staff Accounting Bulletin (SAB) No. 99 and SAB No. 108 and concluded that it was not material to the Company's previously issued Financial Statements. The Company's Consolidated Balance Sheet as of December 31, 2016 presented in this Annual Report on Form 10-K reflects this revision. The revision had no impact on the Consolidated Statement of Operations, Consolidated Statement of Stockholder's Equity, or the Consolidated Statement of Cash Flows.

F- 24

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

Consolidated balance sheet as of December 31, 2016	As previously reported	Adjustment	As revised
Real estate			
Building and improvements	$ 1,499,129,649	$ 14,164,111	$ 1,513,293,760
Tenant improvements	$ 37,806,472	$ (14,164,111)	$ 23,642,361

Three Ravinia acquisition	As previously reported	Adjustment	As revised
Real estate			
Buildings and improvements	$ 133,323,658	$ 14,164,111	$ 147,487,769
Tenant improvements	$ 20,698,893	$ (14,164,111)	$ 6,534,782

The error in the prior year purchase price allocation for the Three Ravinia acquisition was related to the expenditure timing of landlord funded tenant allowances and the related recognition of value at the acquisition date.

The Company recorded aggregate amortization and depreciation expense of:

	Year Ended December 31, 2017	2016	2015
Depreciation:			
Buildings and improvements	$ 55,802,278	$ 35,426,794	$ 16,653,380
Furniture, fixtures, and equipment	30,215,282	20,988,814	11,019,007
	86,017,560	56,415,608	27,672,387
Amortization:			
Acquired intangible assets	30,492,331	21,416,784	10,401,697
Deferred leasing costs	201,008	283,806	12,920
Website development costs	65,910	23,600	9,330
Total depreciation and amortization	$ 116,776,809	$ 78,139,798	$ 38,096,334

At December 31, 2017, the Company had recorded gross intangible assets of $176.2 million, and accumulated amortization of $73.5 million; gross intangible liabilities of $47.0 million and accumulated amortization of $8.1 million. Net intangible assets and liabilities as of December 31, 2017 will be amortized as follows:

	Acquired Intangible Assets: In-place leases	Above-market leases	Lease origination costs	Below market lease intangible liability
For the year ending December 31:				
2018	$ 27,256,834	$ 915,169	$ 4,343,197	$ (5,397,373)
2019	9,711,446	667,862	3,731,231	(5,219,719)
2020	7,896,933	488,727	3,280,456	(4,969,256)
2021	5,262,422	351,007	2,521,042	(4,049,684)
2022	4,469,843	275,535	2,233,626	(3,812,246)
Thereafter	18,571,696	1,046,257	9,720,106	(15,408,337)
Total	$ 73,169,174	$ 3,744,557	$ 25,829,658	$ (38,856,615)
Weighted-average amortization period (in years)	6.3	6.7	8.6	9.7

Net intangible assets and liabilities as of December 31, 2017 will be amortized over the weighted average remaining amortization periods of approximately 6.9 and 9.7, respectively.

F- 25

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

4. Real Estate Loans, Notes Receivable, and Line of Credit

Our portfolio of fixed rate, interest-only real estate loans consisted of:

		December 31, 2017		December 31, 2016
Number of loans		23		26
Drawn amount	$	388,506,100	$	334,570,242
Deferred loan origination fees		(1,710,157)		(1,809,174)
Carrying value	$	386,795,943	$	332,761,068
Unfunded loan commitments	$	67,062,941	$	76,546,234
Weighted average current interest, per annum (paid monthly)		8.53%		8.26%
Weighted average accrued interest, per annum		4.99%		5.26%

		Principal balance		Deferred loan origination fees		Carrying value
Balances as of December 31, 2016	$	334,570,242	$	(1,809,174)	$	332,761,068
Loan fundings		148,345,526		—		148,345,526
Loan repayments		(44,190,477)		—		(44,190,477)
Loans settled with property acquisitions		(50,219,191)		—		(50,219,191)
Commitment fees collected		—		(1,289,193)		(1,289,193)
Amortization of commitment fees		—		1,388,210		1,388,210
Balances as of December 31, 2017	$	388,506,100	$	(1,710,157)	$	386,795,943

		Principal balance		Deferred loan origination fees		Carrying value
Balances as of December 31, 2015	$	238,965,175	$	(963,417)	$	238,001,758
Loan fundings		151,027,549		—		151,027,549
Loan repayments		(42,922,482)		—		(42,922,482)
Loans settled with property acquisitions		(12,500,000)		—		(12,500,000)
Commitment fees collected		—		(1,718,092)		(1,718,092)
Amortization of commitment fees		—		872,335		872,335
Balances as of December 31, 2016	$	334,570,242	$	(1,809,174)	$	332,761,068

Property type	Number of loans		Commitment amount		Carrying value	Percentage of portfolio
Multifamily communities	15	$	292,737,110	$	241,855,496	63%
Student housing properties	6		141,474,926		123,588,382	32%
Grocery-anchored shopping centers	1		12,857,005		12,853,522	3%
Other	1		8,500,000		8,498,543	2%
Balances as of December 31, 2017	23	$	455,569,041	$	386,795,943	

F- 26

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

Property type	Number of loans	Commitment amount	Carrying value	Percentage of portfolio
Multifamily communities	15	$ 223,085,132	$ 188,220,938	57%
Student housing properties	9	169,174,339	125,953,196	38%
Grocery-anchored shopping centers	1	12,857,005	12,606,864	4%
Other	1	6,000,000	5,980,070	1%
Balances as of December 31, 2016	26	$ 411,116,476	$ 332,761,068	

The Palisades and Green Park loans are subject to a loan participation agreement with a syndicate of unaffiliated third parties, under which the syndicate is to fund approximately 25% of the loan commitment amount and collectively receive approximately 25% of interest payments, returns of principal and purchase option discount (if applicable). The Company's Encore loan is subject to a loan participation agreement of 49% of the loan commitment amount, interest payments, and return of principal. The aggregate amount of the Company's liability under the loan participation agreements at December 31, 2017 was approximately $14.0 million.

The Company's real estate loans are collateralized by 100% of the membership interests of the underlying project entity, and, where considered necessary, by unconditional joint and several repayment guaranties and performance guaranties by the principal(s) of the borrowers. These guaranties generally remain in effect until the receipt of a final certificate of occupancy. All of the guaranties are subject to the rights held by the senior lender pursuant to a standard intercreditor agreement. The Crescent Avenue, Haven Northgate, Brentwood, and Berryessa loans are also collateralized by the acquired land or property. Prepayment of the real estate loans are permitted in whole, but not in part, without the Company's consent.

Management monitors the credit quality of the obligors under each of the Company's real estate loans by tracking the timeliness of scheduled interest and principal payments relative to the due dates as specified in the loan documents, as well as draw requests on the loans relative to the project budgets. In addition, management monitors the actual progress of development and construction relative to the construction plan, as well as local, regional and national economic conditions that may bear on our current and target markets. The credit quality of the Company’s borrowers is primarily based on their payment history on an individual loan basis, and as such, the Company does not assign quantitative credit value measures or categories to its real estate loans and notes receivable in credit quality categories. At December 31, 2017, none of the Company's real estate loans were delinquent and no allowances for uncollectibility had been recorded.

F- 27

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

Our portfolio of notes and lines of credit receivable consisted of:

Borrower	Date of loan	Maturity date	Total loan commitments	Outstanding balance as of: 12/31/2017	Outstanding balance as of: 12/31/2016	Interest rate
360 Residential, LLC [1]	3/20/2013	3/31/2018	$ 2,000,000	$ 2,000,000	$ 1,472,571	12%
Preferred Capital Marketing Services, LLC [2]	1/24/2013	12/31/2018	1,500,000	926,422	1,082,311	10%
Oxford Contracting, LLC [1]	8/27/2013	[3]	—	—	1,475,000	8%
Preferred Apartment Advisors, LLC [1,2,4]	8/21/2012	12/31/2018	18,000,000	14,487,695	13,708,761	8%
Haven Campus Communities, LLC [1,2]	6/11/2014	12/31/2018	11,110,000	7,324,904	7,324,904	12%
Oxford Capital Partners, LLC [1,5]	10/5/2015	6/30/2018	10,150,000	6,628,082	7,870,865	12%
Newport Development Partners, LLC [1]	6/17/2014	6/30/2018	3,000,000	—	—	12%
360 Residential, LLC II [1]	12/30/2015	3/31/2018	3,255,000	3,255,000	2,884,845	15%
Mulberry Development Group, LLC [1]	3/31/2016	6/30/2018	500,000	478,835	177,000	12%
Mulberry Development Group, LLC	7/31/2017	6/30/2018	2,000,000	1,920,746	—	12%
360 Capital Company, LLC [1]	5/24/2016	12/31/2019	3,900,000	3,040,962	1,678,999	12%
Unamortized loan fees				(5,881)	(59,581)	
			$ 55,415,000	$ 40,056,765	$37,615,675	

[1] The amounts payable under the terms of these revolving credit lines are collateralized by a personal guaranty of repayment by the principals of the borrower.

[2] See related party disclosure in Note 6.

[3] Note was repaid on April 6, 2017 and terminated at its maturity date of April 30, 2017.

[4] The amounts payable under this revolving credit line were collateralized by an assignment of the Manager's rights to fees due under the Sixth Amended and Restated Management Agreement between the Company and the Manager.

[5] The amounts payable under the terms of this revolving credit line, up to the lesser of 25% of the loan balance or $2,000,000 are collateralized by a personal guaranty of repayment by the principals of the borrower.

The Company recorded interest income and other revenue from these instruments as follows:

	Year Ended December 31, 2017	2016	2015
Real estate loans:			
Current interest payments	$ 32,570,425	$ 23,633,118	$ 16,188,752
Additional accrued interest	18,669,448	14,859,365	10,809,028
Deferred origination fee amortization	1,375,754	872,335	829,969
Total real estate loan revenue	52,615,627	39,364,818	27,827,749
Interest income on notes and lines of credit	4,286,232	4,120,775	2,853,961
Interest income on loans and notes	$ 56,901,859	$ 43,485,593	$ 30,681,710

The Company extends loans for purposes such as to partially finance the development of multifamily residential communities, to acquire land in anticipation of developing and constructing multifamily residential communities, and for other real estate or real estate related projects. Certain of these loans include characteristics such as exclusive options to purchase the project within a specific time window following project completion and stabilization, the sufficiency of the borrowers' investment at risk and the existence of payment and performance guaranties provided by the borrowers. Loans with these characteristics are variable interests, and management assesses whether such interest is in a variable interest entity or VIE, and, if so, must assess to determine if it is the primary beneficiary.

The Company considers the facts and circumstances pertinent to each entity borrowing under the loan, including the relative amount of financing the Company is contributing to the overall project cost, decision making rights or control held by the Company, guarantees provided by third parties, and rights to expected residual gains or obligations to absorb expected residual losses that could be significant from the project. If the Company is deemed to be the primary beneficiary of a VIE, consolidation treatment would be required.

F- 28

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 29 The Company has no decision making authority or power to direct activity, except normal lender rights, which are subordinate to the senior loans on the projects. The Company has concluded that it is not the primary beneficiary of the borrowing entities and therefore it has not consolidated these entities in its consolidated financial statements. The Company's maximum exposure to loss from these loans is their drawn amount as of December 31, 2017 of approximately $347.2 million. The maximum aggregate amount of loans to be funded as of December 31, 2017 was approximately $413.2 million. The Company has evaluated its real estate loans, where appropriate, for accounting treatment as loans versus real estate development projects, as required by ASC 310. For each loan, the characteristics and the facts and circumstances indicate that loan accounting treatment is appropriate. The Company is also subject to a geographic concentration of risk that could be considered significant with regard to the Encore, Encore Capital, Green Park, Bishop Street, Dawsonville Marketplace, Crescent Avenue, 360 Forsyth, Morosgo and TP Kennesaw loans, all of which are partially supporting proposed various real estate projects in or near Atlanta, Georgia. The drawn amount of these loans as of December 31, 2017 totaled approximately $95.3 million (with a total commitment amount of approximately $129.3 million) and in the event of a total failure to perform by the borrowers and guarantors, would subject the Company to a total possible loss of that amount. 5. Redeemable Preferred Stock and Equity Offerings On February 14, 2017, the Company terminated its offering of up to 900,000 Units, or Follow-on Offering, and on the same day, the Company’s registration statement on Form S-3 (Registration No. 333-211924) (the “$1.5 Billion Follow-on Registration Statement”) was declared effective by the SEC. Units issued under the $1.5 Billion Unit Offering are offered at a price of $1,000 per Unit, subject to adjustment if a participating broker-dealer reduces its commission. Each share of Series A Preferred Stock ranks senior to Common Stock with respect to dividend rights and carries a cumulative annual 6% dividend of the stated per share value of $1,000, payable monthly as declared by the Company’s board of directors. Dividends begin accruing on the date of issuance. The redemption schedule of the Preferred Stock allows redemptions at the option of the holder from the date of issuance of the Series A Preferred Stock through the first year subject to a 13% redemption fee. After year one, the redemption fee decreases to 10%, after year three it decreases to 5%, after year four it decreases to 3%, and after year five there is no redemption fee. Any redeemed shares of Series A Preferred Stock are entitled to any accrued but unpaid dividends at the time of redemption and any redemptions may be in cash or Common Stock, at the Company’s discretion. The Warrant is exercisable by the holder at an exercise price of 120% of the current market price per share of the Common Stock on the date of issuance of such warrant with a minimum exercise price of $19.50 per share. The current market price per share of the Common Stock is determined using the closing price of the common stock immediately preceding the issuance of such Warrant. The Warrants are not exercisable until one year following the date of issuance and expire four years following the date of issuance. The Units are being offered by Preferred Capital Securities, LLC, or PCS, an affiliate of the Company, on a "reasonable best efforts" basis. The Company intends to invest substantially all the net proceeds of the $1.5 Billion Unit Offering in connection with the acquisition of multifamily communities, other real estate- related investments and general working capital purposes. Except as described in the $1.5 Billion Follow-on Registration Statement, the terms of the $1.5 Billion Unit Offering are substantially similar to those under the Follow-on Offering. As of February 14, 2017, which was the final closing of the Follow-on Offering, offering costs specifically identifiable to Unit offering closing transactions, such as commissions, dealer manager fees, and other registration fees, totaled approximately $97.2 million. These costs are reflected as a reduction of stockholders' equity at the time of closing. In addition, the costs related to the offering not related to a specific closing transaction totaled approximately $15.0 million. As of February 14, 2017, the Company had issued all available Units under the Primary Series A Offering and the Follow-on Offering and collected net proceeds of approximately $891.2 million after commissions. Since the maximum number of Units available to be issued under the Primary Series A Offering and the Follow-on Offering were issued, the Company consequently recognized 100.0% of the approximate $15.0 million deferred offering costs as a reduction of stockholders' equity. For the $1.5 Billion Unit Offering, as of December 31, 2017, offering costs specifically identifiable to Unit offering closing transactions, such as commissions, dealer manager fees, and other registration fees, totaled approximately $25.2 million. These costs are reflected as a reduction of stockholders' equity at the time of closing. In addition, the costs related to the offering not related to a specific closing transaction totaled approximately $3.5 million. As of December 31, 2017, the Company had issued 260,871 Units and collected net proceeds of approximately $234.4 million after commissions under the $1.5 Billion Unit Offering. The number of Units issued was approximately 17.4% of the maximum number of Units anticipated to be issued under the $1.5 Billion Unit Offering. Consequently, the Company cumulatively recognized approximately 17.4% of the approximate $3.5 million deferred to date, or approximately $603,000 as a reduction of stockholders' equity. The remaining balance of offering costs not yet reflected as a reduction of stockholder's equity, approximately $2.9 million, are reflected in the asset section of the consolidated balance sheet as deferred offering costs at December 31, 2017. The remainder of current and future deferred offering costs related to the $1.5 Billion Unit Offering will likewise be recognized as a reduction of stockholders' equity in the proportion of the number

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 30 of Units issued to the maximum number of Units anticipated to be issued. Offering costs not related to a specific closing transaction are subject to an overall cap of approximately 1.5% (discussed further below) of the total gross proceeds raised during the Unit offerings. Cumulatively, a total of 28,760 shares of Preferred Stock have been subsequently redeemed from the Primary Series A Offering, the Follow-on Offering, and the $1.5 Billion Unit Offering. Aggregate offering expenses, including selling commissions and dealer manager fees, will be capped at 11.5% of the aggregate gross proceeds of the $1.5 Billion Unit Offering, of which the Company will reimburse its Manager up to 1.5% of the gross proceeds of such offering for all organization and offering expenses incurred, excluding selling commissions and dealer manager fees; however, upon approval by the conflicts committee of the board of directors, the Company may reimburse its Manager for any such expenses incurred above the 1.5% amount as permitted by the Financial Industry Regulatory Authority. On May 5, 2016, the Company filed a registration statement on Form S-3 (File No. 333-211178), or the Shelf Registration Statement, for an offering of up to $300 million of equity or debt securities, or the Shelf Offering, which was declared effective by the SEC on May 17, 2016. Deferred offering costs related to this Shelf Registration Statement totaled approximately $1.9 million as of December 31, 2017, of which $626,000 has been reflected as a reduction of stockholders' equity. The remaining balance of offering costs not yet reflected as a reduction of stockholder's equity, approximately $1.3 million, are reflected in the asset section of the consolidated balance sheet as deferred offering costs at December 31, 2017. On May 12, 2017, the Company sold 2,750,000 shares of its Common Stock at a price of $15.25 per share pursuant to an underwritten public offering. On May 30, 2017, the Company sold an additional 412,500 shares of Common Stock at $15.25 per share pursuant to the exercise in full of an option received in connection with the public offering. The combined gross proceeds of the two sales was approximately $48.2 million before deducting underwriting discounts and commissions and other estimated offering expenses. The Company filed a prospectus to issue and sell up to $150 million of Common Stock from time to time in an "at the market" offering (the "2016 ATM Offering") through the sales agents named in the prospectus. The Company intends to use any proceeds from the 2016 ATM Offering to repay outstanding amounts under our existing senior secured revolving credit facility and for other general corporate purposes, which includes making investments in accordance with the Company's investment objectives. Since the inception of the 2016 ATM Offering, December 31, 2017, the Company cumulatively sold 3.4 million shares of common stock through the ATM Offering and collected net proceeds of approximately $51.0 million. On December 2, 2016, the Company’s registration statement on Form S-3 (Registration No. 333-214531) (the “mShares Registration Statement”) was declared effective by the SEC. The mShares Registration Statement allows us to offer up to a maximum of 500,000 shares of mShares (the “mShares Offering”). The mShares are being offered by PCS on a "reasonable best efforts" basis. The price per mShare is $1,000. Each mShare ranks senior to Common Stock and on parity with the Series A Preferred Stock with respect to dividend rights and carries a cumulative annual dividend of 5.75% per annum. Beginning one year from the date of original issuance of each mShare, and on each one year anniversary thereafter, the dividend rate increases by 0.25% per annum, up to a maximum of 7.5% per annum. Dividends are payable monthly as declared by the Company’s board of directors and begin accruing on the date of issuance. The redemption schedule of the mShares allows redemptions at the option of the holder from the date of issuance of the Preferred Stock through the first year subject to a 2% redemption fee. After year one, the redemption fee decreases to 1% and after year two there is no redemption fee. Any redeemed mShares are entitled to any accrued but unpaid dividends at the time of redemption and any redemptions may be in cash or Common Stock, at the Company’s discretion. The Company intends to invest substantially all the net proceeds of the mShares Offering in connection with the acquisition of multifamily communities, other real estate-related investments and general working capital purposes. As of December 31, 2017, offering costs specifically identifiable to mShares Offering closing transactions, such as commissions, dealer manager fees, and other registration fees, totaled approximately $0.8 million. These costs are reflected as a reduction of stockholders' equity at the time of closing. In addition, the costs related to the offering not related to a specific closing transaction totaled approximately $2.5 million. As of December 31, 2017, the Company had issued 15,275 mShares and collected net proceeds of approximately $14.5 million after commissions under the mShares Offering. The number of mShares issued was approximately 3.1% of the maximum number of mShares anticipated to be issued under the mShares Offering. Consequently, the Company cumulatively recognized approximately 3.1% of the approximate $2.5 million deferred to date, or approximately $77,000 as a reduction of stockholders' equity. The remaining balance of offering costs not yet reflected as a reduction of stockholder's equity, approximately $2.4 million are reflected in the asset section of the consolidated balance sheet as deferred offering costs at December 31, 2017. The remainder of current and future deferred offering costs related to the mShares Offering will likewise be

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 31 recognized as a reduction of stockholders' equity in the proportion of the number of mShares issued to the maximum number of mShares anticipated to be issued. Offering costs not related to a specific closing transaction are subject to an overall cap of approximately 1.5% (discussed further below) of the total gross proceeds raised during the mShares Offering. Aggregate offering expenses, including dealer manager fees, are capped at 11.5% of the aggregate gross proceeds of the mShares Offering, of which the Company will reimburse its Manager up to 1.5% of the gross proceeds of such offering for all organization and offering expenses incurred, excluding dealer manager fees; however, upon approval by the conflicts committee of the board of directors, the Company may reimburse its Manager for any such expenses incurred above the 1.5% amount as permitted by the Financial Industry Regulatory Authority. The Company's Series A Preferred Stock and mShares are redeemable at the option of the holder in either cash or the Company's Common Stock, at the Company's option. Since the Company controls the form of redemption, it presents its Series A Preferred Stock and mShares as components of permanent rather than temporary or mezzanine equity on its Consolidated Balance Sheets. 6. Related Party Transactions John A. Williams, the Company's Chief Executive Officer and Chairman of the Board, and Leonard A. Silverstein, the Company's President and Chief Operating Officer and a member of the Board, are also executive officers and directors of NELL Partners, Inc., which controls the Manager. Mr. Williams, Mr. Silverstein, and Daniel M. DuPree comprise the board of directors of NELL Partners, Inc. Mr. Williams is the Chief Executive Officer and Mr. Silverstein is the President and Chief Operating Officer of the Manager. Mr. DuPree is the Chief Investment Officer of the Manager. Mr. Williams, Mr. Silverstein and Michael J. Cronin, the Company's Executive Vice President, Chief Accounting Officer and Treasurer are executive officers of Williams Realty Advisors, LLC, or WRA, which is the manager of the day-to-day operations of Williams Opportunity Fund, LLC, or WOF.

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

The Management Agreement entitles the Manager to receive compensation for various services it performs related to acquiring assets and managing properties on the Company's behalf:

Type of Compensation	Basis of Compensation	Year Ended December 31, 2017	2016	2015
Acquisition fees	As of July 1, 2017, 1.0% of the gross purchase price of real estate assets (see following discussion)	$ 6,131,221	$ —	$ 6,292,280
Loan origination fees	1.0% of the maximum commitment of any real estate loan, note or line of credit receivable	1,330,796	1,886,105	1,349,273
Loan coordination fees	As of January 1, 2016, 1.6% of any assumed, new or supplemental debt incurred in connection with an acquired property. Effective July 1, 2017, the fee was reduced to 0.6% of any such debt.	5,559,615	10,560,120	—
Asset management fees	Monthly fee equal to one-twelfth of 0.50% of the total book value of assets, as adjusted	12,908,371	8,602,675	3,622,589
Property management fees	Monthly fee equal to 4% of the monthly revenues collected from the properties managed	6,381,708	4,943,899	2,456,968
General and administrative expense fees	Monthly fee equal to 2% of the monthly gross revenues of the Company	5,237,618	3,483,460	1,764,555
Construction management fees	Quarterly fee for property renovation and takeover projects	331,767	173,614	59,554
		$ 37,881,096	$ 29,649,873	$ 15,545,219

The Manager may, in its discretion, forfeit some or all of the asset management, property management, or general and administrative fees for properties owned by the Company. The forfeited fees are converted at the time of forfeiture into contingent fees, which are earned by the Manger only in the event of a sales transaction, and whereby the Company's capital contributions for the property being sold exceed a 7% annual rate of return. The Company will recognize in future periods to the extent, if any, it determines that the sales transaction is probable, and that the estimated net sale proceeds would exceed the annual rate of return hurdle.

As of July 1, 2017, the Manager reduced the loan coordination fee from 1.6% to 0.6% of the amount of assumed, new or incremental debt which leverages acquired real estate assets. In addition, the Manager reinstated a 1% acquisition fee charged on the cost of acquired real estate assets, which had historically been charged prior to its replacement effective January 1, 2016 by the 1.6% loan coordination fee. These changes were put in place to reflect a shift in the efforts of the Manager in property acquisitions.

On May 25, 2017,we closed on the sale of our Enclave at Vista Ridge multifamily community to an unrelated third party. At such date, the Manager collected a cumulative total of approximately $390,000 of contingent fees. The sales transaction, and the fact that the Company's capital contributions for the Enclave at Vista Ridge property achieved a greater than 7% annual rate of return. The Company will recognize in future periods to the extent, if any, it determines that the sales transaction is probable, and that the estimated net sale proceeds would exceed the annual rate of return hurdle.

A cumulative total of approximately $5.8 million of combined asset management and general and administrative fees related to acquired properties as of December 31, 2017 have been forfeited by the Manager. A total of $5.0 million remains contingent and could possibly be earned by the Manager in the future.

In addition to property management fees, the Company incurred the following reimbursable on-site personnel salary and related benefits expenses at the properties, which are listed on the Consolidated Statements of Operations:

F- 32

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

Year Ended December 31,		
2017	2016	2015
$ 12,329,295	$ 10,398,711	$ 5,885,242

The Manager utilizes its own and its affiliates' personnel to accomplish certain tasks related to raising capital that would typically be performed by third parties, including, but not limited to, legal and marketing functions. As permitted under the Management Agreement, the Manager was reimbursed $429,094, $461,294 and $804,648 for the years ended December 31, 2017, 2016 and 2015, respectively and PCS was reimbursed $1,083,160, $1,019,353 and $390,872 for the years ended December 31, 2017, 2016 and 2015, respectively. These costs are recorded as deferred offering costs until such time as additional closings occur on the $1.5 Billion Unit Offering, mShares Offering or the Shelf Offering, at which time they are reclassified on a pro-rata basis as a reduction of offering proceeds within stockholders' equity.

On October 27, 2017, the Company acquired an approximate 98% ownership interest in a joint venture that controls the Stadium Village student housing property. On December 18, 2017, the Company increased its ownership to 99% in connection with obtaining control of the Ursa student housing property in Waco, Texas. John A. Williams, Jr., our Chief Executive Officer's son, a principal of the sellers and a related party of the Company under GAAP.

The Company's Haven 46, Haven Northgate and Haven Charlotte real estate loans and the Haven Campus Communities' line of credit are supported in part by guaranties of repayment and performance by John A. Williams, Jr., our Chief Executive Officer's son, a principal of the borrowers and a related party of the Company under GAAP.

In addition to the fees described above, the Management Agreement also entitles the Manager to other potential fees, including a disposition fee of 1% of the sale price of a real estate asset. The Manager earned disposition fees totaling $1,576,000 for the year ended December 31, 2017 on the sale of the Ashford Park, Sandstone Creek and Enclave at Vista Ridge properties, and $390,000 for the year ended December 31, 2016 on the sale of the Trail Creek property. These fees are included in the Gain on sale of real estate, net of disposition expenses line on the Consolidated Statements of Operations. The Manager also receives leasing commission fees. Retail leasing commission fees (a) for new retail leases are equal to the greater of (i) $4.00 per square foot, and (ii) 4.0% of the aggregate base rental payments to be made by the tenant for the first 10 years of the original lease term; and (b) for lease renewals are equal to the greater of (i) $2.00 per square foot, and (ii) 2.0% of the aggregate base rental payments to be made by the tenant for the first 10 years of the newly renewed lease term. There are no commissions payable on retail lease renewals thereafter. Office leasing commission fees (a) for new office leases are equal to 4.0% of gross rent less free rent of the guaranteed lease term, (b) in the event of co-broker participation in a new lease, the leasing commission determined for a new lease is 6.0% of the gross rent less free rent of the guaranteed lease term and (c) for lease renewals, are equal to 2% of gross rent less free rent of the guaranteed lease term or, in the event of a co-broker, 4.0% of the gross rent less free rent of the guaranteed lease term. A procurement fee is also paid for new leases within the Atlanta, Georgia market. Office leasing commission fees may not exceed market rates for office leasing services. The Company paid office leasing commission fees of approximately $350,000 for the year ended December 31, 2017.

The Company holds a promissory note in the amount of $926,422 due from Preferred Capital Marketing Services, LLC, or PCMS, which is a wholly-owned subsidiary of NELL Partners.

The Company has extended a revolving line of credit with a maximum borrowing amount of $18.0 million to its Manager.

7. Dividends and Distributions

The Company declares and pays monthly cash dividend distributions on its Series A Preferred Stock in the amount of $5.00 per share per month and beginning in March 2017, on its Series M Preferred Stock, on an escalating scale of $4.79 per month in year one, increasing to $6.25 per month in year eight and beyond. All preferred stock dividends are prorated for partial months at issuance as necessary.

F- 33

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

The Company's cash distributions on its Preferred Stock were:

2017			2016		
Record date	Number of shares	Aggregate dividends declared	Record date	Number of shares	Aggregate dividends declared
January 31, 2017	932,413	$ 4,641,149	January 30, 2016	482,774	$ 2,481,086
February 28, 2017	977,267	4,849,032	February 27, 2016	516,017	2,630,601
March 31, 2017	979,309	4,938,098	March 31, 2016	544,129	2,770,048
April 28, 2017	992,774	5,000,060	April 29, 2016	582,720	2,979,196
May 31, 2017	1,019,046	5,085,694	May 31, 2016	617,994	3,143,567
June 30, 2017	1,041,187	5,237,872	June 30, 2016	651,439	3,321,519
July 31, 2017	1,061,179	5,299,654	July 29, 2016	682,392	3,458,513
August 31, 2017	1,086,714	5,412,511	August 31, 2016	721,143	3,671,020
September 29, 2017	1,113,896	5,545,017	September 30, 2016	765,185	3,886,173
October 31, 2017	1,143,239	5,692,370	October 31, 2016	801,455	4,060,141
November 30, 2017	1,177,588	5,845,619	November 30, 2016	850,246	4,255,788
December 29, 2017	1,219,062	6,041,311	December 30, 2016	893,245	4,422,993
	Total	$ 63,588,387		Total	$ 41,080,645

In addition to the cash distributions in the table above, the Consolidated Statement of Operations for the year ended December 31, 2017 includes $62,878 of accrued dividends related to our mShares Preferred Stock.

The Company's dividend activity on its Common Stock for the years ended December 31, 2017 and 2016 was:

2017				2016			
Record date	Number of shares	Dividend per share	Aggregate dividends paid	Record date	Number of shares	Dividend per share	Aggregate dividends paid
March 15, 2017	27,139,354	$ 0.22	$ 5,970,658	March 15, 2016	23,041,502	$ 0.1925	$ 4,435,489
June 15, 2017	32,082,451	0.235	7,539,376	June 15, 2016	23,568,328	0.2025	4,772,587
September 15, 2017	34,715,982	0.235	8,158,256	September 15, 2016	24,652,041	0.2025	4,992,038
December 15, 2017	38,303,900	0.25	9,575,975	December 15, 2016	26,093,707	0.22	5,740,616
		$ 0.94	$ 31,244,265			$ 0.8175	$ 19,940,730

The holders of Class A OP Units of the Operating Partnership are entitled to equivalent distributions as those declared on the Common Stock. At December 31, 2017, the Company had 884,735 Class A OP Units outstanding, which are exchangeable on a one-for-one basis for shares of Common Stock or the equivalent amount of cash. Distribution activity by the Operating Partnership was:

2017			2016		
Record date	Payment date	Aggregate distributions	Record date	Payment date	Aggregate distributions
March 15, 2017	April 14, 2017	$ 198,742	March 15, 2016	April 15, 2016	$ 117,395
June 15, 2017	July 14, 2017	211,781	June 15, 2016	July 15, 2016	179,449
September 15, 2017	October 16, 2017	211,781	September 15, 2016	October 14, 2016	179,449
December 15, 2017	January 16, 2018	221,184	December 15, 2016	January 17, 2017	194,957
		$ 843,488			$ 671,250

F- 34

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

8. Equity Compensation

Stock Incentive Plan

On February 25, 2011, the Company's board of directors adopted, and the Company's stockholders approved, the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan to incentivize, compensate and retain eligible officers, consultants, and non-employee directors. On May 7, 2015, the Company's stockholders approved the third amendment to the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan, or, as amended, the 2011 Plan, which amendment increased the aggregate number of shares of Common Stock authorized for issuance under the 2011 Plan from 1,317,500 to 2,617,500 and extended the expiration date of the 2011 Plan to December 31, 2019.

Equity compensation expense by award type for the Company was:

	Year Ended December 31,			Unamortized expense as of December 31,
	2017	2016	2015	2017
Quarterly board member committee fee grants	$ —	$ 83,973	$ 53,926	$ —
Class B Unit awards:				
Executive officers - 2014	—	—	3,825	—
Executive officers - 2015	—	5,236	1,984,052	—
Executive officers - 2016	312,185	2,054,830	—	300,273
Executive officers - 2017	2,690,829	—	—	722,964
Restricted stock grants:				
2014	—	—	107,321	—
2015	—	106,670	213,329	—
2016	136,667	273,333	—	—
2017	240,011	—	—	120,007
Restricted stock units	90,592	—	—	181,184
Total	$ 3,470,284	$ 2,524,042	$ 2,362,453	$ 1,324,428

Restricted Stock Grants

The following annual grants of restricted stock were made to members of the Company's independent directors, as payment of the annual retainer fees. The restricted stock grants vested (or are scheduled to vest) on a pro-rata basis over the four consecutive 90-day periods following the date of grant.

Service year	Shares	Fair value per share	Total compensation cost
2015	30,133	$ 10.62	$ 320,012
2016	30,990	$ 13.23	$ 409,998
2017	24,408	$ 14.75	$ 360,018

Class B OP Units

On January 2, 2015, the Company caused the Operating Partnership to grant 176,835 Class B Units of the Operating Partnership, or Class B OP Units, for service to be rendered during 2015. On January 4, 2016, the Company caused the Operating Partnership to grant 265,931 Class B OP Units for service to be rendered during 2016, 2017 and 2018. On January 3, 2017, the Company caused the Operating Partnership to grant 286,392 Class B OP Units for service to be rendered during 2017, 2018 and 2019.

Prior to January 4, 2016, the Class B Units became Vested Class B Units at the Initial Valuation Date, which was generally one year from the date of grant. Beginning with the 2016 grant, certain Class B Units vest in three equal consecutive one-year tranches

F- 35

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

from the date of grant. For each grant, on the Initial Valuation Date, the market capitalization of the number of shares of Common Stock at the date of grant is compared to the market capitalization of the same number of shares of Common Stock at the Initial Valuation Date. If the market capitalization measure results in an increase which exceeds the target market threshold, the Vested Class B Units become earned Class B Units and automatically convert into Class A Units of the Operating Partnership (as long as the capital accounts have achieved economic equivalence), which are henceforth entitled to distributions from the Operating Partnership and become exchangeable for Common Stock on a one-to-one basis at the option of the holder. Vested Class B Units may become Earned Class B Units on a pro-rata basis should the result of the market capitalization test be an increase of less than the target market threshold. Any Vested Class B Units that do not become Earned Class B Units on the Initial Valuation Date are subsequently remeasured on a quarterly basis until such time as all Vested Class B Units become Earned Class B Units or are forfeited due to termination of continuous service due to an event other than as a result of a qualified event, which is generally the death or disability of the holder. Continuous service through the final valuation date is required for the Vested Class B Units to qualify to become fully Earned Class B Units.

Because of the market condition vesting requirement that determines the transition of the Vested Class B Units to Earned Class B Units, a Monte Carlo simulation was utilized to calculate the total fair values, which will be amortized as compensation expense over the one-year periods beginning on the grant dates through the Initial Valuation Dates. On January 2, 2016, the 176,835 outstanding Class B Units for 2015 became fully vested and earned and automatically converted to Class A Units of the Operating Partnership. On January 4, 2017, all of the 265,931 Class B Units granted on January 4, 2016 became earned and 206,534 automatically vested and converted to Class A Units. Of the remaining earned Class B Units, 29,699 will vest and automatically convert to Class A Units on January 4, 2018 and the final 29,698 earned Class B Units will vest and automatically convert to Class A Units on January 4, 2019, assuming each grantee fulfills the requisite service requirement.

The underlying valuation assumptions and results for the Class B OP Unit awards were:

Grant dates	1/3/2017	1/4/2016
Stock price	$ 14.79	$ 12.88
Dividend yield	5.95%	5.98%
Expected volatility	26.40%	26.10%
Risk-free interest rate	2.91%	2.81%
Number of Units granted:		
One year vesting period	198,184	176,835
Three year vesting period	88,208	89,096
	286,392	265,931
Calculated fair value per Unit	$ 11.92	$ 10.03
Total fair value of Units	$ 3,413,793	$ 2,667,288
Target market threshold increase	$ 4,598,624	$ 3,549,000

The expected dividend yield assumptions were derived from the Company's closing prices of the Common Stock on the grant dates and the projected future quarterly dividend payments per share of $0.22 for the 2017 awards and $0.1925 for the 2016 awards.

For the 2017 and 2016 awards, the Company's own stock price history was utilized as the basis for deriving the expected volatility assumption.

The risk-free rate assumptions were obtained from the Federal Reserve yield table and were calculated as the interpolated rate between the 20 and 30 year yield percentages on U. S. Treasury securities on the grant dates.

Since the Class B OP Units have no expiration date, a derived service period of one year was utilized, which equals the period of time from the grant date to the initial valuation date.

Restricted Stock Units

On January 3, 2017, the Company caused the Operating Partnership to grant 26,900 restricted stock units, or RSUs, for service to be rendered during 2017, 2018 and 2019. The RSUs vest in three equal consecutive one-year tranches from the date of grant.

F- 36

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

For each grant, on the Initial Valuation Date, the market capitalization of the number of shares of Common Stock at the date of grant is compared to the market capitalization of the same number of shares of Common Stock at the Initial Valuation Date. If the market capitalization measure results in an increase which exceeds the target market threshold, the Vested RSUs become earned RSUs and automatically convert into Common Stock on a one-to-one basis. Vested RSUs may become Earned RSUs on a pro-rata basis should the result of the market capitalization test be an increase of less than the target market threshold. Any Vested RSUs that do not become Earned RSUs on the Initial Valuation Date are subsequently remeasured on a quarterly basis until such time as all Vested RSUs become Earned RSUs or are forfeited due to termination of continuous service due to an event other than as a result of a qualified event, which is generally the death or disability of the holder. Continuous service through the final valuation date is required for the Vested RSUs to qualify to become fully Earned RSUs.

Because RSUs are valued using the identical market condition vesting requirement that determines the transition of the Vested Class B Units to Earned Class B Units, the same valuation assumptions and Monte Carlo result of $11.92 per RSU were utilized to calculate the total fair value of the RSUs of $320,648. Grants of RSUs, net of forfeitures, are amortized as compensation expense over the three one-year periods ending on each of January 2, 2018, 2019 and 2020. As of December 31, 2017, a total of 4,100 RSUs had been forfeited.

9. Indebtedness

Mortgage Notes Payable

Mortgage Financing of Property Acquisitions

The Company partially financed the real estate properties acquired during the year ended December 31, 2017 with mortgage debt as shown in the following table:

Property	Date	Initial principal amount	Fixed/ Variable rate	Rate / spread over 1 month LIBOR	Maturity date	Interest only through date
SoL	2/28/2017	$ 37,485,000	Variable	200 BPS	3/1/2022	3/1/2022
Citrus Village	3/3/2017	30,250,000	Fixed	3.65%	6/10/2023	6/9/2017
Retreat at Greystone	3/24/2017	35,210,000	Fixed	4.31%	3/1/2022	3/1/2022
Founders Village	3/31/2017	31,605,000	Fixed	4.31%	4/1/2027	N/A
Claiborne Crossing	4/26/2017	28,179,500	Fixed	2.89%	6/1/2054	N/A
Castleberry-Southard	4/21/2017	11,500,000	Fixed	3.99%	5/1/2027	N/A
Rockbridge Village	6/6/2017	14,250,000	Fixed	3.73%	7/5/2027	N/A
Luxe at Lakewood Ranch	7/26/2017	39,287,500	Fixed	3.93%	8/1/2027	N/A
Irmo Station	7/26/2017	10,650,000	Fixed	3.94%	8/1/2030	N/A
Maynard Crossing	8/25/2017	18,500,000	Fixed	3.74%	9/1/2032	N/A
Woodmont Village	9/8/2017	8,775,000	Fixed	4.13%	10/1/2027	N/A
West Town Market	9/22/2017	9,000,000	Fixed	3.65%	10/1/2025	N/A
Adara Overland Park	9/27/2017	31,850,000	Fixed	3.90%	4/1/2028	N/A
Aldridge at Town Village	9/29/2017	38,010,000	Fixed	4.19%	3/1/2022	(1)
The Reserve at Summit Crossing	9/29/2017	20,075,000	Fixed	3.87%	10/1/2024	N/A
Overlook at Crosstown Walk	11/21/2017	22,231,000	Fixed	3.95%	12/1/2024	N/A
Colony at Centerpointe	12/20/2017	33,346,281	Fixed	3.68%	10/1/2026	N/A
Crossroads Market	12/5/2017	19,000,000	Fixed	3.95%	1/1/2030	N/A
Stadium Village	10/27/2017	46,929,833	Fixed	3.80%	11/1/2024	N/A
Ursa	12/18/2017	28,260,000	Variable	205 BPS	1/5/2020	1/5/2020
Ursa secondary	12/18/2017	3,140,000	Variable	1155 BPS	1/5/2020	1/5/2020
Westridge at La Cantera	11/13/2017	54,440,000	Fixed	4.10%	12/10/2028	N/A
		$ 571,974,114				

(1) The property was temporarily financed at acquisition through a credit facility sponsored by the Federal Home Loan Mortgage Corporation with terms as shown; the Company subsequently obtained permanent mortgage financing.

Repayments and Refinancings

F- 37

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

In conjunction with the sale of the Enclave at Vista Ridge multifamily community, the Company recorded a defeasance fee of approximately $2.06 million, the effect of which is recorded as an offset against the gain on sale of real estate line of the Consolidated Statements of Operations for the year ended December 31, 2017. In doing so, the Company extinguished the existing mortgage debt with a principal amount due of $24.86 million.

On June 22, 2017, the Company refinanced the existing $16.3 million mortgage on its Stone Creek multifamily community which bore interest at a fixed 3.75% rate per annum into a mortgage of $20.6 million, which bears interest at a fixed rate of 3.22% per annum. In doing so, the Company recorded a prepayment penalty of approximately $817,000, which is included in the loss on extinguishment of debt figure on the Consolidated Statements of Operations.

On June 15, 2017, the Company refinanced the existing $61.75 million mortgage on its 525 Avalon multifamily community which bore interest at a variable rate of 1 Month LIBOR plus 200 basis points per annum and the secondary financing note of $3.25 million which bore interest at a variable rate of 1 Month LIBOR plus 1100 basis points per annum into a single mortgage of $67.38 million, which bears interest at a fixed rate of 3.98% per annum.
The following table summarizes our mortgage notes payable at December 31, 2017:

Fixed rate mortgage debt:	Principal balances due	Weighted-average interest rate	Weighted average remaining life
Multifamily communities	$ 884,591,436	3.73%	7.54
New Market Properties	347,868,261	3.82%	7.53
Preferred Office Properties	207,875,179	4.21%	18.46
Student housing properties	79,696,696	3.89%	5.95
Total fixed rate mortgage debt	$ 1,520,031,572	3.83%	8.95
Variable rate mortgage debt:			
Multifamily communities	$ 160,719,665	3.65%	3.54
New Market Properties	62,412,537	3.98%	3.59
Preferred Office Properties	—	—	0
Student housing properties	68,885,000	4.02%	3.19
Total variable rate mortgage debt	$ 292,017,202	3.81%	3.47
Total mortgage debt:			
Multifamily communities	$ 1,045,311,101	3.72%	6.93
New Market Properties	410,280,798	3.85%	6.93
Preferred Office Properties	207,875,179	4.21%	18.46
Student housing properties	148,581,696	3.95%	4.67
Total principal amount	1,812,048,774	3.82%	8.07
Deferred loan costs	30,248,587		
Mark-to-market debt adjustment	5,148,016		
Mortgage notes payable, net	$ 1,776,652,171		

The Company has placed interest rate caps on the variable rate mortgages on its Avenues at Creekside and Citi Lakes multifamily communities. Under guidance provided by ASC 815-10, these interest rate caps fall under the definition of derivatives, which are embedded in their debt hosts. Because these interest rate caps are deemed to be clearly and closely related to their debt hosts, bifurcation and fair value accounting treatment is not required.

The mortgage note secured by our Independence Square property is a seven year term with an anticipated repayment date of September 1, 2022. If the Company elects not to pay its principal balance at the anticipated repayment date, the term will be

F- 38

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 39 extended for an additional five years, maturing on September 1, 2027. The interest rate from September 1, 2022 to September 1, 2027 will be the greater of (i) the Initial Interest Rate of 3.93% plus 200 basis points or (ii) the yield on the seven year U.S. treasury security rate plus approximately 400 basis points. The mortgage note secured by our Royal Lakes Marketplace property has a maximum commitment of $11,050,000. As of December 31, 2017, the Company has an outstanding principal balance of $9.7 million on this loan. Additional advances of the mortgage commitment will be drawn as the Company achieves incremental leasing benchmarks specified under the loan agreement. This mortgage has a variable interest of 1 Month LIBOR plus 250 basis points, which was 3.86% as of December 31, 2017. The mortgage note secured by our Champions Village property has a maximum commitment of $34.16 million. As of December 31, 2017, the Company has an outstanding principal balance of $27.4 million. Additional advances of the mortgage commitment will be drawn as the Company achieves leasing activity. Additional advances are available through October 2019. This mortgage note has a variable interest of the greater of (i) 3.25% or (ii) the sum of the 3.00% plus the LIBOR Rate, which was 4.37% as of December 31, 2017. As of December 31, 2017, the weighted-average remaining life of deferred loan costs related to the Company's mortgage indebtedness was approximately 8.95 years. Credit Facility The Company has a credit facility, or Credit Facility, with KeyBank National Association, or KeyBank, which defines a revolving line of credit, or Revolving Line of Credit, which is used to fund investments, capital expenditures, dividends (with consent of KeyBank), working capital and other general corporate purposes on an as needed basis. The maximum borrowing capacity on the Revolving Line of Credit was increased to $150,000,000 pursuant to the Fourth Amended and Restated Credit Agreement, as amended effective December 27, 2016, or the Amended and Restated Credit Agreement. The Revolving Line of Credit accrues interest at a variable rate of one month LIBOR plus 3.25% per annum and matures on August 5, 2019, with an option to extend the maturity date to August 5, 2020, subject to certain conditions described therein. The weighted average interest rate for the Revolving Line of Credit was 4.52% for the year ended December 31, 2017. The Revolving Line of Credit also bears a commitment fee on the average daily unused portion of the Revolving Line of Credit of 0.35% per annum. On January 5, 2016, we entered into a $35.0 million term loan with KeyBank under the Credit Facility, or the 2016 Term Loan, to partially finance the acquisition of the Baldwin Park multifamily community. The Term Loan accrued interest at a rate of LIBOR plus 3.75% per annum. On August 5, 2016, the Company repaid the 2016 Term Loan in full. On May 26, 2016, the Company entered into a $11.0 million interim term loan with KeyBank, or the Interim Term Loan, to partially finance the acquisition of Anderson Central, a grocery-anchored shopping center located in Anderson, South Carolina. The Interim Term Loan accrues interest at a rate of LIBOR plus 2.5% per annum and the maturity date was extended to May 21, 2018 during the fourth quarter 2018. The weighted average interest rate for the Interim Term Loan was 3.82% for the year ended December 31, 2017. The Fourth Amended and Restated Credit Agreement contains certain affirmative and negative covenants, including negative covenants that limit or restrict secured and unsecured indebtedness, mergers and fundamental changes, investments and acquisitions, liens and encumbrances, dividends, transactions with affiliates, burdensome agreements, changes in fiscal year and other matters customarily restricted in such agreements. The amount of dividends that may be paid out by the Company is restricted to a maximum of 95% of AFFO for the trailing rolling four quarters without the lender's consent; solely for purposes of this covenant, AFFO is calculated as earnings before interest, taxes, depreciation and amortization expense, plus reserves for capital expenditures, less normally recurring capital expenditures, less consolidated interest expense.

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

As of December 31, 2017, the Company was in compliance with all covenants related to the Revolving Line of Credit, as shown in the following table:

Covenant (1)	Requirement		Result
Net worth	Minimum $1,189,948,857	(2)	$1,280,765,693
Debt yield	Minimum 8.0%		9.36%
Payout ratio	Maximum 95.0%	(3)	90.6%
Total leverage ratio	Maximum 65.0%		59.4%
Debt service coverage ratio	Minimum 1.50x		2.03x

(1) All covenants are as defined in the credit agreement for the Revolving Line of Credit.
(2) Minimum $686.9 million plus 75% of the net proceeds of any equity offering, which totaled approximately $1.2 billion as of December 31, 2017.
(3) Calculated on a trailing four-quarter basis. For the year ended December 31, 2017, the maximum dividends and distributions allowed under this covenant was approximately $100.4 million.

Loan fees and closing costs for the establishment and subsequent amendments of the Credit Facility are amortized utilizing the straight line method over the life of the Credit Facility. At December 31, 2017, unamortized loan fees and closing costs for the Credit Facility were approximately $1.1 million, which will be amortized over a remaining loan life of approximately 1.6 years. Loan fees and closing costs for the mortgage debt on the Company's properties are amortized utilizing the effective interest rate method over the lives of the loans.

Acquisition Facility

On February 28, 2017, the Company entered into a credit agreement, or Acquisition Credit Agreement, with Freddie Mac through KeyBank to obtain an acquisition revolving credit facility, or Acquisition Facility, with a maximum borrowing capacity of $200 million. The purpose of the Acquisition Facility is to finance acquisitions of multifamily communities and student housing communities. The maximum borrowing capacity on the Acquisition Facility may be increased at the Company's request up to $300 million at any time prior to March 1, 2021. The Acquisition Facility accrues interest at a variable rate of one month LIBOR plus a margin of between 1.75% per annum and 2.20% per annum, depending on the type of assets acquired and the resulting property debt service coverage ratio. The Acquisition Facility has a maturity date of March 1, 2022 and has two one-year extension options, subject to certain conditions described therein. At December 31, 2017, unamortized loan fees and closing costs for the establishment of the Acquisition Facility were approximately $320,000, which will be amortized over a remaining loan life of approximately 4.2 years. As of December 31, 2017, the Acquisition Facility was used to finance the SoL student housing property, for a total outstanding balance of approximately $37.5 million.

Interest Expense

Interest expense, including amortization of deferred loan costs was:

	Year Ended December 31,		
	2017	2016	2015
Multifamily communities	$ 38,486,955	$ 29,030,213	$ 14,994,053
New Market Properties	14,895,107	8,870,094	3,479,879
Preferred Office Properties	7,005,819	474,402	—
Interest paid to real estate loan participants	2,295,371	2,008,741	1,496,566
Total	62,683,252	40,383,450	19,970,498
Credit Facility and Acquisition Facility	4,784,790	3,900,694	1,345,233
Interest Expense	$ 67,468,042	$ 44,284,144	$ 21,315,731

F- 40

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 41 Future Principal Payments The Company’s estimated future principal payments due on its debt instruments as of December 31, 2017 were: Period Future principal payments 2018 $ 83,020,908 (1) 2019 243,585,766 2020 101,868,565 2021 127,462,545 2022 239,683,956 Thereafter 1,069,227,034 Total $ 1,864,848,774 (1) Includes the principal amount due on the Company's Revolving Line of Credit of $41.8 million and Term Note of $11.0 million. 10. Income Taxes The Company elected to be taxed as a REIT effective with its tax year ended December 31, 2011, and therefore, the Company will not be subject to federal and state income taxes after this effective date, so long as it distributes 100% of the Company's annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP and determined without regard for the deduction for dividends paid and excluding net capital gains) to its shareholders. For the period preceding this election date, the Company's operations resulted in a tax loss. As of December 31, 2010, the Company had deferred federal and state tax assets totaling approximately $298,100, none of which were based upon tax positions deemed to be uncertain. These deferred tax assets will most likely not be used since the Company elected REIT status; therefore, management has determined that a 100% valuation allowance is appropriate as of December 31, 2017, December 31, 2016 and December 31, 2015. The income tax characterization of the Company's dividend distributions were as follows: 2017 2016 2015 Preferred Stock: Ordinary income 64.0% 88.1% 100.0% Return of capital 27.5% 10.5% —% Capital gains 8.5% 1.4% —% Common Stock: Ordinary income —% —% 33.0% Return of Capital 100.0% 100.0% 67.0% 11. Commitments and Contingencies On March 28, 2014, the Company entered into a payment guaranty in support of its Manager's new eleven-year office lease, which began on October 9, 2014. As of December 31, 2017, the amount guarantied by the Company was $6.3 million and is reduced by $619,304 per lease year over the term of the lease. Certain officers and employees of the Manager have been assigned company credit cards. As of December 31, 2017, the Company guarantied up to $640,000 on these credit cards. The Company is otherwise currently subject to neither any known material commitments or contingencies from its business operations, nor any material known or threatened litigation. A cumulative total of approximately $5.8 million of asset management and general and administrative fees related to acquired properties as of December 31, 2017 have been forfeited by the Manager. The forfeited fees are converted at the time of forfeiture into contingent fees, which are earned by the Manger only in the event of a sales transaction, and whereby the Company's capital contributions for the property being sold exceed a 7% annual rate of return. The Company will recognize in future periods to the extent, if any, it determines that the sales transaction is probable, and that the estimated net sale proceeds would exceed the annual rate of return hurdle. As of December 31, 2017, a total of $5.0 million remains contingent and could possibly be earned by the Manager in the future.

As of December 31, 2017, the Company had unfunded tenant leasing commissions and tenant allowances which totaled approximately $155,000, excluding any tenant allowances previously funded within restricted escrow accounts. Also, the Company had approximately $6.6 million to be funded for a parking deck construction project.

At December 31, 2017, the Company had unfunded balances on its real estate loan portfolio of approximately $67.1 million.

12. Operating Leases

The Company's grocery-anchored shopping centers and office properties are leased to tenants under operating leases for which the terms vary. The future minimum rental income due under the remaining non-cancelable terms of the Company's operating leases in place, excluding tenant reimbursements of operating expenses and real estate taxes and additional percentage rent based on tenants' sales volumes, as of December 31, 2017, is presented below, assuming that all leases which expire are not renewed and tenant renewal options are not exercised (excludes rental income due from tenants of multifamily communities, which are of lease terms of twelve months or less):

For the year ending December 31:	**Future Minimum Rents**		
	New Market Properties	Office Buildings	Total
2018	$ 47,177,000	$ 27,884,000	$ 75,061,000
2019	40,958,000	29,233,000	70,191,000
2020	35,173,000	29,648,000	64,821,000
2021	28,500,000	25,475,000	53,975,000
2022	22,744,000	25,143,000	47,887,000
Thereafter	74,207,000	158,209,000	232,416,000
Total	$ 248,759,000	$ 295,592,000	$ 544,351,000

The Company's grocery-anchored shopping centers are geographically concentrated within the Sunbelt region of the United States. The Company's retail tenant base primarily consists of national and regional supermarkets, consumer services, healthcare providers, and restaurants. Our grocery anchor tenants comprise approximately 52.8% of our gross leasable area. Our credit risk, therefore, is concentrated in the retail/grocery real estate sector. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, with the exception of our grocer anchor tenants, who generally are not required to provide security deposits. Exposure to credit risk is limited to the extent that tenant receivables exceed security deposits. Security deposits related to tenant leases are included in security deposits and other liabilities in the accompanying consolidated balance sheets.

As of December 31, 2017 the Company's approximately 1.4 million square foot office portfolio was 98% leased to a predominantly investment grade credit (or investment grade equivalent) tenant roster. For non-credit tenants, our leases typically require a security deposit or letter of credit, which limits worst case collection exposure to amounts in excess of those protections. Additionally, some credit tenant leases will include credit enhancement provisions that require a security deposit or letter of credit in the event of a rating downgrade. We conduct thorough credit analyses not only for leasing activities within our existing portfolio but also for major tenants in properties we are considering acquiring.

13. Segment Information

The Company's Chief Operating Decision Maker, or CODM, evaluates the performance of the Company's business operations and allocates financial and other resources by assessing the financial results and outlook for future performance across four distinct segments: multifamily communities, real estate related financing, New Market Properties and Preferred Office Properties.

Multifamily Communities - consists of the Company's portfolio of owned residential multifamily communities and student housing properties.

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 43 Financing - consists of the Company's portfolio of real estate loans, bridge loans, and other instruments deployed by the Company to partially finance the development, construction, and prestabilization carrying costs of new multifamily communities and other real estate and real estate related assets. Excluded from the financing segment are financial results of the Company's Dawson Marketplace grocery-anchored shopping center real estate loan. New Market Properties - consists of the Company's portfolio of grocery-anchored shopping centers, which are owned by New Market Properties, LLC, a wholly-owned subsidiary of the Company, as well as the financial results from the Company's grocery-anchored shopping center real estate loans. Preferred Office Properties - consists of the Company's portfolio of office properties. The CODM monitors net operating income (“NOI”) on a segment and a consolidated basis as a key performance measure for its operating segments. NOI is defined as rental and other property revenue from real estate assets plus interest income from its loan portfolio less total property operating and maintenance expenses, property management fees, real estate taxes, property insurance, and general and administrative expenses. The CODM uses NOI as a measure of operating performance because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition expenses, and other expenses generally incurred at the corporate level. The following tables present the Company's assets, revenues, and NOI results by reportable segment, as well as a reconciliation from NOI to net income (loss). The assets attributable to 'Other' primarily consist of deferred offering costs recorded but not yet reclassified as reductions of stockholders' equity and cash balances at the Company and Operating Partnership levels. December 31, 2017 December 31, 2016 Assets: Multifamily communities $ 1,637,385,337 $ 1,166,766,664 Financing 439,823,787 379,070,918 New Market Properties 742,492,359 579,738,707 Preferred Office Properties 413,665,553 285,229,700 Other 19,002,589 10,026,613 Consolidated assets $ 3,252,369,625 $ 2,420,832,602 Total capitalized expenditures (inclusive of additions to construction in progress, but exclusive of the purchase price of acquisitions) for the years ended December 31, 2017, 2016 and 2015 were as follows: Year Ended December 31, 2017 2016 2015 Capitalized expenditures: Multifamily communities $ 11,771,233 $ 8,400,801 $ 3,579,457 New Market Properties 3,493,854 1,640,036 1,088,585 Total $ 15,265,087 $ 10,040,837 $ 4,668,042 Second-generation capital expenditures for Preferred Office Properties exclude those expenditures made (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition), (iii) for property re-developments and repositionings and (iv) for building improvements that are recoverable from future operating cost savings.

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

	Year Ended December 31,		
	2017	2016	2015
Revenues			
Rental revenues:			
Multifamily communities	$ 130,188,139	$ 108,869,371	$ 58,830,372
New Market Properties	43,167,546	26,312,961	10,297,908
Preferred Office Properties [1]	27,106,064	2,148,442	—
Total rental revenues	200,461,749	137,330,774	69,128,280
Other revenues:			
Multifamily communities	13,724,570	11,684,302	6,401,713
New Market Properties	15,482,341	9,177,591	3,774,864
Preferred Office Properties	9,192,315	208,598	—
Total other revenues	38,399,226	21,070,491	10,176,577
Financing	55,143,640	41,717,650	30,000,655
Consolidated revenues	$ 294,004,615	$ 200,118,915	$ 109,305,512

[1] Included in rental revenues for our Preferred Office Properties segment is the amortization of deferred revenue for tenant-funded leasehold improvements from a major tenant in our Three Ravinia office building. As of December 31, 2017, the Company has deferred a total of $28.8 million of such improvements. For the year ended December 31, 2017, the Company amortized approximately $855,000 of this balance into rental revenue. The remaining balance to be recognized is approximately $27.9 million which is included in the deferred revenues line on the consolidated balance sheets at December 31, 2017. This balance will be amortized over the individual lease term.

	Year Ended December 31,		
	2017	2016	2015
Property operating and maintenance expense			
Multifamily communities	$ 20,056,067	$ 16,081,041	$ 9,182,541
New Market Properties	5,759,448	3,547,255	1,696,331
Preferred Office Properties	4,087,577	353,344	—
Total	$ 29,903,092	$ 19,981,640	$ 10,878,872

	Year Ended December 31,		
	2017	2016	2015
Salary and benefits reimbursement			
Multifamily communities	$ 12,329,295	$ 10,329,583	$ 5,885,242
New Market Properties	—	—	—
Preferred Office Properties	942,308	69,128	—
Total	$ 13,271,603	$ 10,398,711	$ 5,885,242

	Year Ended December 31,		
	2017	2016	2015
Property management fees			
Multifamily communities	$ 5,769,458	$ 4,775,547	$ 2,608,364
New Market Properties	1,924,792	1,158,832	406,437
Preferred Office Properties	634,932	46,356	—
Total	$ 8,329,182	$ 5,980,735	$ 3,014,801

F- 44

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

	Year Ended December 31,		
	2017	2016	2015
Real estate taxes			
Multifamily communities	$ 19,975,181	$ 17,672,940	$ 8,602,927
New Market Properties	7,733,668	3,725,024	1,331,485
Preferred Office Properties	3,572,307	196,405	—
Total	$ 31,281,156	$ 21,594,369	$ 9,934,412

	Year Ended December 31,		
	2017	2016	2015
Segment net operating income (Segment NOI)			
Multifamily communities	$ 79,538,024	$ 66,519,317	$ 36,339,603
Financing	55,143,639	41,717,650	30,000,654
New Market Properties	42,040,944	26,298,374	10,180,531
Preferred Office Properties	25,986,608	1,675,886	—
Consolidated segment net operating income	202,709,215	136,211,227	76,520,788
Interest and loss on early debt extinguishment:			
Multifamily communities	38,486,954	29,030,213	14,994,054
New Market Properties	14,895,107	8,870,094	3,479,879
Preferred Office Properties	7,005,819	474,402	—
Financing	7,080,161	5,909,435	2,841,799
Depreciation and amortization:			
Multifamily communities	73,217,598	57,664,568	30,970,345
New Market Properties	30,087,597	19,245,688	7,125,989
Preferred Office Properties	13,471,614	1,229,542	—
Professional fees	2,567,507	3,134,433	1,880,232
Management fees, net of forfeitures	18,496,776	12,051,891	5,235,748
Acquisition costs:			
Multifamily communities	(20,559)	4,723,480	7,496,798
New Market Properties	25,402	2,103,112	1,656,965
Preferred Office Properties	9,159	1,720,951	—
Equity compensation to directors and executives	3,470,284	2,524,042	2,362,453
Gain on sale of real estate	(37,635,014)	(4,271,506)	—
Loss on extinguishment of debt	888,428	—	—
Other	1,995,781	1,644,296	902,515
Net income (loss)	$ 28,666,601	$ (9,843,414)	$ (2,425,989)

F- 45

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

14. Income (Loss) Per Share

The following is a reconciliation of weighted average basic and diluted shares outstanding used in the calculation of income (loss) per share of Common Stock:

	Year Ended December 31,		
	2017	2016	2015
Numerator:			
Net income (loss) before gain on sale of real estate	$ (8,968,413)	$ (14,114,920)	$ (2,425,989)
Gain on sale of real estate, net of disposition expenses	37,635,014	4,271,506	—
Net income (loss)	28,666,601	(9,843,414)	(2,425,989)
Consolidated net (income) loss attributable to non-controlling interests [(A)]	(985,605)	310,291	25,321
Net income (loss) attributable to the Company	27,680,996	(9,533,123)	(2,400,668)
Dividends declared to preferred stockholders [(B)]	(63,651,265)	(41,080,645)	(18,751,934)
Earnings attributable to unvested restricted stock [(C)]	(14,794)	(15,843)	(19,256)
Net income (loss) attributable to common stockholders	$ (35,985,063)	$ (50,629,611)	$ (21,171,858)
Denominator:			
Weighted average number of shares of Common Stock - basic	31,926,472	23,969,494	22,182,971
Effect of dilutive securities: [(D)]	—	—	—
Weighted average number of shares of Common Stock, basic and diluted	31,926,472	23,969,494	22,182,971
Net loss per share of Common Stock attributable to common stockholders, basic and diluted	$ (1.13)	$ (2.11)	$ (0.95)

[(A)] The Company's outstanding Class A Units of the Operating Partnership (884,735, 886,168 and 276,560 Units at December 31, 2017, 2016 and 2015, respectively) contain rights to distributions in the same amount per unit as for dividends declared on the Company's Common Stock. The impact of the Class A Unit distributions on earnings per share has been calculated using the two-class method whereby earnings are allocated to the Class A Units based on dividends declared and the Class A Units' participation rights in undistributed earnings.

[(B)] The Company's shares of Series A Preferred Stock outstanding accrue dividends at an annual rate of 6% of the stated value of $1,000 per share, payable monthly. The Company had 1,222,013, 914,422 and 482,964 outstanding shares of Series A Preferred Stock at December 31, 2017, 2016 and 2015, respectively. The Company's shares of Series M preferred stock, or mShares, accrue dividends at an escalating rate of 5.75% in year one to 7.5% in year eight and thereafter. The Company had 15,275 mshares outstanding at December 31, 2017.

[(C)] The Company's outstanding unvested restricted share awards (12,204, 15,498 and 15,067 shares of Common Stock at December 31, 2017, 2016 and 2015, respectively) contain non-forfeitable rights to distributions or distribution equivalents. The impact of the unvested restricted share awards on earnings per share has been calculated using the two-class method whereby earnings are allocated to the unvested restricted share awards based on dividends declared and the unvested restricted shares' participation rights in undistributed earnings. Given the Company incurred a net loss from continuing operations for the years ended December 31, 2017, 2016 and 2015, the dividends declared for that period are adjusted in determining the calculation of loss per share of Common Stock since the unvested restricted share awards are defined as participating securities.

[(D)] Potential dilution from (i) warrants outstanding from issuances of Units from our Series A Preferred Stock offerings that are potentially exercisable into 16,253,180 shares of Common Stock; (ii) 345,789 Class B Units; (iii) 12,204 shares of unvested restricted common stock; and (iv) 22,800 outstanding Restricted Stock Units are excluded from the diluted shares calculations because the effect was antidilutive. Class A Units were excluded from the denominator because earnings were allocated to non-controlling interests in the calculation of the numerator.

F- 46

Preferred Apartment Communities, Inc. Notes to Consolidated Financial Statements – (continued) December 31, 2017 F- 47 15. Selected Quarterly Financial Data (unaudited) Quarterly financial information was as follows: Three months ended: 3/31/2017 6/30/2017 9/30/2017 12/31/2017 Revenues $ 66,561,335 $ 70,890,913 $ 74,900,199 $ 81,652,168 Operating income $ 14,346,123 $ 13,675,576 $ 16,721,197 $ 14,641,166 Net income (loss) $ 30,061,480 $ 3,304,202 $ 42,779 $ (4,741,860) Net income (loss) attributable to common stockholders $ 14,674,662 $ (12,033,495) $ (16,383,638) $ (22,242,592) Net income (loss) per share of Common Stock available to Common Stockholders: Basic $ 0.54 $ (0.40) $ (0.49) $ (0.60) Diluted $ 0.54 $ (0.40) $ (0.49) $ (0.60) Weighted average shares outstanding: Basic 26,936,266 29,893,736 33,539,920 37,205,390 Diluted 26,936,266 29,893,736 33,539,920 37,205,390 Three months ended: 3/31/2016 6/30/2016 9/30/2016 12/31/2016 Revenues $ 41,735,781 $ 45,853,944 $ 53,537,337 $ 58,991,853 Operating income $ 5,505,340 $ 5,505,474 $ 9,545,554 $ 9,612,856 Net (loss) income $ (3,389,490) $ 217,479 $ (2,688,620) $ (3,982,783) Net (loss) attributable to common stockholders $ (11,184,115) $ (9,239,588) $ (13,624,001) $ (16,589,868) Net (loss) per share of Common Stock available to Common Stockholders: Basic $ (0.49) $ (0.40) $ (0.56) $ (0.66) Diluted $ (0.49) $ (0.40) $ (0.56) $ (0.66) Weighted average shares outstanding: Basic 22,983,741 23,325,663 24,340,791 25,210,069 Diluted 22,983,741 23,325,663 24,340,791 25,210,069

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

16. Pro Forma Financial Information (unaudited)

The Company's condensed pro forma financial results assume the following acquisitions were hypothetically completed on January 1, 2015:

Baldwin Park	City Vista
Crosstown Walk	Sorrel
Overton Rise	Lakeland Plaza
525 Avalon Park	Sunbelt Seven Portfolio
North by Northwest	Champions Village
Wade Green Village	Brookwood Office
Southeastern Six Portfolio	Galleria 75
The Market at Victory Village	Three Ravinia

The Company's condensed pro forma financial results were:

	Year Ended December 31,		
	2017	2016	2015
Pro forma:			
Revenues	$294,261,296	$254,479,757	$228,020,379
Net income (loss)	$ 34,431,057	$ (5,269,514)	$ (49,338,846)
Net income (loss) attributable to the Company	$ 33,285,488	$ (5,136,281)	$ (47,765,401)
Net income (loss) attributable to common stockholders	$ (30,380,571)	$ (46,285,092)	$ (66,536,591)
Net income (loss) per share of Common Stock attributable to common stockholders, Basic and diluted	$ (0.95)	$ (1.93)	$ (3.00)
Weighted average number of shares of Common Stock outstanding, basic and diluted	31,926,472	23,969,494	22,182,971

Material nonrecurring pro forma adjustments which were directly attributable to these business combinations included the pro forma removal of all acquisition costs incurred from the actual historical periods of recognition of approximately $0.0 million, $(8.3) million and $(8.1) million for the years ended December 31, 2017, 2016 and 2015. Effective January 1, 2017, we adopted Accounting Standard Update 2017-01, which requires acquisition costs for asset acquisitions to be capitalized and and amortized rather than expensed as incurred. These pro forma results are not necessarily indicative of what historical performance would have been had these business combinations been effective as of the hypothetical acquisition dates listed above, nor should they be interpreted as expectations of future results.

17. Fair Values of Financial Instruments

Fair value is defined as the price at which an asset or liability is exchanged between market participants in an orderly transaction at the reporting date. The Company's cash equivalents, notes receivable, accounts receivable and payables and accrued expenses all approximate fair value due to their short term nature.

The following tables provide estimated fair values of the Company's financial instruments. The carrying values of the Company's real estate loans include accrued interest receivable from additional interest or exit fee provisions and are presented net of deferred loan fee revenue, where applicable.

F- 48

Preferred Apartment Communities, Inc.
Notes to Consolidated Financial Statements – (continued)
December 31, 2017

	As of December 31, 2017				
			Fair value measurements using fair value hierarchy		
	Carrying value	Fair Value	Level 1	Level 2	Level 3
Financial Assets:					
Real estate loans [1]	$ 386,795,943	$ 432,981,665	$ —	$ —	$ 432,981,665
Notes receivable and line of credit receivable	40,056,765	40,056,765	—	—	40,056,765
	$ 426,852,708	$ 473,038,430	$ —	$ —	$ 473,038,430
Financial Liabilities:					
Mortgage notes payable	$ 1,806,900,756	$ 1,806,023,696	$ —	$ —	$ 1,806,023,696
Revolving credit facility	41,800,000	41,800,000	—	—	41,800,000
Term loan	11,000,000	11,000,000	—	—	11,000,000
Loan participation obligations	13,985,978	14,308,086	—	—	14,308,086
	$ 1,873,686,734	$ 1,873,131,782	$ —	$ —	$ 1,873,131,782

	As of December 31, 2016				
			Fair value measurements using fair value hierarchy		
	Carrying value	Fair Value	Level 1	Level 2	Level 3
Financial Assets:					
Real estate loan investments [1]	$ 332,761,068	$ 374,856,749	$ —	$ —	$ 374,856,749
Notes receivable and line of credit receivable	37,615,675	37,615,675	—	—	37,615,675
	$ 370,376,743	$ 412,472,424	$ —	$ —	$ 412,472,424
Financial Liabilities:					
Mortgage notes payable	$ 1,327,878,112	1,314,966,652	$ —	$ —	$ 1,314,966,652
Revolving credit facility	127,500,000	127,500,000	—	—	127,500,000
Term loan	11,000,000	11,000,000	—	—	11,000,000
Loan participation obligations	20,761,819	21,500,448	—	—	21,500,448
	$ 1,487,139,931	$ 1,474,967,100	$ —	$ —	$ 1,474,967,100

[1] The carrying value of real estate loans includes the Company's balance of the Palisades, Green Park, and Encore real estate loan investments, which includes the amounts funded by unrelated participants. The loan participation obligations are the amounts due to the participants under these arrangements. Accrued interest included in the carrying values of the Company's loan participation obligations was approximately $1.5 million and $1.4 million at December 31, 2017 and December 31, 2016, respectively.

The fair value of the real estate loans within the level 3 hierarchy are comprised of estimates of the fair value of the notes, which were developed utilizing a discounted cash flow model over the remaining terms of the notes until their maturity dates and utilizing discount rates believed to approximate the market risk factor for notes of similar type and duration. The fair values also contain a separately-calculated estimate of any applicable additional interest payment due the Company at the maturity date of the loan, based on the outstanding loan balances at December 31, 2017, discounted to the reporting date utilizing a discount rate believed to be appropriate for multifamily development projects.

The fair values of the fixed rate mortgages on the Company's properties were developed using market quotes of the fixed rate yield index and spread for four, five, seven, ten and 35 year notes as of the reporting date. The present values of the cash flows were calculated using the original interest rate in place on the fixed rate mortgages and again at the current market rate. The difference between the two results was applied as a fair market adjustment to the carrying value of the mortgages.

F- 49

F- 50 18. Subsequent Events Between January 1, 2018 and February 15, 2018, the Company issued 53,625 Units and collected net proceeds of approximately $48.3 million after commissions and fees under its $1.5 Billion Unit Offering and issued 4,298 shares of Series M Preferred Stock and collected net proceeds of approximately $4.2 million after commissions and fees under the Shares offering. On January 2, 2018, the Company had exceeded the benchmark market capitalization goal set as the vesting hurdle for its Class B Unit grants made to certain members of senior management for service provided during 2017. Not all of the 286,392 Class B Units granted on January 3, 2017 became earned and 227,576 automatically vested and converted to Class A Units. Of the remaining earned Class B Units, 29,401 will vest and automatically convert to Class A Units on January 2, 2019 and the final 29,415 earned Class B Units will vest and automatically convert to Class A Units on January 4, 2020, assuming each grantee fulfills the requisite service requirement. On January 2, 2018, the Company awarded 256,087 Class B Units to its executive officers and other key personnel for service to be provided during 2017, 2018 and 2019. The total compensation cost was calculated to be $4,266,409. The 2018 award carries vesting terms and features substantially similar to the Class B Units awarded for previous years, except the fair value of 200,021 of the Class B Units will be recognized over the one year period ending on the vesting date of January 2, 2019, the fair value of 28,033 of the Class B Units will be recognized over the one year period ending on the vesting date of January 2, 2020 and the remaining compensation cost pertaining to 28,033 Class B Units will be recognized over the one year period ending on the vesting date of January 2, 2021. On January 9, 2018, we acquired a 265-unit multifamily community located in Jacksonville, Florida. The allocation of this transaction to the fair value of individual assets and liabilities is not presented as the calculations of the allocation were not complete at the date of filing of this Annual Report on Form 10-K. On January 16, 2018, we closed on a real estate loan investment of up to $3.5 million in support of a mixed-use project in North Augusta, South Carolina. On January 29, 2018, we acquired an adaptive reuse office property comprising 186,779 square feet of gross leasable area in four buildings located in Atlanta, Georgia. The allocation of this transaction to the fair value of individual assets and liabilities is not presented as the calculations of the allocation were not complete at the date of filing of this Annual Report on Form 10-K. On February 1, 2018, the Company declared a quarterly dividend on its Common Stock of $0.25 per share, payable on April 16, 2018 to stockholders of record on March 15, 2018. On February 13, 2018, we closed on a real estate loan investment of up to $137.5 million in support of a 551-unit multifamily community in San Jose, California. On February 28, 2018, we acquired a 310-unit multifamily community located in Atlanta, Georgia. The allocation of this transaction to the fair value of individual assets and liabilities is not presented as the calculations of the allocation were not complete at the date of filing of this Annual Report on Form 10-K. Item 16. Form 10-K Summary None.

F- 5 1 Schedule II I Pr efer red Apartment Communities, Inc . Real Estate Investments and Accumulated Dep reciatio n Decembe r 31, 201 7 Apartments : Initial Cost s Gross Amount at Which Carried at Close of Perio d Property nam e Location (MSA ) Descriptio n Relate d Encum-brance s Lan d Building an d Improvement s Costs Capitalize d Subsequent to Acquisitio n Lan d Building an d Improvement s Total (1) Accumulate d Depreciatio n Date o f Con - structio n Dat e Acquire d Depre c -iabl e Lives - Y ear s Stone Ris e Philadelphia, PA Apartment s $ 23,939,46 1 $ 6,950,00 0 $ 21,456,45 0 $ 637,39 6 $ 6,950,00 0 $ 22,093,84 6 $ 29,043,84 6 $ (6,278,60 8) 200 8 4/15/20 11 5 - 4 0 Summi t Crossin g Atlanta, G A Apartment s 39,018,60 0 3,450,00 0 27,704,64 8 1,016,36 6 3,450,00 0 28,721,01 4 32,171,01 4 (8,431,24 3) 200 7 4/21/20 11 5 - 4 0 Summi t Crossing I I Atlanta, G A Apartment s 13,357,00 0 3,220,00 0 15,852,10 0 223,14 3 3,220,00 0 16,075,24 3 19,295,24 3 (3,296,32 2) 201 3 12/31/201 3 5 - 4 0 McNeil Ranc h Austin, T X Apartment s 13,646,00 0 2,100,00 0 17,556,21 9 748,81 7 2,100,00 0 18,305,03 6 20,405,03 6 (4,670,09 8) 199 9 1/23/201 3 5 - 3 0 Lake Camero n Raleigh, N C Apartment s 19,773,00 0 4,000,00 0 24,443,57 3 990,23 0 4,000,00 0 25,433,80 3 29,433,80 3 (7,339,13 7) 199 7 1/23/201 3 5 - 3 0 Stoneridg e Farm s Nashville, T N Apartment s 26,136,22 6 3,026,39 3 38,478,20 5 1,239,97 6 3,026,39 3 39,718,18 1 42,744,57 4 (5,491,53 9) 200 2 9/26/201 4 5 - 3 5 V ineyard s Houston, T X Apartment s 34,672,34 9 5,455,59 4 46,201,36 7 804,66 0 5,455,59 4 47,006,02 7 52,461,62 1 (6,069,45 5) 200 3 9/26/201 4 5 - 3 5 A venues a t Cypres s Houston, T X Apartment s 21,675,16 0 3,241,59 5 30,092,66 4 307,58 2 3,241,59 5 30,400,24 6 33,641,84 1 (4,600,70 2) 201 4 2/13/201 5 5 - 4 0 A venues a t Northpoint e Houston, T X Apartment s 27,466,98 8 3,920,63 1 37,203,28 3 422,52 2 3,920,63 1 37,625,80 5 41,546,43 6 (5,497,88 1) 201 3 2/13/201 5 5 - 4 0 Lakewoo d Ranc h Sarasota, F L Apartment s 29,347,96 6 3,791,05 0 42,950,08 1 308,40 8 3,791,05 0 43,258,48 9 47,049,53 9 (4,976,43 8) 201 5 5/21/201 5 5 - 4 0 Aster at Lel y Resor t Naples, F L Apartment s 32,470,97 4 7,675,40 9 43,794,28 5 349,18 8 7,675,40 9 44,143,47 3 51,818,88 2 (5,206,72 7) 201 5 6/24/201 5 5 - 4 0 CityPark V ie w Charlotte, N C Apartment s 21,037,80 5 3,558,79 3 28,359,91 2 154,08 8 3,558,79 3 28,514,00 0 32,072,79 3 (3,770,44 9) 201 4 6/30/201 5 5 - 4 0 A venues a t Creeksid e San Antonio , TX Apartment s 40,523,35 8 5,983,72 4 48,989, 11 9 734,42 1 5,983,72 4 49,723,54 0 55,707,26 4 (5,739,54 9) 201 3 7/31/201 5 5 - 4 0 Citi Lake s Orlando, F L Apartment s 42,396,30 7 5,558,03 3 56,827,85 9 539,30 7 5,558,03 3 57,367,16 6 62,925,19 9 (5,900,96 1) 201 4 9/3/201 5 5 - 4 0 Stone Creek (2) Houston, T X Apartment s 20,466,51 9 2,210,63 0 22,915,67 4 (6,127,14 9 ) 2,210,63 0 16,788,52 5 18,999,15 5 (1,768,49 2) 200 9 11/12/201 5 5 - 4 0 Regent a t Leno x Nashville, T N Apartment s — 301,45 5 3,492,89 2 25,87 7 301,45 5 3,518,76 9 3,820,22 4 (337,31 4) 200 9 12/21/201 5 5 - 4 0 Retreat a t Leno x Nashville, T N Apartment s 17,802,37 3 2,964,53 3 24,210,60 5 159,62 9 2,964,53 2 24,370,23 5 27,334,76 7 (2,248,79 3) 201 5 12/21/201 5 5 - 4 0 Lenox V illag e Nashville, T N Apartment s 30,009,46 1 4,6 11,83 5 39,9 11,43 9 840,02 5 4,6 11,83 5 40,751,46 4 45,363,29 9 (3,961,93 2) 200 9 12/21/201 5 5 - 4 0 Baldwin Par k Orlando, F L Apartment s 77,800,00 0 17,402,88 2 90,464,34 6 3,966,35 6 17,402,88 2 94,430,70 2 11 1,833,58 4 (7,171,20 5) 200 8 1/5/201 6 5 - 3 7 Crosstow n W al k Tampa, F L Apartment s 31,485,60 1 5,178,37 5 39,332,41 4 191,36 8 5,178,37 5 39,523,78 2 44,702,15 7 (3,665,40 3) 201 4 1/15/201 6 5 - 4 9 Overton Ris e Atlanta, G A Apartment s 39,981,14 5 8,5 11,37 0 50,996,13 9 175,18 2 8,5 11,37 0 51,171,32 1 59,682,69 1 (3,597,17 1) 201 5 2/1/201 6 5 - 4 9 525 A valo n Par k Orlando, F L Apartment s 66,912, 11 8 7,410,04 8 82,348,89 2 2,287,64 9 7,410,04 8 84,636,54 1 92,046,58 9 (6,493,55 3) 200 8 5/31/201 6 5 - 4 5 City V ist a Pittsbu rgh, PA Apartment s 35,073,43 8 4,081,68 2 41,486,23 5 164,654. 8 4,081,68 3 41,650,88 9 45,732,57 2 (2,975,23 0) 201 4 7/1/201 6 5 - 4 9 Sorre l Jacksonville, F L Apartment s 32,800,83 8 4,412,16 4 42,217,29 7 529,984. 6 4,412,16 4 42,747,28 2 47,159,44 6 (2,829,63 6) 201 5 8/24/201 6 5 - 4 8 Retreat a t Greyston e Birmingham , A L Apartment s 35,210,00 0 4,077,26 2 44,461,57 9 381,820. 1 4,077,26 2 44,843,39 9 48,920,66 1 (2,134,26 1) 201 5 3/24/201 7 5 - 4 9

				Initial Costs			Gross Amount at Which Carried at Close of Period						
Property name	Location (MSA)	Description	Related Encum-brances	Land	Building and Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building and Improvements	Total (1)	Accumulated Depreciation	Date of Con-struction	Date Acquired	Deprec-iable Lives - Years
Broadstone at Citrus Village	Tampa, FL	Apartments	29,969,646	4,809,113	40,480,628	386,892	4,809,113	40,867,520	45,676,633	(1,654,628)	2011	3/3/2017	5 - 44
Founders Village	Williamsburg, VA	Apartments	31,271,292	5,314,862	38,761,108	362,588	5,314,863	39,123,695	44,438,558	(1,468,561)	2014	3/31/2017	5 - 47
Claiborne Crossing	Louisville, KY	Apartments	26,800,760	2,147,217	37,578,903	481,616	2,147,217	38,060,519	40,207,736	(2,492,466)	2014	4/26/2017	5 - 47
Luxe at Lakewood Ranch	Sarasota, FL	Apartments	39,065,729	4,851,844	51,032,728	54,609	4,851,844	51,087,337	55,939,181	(1,103,177)	2016	7/26/2017	5 - 48
Adara Overland Park	Kansas City, KS	Apartments	31,759,882	2,854,466	42,029,547	53,449	2,854,466	42,082,996	44,937,462	(874,771)	2016	9/27/2017	5 - 49
Aldridge at Town Village	Atlanta, GA	Apartments	37,847,218	7,122,413	45,418,287	11,696	7,122,413	45,429,983	52,552,396	(872,017)	2016	9/29/2017	5 - 49
The Reserve at Summit Crossing	Atlanta, GA	Apartments	20,016,609	4,374,721	25,939,129	14,587	4,374,721	25,953,716	30,328,437	(431,079)	2016	9/29/2017	5 - 48
Overlook at Crosstown Walk	Tampa, FL	Apartments	22,231,000	3,309,032	28,014,001	262	3,309,032	28,014,263	31,323,295	(194,404)	2016	11/21/2017	5 - 48
Colony at Centerpointe	Richmond, VA	Apartments	33,346,281	7,258,947	38,223,320	(173,871)	7,258,947	38,049,449	45,308,396	(92,266)	2016	12/20/2017	5 - 48
			1,045,311,104	165,136,073	1,309,224,928	12,263,329	165,136,074	1,321,488,256	1,486,624,330	(123,635,468)			
Grocery-anchored shopping centers:													
Woodstock Crossing	Atlanta, GA	Neighborhood Retail Center	$ 2,989,460	$ 1,750,576	$ 3,800,101	$ 538,264	$ 1,750,576	$ 4,338,365	$ 6,088,941	$ (738,314)	1994	2/12/2014	5 - 30
Parkway Town Centre	Nashville, TN	Neighborhood Retail Center	6,887,303	3,053,816	6,694,333	537,621	3,053,816	7,231,954	10,285,770	(897,388)	2005	9/5/2014	5 - 40
Spring Hill Plaza	Nashville, TN	Neighborhood Retail Center	9,470,041	4,375,940	8,104,053	54,473	4,375,940	8,158,526	12,534,466	(1,145,699)	2005	9/5/2014	5 - 40
Barclay Crossing	Tampa, FL	Neighborhood Retail Center	6,375,945	2,855,845	7,571,732	239,784	2,855,845	7,811,516	10,667,361	(987,703)	1998	9/30/2014	5 - 30
Deltona Landings	Orlando, FL	Neighborhood Retail Center	6,777,948	2,255,891	8,344,124	(32,668)	2,255,891	8,311,456	10,567,347	(1,078,625)	1999	9/30/2014	5 - 30
Kingwood Glen	Houston, TX	Neighborhood Retail Center	11,340,208	5,021,327	12,929,578	444,698	5,021,327	13,374,276	18,395,603	(1,728,575)	1998	9/30/2014	5 - 30
Parkway Centre	Columbus, GA	Neighborhood Retail Center	4,440,724	2,070,712	4,515,541	33,427	2,070,712	4,548,968	6,619,680	(636,931)	1999	9/30/2014	5 - 30
Powder Springs	Atlanta, GA	Neighborhood Retail Center	7,151,903	1,832,455	8,245,595	23,216	1,832,455	8,268,811	10,101,266	(1,109,600)	1999	9/30/2014	5 - 30
Sweetgrass Corner	Charleston, SC	Neighborhood Retail Center	7,730,666	3,075,699	12,670,136	99,813	3,075,699	12,769,949	15,845,648	(1,585,868)	1999	9/30/2014	5 - 30

F- 52

				Initial Costs			Gross Amount at Which Carried at Close of Period						
Property name	Location (MSA)	Description	Related Encum-brances	Land	Building and Improvements	Costs Capitalized Subsequent to Acquisition	Land	Building and Improvements	Total (1)	Accumulated Depreciation	Date of Con-struction	Date Acquired	Deprec-iable Lives - Years
Salem Cove	Nashville, TN	Neighborhood Retail Center	9,423,125	2,427,095	10,272,370	64,840	2,427,095	10,337,210	12,764,305	(1,100,433)	2010	10/6/2014	5 - 40
Independence Square	Dallas, TX	Neighborhood Retail Center	11,967,246	4,114,574	13,690,410	1,144,098	4,114,574	14,834,508	18,949,082	(1,645,146)	1977	7/1/2015	5 - 30
Royal Lakes Marketplace	Atlanta, GA	Neighborhood Retail Center	9,690,137	4,874,078	10,438,594	155,860	4,924,078	10,544,454	15,468,532	(1,067,398)	2008	9/4/2015	5 - 30
Summit Point	Atlanta, GA	Neighborhood Retail Center	12,208,422	7,063,874	11,429,954	143,703	7,063,874	11,573,657	18,637,531	(1,170,693)	2004	10/30/2015	5 - 30
The Overlook at Hamilton Place	Chattanooga, TN	Neighborhood Retail Center	20,300,862	6,786,593	25,244,208	406,207	6,786,593	25,650,415	32,437,008	(2,233,115)	1992	12/22/2015	5 - 30
Wade Green Village	Atlanta, GA	Neighborhood Retail Center	7,968,657	1,840,284	8,410,397	326,406	1,840,284	8,736,803	10,577,087	(793,628)	1993	2/29/2016	5 - 35
Anderson Central	Greenville Spartanburg, SC	Neighborhood Retail Center	—	5,059,370	13,278,266	17,060	5,059,370	13,295,326	18,354,696	(1,279,244)	1999	4/29/2016	5 - 30
East Gate Shopping Center	Augusta, GA	Neighborhood Retail Center	5,578,194	1,653,219	7,390,858	25,890	1,653,219	7,416,748	9,069,967	(543,982)	1995	4/29/2016	5 - 30
Fairview Market	Greenville Spartanburg, SC	Neighborhood Retail Center	—	1,352,712	5,178,954	49,788	1,352,712	5,228,742	6,581,454	(421,253)	1998	4/29/2016	5 - 30
Fury's Ferry	Augusta, GA	Neighborhood Retail Center	6,443,776	2,083,772	8,106,864	138,511	2,083,772	8,245,375	10,329,147	(546,050)	1996	4/29/2016	5 - 35
Rosewood Shopping Center	Columbia, SC	Neighborhood Retail Center	4,327,909	1,671,035	5,347,314	96,260	1,671,035	5,443,574	7,114,609	(311,635)	2002	4/29/2016	5 - 40
Southgate Village	Birmingham, AL	Neighborhood Retail Center	7,694,061	2,261,539	10,290,005	36,088	2,261,539	10,326,092	12,587,631	(678,111)	1988	4/29/2016	5 - 35
The Market at Victory Village	Nashville, TN	Neighborhood Retail Center	9,213,785	2,271,224	12,275,195	74,211	2,271,224	12,349,406	14,620,630	(746,666)	2007	5/16/2016	5 - 40
Lakeland Plaza	Atlanta, GA	Neighborhood Retail Center	29,022,665	7,079,408	33,087,301	33,171	7,079,408	33,120,472	40,199,880	(2,019,327)	1990	7/15/2016	5 - 35
Cherokee Plaza	Atlanta, GA	Neighborhood Retail Center	25,322,400	8,392,128	32,249,367	26,504	8,392,128	32,275,871	40,667,999	(1,377,701)	1958	8/8/2016	5 - 35
Heritage Station	Raleigh, NC	Neighborhood Retail Center	9,097,224	1,683,830	9,882,860	92,802	1,683,830	9,975,662	11,659,492	(481,587)	2004	8/8/2016	5 - 40
Oak Park Village	San Antonio, TX	Neighborhood Retail Center	9,387,561	5,744,764	10,779,268	117,158	5,744,764	10,896,426	16,641,190	(581,361)	1970	8/8/2016	5 - 40
Sandy Plains Exchange	Atlanta, GA	Neighborhood Retail Center	9,194,003	4,787,902	9,309,429	3,135	4,787,902	9,312,564	14,100,466	(572,251)	1997	8/8/2016	5 - 32

F- 53

Property name	Location (MSA)	Description	Related Encum-brances	Initial Costs: Land	Initial Costs: Building and Improvements	Costs Capitalized Subsequent to Acquisition	Gross Amount at Which Carried at Close of Period: Land	Gross Amount: Building and Improvements	Gross Amount: Total (1)	Accumulated Depreciation	Date of Con-struction	Date Acquired	Deprec-iable Lives - Years
Shoppes of Parkland	Miami, FL	Neighborhood Retail Center	16,241,281	10,779,274	16,543,059	50,281	10,779,275	16,593,340	27,372,615	(1,165,993)	2000	8/8/2016	5 - 35
Thompson Bridge Commons	Atlanta, GA	Neighborhood Retail Center	12,290,931	1,478,326	16,047,116	—	1,478,326	16,047,116	17,525,442	(719,460)	2001	8/8/2016	5 - 40
University Palms	Orlando, FL	Neighborhood Retail Center	13,161,942	4,853,588	16,706,243	106,874	4,853,588	16,813,117	21,666,705	(852,133)	1993	8/8/2016	5 - 37
Champions Village	Houston, TX	Neighborhood Retail Center	27,400,000	12,812,546	33,399,405	893,121	12,812,546	34,292,526	47,105,072	(2,209,303)	1973	10/18/2016	5 - 40
Castleberry - Southard	Atlanta, GA	Neighborhood Retail Center	11,382,642	3,023,731	14,141,616	49,418	3,023,731	14,191,034	17,214,765	(366,153)	2006	4/21/2017	5 - 39
Rockbridge Village	Atlanta, GA	Neighborhood Retail Center	14,141,635	3,141,325	15,944,431	17,978	3,141,325	15,962,409	19,103,734	(268,549)	2005	6/6/2017	5 - 40
Irmo Station	Columbia, SC	Neighborhood Retail Center	10,566,008	3,602,466	11,859,391	15,750	3,602,466	11,875,141	15,477,607	(249,893)	1980	7/26/2017	5 - 33
Maynard Crossing	Raleigh, NC	Neighborhood Retail Center	18,387,585	6,303,787	22,565,692	17,500	6,303,787	22,583,192	28,886,979	(407,843)	1996	8/25/2017	5 - 30
Woodmont Village	Atlanta, GA	Neighborhood Retail Center	8,741,420	2,712,907	10,030,146	121,000	2,712,907	10,151,146	12,864,053	(136,760)	2002	9/8/2017	5 - 30
West Town Market	Charlotte, NC	Neighborhood Retail Center	8,963,126	1,936,572	12,298,380	—	1,936,572	12,298,380	14,234,952	(131,950)	2004	9/22/2017	5 - 37
Roswell Wieuca Shopping Center	Atlanta, GA	Neighborhood Retail Center	—	12,006,475	18,484,540	—	12,006,475	18,484,540	30,491,015	(72,139)	2007	11/30/2017	5 - 40
Crossroads Market	Naples, FL	Neighborhood Retail Center	19,000,000	7,044,197	22,626,754	—	7,044,197	22,626,754	29,670,951	(32,361)	1993	12/5/2017	5 - 40
			410,280,795	167,134,856	520,183,580	6,162,242	167,184,857	526,295,821	693,480,678	(34,090,821)			
Office properties:													
Brookwood Office	Birmingham, AL	Office building	$ 32,219,375	$ 1,744,828	$ 42,661,200	$ 189,008	$ 1,744,828	$ 42,850,208	$ 44,595,036	$ (1,711,362)	2007	8/29/2016	5 - 50
Galleria 75	Atlanta, GA	Office building	5,715,804	15,156,267	1,511,667	210,943	15,156,267	1,722,610	16,878,877	(253,990)	1988	11/4/2016	5 - 25
Three Ravinia	Atlanta, GA	Office building	115,500,000	9,784,645	154,022,551	33,923,585	11,083,038	186,647,743	197,730,781	(7,169,853)	1991	12/30/2016	9 - 39
Westridge at La Cantera	San Antonio, TX	Office building	54,440,000	15,778,102	58,495,623	1,574	15,778,102	58,497,197	74,275,299	(309,068)	2016	11/13/2017	13 - 50
			207,875,179	42,463,842	256,691,041	34,325,110	43,762,235	289,717,758	333,479,993	(9,444,273)			

F- 54

F- 5 5 Initial Cost s Gross Amount at Which Carried at Close of Perio d Property nam e Location (MSA ) Descriptio n Relate d Encum-brance s Lan d Building an d Improvement s Costs Capitalize d Subsequent to Acquisitio n Lan d Building an d Improvement s Total (1) Accumulate d Depreciatio n Date o f Con - structio n Dat e Acquire d Depre c -iabl e Lives - Y ear s Student housing communities : North b y Northwes t Tallahassee, F L Studen t housin g 32,766,86 3 8,281,05 4 36,979,83 7 940,33 6 8,281,05 4 37,920,17 3 46,201,22 7 (2,773,69 0) 201 2 6/1/201 6 5 - 4 6 So L Tempe, A Z Studen t housin g 37,485,00 0 7,440,93 4 43,830,15 9 490,15 5 7,440,93 4 44,320,31 4 51,761,24 8 (2,097,23 3) 201 0 2/28/201 7 5 - 4 2 Stadiu m V illag e Atlanta, G A Studen t housin g 46,929,83 3 7,929,54 0 60,793,14 0 5,77 9 7,929,54 0 60,798,91 9 68,728,45 9 (615,32 8) 201 5 10/27/201 7 5 - 4 8 Urs a W aco, T X Studen t housin g 31,400,00 0 7,059,73 5 48,006,20 0 — 7,059,73 5 48,006,20 0 55,065,93 5 (98,68 5) 201 6 12/18/201 7 5 - 4 9 148,581,69 6 30,7 11,26 3 189,609,33 6 1,436,27 0 30,7 11,26 3 191,045,60 6 221,756,86 9 (5,584,93 6) $1,812,048,77 4 $405,446,03 4 $ 2,275,708,88 5 $ 54,186,95 1 $ 406,794,42 9 $2,328,547,44 1 $2,735,341,87 0 $(172,755,49 8) (1) Th e ag gr eg at e co st fo r F ed er al In co m e Ta x pu rp os es to th e C om pa ny w as a pp ro xi m at el y $2 .3 b ill io n at D ec em be r 3 1, 2 01 7. (2) The costs capitalized subsequent to acquisition amount includes approximately $6.9 million of assets which were written o ff due to damages from Hurricane Harve y. A summary of activity for real estate investment and accumulated depreciation is as follows : For the years ended December 31 , Real estate investment s 201 7 201 6 201 5 Balance at the beginning of the yea r $ 1,965,486,99 8 $1,007,285,58 6 $ 496,475,54 3 Acquisition s 855, 114,95 0 988,070,71 7 506,207,78 6 Improvement s 40,097,05 1 7,972,17 6 4,125,29 0 Construction in progres s 8,387,88 7 2,102,88 2 542,75 2 W rite-o ff of assets no longer in servic e (7,908,02 4 ) (559,88 8 ) (65,78 5 ) Disposal of asset s $ (125,836,99 2 ) $ (39,384,47 5 ) $ — Balance at the end of the yea r $ 2,735,341,87 0 $1,965,486,99 8 $ 1,007,285,58 6 Accumulated depreciatio n Balance at the beginning of the yea r $ (103,814,89 5 ) $ (53,994,66 6 ) $ (26,388,06 6 ) Depreciation (a ) (86,017,56 1 ) (56,340,31 4 ) (27,672,38 5 ) W rite-o ff of assets no longer in servic e 2,184,61 0 559,88 8 65,78 5 Disposal of asset s 14,892,34 8 5,960,19 7 — Balance at the end of the yea r $ (172,755,49 8 ) $ (103,814,89 5 ) $ (53,994,66 6 ) (a) Represents depreciation expense of real estate assets. Amounts exclude amortization of lease intangible assets .

Schedule IV

Preferred Apartment Communities, Inc.

Mortgage Loans on Real Estate

December 31, 2017

Description	Property Name	Location (MSA)	Interest Rate	Maturity Date	Periodic Payment Terms	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages	Principal Amount of Mortgages Subject to Delinquent Principal or Interest
Real Estate Construction Loan on Multifamily Community	Encore	Atlanta, GA	13.5%	4/8/2019	(4)	8.5 / 5.0	$ —	$10,958,200	$ 10,958,200	$ —
Real Estate Construction Loan on Multifamily Community	Encore Capital	Atlanta, GA	13.5%	4/8/2019	(4)	8.5 / 5.0	—	9,758,200	7,521,425	—
Real Estate Construction Loan on Multifamily Community	Palisades	Northern VA	13.0%	5/17/2018	(2)	8.0 / 5.0	—	17,270,000	17,111,298	—
Real Estate Construction Loan on Multifamily Community	Fusion	Irvine, CA	16.0%	5/31/2018	(8)	8.5 / 7.5	—	63,911,961	58,447,468	—
Real Estate Construction Loan on Multifamily Community	Green Park	Atlanta, GA	14.3%	2/28/2018	(6)	8.5 / 5.83	—	13,464,372	11,464,372	—
Real Estate Construction Loan on Multifamily Community	Bishop Street	Atlanta, GA	15.0%	2/18/2020	(7)	8.5 / 6.5	—	12,693,457	12,144,914	—
Real Estate Construction Loan on Multifamily Community	Hidden River	Tampa, FL	15.0%	12/3/2018	(7)	8.5 / 6.5	—	4,734,960	4,734,960	—
Real Estate Construction Loan on Multifamily Community	Hidden River Capital	Tampa, FL	15.0%	12/4/2018	(7)	8.5 / 6.5	—	5,380,000	5,041,161	—
Real Estate Construction Loan on Multifamily Community	CityPark II	Charlotte, NC	15.0%	1/7/2019	(7)	8.5 / 6.5	—	3,364,800	3,364,800	—
Real Estate Construction Loan on Multifamily Community	CityPark II Capital	Charlotte, NC	15.0%	1/8/2019	(7)	8.5 / 6.5	—	3,916,000	3,623,944	—
Real Estate Construction Loan on Multifamily Community	Park 35 on Clairmont	Birmingham, AL	10.5%	6/26/2018	(3)	8.5 / 2.0	—	21,060,160	21,060,160	—
Real Estate Construction Loan on Multifamily Community	Wiregrass	Tampa, FL	15.0%	5/15/2020	(7)	8.5 / 6.5	—	14,975,853	12,972,273	—
Real Estate Construction Loan on Multifamily Community	Wiregrass Capital	Tampa, FL	15.0%	5/15/2020	(7)	8.5 / 6.5	—	3,744,147	3,561,231	—
Land Acquisition Bridge Loan on Multifamily Community	Berryessa	San Jose, CA	10.5%	4/19/2018	(10)	10.5 / 0	—	31,509,000	30,571,375	—
Land Acquisition Bridge Loan on Multifamily Community	Brentwood	Nashville, TN	12.0%	6/1/2018	(11)	12.0 / 0	—	2,376,000	2,260,525	—
Real Estate Construction Loan on Multifamily Community	Fort Myers	Fort Myers, FL	14.0%	2/3/2021	(5)	8.5 / 5.5	—	9,416,000	3,521,014	—

F- 56

Real Estate Construction Loan on Multifamily Community	Fort Myers Capital	Fort Myers, FL	14.0%	2/3/2021	(5)	8.5 / 5.5	—	6,193,000	4,994,108	—
Real Estate Construction Loan on Multifamily Community	360 Forsyth	Atlanta, GA	14.0%	7/11/2020	(5)	8.5 / 5.5	—	22,412,000	13,400,166	—
Real Estate Construction Loan on Multifamily Community	Morosgo	Atlanta, GA	14.0%	1/31/2021	(5)	8.5 / 5.5	—	11,749,000	4,950,824	—
Real Estate Construction Loan on Multifamily Community	Morosgo Capital	Atlanta, GA	14.0%	1/31/2021	(5)	8.5 / 5.5	—	6,176,000	4,761,050	—
Real Estate Construction Loan on Multifamily Community	University City Gateway	Charlotte, NC	13.5%	8/15/2021	(4)	8.5 / 5.0	—	10,336,000	849,726	—
Real Estate Construction Loan on Multifamily Community	University City Gateway Capital	Charlotte, NC	13.5%	8/18/2021	(4)	8.5 / 5.0	—	7,338,000	5,530,045	—
Mezzanine Construction Loan on Student Housing Community	Haven 12	Starkville, MS	15.0%	12/17/2018	(7)	8.5 / 6.5	—	6,116,384	5,815,849	—
Mezzanine Construction Loan on Student Housing Community	Haven46	Tampa, FL	13.5%	3/29/2019	(4)	8.5 / 5.0	—	9,819,662	9,819,662	—
Mezzanine Construction Loan on Student Housing Community	Haven Northgate	College Station, TX	9.00%	6/20/2019	(1)	7.25 / 1.5	—	67,680,000	65,724,317	—
Mezzanine Construction Loan on Student Housing Community	Lubbock II	Lubbock, TX	13.5%	4/20/2019	(4)	8.5 / 5.0	—	9,357,171	9,357,078	—
Mezzanine Construction Loan on Student Housing Community	Haven Charlotte	Charlotte, NC	15.0%	12/22/2019	(7)	8.5 / 6.5	—	19,581,593	17,039,277	—
Mezzanine Construction Loan on Student Housing Community	Haven Charlotte Member	Charlotte, NC	15.0%	12/22/2019	(7)	8.5 / 6.5	—	8,201,170	7,794,612	—
Mezzanine Construction Loan on Student Housing Community	Solis Kennesaw	Atlanta, GA	14.0%	9/26/2020	(5)	8.5 / 5.5	—	12,358,946	1,609,395	—
Mezzanine Construction Loan on Student Housing Community	Solis Kennesaw Capital	Atlanta, GA	14.0%	10/1/2020	(5)	8.5 / 5.5	—	8,360,000	7,143,866	—
Mezzanine Construction Loan on Grocery-Anchored Shopping	Dawson Marketplace	Atlanta, GA	13.5%	9/24/2020	(4)	8.5 / 5.0	—	12,857,005	12,857,005	—
Land Acquisition Bridge Loan	Crescent Avenue	Atlanta, GA	15.0%	4/13/2018	(9)	10.0 / 5.0	—	8,500,000	8,500,000	—
Total							—	455,569,041	388,506,100	—
Unamortized loan origination fees							—	—	(1,710,157)	—
Carrying amount							—	455,569,041	386,795,943	—

(1) Variable rate - Libor + 7.00%, interest only, 7.25% payable monthly and 1.5% accrued

(2) Fixed rate, interest only, 8.0% payable monthly and 5.0% accrued

(3) Fixed rate, interest only, 8.5% payable monthly and 2.0% accrued

(4) Fixed rate, interest only, 8.5% payable monthly and 5.0% accrued

(5) Fixed rate, interest only, 8.5% payable monthly and 5.5% accrued

F- 57

F- 58 (6) Fixed rate, interest only, 8.5% payable monthly and 5.83% accrued (7) Fixed rate, interest only, 8.5% payable monthly and 6.5% accrued (8) Fixed rate, interest only, 8.5% payable monthly and 7.5% accrued (9) Fixed rate, interest only, 10.0% payable monthly and 5.0% accrued (10) Fixed rate, interest only, 10.5% payable monthly and 0.0% accrued (11) Fixed rate, interest only, 12.0% payable monthly and 0.0% accrued

Index to Exhibits

The following exhibits are included, or incorporated by reference, in this Annual Report on Form 10-K (and are numbered in accordance with Item 601 of Regulation S-K):

Exhibit No.	Reference		Description
3.1	(2)		Articles of Amendment and Restatement of Preferred Apartment Communities, Inc.
3.2	(2)		Third Amended and Restated By-laws of Preferred Apartment Communities, Inc.
4.1	(10)		Sixth Amended and Restated Partnership Agreement, dated June 3, 2016, among Preferred Apartment Communities, Inc., Preferred Apartment Advisors, LLC and the other limited partners party thereto
4.2	(5)		Articles Supplementary for the Series A Redeemable Preferred Stock
4.3	(6)		Articles Supplementary for the Series M Redeemable Preferred Stock
4.4	(11)		Articles Supplementary classifying an additional 900,000 shares of the Series A Redeemable Preferred Stock
4.5	(8)		Articles Supplementary classifying an additional 2,000,000 shares of the Series A Redeemable Preferred Stock
4.6	(6)		Form of mShares Subscription Agreement
4.7	(13)		Form of Series A Subscription Agreement
4.8	(15)		First Amendment to the Sixth Amended and Restated Partnership Agreement, dated as of January 25, 2017, entered into by Preferred Apartment Communities, Inc.
4.9	(16)		Articles of Amendment Amending the Holder Redemption Options of the Company's Series A Redeemable Preferred Stock
4.10	(26)		Amended and Restated Warrant Agreement dated as of March 14, 2012 between Preferred Apartment Communities, Inc. and Computershare Trust Company, N.A., as Warrant Agent
4.11	(5)		Form of Global Warrant Certificate
4.12	(27)		Second Amended and Restated Warrant Agreement between Preferred Apartment Communities, Inc. and Computershare Trust Company, N.A., as Warrant Agent dated as of October 11, 2013
4.13	(28)		Warrant Agreement between Preferred Apartment Communities, Inc. and Computershare Trust Company, N.A., as Warrant Agent dated as of February 23, 2017
10.1	(10)		Sixth Amended and Restated Management Agreement, dated June 3, 2016, among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P. and Preferred Apartment Advisors, LLC
10.2	(20)		First Amendment to the Sixth Amended and Restated Management Agreement, entered into as of October 5, 2016, effective as of August 29, 2016, among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P. and Preferred Apartment Advisors, LLC
10.3	(29)		Amendment No. 2 to the Sixth Amended and Restated Management Agreement, effective as of July 1, 2017 and entered into as of August 31, 2017, among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P. and Preferred Apartment Advisors, LLC
10.4	(2)	*	The Company's 2011 Stock Incentive Plan
10.5	(3)		Trademark License and Assignment Agreement dated September 17, 2010, but effective as of July 29, 2010, between Preferred Apartment Communities, Inc. and Preferred Apartment Advisors, LLC
10.6	(2)	*	Form of Restricted Stock Agreement pursuant to the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan
10.7	(4)		Form of Indemnification Agreement
10.8	(5)	*	First Amendment to Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan

F- 59

10.9	(21)	*	Form of Preferred Apartment Communities, Inc. 2016 Class B Unit Award Agreement (3 year)
10.10	(23)	*	Form of Preferred Apartment Communities, Inc. 2017 Class B Unit Award Agreement (1 year)
10.11	(23)	*	Form of Preferred Apartment Communities, Inc. 2017 Class B Unit Award Agreement (3 year)
10.12	(30)	*	Form of Preferred Apartment Communities, Inc. 2018 Class B Unit Award Agreement (1 year)
10.13	(30)	*	Form of Preferred Apartment Communities, Inc. 2018 Class B Unit Award Agreement (3 year)
10.14	(7)		Intellectual Property Assignment and License Agreement dated March 14, 2012 between Preferred Apartment Advisors, LLC and Preferred Apartment Communities, Inc.
10.15	(7)		Trademark License Agreement dated March 14, 2012 between Preferred Apartment Advisors, LLC and Preferred Apartment Communities, Inc.
10.16	(7)		Trademark Assignment dated March 14, 2012 between Preferred Apartment Advisors, LLC and Preferred Apartment Communities, Inc.
10.17	(12)	*	Second Amendment to 2011 Stock Incentive Plan
10.18	(14)		Capital On Demand Sales AgreementTM dated May 4, 2016 between Preferred Apartment Communities, Inc. and JonesTrading Institutional Services, LLC
10.19	(14)		Capital On Demand Sales AgreementTM dated May 4, 2016 between Preferred Apartment Communities, Inc. and FBR Capital Markets & Co.
10.20	(14)		Capital On Demand Sales AgreementTM dated May 4, 2016 between Preferred Apartment Communities, Inc. and Canaccord Genuity Inc
10.21	(31)		Form of Amendment No. 1, dated July 10, 2017, to Capital On Demand Sales AgreementTM, dated May 4, 2016 between Preferred Apartment Communities, Inc., and each of JonesTrading Institutional Services, LLC, FBR Capital Markets & Co., and Canaccord Genuity, Inc.
10.22	(31)		Capital On Demand Sales AgreementTM dated July 10, 2017 between Preferred Apartment Communities, Inc. and National Securities Corporation
10.23	(31)		Capital On Demand Sales AgreementTM dated July 10, 2017 between Preferred Apartment Communities, Inc. and D.A. Davidson & Co.
10.24	(31)		Capital On Demand Sales AgreementTM dated July 10, 2017 between Preferred Apartment Communities, Inc. and JMP Securities LLC
10.25	(17)		Agreement of Sale and Purchase between HR Venture Properties I LLC and New Market Properties, LLC dated as of June 24, 2016 (TX)
10.26	(17)		Agreement of Sale and Purchase between HR Venture Properties I LLC, HR Parkland LLC and New Market Properties, LLC dated as of June 24, 2016 (FL)
10.27	(17)		Agreement of Sale and Purchase between HR Venture Properties I LLC, HR Thompson Bridge LLC and New Market Properties, LLC dated as of June 24, 2016 (GA)
10.28	(17)		Agreement of Sale and Purchase between HR Heritage Station LLC and New Market Properties, LLC dated as of June 24, 2016 (NC)
10.29	(17)		First Amendment to Agreement of Sale and Purchase between HR Venture Properties I LLC and New Market Properties, LLC dated as of July 8, 2016 (TX)
10.30	(17)		Second Amendment to Agreement of Sale and Purchase between HR Venture Properties I LLC and New Market Properties, LLC dated as of July 11, 2016 (TX)
10.31	(17)		Third Amendment to Agreement of Sale and Purchase between HR Venture Properties I LLC and New Market Properties, LLC dated as of July 12, 2016 (TX)
10.32	(18)		Fourth Amended and Restated Credit Agreement dated as of August 5, 2016 among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P., the lenders party thereto and KeyBank National Association

F- 60

10.33	(18)		Fourth Amended and Restated Pledge and Security Agreement dated as of August 5, 2016 among Preferred Apartment Communities Operating Partnership, L.P., (the "Borrower"), each of the subsidiaries of the Borrower party thereto and KeyBank National Association
10.34	(18)		Fourth Amended and Restated Guaranty dated as of August 5, 2016 by and among Preferred Apartment Communities, Inc., each of the guarantors party thereto and KeyBank National Association
10.35	(19)		Form of Buy-Sell Agreement with KeyBank National Association
10.36	(22)	*	Third Amendment to 2011 Stock Incentive Plan
10.37	(24)		Purchase and Sale Agreement between SPUS6 Three Ravinia, LP and Preferred Apartment Communities Operating Partnership, L.P. dated as of November 10, 2016.
10.38	(32)		Soliciting Dealer Agreement, dated April 5, 2017 between Preferred Capital Securities, LLC and Investacorp, Inc.
10.39	(33)		Form of Credit Agreement among Preferred Apartment Communities, Inc., Borrower and Federal Home Loan Mortgage Corporation
10.40	(34)		Credit Agreement dated as of February 28, 2017 among Preferred Apartment Communities, Inc., PCC Tempe, LLC and KeyBank National Association
12.1	(1)		Statement of Computation of Ratios
21	(1)		Subsidiaries of Preferred Apartment Communities, Inc.
23.1	(1)		Consent of PricewaterhouseCoopers LLP
31.1	(1)		Certification of John A. Williams, Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	(1)		Certification of Michael J. Cronin, Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	(1)		Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	(1)		Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101	(1)		XBRL (eXtensible Business Reporting Language). The following materials for the period ended December 31, 2017, formatted in XBRL: (i) Consolidated balance sheets at December 31, 2017 and December 31, 2016, (ii) consolidated statements of operations for the years ended December 31, 2017, December 31, 2016 and December 31, 2015, (iii) consolidated statements of equity and accumulated deficit, (iv) consolidated statements of cash flows and (v) notes to consolidated financial statements.

* Management contract or compensatory plan, contract or arrangement.

(1) Filed herewith

(2) Previously filed with the Pre-effective Amendment No. 6 to Form S-11 Registration Statement (Registration No. 333-168407) filed by the Registrant with the Securities and Exchange Commission on March 4, 2011

(3) Previously filed with the Pre-effective Amendment No. 1 to Form S-11 Registration Statement (Registration No. 333-168407) filed by the Registrant with the Securities and Exchange Commission on October 4, 2010

(4) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 7, 2011

(5) Previously filed with the Pre-effective Amendment No. 1 to Form S-11 Registration Statement (Registration No.: 333-176604) filed by the Registrant with the Securities and Exchange Commission on November 2, 2011

(6) Previously filed with the Form S-3 Registration Statement (Registration No.: 333-214531) filed by the Registrant with the Securities and Exchange Commission on November 9, 2016

(7) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 15, 2012

(8) Previously filed with the Form S-3 Registration Statement (Registration No.: 333-211924) filed by the Registrant with the Securities and Exchange Commission on June 9, 2016

F- 61

F- 62 (9) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 7, 2014 (10) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 6, 2016 (11) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 28, 2013 (12) Previously filed as Annex B to the Definitive Proxy Statement on Schedule 14A filed by the Registrant with the Securities and Exchange Commission on March 21, 2013 (13) Previously filed with the Pre-effective Amendment No. 2 to Form S-3 Registration Statement (Registration No. 333-211924) filed by the Registrant with the Securities and Exchange Commission on November 8, 2016 (14) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 5, 2016 (15) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 26, 2017 (16) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 26, 2014 (17) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 15, 2016 (18) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 10, 2016 (19) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 17, 2015 (20) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 5, 2016 (21) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 8, 2016 (22) Previously filed as Annex A to the Definitive Proxy Statement on Schedule 14A filed by the Registrant with the Securities and Exchange Commission on March 19, 2015 (23) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 9, 2017 (24) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 8, 2016 (25) Previously filed form of with the Pre-effective Amendment No. 2 to Form S-3 Registration Statement (Registration No. 333-211924) filed by the Registrant with the Securities and Exchange Commission on November 8, 2016 (26) Previously filed with the Annual Report on Form 10-K filed by the Registrant with the Securities and Exchange Commission on March 15, 2012 (27) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 15, 2013 (28) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 24, 2017 (29) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 31, 2017 (30) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 29, 2018 (31) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 10, 2018 (32) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 11, 2017 (33) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 29, 2017 (34) Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 6, 2017

F- 63 SIGNATURES Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized. PREFERRED APARTMENT COMMUNITIES, INC. Date: March 1, 2018 By: /s/ John A. Williams John A. Williams Chief Executive Officer Date: March 1, 2018 By: /s/ Michael J. Cronin Michael J. Cronin Executive Vice President, Chief Accounting Officer and Treasurer Pursuant to the requirements of Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated. Signature Title Date /s/ John A. Williams Chief Executive Officer and Chairman of the Board March 1, 2018 John A. Williams (Principal Executive Officer) /s/ Leonard A. Silverstein President, Chief Operating Officer and Director March 1, 2018 Leonard A. Silverstein /s/ Michael J. Cronin Executive Vice President, Chief Accounting Officer and Treasurer March 1, 2018 Michael J. Cronin (Principal Accounting Officer and Principal Financial Officer) /s/ Steve Bartkowski Director March 1, 2018 Steve Bartkowski /s/ Gary B. Coursey Director March 1, 2018 Gary B. Coursey /s/ Daniel M. DuPree Director March 1, 2018 Daniel M. DuPree /s/ William J. Gresham, Jr. Director March 1, 2018 William J. Gresham, Jr. /s/ Howard A. McLure Director March 1, 2018 Howard A. McLure /s/ Timothy A. Peterson Director March 1, 2018 Timothy A. Peterson /s/ John Wiens Director March 1, 2018 John Wiens

Exhibit 12

Statement of Ratios

Preferred Apartment Communities, Inc.

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

	Year ended December 31,				
	2017	2016	2015	2014	2013
Earnings:					
Net income (loss)	$ 28,666,601	$ (9,843,414)	$ (2,425,989)	$ 2,127,203	$ (4,205,492)
Add:					
Fixed charges	67,468,042	44,284,144	21,315,731	10,188,187	5,780,526
Less: Net (income) loss attributable to					
non-controlling interests	(985,605)	310,291	25,321	(33,714)	222,404
Total earnings	$ 95,149,038	$ 34,751,021	$ 18,915,063	$ 12,281,676	$ 1,797,438
Fixed charges:					
Interest expense	$ 62,383,849	$ 40,688,714	$ 19,841,455	$ 9,183,128	$ 4,921,797
Amortization of deferred loan costs					
related to mortgage indebtedness	5,084,193	3,595,429	1,474,276	1,005,059	858,729
Total fixed charges	67,468,042	44,284,143	21,315,731	10,188,187	5,780,526
Preferred dividends	63,651,265	41,080,645	18,751,934	7,382,320	3,963,146
Total Combined fixed charges and					
preferred dividends	$ 131,119,307	$ 85,364,788	$ 40,067,665	$ 17,570,507	$ 9,743,672
Ratio of Earnings to Combined fixed					
charges and preferred dividends (A)	0.73	0.41	0.47	0.70	0.18

(A) The computation of our ratios of earnings to combined fixed charges and preferred stock dividends indicates that earnings were inadequate to cover combined fixed charges and preferred stock dividends by approximately $36.0 million, $50.6 million, $21.2 million, $5.3 million and $7.9 million for the year ended December 31, 2017, 2016, 2015, 2014 and 2013, respectively. Our net loss to common stockholders for the year ended December 31, 2013 includes the effect of a one-time deemed non-cash dividend of approximately $7.0 million related to a beneficial conversion feature within our Series B Preferred Stock, all of which was converted to Common Stock on May 16, 2013. Combined fixed charges and preferred dividends for the twelve months ended December 31, 2013 do not reflect the deemed non-cash dividend.

Exhibit 21 Subsidiaries of Preferred Apartment Communities, Inc. Name Jurisdiction of Formation 360 Forsyth Lending, LLC Delaware 360 Ft. Myers Lending, LLC Delaware 360 Ft Myers Capital Lending, LLC Delaware 360 Irvine Lending, LLC Delaware 525 Avalon Park, LLC Delaware Altman Pasco Capital Lending, LLC Delaware Altman Pasco Lending, LLC Delaware Barclay Crossing, LLC Delaware Berryessa Lending, LLC Delaware Bristol Birmingham Lending, LLC Delaware City Park Mezzanine Lending, LLC Delaware City Park II Capital Lending, LLC Delaware Claiborne Crossing, LLC Delaware Claret Braselton Lending, LLC Delaware Crescent Ave Lending, LLC Delaware Deltona Landing, LLC Delaware Encore Capital Lending, LLC Delaware Haven Campus Communities Kennesaw Member, LLC Georgia Haven Campus Communities Kennesaw, LLC Delaware Haven Charlotte Capital Lending, LLC Delaware Haven Charlotte Lending, LLC Delaware Haven Fayetteville Lending, LLC Delaware Haven Northgate Lending, LLC Delaware Haven Lubbock II Lending, LLC Delaware Haven Tampa Lending, LLC Delaware Hidden River Capital Lending, LLC Delaware Kennesaw Mezzanine Lending, LLC Georgia Lake Cameron, LLC Delaware Main Street Apartment Homes, LLC Maryland Main Street Baldwin, LLC Delaware Main Street Stone Creek, LLC Delaware Manassas Mezzanine Lending, LLC Georgia New Market – Anderson, LLC Delaware New Market - Castleberry, LLC Delaware New Market – Champions, LLC Delaware New Market – Cherokee, LLC Delaware New Market - Crossroads, LLC Delaware New Market – Cumming, LLC Delaware New Market – East Gate, LLC Delaware New Market – Fairview, LLC Delaware

New Market – Furys Ferry, LLC Delaware New Market – Heritage, LLC Delaware New Market - Irmo, LLC Delaware New Market - Maynard, LLC Delaware New Market – Oak Park, LLC Delaware New Market – Overlook, LLC Delaware New Market – Parkland, LLC Delaware New Market – Parkland Outparcel, LLC Delaware New Market – Plano, LLC Delaware New Market Properties, LLC Maryland New Market - Castleberry, LLC Delaware New Market - Rockbridge, LLC Delaware New Market – Rosewood, LLC Delaware New Market – Royal Lakes, LLC Delaware New Market -RW, LLC Delaware New Market – Sandy Plains, LLC Delaware New Market – Southgate, LLC Delaware New Market – Summit Point, LLC Delaware New Market – Thompson Bridge, LLC Delaware New Market – University Palms, LLC Delaware New Market – Victory Village, LLC Delaware New Market – Wade Green, LLC Delaware New Market - West Town, LLC Delaware New Market - Woodmont, LLC Delaware Newport Bishop Lending, LLC Delaware Newport Morosgo Lending, LLC Delaware Newport Morosgo Capital Lending, LLC Delaware NMP Kingwood Glen, LLC Delaware Oxford Brentwood Lending, LLC Delaware Oxford Encore Lending, LLC Georgia Oxford Gateway Lending, LLC Delaware Oxford Gateway Capital Lending, LLC Delaware Oxford Hidden River Lending, LLC Delaware PAC Adara, LLC Delaware PAC Aldridge at Town Village, LLC Delaware PAC Brookwood Center, LLC Delaware PAC Carveout, LLC Delaware PAC Citilakes, LLC Delaware PAC Citrus Village, LLC Delaware PAC Citypark View, LLC Delaware PAC City Vista Apartments, LLC Delaware PAC Creekside, LLC Delaware PAC Crosstown Walk, LLC Delaware PAC Cypress, LLC Delaware PAC Dawson Lending, LLC Delaware PAC Founders Village, LLC Delaware

PAC Galleria 75, LLC Delaware PAC Green Park, LLC Delaware PAC Greenstone Augusta Lending, LLC Delaware PAC Lending, LLC Delaware PAC Lenox, LLC Delaware PAC Lenox Regent, LLC Delaware PAC Lenox Retreat, LLC Delaware PAC Lenox Village, LLC Delaware PAC Luxe, LLC Delaware PAC Midlothian, LLC Delaware PAC Naples, LLC Delaware PAC Overlook at Crosstown Walk, LLC Delaware PAC Overton Rise, LLC Delaware PAC Northpointe, LLC Delaware PAC Reserve at Summit Crossing, LLC Delaware PAC Retreat at Greystone, LLC Delaware PAC Sarasota, LLC Delaware PAC Sorrel, LLC Delaware PAC Sorrel II, LLC Delaware PAC Summit Crossing, LLC Georgia PAC Summit Crossing II, LLC Delaware PAC Vineyards, LLC Delaware PACOP Special Member, Inc. Delaware Parkway Centre, LLC Delaware Parkway Town Centre, LLC Delaware PCC Stadium Village, LLC Delaware PCC Tallahassee, LLC Delaware PCC Tempe, LLC Delaware PCC Waco, LLC Delaware POP 3 Ravinia, LLC Delaware POP Armour Yards, LLC Delaware POP Carveout, LLC Delaware POP Westridge, LLC Delaware Powder Springs-Macland Retail, LLC Delaware Preferred Apartment Communities Operating Partnership, L.P. Delaware Preferred Campus Communities, LLC Maryland Preferred Office Properties, LLC Maryland Salem Cove, LLC Delaware SE Grocery LLC Delaware Spring Hill Plaza, LLC Delaware Starkville Mezzanine Lending, LLC Georgia Stoneridge Farms Hunt Club, LLC Delaware Stone Rise Apartments, LLC Delaware Sunbelt Retail, LLC Delaware Sweetgrass Corner, LLC Delaware TP Kennesaw Lending, LLC Delaware

TP Kennesaw Capital Lending, LLC Delaware WAM McNeil Ranch, LLC Delaware Weems Mezzanine Lending, LLC Delaware Woodstock Crossing Center, LLC Georgia

Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-181165, No. 333-191418, No. 333-210281) and Form S-3 (No. 333-188677, No. 333-183355, No. 333-211178, No. 333-211924, No. 333-214531) of Preferred Apartment Communities, Inc. of our report dated March 1, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Atlanta, GA March 1, 2018

EXHIBIT 31.1 CERTIFICATIONS I, John A. Williams, certify that: 1. I have reviewed this annual report on Form 10-K of Preferred Apartment Communities, Inc.; 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; 3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report; 4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have: (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; (c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and (d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and 5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions): (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. Date: March 1, 2018 /s/ John A. Williams John A. Williams Chief Executive Officer

EXHIBIT 31.2 CERTIFICATIONS I, Michael J. Cronin, certify that: 1. I have reviewed this annual report on Form 10-K of Preferred Apartment Communities, Inc.; 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; 3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report; 4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have: (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; (c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and (d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and 5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions): (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. Date: March 1, 2018 /s/ Michael J. Cronin Michael J. Cronin Executive Vice President, Chief Accounting Officer and Treasurer

Exhibit 32.1 Furnished (but not filed) as an exhibit to the periodic report identified in the Certification. CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 In connection with the Annual Report of Preferred Apartment Communities, Inc. (the "Company") on Form 10-K for the period ended December 31, 2017 as filed with the Securities and Exchange Commission (the "Report"), I, John A. Williams, President and Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Date: March 1, 2018 /s/ John A. Williams John A. Williams Chief Executive Officer

Exhibit 32.2 Furnished (but not filed) as an exhibit to the periodic report identified in the Certification. CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 In connection with the Annual Report of Preferred Apartment Communities, Inc. (the "Company") on Form 10-K for the period ended December 31, 2017 as filed with the Securities and Exchange Commission (the "Report"), I, Michael J. Cronin, Chief Accounting Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Date: March 1, 2018 /s/ Michael J. Cronin Michael J. Cronin Executive Vice President, Chief Accounting Officer and Treasurer

23 EXECUTIVE MANAGEMENT & LEADERSHIP TEAM John A. Williams Chief Executive Officer Leonard A. Silverstein President and Chief Operating Officer Daniel M. DuPree Chief Investment Officer Michael J. Cronin Executive Vice President, Chief Accounting Officer and Treasurer Paul Cullen Executive Vice President, Chief Marketing Officer, Preferred Apartment Communities Chief Executive Officer, Preferred Campus Communities James P. Curtis President, Chief Compliance Officer and General Counsel, Preferred Capital Securities Boone DuPree Chief Executive Officer, Preferred Office Properties William R. Forth Executive Vice President, Chief Asset Management Officer Albert V. Haworth Chief Executive Officer, Preferred Capital Securities Kimberly Barkwell Hodge President and Chief Executive Officer, Preferred Campus Management Rob Gayle Chief Operating Officer, Preferred Residential Management John Isakson Chief Capital Officer William F. Leseman Executive Vice President – Property Management Joel T. Murphy Chief Executive Officer, New Market Properties Jeffery D. Sherman Executive Vice President, Director of Multifamily Investments BOARD OF DIRECTORS John A. Williams Chairman of the Board and Chief Executive Officer Daniel M. DuPree Vice Chairman of the Board and Chief Investment Officer Leonard A. Silverstein President and Chief Operating Officer Steve Bartkowski Business Development, DPR Construction, Inc. Gary B. Coursey Founder, Gary B. Coursey & Associates Architects William J. Gresham, Jr. Consultant, Gresham Real Estate Advisors, Inc. Howard A. McLure Lead Independent Director Timothy A. Peterson Partner and Chief Financial Officer, Altman Development Corporation John M. Wiens Vice President of Portfolio Management, Stadion Money Management LEGAL COUNSEL Jeffrey R. Sprain Executive Vice President, General Counsel and Corporate Secretary Proskauer Rose LLP New York, NY AUDITOR PricewaterhouseCoopers LLP Atlanta, GA TAX ADVISORS Ernst and Young, LLP Atlanta, GA TRANSFER AGENT Computershare Trust Company, N.A. Canton, MA PREFERRED APARTMENT COMMUNITIES, INC. 3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327 On February 14, 2017, the Securities and Exchange Commission (the “SEC”) declared effective our registration statement on Form S-3 (file number 333-211924, the “Series A Registration Statement”) for our offering of up to 1,500,000 Units, with each Unit consisting of one share of our Series A redeemable preferred stock, and one warrant to purchase 20 shares of our Common Stock, which is offered by the dealer manager on a “reasonable best efforts” basis. On December 2, 2016, the SEC declared effective our registration statement on Form S-3 (file number 333-214531, the “Series M Registration Statement”) for our offering of up to 500,000 shares of Series M redeemable preferred stock, which is offered by the dealer manager on a “reasonable best efforts” basis. This Annual Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities offered by the Company pursuant to either the Series A Registration Statement or the Series M Registration Statement, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Each offering will be made only by means of a prospectus which is part of each of the Series A Registration Statement and the Series M Registration Statement. SAFE HARBOR NOTICE This Annual Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results could differ materially from those set forth in each forward-looking statement. Certain factors that might cause such a difference are discussed in this Annual Report, including in the section entitled “Forward-Looking Statements” included elsewhere in this Annual Report. You should also review the section of this Annual Report entitled “Risk Factors” for a discussion of various risks that could adversely affect us. PAC RECYCLES

3284 Northside Parkway NW, Suite 150 | Atlanta, GA 30327 | 770.818.4100 | pacapts.com Preferred Apartment Communities, Inc. ("PAC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents PAC has filed with the SEC for more complete information about PAC and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, (i) with respect to the offering of up to 1,500,000 Units consisting of 1,500,000 shares of Series A Redeemable Preferred Stock and Warrants to purchase 30,000,000 shares of Common Stock, PAC's dealer manager, Preferred Capital Securities, LLC, will arrange to send you the prospectus if you request it by calling toll-free at (855) 330-6594 (ii) with respect to the offering of up to 500,000 shares of Series M Redeemable Preferred Stock, PAC's dealer manager, Preferred Capital Securities,LLC, will arrange to send you the prospectus if you request it by calling toll-free at(855) 330-6594 and (iii) with respect to the offering of up to $150,000,000 of Common Stock, PAC's sales agent, JonesTrading Institutional Services LLC, will arrange to send you the prospectus if you request it by calling toll-free at (800) 423-5933.